EXPLANATORY NOTE

This definitive proxy statement/prospectus is being refiled to include omitted information in the form of definitive proxy statement/prospectus, as filed electronically with the SEC on September 18, 2015. This definitive proxy statement/prospectus is the form that will be distributed to stockholders as indicated herein.
Filed Pursuant to Rule 424(b)(3)

Registration No. 333-204074

SINO MERCURY ACQUISITION CORP.
7/F Metropolis Tower,

No.2 Dongsan Street, Zhongguancun Xi Zone

Haidian District, Beijing, 100080, China

NOTICE OF SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 20, 2015

TO THE STOCKHOLDERS OF SINO MERCURY ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of annual meeting of stockholders of Sino Mercury Acquisition Corp. (“Sino”), a Delaware corporation, will be held at 10:00 a.m. eastern time, on October 20, 2015, at the offices of Graubard Miller, Sino’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. You are cordially invited to attend the special meeting, which will be held for the following purposes:

(1)      to consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of April 24, 2015 and amended on May 5, 2015, by and among Sino, Wins Finance Holdings Inc., a wholly owned subsidiary of Sino (“Holdco”), Wins Finance Group Ltd. (“WFG”) and the shareholders of WFG, which, among other things, provides for (a) the merger of Sino with and into Holdco, with Holdco surviving the merger and (b) an exchange by the shareholders of WFG of 100% of the ordinary shares of WFG for cash and ordinary shares of Holdco, and to approve the business combination contemplated by such agreement — we refer to this proposal as the “merger proposal”;

(2)      to consider and vote upon separate proposals to approve the following material differences between the constitutional documents of Holdco and Sino: (i) the name of the new public entity will be “Wins Finance Holdings Inc.” as opposed to “Sino Mercury Acquisition Corp.”; (ii) Holdco has 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares, as opposed to Sino having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence is perpetual as opposed to Sino’s corporate existence terminating if a business combination is not consummated by Sino within a specified period of time; and (iv) Holdco’s amended and restated memorandum and articles of association do not include the various provisions applicable only to specified purpose acquisition corporations that Sino’s amended and restated certificate of incorporation contains — we refer to these proposals collectively as the “charter proposals”;

(3)      to consider and vote upon a proposal to approve the adoption of the 2015 Long-Term Incentive Equity Plan — we refer to this proposal as the “incentive compensation plan proposal”; and

(4)      to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Sino is not authorized to consummate the transactions contemplated by the merger agreement — we refer to this proposal as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Sino common stock at the close of business on September 18, 2015 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

After careful consideration, Sino’s board of directors has determined that the merger proposal, the charter proposals, the incentive compensation plan proposal, and the adjournment proposal are fair to and in the best interests of Sino and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the merger proposal, “FOR” the charter proposals “FOR” the incentive compensation plan proposal and “FOR” the adjournment proposal, if presented.

Under the merger agreement, the approval of the charter proposals is a condition to the consummation of the transactions. Accordingly, if any one of the merger proposal or the charter proposals is not approved, the incentive compensation plan proposal will not be presented to the stockholders for a vote.

All Sino stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Sino common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the charter amendments proposal, but will have no effect on the other proposals.

A complete list of Sino stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Sino for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors
/s/ Jianming Hao
Jianming Hao
Chief Executive Officer

September 18, 2015

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO CASH. TO EXERCISE YOUR CONVERSION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE MERGER PROPOSAL, DEMAND THAT SINO CONVERT YOUR SHARES INTO CASH NO LATER THAN THE VOTE ON THE MERGER PROPOSAL, AND TENDER YOUR STOCK TO SINO’S TRANSFER AGENT AT ANY TIME THROUGH THE VOTE AT THE MEETING. ACCORDINGLY, IF YOU TENDER YOUR STOCK TO SINO’S TRANSFER AGENT AFTER THE VOTE HAS BEEN COMPLETED, YOUR SHARES WILL NOT BE CONVERTED INTO CASH. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE “SPECIAL MEETING OF SINO STOCKHOLDERS — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions, passed upon the merits of the merger agreement or the transactions contemplated thereby, which include the transactions, or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated September 18, 2015 and is first being mailed to Sino Mercury Acquisition Corp. stockholders on or about September 23, 2015.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

SINO MERCURY ACQUISITION CORP.

PROSPECTUS FOR UP TO 5,739,135 ORDINARY SHARES
OF
WINS FINANCE HOLDINGS INC.

The board of directors of each of Sino Mercury Acquisition Corp., a Delaware corporation (“Sino”), and Sino’s wholly-owned subsidiary, Wins Finance Holdings Inc., a Cayman Islands exempted company (“Holdco”), has unanimously approved the merger of Sino and Holdco (“merger”), with Holdco surviving the merger, and immediately following the merger, an exchange of 100% of the ordinary shares of Wins Finance Group Ltd. (“WFG”) by the shareholders of WFG for cash and ordinary shares of Holdco (“share exchange”), all pursuant to the terms of an agreement and plan of reorganization, dated April 24, 2015 and amended on May 5, 2015 (“merger agreement”), by and among Sino, Holdco, WFG and the shareholders of WFG.

In the merger, Holdco will issue (a) one ordinary share for each outstanding share of common stock of Sino, and (b) one tenth of one ordinary share for each outstanding right of Sino. Accordingly, this prospectus covers an aggregate of 5,739,135 ordinary shares to be issued by Holdco as a result of the merger. The 5,739,135 ordinary shares to be issued include 5,310,125 shares issuable in exchange for all of the outstanding shares of common stock of Sino and 429,010 shares issuable in exchange for all of the outstanding Sino rights.

Proposals to approve the merger agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meeting of stockholders of Sino scheduled to be held on October 20, 2015.

Sino’s units, common stock and rights are currently listed on the Nasdaq Capital Market under the symbols SMACU, SMAC and SMACR, respectively. Holdco will apply for listing, to be effective at the time of the transactions contemplated by the merger agreement, of its ordinary shares on Nasdaq under the proposed symbol WINS. Holdco will not have units or rights traded following consummation of the transactions as the Sino rights entitle the holder to receive one-tenth of a Holdco share upon consummation of the business combination with WFG and the Sino units are comprised of shares and rights, which rights will no longer trade. It is a condition of the consummation of the transactions that Holdco receive confirmation from Nasdaq that the combined company meets the listing conditions of the exchange, except for the number of round lot holders, but there can be no assurance such listing conditions will be met or that Holdco will obtain such confirmation from Nasdaq. If such listing conditions are not met or if such confirmation is not obtained, these transactions will not be consummated unless the Nasdaq condition set forth in the merger agreement is waived by the parties.

Each of Sino and Holdco is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

This proxy statement/prospectus provides you with detailed information about the merger, share exchange and other matters to be considered at the special meeting of Sino’s stockholders. We encourage you to carefully read this entire document and the documents incorporated by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 27 of this proxy statement/prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated September 18, 2015, and is first being mailed to Sino securityholders on or about September 23, 2015.

TABLE OF CONTENTS

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS	1
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	3
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS	9
SELECTED HISTORICAL FINANCIAL INFORMATION	20
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	22
COMPARATIVE PER SHARE DATA	25
RISK FACTORS	27
FORWARD-LOOKING STATEMENTS	43
SPECIAL MEETING OF SINO STOCKHOLDERS	44
THE MERGER PROPOSAL	49
THE MERGER AGREEMENT	64
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	70
THE CHARTER PROPOSALS	77
COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS	79
THE INCENTIVE COMPENSATION PLAN PROPOSAL	82
THE ADJOURNMENT PROPOSAL	88
OTHER INFORMATION RELATED TO SINO	89
BUSINESS OF WFG	98
WFG’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	112
MANAGEMENT OF HOLDCO FOLLOWING THE TRANSACTIONS	128
BENEFICIAL OWNERSHIP OF SECURITIES	134
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	137
DESCRIPTION OF HOLDCO SECURITIES	140
PRICE RANGE OF SINO SECURITIES AND DIVIDENDS	142
APPRAISAL RIGHTS	143
STOCKHOLDER PROPOSALS	143
OTHER STOCKHOLDER COMMUNICATIONS	143
INDEPENDENT AUDITORS	143
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	143
WHERE YOU CAN FIND MORE INFORMATION	143

ANNEX A – Merger Agreement	Annex A-1
ANNEX B – Opinion of Greater China Appraisal Company Limited	Annex B-1
ANNEX C – Holdco Amended and Restated Memorandum and Articles of Association	Annex C-1
ANNEX D – 2015 Long-Term Incentive Plan	Annex D-1
ANNEX E – Opinion of Graubard Miller	Annex E-1
ANNEX F – Escrow Agreement	Annex F-1

i

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

•         The parties to the merger agreement are Sino Mercury Acquisition Corp. (“Sino”), Wins Finance Holdings Inc., Sino’s wholly-owned subsidiary (“Holdco”), Wins Finance Group Ltd. (“WFG”) and the shareholders of WFG. Pursuant to the merger agreement, (1) Sino will merge with and into Holdco, with Holdco surviving (the “merger”), and (2) immediately following the merger, the WFG shareholders will exchange 100% of the ordinary shares of WFG for cash and ordinary shares of Holdco (the “share exchange” and together with the merger, the “transactions”). See the section entitled “The Merger Proposal.”

•         WFG is an integrated financing solution provider with operations located primarily in Jinzhong City, Shanxi Province and Beijing, China. WFG’s goal is to assist Chinese small & medium enterprises (“SMEs”), including microenterprises, which have limited access to financing, to improve their overall fund-raising capability and enable them to obtain funding for business development. See the section entitled “Business of WFG.”

•         Under the merger agreement, upon the consummation of the merger (1) each share of Sino common stock will be exchanged for one ordinary share of Holdco, except that holders, or “public stockholders,” of shares of Sino’s common stock sold in its initial public offering, or “public shares,” shall be entitled to elect instead to receive a pro rata portion of Sino’s trust account, as provided in Sino’s charter documents (up to a maximum of approximately $30.8 million), and (2) each Sino right will be exchanged for one-tenth of one share of Holdco. However, pursuant to the merger agreement, no fractional shares will be issued by virtue of the merger. If a holder would be entitled to receive a fractional share, the holder will receive, in lieu of such fractional share, an amount in cash without interest determined by multiplying the closing sale price of a share of Sino’s common stock on the trading day immediately preceding the closing date by the fraction of Holdco ordinary shares to which such holder would otherwise have been entitled. See the section entitled “The Merger Proposal — Structure of the Transaction.”

•         Under the merger agreement, upon consummation of the share exchange, WFG shareholders will receive (1) an amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000 (“cash consideration”), provided that the cash consideration shall not exceed $25,000,000, and (2) a number of ordinary shares of Holdco equal to $168,000,000 less the cash consideration, divided by $10.00 (“stock consideration”). Notwithstanding the foregoing, the WFG shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. If the WFG shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco. See the section entitled “The Merger Proposal — Structure of the Transaction.”

•         To provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for any breaches of representations and warranties and covenants by WFG and its shareholders and for certain other indemnifiable matters, there will be placed in escrow (with an independent escrow agent) 10% of the stock consideration issuable to the WFG shareholders at closing. The shares to be placed in escrow will be allocated among the WFG shareholders pro rata in proportion to the number of shares of WFG owned by them immediately prior to the closing of the transactions. See the section entitled “The Merger Proposal — Indemnification of Holdco.”

•         In addition to voting on the transactions, the stockholders of Sino will vote on the following separate proposals to approve the following material differences between the constitutional documents of Holdco and Sino: (i) the name of the new public entity will be “Wins Finance Holdings Inc.” as opposed to “Sino Mercury Acquisition Corp.”; (ii) Holdco has 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares, as opposed to Sino having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence is perpetual as opposed to Sino’s corporate existence terminating if a business combination is not consummated by Sino within a specified period of time; and (iv) Holdco’s amended and restated memorandum and articles of association do not include the various provisions applicable only to specified purpose acquisition corporations that Sino’s amended and restated certificate of incorporation contains. See the section entitled “The Charter Proposals.”

•         The merger agreement provides that either Sino or WFG may terminate the agreement if the transactions are not consummated by December 31, 2015. Additionally, the merger shall not be consummated if Sino’s public stockholders do not approve the merger or holders of more than 3,080,100 of Sino’s public shares (representing approximately 75.5% of Sino’s public shares) validly exercise their conversion rights. Additionally, the merger agreement may be terminated, among other reasons, by either Sino or WFG upon material breach of the other party. See the section entitled “The Merger Agreement — Termination.”

•         After the transactions, the directors of Holdco will be Jianming Hao, Richard Xu, Bradley Reifler, Nicholas Clements (Non-executive Vice Chairman) and Dr. Jingxiao Zhang. Mr. Hao is currently the Chairman of the Board and Chief Executive Officer of Sino, Mr. Xu is currently the President and a director of Sino and the sole officer of Holdco and Mr. Reifler is currently a director of Sino. Neither Messrs. Hao, Xu nor Reifler has received or will receive any compensation as an executive officer of Sino. After the transactions, Messrs. Clements, Reifler and Zhang will be considered independent directors under the rules of the Nasdaq Capital Market (“Nasdaq”). See the section entitled “Management of Holdco Following the Transactions.”

•         Upon completion of the transactions, the executive officers of both Holdco and WFG will be Jianming Hao, Chairman and Co-Chief Executive Officer, Renhui Mu, Co-Chief Executive Officer and Chief Operating Officer, Richard Xu, President, and Peiling (Amy) He, Chief Financial Officer. Holdco will enter into employment agreements with Messrs. Hao, Mu, Xu and Ms. He in connection with the consummation of the transactions. See the section entitled “Management of Holdco Following the Transactions.”

•         The WFG shareholders will not be able to sell any of the ordinary shares of Holdco that they receive as a result of the share exchange until the day preceding the day that is twelve months after the consummation of the transactions (subject to limited exceptions). The restriction on sales will end earlier than such date with respect to 50% of the shares if the closing price of the Holdco ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of the transactions. Each WFG shareholder will be required to enter into a lock-up agreement to such effect as a condition to exchanging their shares of WFG for the merger consideration. These lock-up provisions are substantively identical to the restrictions on transfer imposed on the holders of Sino’s common stock prior to its initial public offering (the “initial stockholders”) and may be waived only with the consent of disinterested members of the Board of Directors of Holdco. Holdco will enter into an amended and restated registration rights agreement at the closing of the transactions with the WFG shareholders. Under this agreement, the WFG securityholders will have certain “demand” and “piggyback” registration rights under the Securities Act of 1933, as amended (“Securities Act”), with respect to the resale of Holdco ordinary shares issued to them in the share exchange. Notwithstanding such registration rights, the sale restrictions described above shall remain in effect until their expiration. See the section entitled “The Merger Proposal — Sale Restriction; Resale Registration.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement/prospectus?	A.

Sino and WFG have agreed to a business combination under the terms of the Agreement and Plan of Reorganization, dated as of April 24, 2015 and amended on May 5, 2015, that is described in this proxy statement/prospectus. This agreement is referred to as the “merger agreement.” A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A, and Sino encourages its stockholders to read it in its entirety. Sino’s stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement, which, among other things, provides for (a) the merger of Sino with and into Holdco, with Holdco being the surviving entity and (b) immediately following the merger, the share exchange by the WFG shareholders of 100% of the ordinary shares of WFG held by them for cash and ordinary shares of Holdco, and to approve the transactions contemplated by the merger agreement.

In addition to voting on the transactions contemplated by the merger agreement, the stockholders of Sino will vote on separate proposals to approve the following material differences between the constitutional documents of Holdco and Sino: (i) the name of the new public entity will be “Wins Finance Holdings Inc.” as opposed to “Sino Mercury Acquisition Corp.”; (ii) Holdco has 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares, as opposed to Sino having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence is perpetual as opposed to Sino’s corporate existence terminating if a business combination is not consummated by Sino within a specified period of time; and (iv) Holdco’s amended and restated memorandum and articles of association do not include the various provisions applicable only to specified purpose acquisition corporations that Sino’s amended and restated certificate of incorporation contains. See the section entitled “The Charter Proposals.”

Sino’s stockholders are also being asked to consider and vote upon a proposal to approve the adoption of the 2015 Long-Term Equity Incentive Plan. See the section entitled “The Incentive Compensation Plan Proposal.”

In addition to the foregoing proposals, the stockholders may also be asked to consider and vote upon a proposal to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Sino would not have been authorized to consummate the transactions. See the section entitled “The Adjournment Proposal.”

Under the merger agreement, the approval of the charter proposals are a condition to the consummation of the merger and share exchange. Accordingly, if any one of the merger proposal or the charter proposals is not approved, the incentive compensation plan proposal will not be presented to the stockholders for a vote.

Sino will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed transactions and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	I am a Sino right holder. Why am I receiving this proxy statement/prospectus?

As a holder of Sino rights, you will be entitled to receive one-tenth of one ordinary share of Holdco for each right you hold upon consummation of the transactions. This proxy statement/prospectus includes important information about Holdco and the business of Holdco and its subsidiaries following consummation of the transactions, including WFG. Since holders of Sino rights will become holders of Holdco ordinary shares upon consummation of the transactions, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q.	Why is Sino proposing the merger?	A.	Sino was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

Sino completed its initial public offering of units, with each unit consisting of one share of its common stock and one right convertible into one-tenth of one share of its common stock upon the consummation of a business combination, on September 2, 2014. Since the initial public offering, Sino’s activity has been limited to the evaluation of business combination candidates.

WFG is an integrated financing solution provider with operations located primarily in Jinzhong City, Shanxi Province, and Beijing, China. WFG’s goal is to assist Chinese SMEs, including microenterprises, which have limited access to financing, to improve their overall fund-raising capability and enable them to obtain funding for business development. Based on its due diligence investigations of WFG and the industry in which it operates, including the financial and other information provided by WFG in the course of their negotiations, Sino believes that a business combination with WFG will provide Sino stockholders with an opportunity to participate in a company with significant growth potential. However, there is no assurance of this. See the section entitled “The Merger Proposal — Sino’s Board of Directors’ Reasons for Approval of the Transactions.”

Q.	Do I have conversion rights?	A.

If you are a holder of public shares, you have the right to demand that Sino convert such shares into cash provided that you vote either for or against the merger proposal. We sometimes refer to these rights to demand conversion of the public shares into a pro rata portion of the cash held in Sino’s trust account as “conversion rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder will not be converted to cash.

Under Sino’s amended and restated certificate of incorporation, the transactions may only be consummated if holders of no more than 3,080,100 of the public shares properly demand conversion of their shares into cash.

Q.	How do I exercise my conversion rights?	A.

If you are a holder of public shares and wish to exercise your conversion rights, you must (i) affirmatively vote either for or against the merger proposal, (ii) demand that Sino convert your shares into cash no later than the vote on the merger proposal, and (iii) deliver your stock to Sino’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System at any time through the vote at the meeting. Accordingly, if you deliver your stock to Sino’s transfer agent after the vote has been completed, your shares will not be converted into cash. Any holder of public shares voting for or against the merger proposal will be entitled to demand that his shares be converted for a full pro rata portion of the amount then in the trust account (which was approximately $40.8 million, or $10.00 per share, as of September 18, 2015). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the transactions. There are currently no owed but unpaid income taxes on the funds in the trust account. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of Sino’s public stockholders exercising conversion rights, regardless of whether such holders vote for or against the merger proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the merger proposal will have no impact on the amount you will receive upon exercise of your conversion rights.

If you are a holder of public shares, you may demand conversion rights either by checking the box on the proxy card or by submitting your request in writing to Richard Xu, Sino’s secretary, at the address listed at the end of this section. If you (i) initially do not vote with respect to the merger proposal but then wish to vote for or against it, or (ii) wish to exercise your conversion rights but initially do not check the box on the proxy card providing for the exercise of your conversion rights and do not send a written request to Sino to exercise your conversion rights, you may request Sino to send you another proxy card on which you may indicate your intended vote or your intention to exercise your conversion rights. You may make such request by contacting Sino at the phone number or address listed at the end of this section.

Any request for conversion, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the merger proposal at the special meeting. If you deliver your shares for conversion to Sino’s transfer agent and later decide prior to the special meeting not to elect conversion, you may request that Sino’s transfer agent return the shares (physically or electronically). You may make such request by contacting Sino’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card or written demand of conversion rights must be received by Sino’s secretary prior to the vote taken on the merger proposal at the special meeting. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent at any time through the vote at the meeting.

If a holder of public shares votes for or against the merger proposal, demand is properly made and the stock is delivered as described above, then, if the transactions are consummated, Sino will convert these shares into a pro rata portion of funds deposited in the trust account. If you exercise your conversion rights, then you will be exchanging your shares of Sino common stock for cash and will not be entitled to Holdco ordinary shares upon consummation of the transactions.

If you are a holder of public shares and you exercise your conversion rights, it will not result in the loss of any Sino rights that you may hold. Your rights will be converted into one-tenth of one common share of Holdco upon consummation of the transactions.

Q.	Do I have appraisal rights if I object to the proposed transactions?	A.	No. Neither Sino stockholders nor Sino rights holders have appraisal rights in connection with the transactions under the General Corporation Law of the State of Delaware (“DGCL”).

Q.	What happens to the funds deposited in the trust account after consummation of the transactions?	A.

Of the net proceeds of Sino’s initial public offering, $38,701,000, together with $2,100,000 raised from the private sale of units simultaneously with the consummation of the initial public offering, for a total of $40,801,000, were placed in the trust account immediately following the initial public offering. After consummation of the transactions, the funds in the trust account will be used by Holdco to pay holders of the public shares who exercise conversion rights, to pay the cash consideration to WFG’s shareholders, to pay expenses incurred in connection with the business combination with WFG, including deferred underwriting commissions of approximately $432,000 payable to Cantor Fitzgerald & Co., the underwriter in Sino’s initial public offering, and any remaining balance to be used for working capital and general corporate purposes, including funding for organic growth and potential acquisitions.

Q.	What happens if a substantial number of public stockholders vote in favor of the merger proposal and exercise their conversion rights?

Pursuant to Sino’s amended and restated certificate of incorporation, all Sino public stockholders may vote in favor of the business combination and exercise their conversion rights; provided that Sino may not consummate the business combination if it has less than $5,000,001 of net tangible assets following consummation of the transactions. Accordingly, the transactions may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of conversions by public stockholders. With fewer public shares and public stockholders, the trading market for Holdco’s ordinary shares may be less liquid than the market for Sino’s shares of common stock were prior to the transactions and Holdco may not be able to meet the listing standards for Nasdaq or another national securities exchange.

Notwithstanding the foregoing, in connection with Sino’s initial public offering, a stockholder of Sino has agreed that it will vote 1,000,000 shares purchased in the initial public offering in favor of any proposed initial business combination and will not convert any such shares for cash from the trust account in connection with such a stockholder vote to approve the business combination. Accordingly, the requirements that Sino have at least $5,000,001 of net tangible assets following consummation of the transactions and holders of not more than 3,080,100 of the public shares exercise their conversion rights will be satisfied by this arrangement.

Q.	What happens if the transactions are not consummated?	A.

If the transactions are not consummated by December 31, 2015, either party may terminate the merger agreement. If Sino does not complete the business combination with WFG for whatever reason, Sino will commence a search for a new target business with which to consummate a business combination. If Sino is unable to consummate a business combination by September 1, 2016, Sino must redeem 100% of the outstanding public shares, at a per-share price equal to an amount then held in the trust account divided by the number of outstanding public shares.

Q.	When do you expect the transactions to be completed?	A.

It is currently anticipated that the transactions will be consummated promptly following the Sino special meeting which is set for October 20, 2015; however, such meeting could be adjourned, as described above. For a description of the conditions for the completion of the transactions, see the section entitled “The Merger Agreement — Conditions to the Closing of the Transactions.”

Q.	What do I need to do now?	A.

Sino urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the transactions will affect you as a stockholder and/or rightholder of Sino. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?	A.

If you are a holder of record of Sino common stock on the record date, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A.

No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?	A.

Yes. Stockholders may send a later-dated, signed proxy card to Sino’s secretary at the address set forth below so that it is received by Sino’s secretary prior to the vote at the special meeting or attend the special meeting in person and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Sino’s secretary, which must be received by Sino’s secretary prior to the vote at the special meeting.

Q.	What happens if I fail to take any action with respect to the meeting?	A.

If you fail to take any action with respect to the meeting and the transactions are approved by stockholders and consummated, you will become a shareholder of Holdco. As a corollary, failure to vote either for or against the merger proposal means you will not have any right in connection with the transaction merger to exchange your shares for a pro rata share of the funds held in Sino’s trust account. If you fail to take any action with respect to the meeting and the transactions are not approved, you will continue to be a stockholder and/or rightholder of Sino.

Q.	What should I do with my stock and/or rights certificates?	A.

Sino rights holders and those stockholders who do not elect to have their Sino shares converted into the pro rata share of the trust account should not submit their certificates now. After the consummation of the merger, Holdco’s transfer agent will send instructions to Sino securityholders regarding the exchange of their Sino securities for Holdco securities. Sino stockholders who exercise their conversion rights must deliver their stock certificates to Sino’s transfer agent (either physically or electronically) at any time through the vote at the meeting. Delivery of your stock certificates after the vote has been completed will result in you not being able to convert your stock to cash.

Q.	What should I do if I receive more than one set of voting materials?	A.

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Sino shares.

Q.	Who can help answer my questions?	A.	If you have questions about the transactions or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Mr. Richard Xu
Sino Mercury Acquisition Corp.
590 Madison Ave, 21st Floor
New York, New York 10022
Tel: (646) 480-9882

or:

Morrow & Co., LLC

470 West Avenue

Stamford CT 06902

Tel: (800) 662-5200 or banks and brokers can

call collect at (203) 658-9400

Email: SMAC.info@morrowco.com

You may also obtain additional information about Sino from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to Sino’s transfer agent at the address below at any time through the vote at the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Tel: (212) 509-4000 E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the transactions, you should read this entire document carefully, including the merger agreement attached as Annex A to this proxy statement/prospectus. The merger agreement is the legal document that governs the transactions and the other transactions that will be undertaken in connection with the transactions. It is also described in detail in this proxy statement/prospectus in the section entitled “The Merger Agreement.”

The Parties

Sino

Sino Mercury Acquisition Corp. is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Sino was incorporated under the laws of Delaware on March 28, 2014.

On September 2, 2014, Sino closed its initial public offering of 4,000,000 units, with each unit consisting of one share of its common stock and one right to receive one-tenth of one share of common stock upon consummation of an initial business combination. On September 24, 2014, Sino consummated the sale of an additional 80,100 units which were subject to an over-allotment option granted to the underwriter of its initial public offering. The units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $40,801,000. Simultaneously with the consummation of the initial public offering, Sino consummated the private sale of 210,000 units to one of its initial stockholders at $10.00 per unit for an aggregate purchase price of $2,100,000. $38,701,000 of the net proceeds from the initial public offering, together with $2,100,000 raised from the private sale of units, for a total of $40,801,000, was deposited into the trust account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The initial public offering was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-197515) that became effective on August 26, 2014. As of September 18, 2015, there was approximately $40,801,000 held in the trust account.

After consummation of the transactions, the funds in the trust account will be used by Holdco to pay holders of the public shares who exercise conversion rights, to pay the cash consideration to WFG’s shareholders, to pay expenses incurred in connection with the business combination with WFG, including deferred underwriting commissions of approximately $432,000 payable to Cantor Fitzgerald & Co., and any remaining balance to be used for working capital and general corporate purposes, including funding for organic growth and potential acquisitions.

Sino units, common stock and rights are listed on Nasdaq under the symbols SMACU, SMAC and SMACR, respectively.

The mailing address of Sino’s principal executive office in the United States is 590 Madison Ave, 21st Floor, New York, New York 10022 and its telephone number at that address is (646) 480-9882. Sino also has offices in China at 7/F Metropolis Tower, No.2 Dongsan Street, Zhongguancun Xi Zone, Haidian District, Beijing, 100080, China and its telephone number at that address is (86)10-6260 2461. After the consummation of the transactions, Sino will cease to exist.

Holdco

Wins Finance Holdings Inc. is a wholly-owned subsidiary of Sino formed solely for the purpose of effectuating the merger described herein. Holdco was incorporated under the laws of the Cayman Islands as an exempted company on February 17, 2015. Holdco owns no material assets and does not operate any business.

The mailing address of Holdco’s principal executive office is 590 Madison Ave, 21st Floor, New York, New York 10022. Its telephone number is (646) 480-9882. After the consummation of the transactions, its principal executive office will be that of WFG, located at 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024, People’s Republic of China (or “PRC”) and its telephone number will be 86-10-82255118 and its registered office will be located at P.O. Box 309, Ugland House, South Church Street, Grand Cayman, KY1-1104, Cayman Islands.

WFG

WFG is an integrated financing solution provider with operations located primarily in Jinzhong City, Shanxi Province, and Beijing, China. WFG’s goal is to assist Chinese SMEs, including microenterprises, which have limited access to financing, to improve their overall fund-raising capability and enable them to obtain funding for business development. WFG was incorporated under the laws of the British Virgin Islands as an international business company on July 27, 2014.

WFG conducts its operation through the following three subsidiaries in the PRC and holds 100% of their equity interests through Full Shine Capital Resources Limited (“Full Shine”) and Shanxi Jinchen Agriculture Co., Ltd. (“Jinchen Agriculture”), its intermediate holding subsidiaries:

Jinshang International Financial Leasing Co., Ltd. (“Jinshang Leasing”) was incorporated on May 18, 2009 in Beijing under the laws of the PRC and is principally engaged in providing capital leasing services to SMEs and related financing advisory services in the PRC. Total assets and equity of Jinshang Leasing as of December 31, 2014 were $202.6 million and $34.5 million, respectively.

Shanxi Dongsheng Financial Guarantee Co., Ltd (“Dongsheng Guarantee”) was incorporated on February 22, 2006 in Jinzhong City, Shangxi Province under the laws of the PRC and is principally engaged in providing credit guarantees to SMEs and related financial advisory services in the PRC. Total assets and equity of Dongsheng Guarantee as of December 31, 2014 were $194.9 million and $187.6 million, respectively.

Tianjin JinshangJiaming Financial Leasing Co., Ltd. (“Tianjin Jiaming”) was incorporated on April 23, 2014 in Tianjin under the laws of the PRC as a wholly owned subsidiary of Jinshang Leasing. Tianjin Jiaming is to be principally engaged in providing capital leasing services to SMEs and related financing advisory services in the PRC. It has not yet conducted specific business activity since its establishment. Total assets and equity of Tianjin Jiaming as of December 31, 2014 were $0.02 million and $0.01 million respectively.

The mailing address of WFG’s principal executive office is 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024, PRC and its telephone number is 86-10-82255118 and its registered office is located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

Emerging Growth Company

Each of Sino, Holdco and WFG is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). It is anticipated that after the consummation of the transactions, Holdco will continue to be an “emerging growth company.” As emerging growth companies, Sino, Holdco and WFG are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Sino, Holdco and WFG have irrevocably opted not to take advantage of such extended transition period, and will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Holdco could remain an emerging growth company until the last day of Holdco’s fiscal year following September 2, 2019 (the fifth anniversary of the consummation of its predecessor’s initial public offering). However, if Holdco’s non-convertible debt issued within a three-year period or its total revenues exceed $1 billion or the market value of its shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Holdco would cease to be an emerging growth company as of the following fiscal year.

The Merger Proposal

The merger agreement provides for (i) the merger of Sino with and into Holdco, with Holdco being the surviving entity, and (ii) immediately following the merger, the share exchange by the shareholders of WFG of 100% of the ordinary shares of WFG for cash and ordinary shares of Holdco. The merger and share exchange are intended to be consummated at the same time. However, from a practical perspective, the documentation required to be filed with respect to the merger will be filed immediately prior to the documentation required to be filed with respect to the share exchange.

Under the merger agreement, upon the consummation of the merger (1) each share of Sino common stock will be exchanged for one ordinary share of Holdco, except that public stockholders shall be entitled to elect instead to receive a pro rata portion of Sino’s trust account, as provided in Sino’s charter documents, and (2) each Sino right will be exchanged for one-tenth of one share of Holdco.

Under the merger agreement, upon consummation of the share exchange, WFG shareholders will receive (1) an amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000 (provided that the cash consideration shall not exceed $25,000,000) and (2) a number of ordinary shares of Holdco equal to $168,000,000 less the cash consideration, divided by $10.00. Notwithstanding the foregoing, the WFG shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. Each WFG shareholder may elect to forego receiving the cash consideration and instead receive additional ordinary shares of Holdco by delivering written notice to Sino of its election at least two business days prior to the closing of the share exchange. If the WFG shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco.

The WFG shareholders will not be able to sell any of the ordinary shares of Holdco that they receive as a result of the share exchange until the day preceding the day that is twelve months after the consummation of the transactions (subject to limited exceptions). The restriction on sales will end earlier than such date with respect to 50% of such shares if the closing price of the Holdco ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of the transactions. Each WFG shareholder will be required to enter into a lock-up agreement to such effect as a condition to exchanging their capital stock of WFG for the Holdco ordinary shares in connection with the share exchange. These lock-up provisions are substantively identical to the restrictions on transfer imposed on the Sino initial stockholders. See the section entitled “The Merger Proposal — Structure of the Transaction” for the more information.

To provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for breaches of representations and warranties and covenants by WFG and its shareholders and certain other indemnifiable matters, there will be placed in escrow (with an independent escrow agent) ordinary shares of Holdco equal to 10% of the stock consideration issuable to the WFG shareholders at closing. The aggregate liability for indemnification will not exceed the shares held in escrow. Other than with respect to actual fraud or intentional or willful misrepresentation or omission, Holdco’s rights to indemnification will be its sole remedy with respect to any and all claims for money damages arising out of or relating to the merger agreement. See the section entitled “The Merger Proposal — Indemnification of Holdco.”

Sino and WFG plan to complete the transactions promptly after the Sino special meeting, provided that:

•         Sino’s stockholders have approved the merger proposal and charter proposals;

•         holders of no more than 3,080,100 of Sino’s public shares have exercised their conversion rights;

•         Holdco has received confirmation from Nasdaq that it meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders; and

•         the other conditions specified in the merger agreement have been satisfied or waived.

After consideration of the factors identified and discussed in the section entitled “The Merger Proposal — Sino’s Board of Directors’ Reasons for Approval of the Transactions,” Sino’s board of directors concluded that the transactions met all of the requirements disclosed in the prospectus for its initial public offering, including that the business of WFG had a fair market value of at least 80% of the balance of the funds in the trust account (exclusive of deferred underwriting commissions and taxes payable) at the time of execution of the merger agreement.

As a result of the transactions, assuming that no stockholders of Sino elect to convert their public shares into cash in connection with the merger as permitted by Sino’s amended and restated certificate of incorporation and the WFG shareholders elect to receive all of the cash consideration, the WFG shareholders will own approximately 71.4% of the ordinary shares of Holdco to be outstanding immediately after the transactions and the former Sino stockholders will own approximately 28.6% of Holdco’s outstanding ordinary shares. If the maximum number of Sino public shares are converted into cash and the WFG shareholders elect to forego receiving all the cash consideration, such percentages will be approximately 86.3% and 13.7%, respectively.

If the merger proposal is not approved by Sino’s stockholders at the special meeting, neither the charter proposals nor the incentive compensation plan proposal will be presented at the special meeting for a vote.

Opinion of Financial Advisor to the Board of Directors of Sino

Sino engaged Greater China Appraisal Limited, a Hong Kong-based appraisal firm (“GCA”), to render an opinion, as to (i) the fairness, from a financial point of view, to Sino of the merger consideration to be paid by Sino in the share exchange pursuant to the merger agreement and (ii) whether WFG had a fair market value equal to at least 80% of the balance of funds in the trust account (exclusive of deferred underwriting commissions and taxes payable). GCA is a Hong Kong-based appraisal firm that regularly is engaged in the evaluation of businesses and securities in connection with acquisitions, corporate restructuring, private placements and for other purposes. Sino’s board of directors decided to use the services of GCA because of its expertise in appraising the value of enterprises in China.

GCA rendered its oral opinion to Sino’s board of directors on April 10, 2015 (which was subsequently confirmed in writing by delivery of GCA’s written opinion dated the same date) that, as of such date, (i) the merger consideration to be paid by Sino in the share exchange pursuant to the merger agreement was fair, from a financial point of view, to Sino and (ii) WFG had a fair market value equal to at least 80% of the balance of funds in the trust account (exclusive of deferred underwriting commissions and taxes payable).

The amount of the consideration to be paid by Sino to WFG’s shareholders was determined pursuant to negotiations between Sino and WFG and not pursuant to recommendations of GCA.

The opinion was provided for the use and benefit of the Sino board in connection with its consideration of the transactions and only addressed (i) the fairness, from a financial point of view, to Sino of the merger consideration to be paid by Sino in the share exchange pursuant to the merger agreement and (ii) whether WFG had a fair market value equal to at least 80% of the balance of funds in the trust account (exclusive of deferred underwriting commissions and taxes payable), in each case as of the date of the opinion, and did not address any other aspect or implication of the merger. The summary of GCA’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by GCA in preparing its opinion. However, neither GCA’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed transactions.

The Charter Proposals

In addition to voting on the transactions, the stockholders of Sino will vote on separate proposals to approve the following material differences between the constitutional documents of Holdco and Sino: (i) the name of the new public entity will be “Wins Finance Holdings Inc.” as opposed to “Sino Mercury Acquisition Corp.”; (ii) Holdco has 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares, as opposed to Sino having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence is perpetual as opposed to Sino’s corporate existence terminating if a business combination is not consummated by Sino within a specified period of time; and (iv) Holdco’s amended and restated memorandum and articles of association do not include the various provisions applicable only to specified purpose acquisition corporations that Sino’s amended and restated certificate of incorporation contains. Holdco’s amended and restated memorandum and articles of association to be in effect following consummation of the transactions is attached as Annex C to this proxy statement/prospectus. See the section entitled “The Charter Proposals.”

The Incentive Compensation Plan Proposal

The proposed 2015 Long-Term Equity Incentive Plan will reserve up to 10% of Holdco ordinary shares following consummation of the transactions for issuance in accordance with the plan’s terms. The purpose of the 2015 Long-Term Equity Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of Holdco and its affiliates and promoting the creation of long-term value for shareholders of Holdco by closely aligning the interests of such individuals with those of other shareholders. The 2015 Long-Term Equity Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of shareholder value. The plan is attached as Annex D to this proxy statement/prospectus. You are encouraged to read the 2015 Long-Term Equity Incentive Plan in its entirety.

The Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting to authorize Sino to consummate the transactions (because the merger proposal is not approved or more than 3,080,100 of the holders of the public shares properly elect to convert their public shares into cash), Sino’s board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “The Adjournment Proposal.”

Sino Initial Stockholders

As of the record date for the Sino special meeting, Sino’s initial stockholders — Best Apex Limited, an affiliate of Jianming Hao, Lodestar Investment Holdings Corporation, an affiliate of Richard Xu, True Precision Investments Limited, an affiliate of Amy He, and Aimin Song and Bradley Reifler — beneficially owned and were entitled to vote an aggregate of 1,020,025 initial shares that were issued prior to Sino’s initial public offering. Best Apex Limited also purchased an aggregate of 210,000 private units simultaneously with the consummation of Sino’s initial public offering. The initial shares and the shares of common stock underlying the private units held by the Sino initial stockholders currently constitute approximately 23.2% of the outstanding shares of Sino’s common stock.

In connection with the initial public offering, each of the Sino initial stockholders agreed to vote the initial shares, the shares included in the private units, as well as any shares of common stock acquired in the aftermarket, in favor of the merger proposal. The Sino initial stockholders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. The initial shares and shares included in the private units have no redemption rights in the event a business combination is not effected in the required time period and will be worthless if no business combination is effected by Sino. In connection with the initial public offering, the Sino initial stockholders entered into an escrow agreement pursuant to which their initial shares are held in escrow and may not be transferred (subject to limited exceptions) until with respect to 50% of the initial shares, the earlier of one year after the date of the consummation of an initial business combination and the date on which the closing price of our common stock exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of an initial business combination and, with respect to the remaining 50% of the initial shares, one year after the date of the consummation of an initial business combination, or earlier in each case if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Date, Time and Place of Special Meeting of Sino’s Stockholders

The special meeting in lieu of annual meeting of the stockholders of Sino will be held at 10:00 a.m., Eastern time, on October 20, 2015, at the offices of Graubard Miller, Sino’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, to consider and vote upon the merger proposal, the charter proposals, the incentive compensation plan proposal, and/or if necessary, the adjournment proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Sino is not authorized to consummate the transactions.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Sino common stock at the close of business on September 18, 2015, which is the record date for the special meeting. Stockholders will have one vote for each share of Sino common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Sino rights and purchase options do not have voting rights. On the record date, there were 5,310,125 shares of Sino common stock outstanding, of which 4,080,100 were public shares with the rest being held by the Sino initial stockholders.

Quorum and Vote of Sino Stockholders

A quorum of Sino stockholders is necessary to hold a valid meeting. A quorum will be present at the Sino special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The Sino initial stockholders hold approximately 23.2% of the outstanding shares of Sino common stock, none of which are public shares. Such shares, as well as any shares of common stock acquired in the aftermarket by the Sino initial stockholders, will be voted in favor of the proposals presented at the special meeting. The proposals presented at the special meeting will require the following votes:

•         The approval of the merger proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of common stock of Sino. There are currently 5,310,125 shares of Sino common stock outstanding. The transactions will not be consummated if the holders of more than 3,080,100 of the public shares properly demand conversion of their public shares into cash.

•         The approval of the charter proposals will require the affirmative vote of the holders of a majority of the outstanding shares of Sino common stock on the record date.

•         The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Sino common stock on the record date.

•         The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of common stock present and entitled to vote at the meeting.

Abstentions will have the same effect as a vote “against” the merger proposal, the charter proposals and the adjournment proposal, if presented. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the merger proposal, the charter proposals or an adjournment proposal. Please note that holders of the public shares cannot seek conversion of their shares unless they affirmatively vote for or against the merger proposal.

Under the merger agreement, the approval of the charter proposals is a condition to the consummation of the transactions. Accordingly, if any one of the merger proposal or the charter proposals is not approved, the incentive compensation plan proposal will not be presented to the stockholders for a vote.

Conversion Rights

Pursuant to Sino’s amended and restated certificate of incorporation, a holder of public shares may demand that Sino convert such shares into cash if the transactions are consummated; provided that Sino may not consummate the business combination if it has less than $5,000,001 of net tangible assets following consummation of the transactions. Holders of public shares will be entitled to receive cash for these shares only if they (i) affirmatively vote either for or against the merger proposal, (ii) demand that Sino convert their shares into cash no later than the vote on the merger proposal, and (iii) deliver their stock to Sino’s transfer agent at any time through the vote at the meeting. Accordingly, if you deliver your stock to Sino’s transfer agent after the vote has been completed, your shares will not be converted into cash. If the transactions are not completed, these shares will not be converted into cash. If a holder of public shares properly demands conversion and votes for or against the merger proposal, Sino will convert each public share into a full pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. As of September 18, 2015, this would amount to approximately $10.00 per share. If a holder of public shares exercises its conversion rights, then it will be exchanging its shares of Sino common stock for cash and will no longer own the shares. See the section entitled “Special Meeting of Sino Stockholders — Conversion Rights” for a detailed description of the procedures to be followed if you wish to convert your shares into cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20.0% or more of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder will not be converted to cash.

The transactions will not be consummated if holders of more than 3,080,100 of the public shares (representing approximately 75% of the public shares) properly demand conversion of their shares into cash.

Notwithstanding the foregoing, in connection with Sino’s initial public offering, a stockholder of Sino has agreed that it will vote 1,000,000 shares purchased in the initial public offering in favor of any proposed initial business combination and will not convert any such shares for cash from the trust account in connection with such a stockholder vote to approve the business combination. Accordingly, the requirements that Sino have at least $5,000,001 of net tangible assets following consummation of the transactions and holders of not more than 3,080,100 of the public shares exercise their conversion rights will be satisfied by this arrangement.

Holders of Sino rights will not have conversion rights with respect to such rights.

Appraisal Rights

Sino stockholders (including the initial stockholders) and Sino rights holders do not have appraisal rights in connection with the transactions under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Sino has engaged Morrow & Co., LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Sino Stockholders — Revoking Your Proxy.”

Interests of Sino’s Directors and Officers in the Transactions

When you consider the recommendation of Sino’s board of directors in favor of approval of the merger proposal, you should keep in mind that Sino’s initial stockholders, including its directors and executive officers, have interests in such proposal that are different from, or in addition to, your interests as a stockholder or rightholder. These interests include, among other things:

•         If the transactions or another business combination is not consummated by September 1, 2016, Sino will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 1,020,025 initial shares held by Sino’s initial stockholders, including its directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to Sino’s initial public offering, would be worthless because Sino’s initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $10,149,248.75 based upon the closing price of $9.95 per share on the Nasdaq on September 8, 2015

•         Best Apex Limited, an affiliate of Jianming Hao, Sino’s Chief Executive Officer, purchased an aggregate of 210,000 private units from Sino for an aggregate purchase price of $2,100,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the initial public offering. All of the proceeds Sino received from these purchases were placed in the trust account. Such units had an aggregate market value of $2,247,000 based upon the closing price of $10.70 per unit on the Nasdaq on September 8, 2015. Best Apex Limited waived the right to participate in any redemption or liquidation distribution with respect to such private units. Accordingly, the Sino shares and rights underlying the private units will become worthless if Sino does not consummate a business combination by June 1, 2015 (as will the Sino rights held by public stockholders).

•         The transactions contemplated by the merger agreement provide that Jianming Hao, Richard Xu and Bradley Reifler will be directors of Holdco. As such, in the future each may receive cash fees, stock options or stock awards that the Holdco board of directors determines to pay to its directors. Additionally, Jianming Hao, Richard Xu and Amy He will be officers of Holdco after the closing of the transactions and will enter into employment agreements providing for them to receive base salaries of $156,000, $144,000 and $144,000, respectively.

•         If Sino is unable to complete a business combination within the required time period, Jianming Hao will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Sino for services rendered or contracted for or products sold to Sino, but only if such a vendor or target business has not executed such a waiver.

•         Jianming Hao has loaned Sino an aggregate of $300,000. If Sino fails to consummate a business combination, the loan would become unsecured liabilities of Sino; however, Mr. Hao has waived any claim against the trust account. Accordingly, Sino will most likely not be able to repay this loan if the transaction with WFG or another business combination is not completed. In addition, upon consummation of a business combination, the $300,000 loan is convertible at Mr. Hao’s election into units of Sino at a conversion price of $10.00 per unit. Accordingly, if a business combination is not consummated, Mr. Hao also will lose the opportunity to acquire an additional 33,000 shares underlying such units, which would have an aggregate market value of $328,350 based upon the closing price of $9.95 per share on Nasdaq on September 8, 2015.

•         Sino’s officers, directors, initial stockholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Sino’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Sino fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Sino may not be able to reimburse these expenses if the transactions, or another business combination, is not completed by September 1, 2016. As of September 8, 2015, Sino’s officers, directors, initial stockholders and their affiliates had not incurred any unpaid reimbursable expenses but they may incur such expenses in the future.

•         If Sino is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Jianming Hao has agreed to advance Sino the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sino or its securities, the Sino initial stockholders, WFG or WFG’s securityholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the merger proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sino’s common stock or vote their shares in favor of the merger proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the then outstanding shares of common stock present and entitled to vote at the meeting to approve the merger proposal vote in its favor or to decrease the number of public shares that were being converted to cash. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Sino initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on Sino’s common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the merger to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the merger proposal and other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Sino will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the merger proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Recommendation to Stockholders

Sino’s board of directors believes that the merger proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Sino’s stockholders and unanimously recommends that its stockholders vote “FOR” the merger proposal, “FOR” the charter proposals “FOR” the incentive compensation plan proposal, and “FOR” the adjournment proposal, if presented.

Conditions to the Closing of the Transactions

General Conditions

Consummation of the transactions contemplated by the merger agreement is conditioned on (i) the Sino stockholders approving the transactions, (ii) the proxy statement/prospectus being declared effective, (iii) the holders of no more than 3,080,100 of Sino’s public shares exercising their conversion rights and (iv) confirmation from Nasdaq that Holdco meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things, (i) the representations and warranties of each party being true and correct as of the date of the merger agreement and on and as of the closing date and each party having performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing and each party having received a certificate with respect to the foregoing from the other party, (ii) all necessary consents, waivers and approvals required to be obtained in connection with the merger having been received, other than consents, waivers and approvals the absence of which could not reasonably be expected to have a material adverse effect and (iii) the absence of any litigation pending or threatened, which is reasonably likely to prevent consummation of the transactions contemplated by the merger agreement, cause such transactions to be rescinded following consummation or materially and adversely affect the right of either party to own or operate the assets and operations of Holdco and WFG following the transaction.

WFG’s Conditions to Closing

The obligations of WFG to consummate the transactions contemplated by the merger agreement also are conditioned upon, among other things:

•         there being no material adverse change affecting Sino;

•         Sino shall be in compliance with public company reporting requirements;

•         certain individuals having resigned from their positions with Sino and Holdco;

•         the amended and restated registration rights agreement shall have been executed and delivered by the parties thereto; and

•         receipt by WFG of opinions of Sino’s US and Cayman Islands counsel in agreed form.

Sino’s and Holdco’s Conditions to Closing

The obligations of Sino and Holdco to consummate the transactions contemplated by the merger agreement also are conditioned upon each of the following, among other things:

•         there being no material adverse change affecting WFG;

•         the lock-up agreements shall have been executed and delivered by the parties thereto;

•         Holdco shall have entered into employment agreements with each of Messrs. Hao, Mu, Xu and Ms. He;

•         all outstanding indebtedness owned by any insider of WFG shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which WFG has guaranteed the payment or performance of any obligations of any WFG insider to a third party shall have been terminated; and (iii) no WFG insider shall own any direct equity interests in any subsidiary of WFG;

•         the amended and restated registration rights agreement shall have been executed and delivered by the parties thereto; and

•         receipt by Sino of an opinion of WFG’s British Virgin Islands counsel in agreed form.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•         by mutual written consent of Sino and WFG;

•         by either Sino or WFG if the transactions contemplated by the merger agreement are not consummated on or before December 31, 2015;

•         by either Sino or WFG if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;

•         by either Sino or WFG if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

•         by either Sino or WFG if, at the Sino stockholder meeting, the transactions shall fail to be approved by holders of Sino’s public shares or the holders of more than 3,080,100 of Sino’s public shares shall exercise conversion rights.

If permitted under applicable law, either Sino or WFG may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the merger agreement. However, the condition requiring that the holders of no more than 3,080,100 of Sino’s public shares exercise their conversion rights may not be waived by Sino, due to applicable laws.

The existence of the financial and personal interests of the Sino directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Sino and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation. See the section entitled “Risk Factors” for a fuller discussion of this and other risks.

Tax Consequences of the Transactions

Sino has received an opinion from its counsel, Graubard Miller, that, for United States federal income tax purposes, the merger will qualify as a tax-free reorganization and:

•         No gain or loss will be recognized by stockholders of Sino who do not elect conversion of their public shares and no gain or loss will be recognized by rights holders of Sino if such holder owns less than 5% of the shares of Holdco following the transactions or if such holder owns 5% or more of the shares of Holdco following the transactions and such holder files a gain recognition agreement with such holders federal income tax return; and

•         A stockholder of Sino who exercises conversion rights and effects a termination of the stockholder’s interest in Sino will be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock and purchase options of Sino for cash, if such shares and purchase options were held as a capital asset on the date of the transactions. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares and purchase options of Sino common stock.

Stockholders of Sino are encouraged to consult their own tax advisors, because the tax consequences may be different among the stockholders depending on their personal circumstances.

Sino also believes that Sino and its subsidiaries will not incur any material amount of federal tax as a result of the merger. It is expected that Sino will not recognize any gain or loss as a result of Sino’s merger with Holdco. An evaluation will be made prior to the closing of the transactions to establish whether Sino has any intangible assets that will be transferred to Holdco in connection with the transactions. If there are any such intangible assets, it is not expected that they will be of a substantial amount and any federal income tax will not be of material significance. The IRS may not agree with this conclusion. In such an event, there may be a significant tax obligations for Holdco, the surviving company, to pay based on the value of Sino’s appreciated assets at the time of the merger.

The tax opinion is attached to this proxy statement/prospectus as Annex E. Graubard Miller has consented to the use of its opinion in this proxy statement/prospectus. For a description of the material federal income tax consequences of the merger, please see the information set forth in “The Merger Proposal — Material Federal Income Tax Consequences of the Transactions to Sino and its Securityholders.”

Anticipated Accounting Treatment

The transactions will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of WFG will own at least 71.4% of the outstanding ordinary shares of Holdco immediately following the completion of the transactions (assuming no holder of Sino common stock seeks conversion rights) and WFG’s operations will be the operations of Holdco following the transactions. Accordingly, WFG will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of WFG. As a result, the assets and liabilities and the historical operations that will be reflected in the Holdco financial statements after consummation of the transactions will be those of WFG and will be recorded at the historical cost basis of WFG. Sino’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of WFG upon consummation of the transactions.

Regulatory Matters

The transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with Cayman Islands, British Virgin Islands and the State of Delaware necessary to effectuate the merger and share exchange.

Risk Factors

In evaluating the proposals to be presented at the special meeting, a stockholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

Sino is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the merger and share exchange.

Sino’s fiscal year ends on December 31, and WFG’s fiscal year ends on June 30.

Sino’s consolidated balance sheet data as of June 30, 2015 and consolidated statement of operations data for the six months ended June 30, 2015 are derived from Sino’s unaudited consolidated financial statements, which are included elsewhere in this proxy statement. Sino’s balance sheet data as of December 31, 2014 and statement of operations data for the period from March 28, 2014 (inception) to December 31, 2014 are derived from Sino’s audited financial statements as of December 31, 2014, which are included elsewhere in this proxy statement/prospectus.

WFG’s consolidated balance sheet data as of March 31, 2015 and consolidated statement of operations data for the nine months ended March 31, 2015 and 2014 are derived from WFG unaudited consolidated financial statements as of March 31, 2015 and 2014, which are included elsewhere in this proxy statement/prospectus. The combined balance sheet data as of June 30, 2014 and 2013 of the predecessors of WFG and combined statement of operations data for the years ended June 30, 2014 and 2013 are derived from WFG’s predecessors’ audited combined financial statements as of June 30, 2014 and 2013, which are included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of WFG’s and Sino’s consolidated financial statements and related notes and “Other Information Related to Sino — Sino’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “WFG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of WFG or Sino.

Selected Financial Information — Sino

	For the Six Months ended June 30, 2015	For the Period from March 28, 2014 (Inception) to December 31, 2014
Income Statement Data:
Net revenue	$—	$—
Interest income	$2,024	$1,051
Net Profit (loss)	$(410,086)	$(165,400)
Basic and diluted net loss per share	$(0.18)	$(0.11)
Weighted average shares outstanding, basic and diluted	$2,230,025	1,531,944

	June 30, 2015	December 31, 2014
Balance Sheet Data:
Total assets	$41,039,733	$41,188,202
Total liabilities	$356,042	$526,465
Common stock subject to possible conversion	$30,801,000	$30,801,000
Total stockholders’ equity	$9,450,651	$9,860,737

Selected Financial Information — WFG

	For the nine months ended March 31,		For the years ended June 30,
	2015	2014	2014	2013
Income Statement Data:	(unaudited)	(unaudited)

Guarantee service income
Commissions and fees on financial guarantee services	$6,089,105	$5,487,499	$8,240,866	$3,948,048
(Provision)/reversal of provision on financial guarantee services	955,625	(947,675)	(1,190,387)	(778,594)
Commission and fees on guarantee services, net	7,044,730	4,539,824	7,050,479	3,169,454

Direct financing lease income
Direct financing lease interest income	2,352,215	1,272,621	1,926,380	1,366,274
Interest expense for direct financing lease	(636,451)	(124,899)	(164,354)	(135,222)
Provision for lease payment receivable	(411,598)	(199,307)	(130,745)	(71,030)
Net direct financing lease interest income after provision for receivables	1,304,166	948,415	1,631,281	1,160,022

Financial advisory and agency income	3,253,521	4,074	873,927	55,762
Net revenue	11,602,417	5,492,313	9,555,687	4,385,238

Non-interest income
Interest on short-term investment	13,333,364	538,809	1,584,163	89,219
Total non-interest income	13,333,364	538,809	1,584,163	89,219

Non-interest expense
Business taxes and surcharge	(220,185)	(106,608)	(136,528)	(133,614)
Salaries and employees surcharge	(297,078)	(245,932)	(323,618)	(264,217)
Rental expenses	(114,377)	(128,911)	(195,133)	(176,087)
Other operating expenses	(939,396)	(876,892)	(997,811)	(621,695)
Total non-interest expense	(1,571,036)	(1,358,343)	(1,653,090)	(1,195,613)

Income before taxes	23,364,745	4,672,779	9,486,760	3,278,844
Income tax expenses	(4,089,065)	(467,880)	(720,743)	(945)
Deferred tax benefit/(expense)	1,584,523	(728,710)	(1,247,112)	(806,986)
Net Income	$20,860,203	$3,476,189	$7,518,905	$2,470,913

Cash Flow Data:
Net cash flow provided by operating activities	$(12,954,754)	$10,388,093	$14,519,976	$(12,755,411)
Net cash flow used in investing activities	(301,813)	(56,085,505)	(169,332,789)	(4,527,969)
Net cash provided by financing activities	24,702,517	46,716,325	160,048,424	17,294,227

	March 31,		June 30,
Balance Sheet Data:	2015	2014	2014	2013
	(unaudited)	(unaudited)
Cash	$16,848,739	$645,266	$5,329,454	$104,235
Total assets	268,186,581	102,387,574	225,461,193	54,292,002
Total liabilities	36,587,651	10,793,041	16,027,578	18,246,423
Total shareholders’ equity	231,598,930	91,594,533	209,433,615	36,045,579

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Sino is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines the unaudited combined historical balance sheet of WFG as of March 31, 2015 with the unaudited historical condensed consolidated balance sheet of Sino as of June 30, 2015, giving effect to the transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the six months ended June 30, 2015 combines the unaudited historical combined statement of income of WFG for the six months ended March 31, 2015 with the unaudited historical condensed consolidated statement of operations of Sino for the six months ended June 30, 2015, giving effect to the transactions as if they had been consummated as of January 1, 2014.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2014 combines the unaudited historical combined statement of income of WFG for the year ended December 31, 2014 with the audited historical statement of operations of Sino for the period from March 28, 2014 (inception) to December 31, 2014, giving effect to the transactions as if they had been consummated as of January 1, 2014.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The historical financial information of WFG was derived from the unaudited combined financial statements of WFG for the nine months ended March 31, 2015 and audited combined financial statements of WFG for the year ended June 30, 2014 included elsewhere in this proxy statement/prospectus. The historical financial information of Sino was derived from the unaudited consolidated financial statements of Sino for the six months ended June 30, 2015 and the audited financial statements of Sino for the period from March 28, 2014 to December 31, 2014 included elsewhere in this proxy statement/prospectus. This information should be read together with WFG’s and Sino’s audited and unaudited financial statements and related notes, “WFG Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Other Information Related to Sino — Sino’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. WFG and Sino have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The transactions will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of WFG will own at least 71.4% of the outstanding ordinary shares of Holdco immediately following the completion of the transactions (assuming no holder of Sino common stock seeks conversion rights) and WFG’s operations will be the operations of Holdco following the transactions. Accordingly, WFG will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of WFG. As a result, the assets and liabilities and the historical operations that will be reflected in the Holdco financial statements after consummation of the transactions will be those of WFG and will be recorded at the historical cost basis of WFG. Sino’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of WFG upon consummation of the transactions.

Pursuant to the merger agreement, WFG’s shareholders will receive (1) an amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000, provided that the cash consideration shall not exceed $25,000,000, and (2) a number of ordinary shares of Holdco equal to $168,000,000 less the cash consideration, divided by $10.00. Notwithstanding the foregoing, the WFG shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. If the WFG shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco.

The unaudited pro forma condensed combined financial statements have been prepared using four assumptions with two different levels of redemptions of Sino’s Common Stock and two different levels of cash consideration the WFG shareholders will elect to receive:

Assumption (1): Maximum conversions with no cash consideration. The WFG shareholders will elect to receive no cash consideration and 16,800,000 Holdco shares (including 500,000 additional share issued for the WFG shareholders for exchange of cash consideration) and the shareholders of 3,080,100 of Sino’s public shares will elect to convert their shares into cash as permitted by Sino’s amended and restated certificate of incorporation. The WFG shareholders will own approximately 86.3% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 13.7% of Holdco’s outstanding shares.

Assumption (2): Maximum conversions with maximum cash consideration. The WFG shareholders will receive in the aggregate approximately $5,000,000 and 16,300,000 Holdco shares and the shareholders of 3,080,100 of Sino’s public shares will elect to convert their shares into cash as permitted by Sino’s amended and restated certificate of incorporation. The WFG shareholders will own approximately 86.0% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 14.0% of Holdco’s outstanding shares.

Assumption (3): No Conversions with no cash consideration. The WFG shareholders will elect to receive no cash consideration and 16,800,000 Holdco shares (including 2,500,000 additional share issued for the WFG shareholders for exchange of cash consideration) and no shareholders will elect to convert their shares into cash. The WFG shareholders will own approximately 74.5% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 25.5% of Holdco’s outstanding shares.

Assumption (4): No Conversions with maximum cash consideration. The WFG shareholders will receive in the aggregate $25,000,000 and 14,300,000 Holdco shares and no shareholders will elect to convert their shares into cash. The WFG shareholders will own approximately 71.4% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 28.6% of Holdco’s outstanding shares.

Sino is providing this information to aid you in your analysis of the financial aspects of the transactions. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

	Six Months ended June 30, 2015 Sino Mercury Acquisition Corp. Historical	Six Months ended March 31, 2015 Wins Finance Group Ltd. Historical	(1) Pro Forma Unaudited, Combined Assuming Maximum Conversions with No Cash Consideration	(2) Pro Forma Unaudited, Combined Assuming Maximum Conversions with Maximum Cash Consideration	(3) Pro Forma Unaudited, Combined Assuming No Conversions with No Cash Consideration	(4) Pro Forma Unaudited, Combined Assuming No Conversions with Maximum Cash Consideration

Net revenues	$—	$8,168,644	$8,168,644	$8,168,644	$8,168,644	$8,168,644
Interest on short-term investment	—	9,351,357	9,351,357	9,351,357	9,351,357	9,351,357
Net (Loss) income attributable to common stock holders	(410,086)	14,657,797	13,947,711	13,947,711	13,947,711	13,947,711
Net (Loss) income per share – basic and dilluted	(0.18)		0.72	0.74	0.62	0.70

	Sino Mercury Acquisition Corp. Historical	Wins Finance Group Ltd. Historical	(1) Pro Forma Unaudited, Combined Assuming Maximum Conversions with No Cash Consideration	(2) Pro Forma Unaudited, Combined Assuming Maximum Conversions with Maximum Cash Consideration	(3) Pro Forma Unaudited, Combined Assuming No Conversions with No Cash Consideration	(4) Pro Forma Unaudited, Combined Assuming No Conversions with Maximum Cash Consideration
Year ended December 31, 2014
Net revenues	$—	$12,389,356	$12,389,356	$12,389,356	$12,389,356	$12,389,356
Interest on short-term investment	—	9,511,943	9,511,943	9,511,943	9,511,943	9,511,943
Net (Loss) income attributable to common stock holders	(165,400)	17,518,573	16,753,173	16,753,173	16,753,173	16,753,173
Net (Loss) income per share – basic and dilluted	(0.11)		0.86	0.88	0.74	0.84

As of June 30, 2015 (Sino); March 31, 2015 (WFG)
Cash	$188,632	$16,848,739	$25,808,406	$20,808,406	$56,609,406	$31,609,406
Total assets	41,039,733	268,186,581	277,193,274	272,193,274	307,994,274	282,994,274
Total liabilities	788,082	36,587,651	36,643,693	36,643,693	36,643,693	36,643,693
Common stock subject to possible conversion	30,801,000	—	—	—	—	—
Total shareholders’ equity	9,450,651	231,598,930	240,549,581	235,549,581	271,350,581	246,350,581

See pro forma condensed combined financial statements and related notes in “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement/prospectus.

COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of Sino for the six months ended June 30, 2015 and for the year ended December 31, 2014 on a stand-alone basis, and the unaudited pro forma combined per share ownership information of Sino and WFG after giving effect to the transactions, assuming, separately,

(1): Maximum conversions with no cash consideration. The WFG shareholders will elect to receive no cash consideration and 16,800,000 Holdco shares (including 500,000 additional share issued for the WFG shareholders for exchange of cash consideration) and the shareholders of 3,080,100 of Sino’s public shares will elect to convert their shares into cash as permitted by Sino’s amended and restated certificate of incorporation. The WFG shareholders will own approximately 86.3% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 13.7% of Holdco’s outstanding shares.

(2): Maximum conversions with maximum cash consideration. The WFG shareholders will receive in the aggregate approximately $5,000,000 and 16,300,000 Holdco shares and the shareholders of 3,080,100 of Sino’s public shares will elect to convert their shares into cash as permitted by Sino’s amended and restated certificate of incorporation. The WFG shareholders will own approximately 86.0% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 14.0% of Holdco’s outstanding shares.

(3): No Conversions with no cash consideration. The WFG shareholders will elect to receive no cash consideration and 16,800,000 Holdco shares (including 2,500,000 additional share issued for the WFG shareholders for exchange of cash consideration) and no shareholders will elect to convert their shares into cash. The WFG shareholders will own approximately 74.5% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 25.5% of Holdco’s outstanding shares.

(4): No Conversions with maximum cash consideration. The WFG shareholders will receive in the aggregate $25,000,000 and 14,300,000 Holdco shares and no shareholders will elect to convert their shares into cash. The WFG shareholders will own approximately 71.4% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 28.6% of Holdco’s outstanding shares.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Sino and WFG and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Sino and WFG’s pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Sino and WFG would have been had the companies been combined during the period presented.

	Sino Mercury Acquisition Corp. Historical	Wins Finance Group Ltd. Historical		(1) Pro Forma Unaudited, Combined Assuming Maximum Conversions with No Cash Consideration	(2) Pro Forma Unaudited, Combined Assuming Maximum Conversions with Maximum Cash Consideration	(3) Pro Forma Unaudited, Combined Assuming No Conversions with No Cash Consideration	(4) Pro Forma Unaudited, Combined Assuming No Conversions with Maximum Cash Consideration
Six Months ended June 30, 2015 (Sino); March 31, 2015 (WFG)
Net (Loss), income or Pro Forma Net Income	$(410,086)		$14,657,797	$13,947,711	$13,947,711	$13,947,711	$13,947,711
Weighted Average Shares Outstanding – Basic and Diluted	2,230,025			19,459,035	18,959,035	22,539,135	20,039,135
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	(0.18)			0.72	0.74	0.62	0.70

Year ended December 31, 2014
Net (Loss), income or Pro Forma Net Income	$(165,400)		$17,518,573	$16,753,173	$16,753,173	$16,753,173	$16,753,173
Weighted Average Shares Outstanding – Basic and Diluted	1,531,944			19,459,035	18,959,035	22,539,135	20,039,135
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.11)	$		$0.86	$0.88	$0.74	$0.84

June 30, 2015
Shares Outstanding as of June 30, 2015	5,310,125			19,459,035	18,959,035	22,539,135	20,039,135
Book Value Per Share or Pro Forma Book Value Per Share as of June 30, 2015	$1.78	$		$12.36	$12.42	$12.04	$12.29

See pro forma condensed combined financial statements and related notes in “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement/prospectus.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.

Risks Related to Holdco’s Business and Operations Following the Transactions with WFG

The value of your investment in Holdco following consummation of the transactions will be subject to the significant risks affecting WFG and inherent in the financial industry. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement/prospectus. If any of the events described below occur, the post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of its common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment. As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to WFG unless the context clearly indicates otherwise.

WFG relies heavily on cooperation with commercial banks.

WFG’s business relies heavily on cooperation with commercial banks. WFG’s cooperation arrangements with banks generally have a term of one year and are renewable upon expiration. If WFG is not able to renew any of these existing arrangements on commercially reasonable terms, or at all, when they expire, the ability to provide bank financing guarantees to clients would be negatively impacted. In addition, regulatory policies and other factors are beyond WFG’s control. Furthermore, WFG’s cooperation arrangements are concentrated in a small number of commercial banks locally. The proportion of security deposits the banks require from WFG largely depends on WFG’s business relationship and track record with them. As a result, if WFG’s relationship with one or more key cooperating banks deteriorates materially or terminates, WFG’s business, financial condition and results of operations may be materially and adversely affected.

WFG’s business is subject to greater credit risks than if it provided guarantees and leases to larger and more established clients, and WFG’s proprietary risk management system may not be adequate to protect against client defaults.

The business of providing financial guarantees or leasing involves a variety of risks, including the risk that the loans we guaranteed or made will not be repaid on time or at all, and our risk management procedures may not fully eliminate these risks. WFG mainly focuses on providing services to SMEs and microcredit companies in China. Some of WFG’s clients are at the early stage of their business and have limited financial resources, making them vulnerable to adverse competitive, economic or regulatory conditions. These customers may expose us to greater credit risks than larger or more established businesses with longer operating histories. We seek to manage our credit risk exposure through client due diligence, credit approvals, establishing credit limits, requiring security measures and portfolio monitoring. While these procedures are designed to provide us with the information needed to implement adjustments where necessary, and to take proactive corrective actions, there can be no assurance that such measures will be effective in avoiding undue credit risk.

Our historical financial results may not be indicative of our future performance.

Our business has achieved rapid growth during recent years. However, our financial leasing business commenced in 2009 and therefore has a limited operating history. Our net revenue increased from $4.4 million for the year ended June 30, 2013 to $9.6 million for the year ended June 30, 2014, representing an increase of 117.9%. However, our historically high growth rate and the limited history of financial leasing business make it difficult to evaluate our prospects. We may not be able to sustain our historically rapid growth or may not be able to grow our business at all.

We may face increasing competition from existing and new market participants.

China’s financial services industry for SMEs and microenterprises has experienced substantial growth in recent years, following the rapid development of the Chinese economy and the emergence of a large number of SMEs and microenterprises. For our guarantee business, our major competitors include state-owned or foreign-invested guarantee companies which have a strong presence in the regions in which we operate. For our financial leasing business, our major competitors include independent China leasing companies and foreign-owned leasing companies. Some of our competitors may benefit from lower pricing, a larger customer base, a more established business reputation, more solid business relationships with banks and government authorities, a more mature risk control mechanism or more extensive experience than we might. As we expand our presence, we expect to compete with competitors from other regions, some of which have better knowledge of the target customers and may enjoy stronger relationships with local banks than we do.

Our business model could be negatively affected by changes and fluctuation in the banking industry.

Our business model is premised on the fact that SMEs and microenterprises are generally underserved by the banking industry because commercial banks in China have been reluctant to lend to SMEs and microenterprises without credit support, such as third-party guarantees, or adequate collateral of tangible assets, and we believe that they will remain so in the foreseeable future. This has created opportunities for us to develop and expand our business. However, new trends in the banking industry or the applicable regulatory requirements may alleviate the high transaction costs or the lack of collateral and public information generally associated with bank financing to our target clients or otherwise make this business more attractive to banks. In the event that commercial banks begin to compete with us by making loans to our target clients on an unsecured basis or require a lower level of credit guarantee in return for higher risk-based interest rates, we may experience less demand for our guarantee services and greater competition with respect to our financial leasing business. Furthermore, any such direct competition with our cooperating banks will undermine our relationship with them and may adversely affect our business, results of operations and prospects.

In addition, our business may be subject to factors affecting the banking industry generally, such as the abrupt spike in China’s interbank rates and the subsequent fears of tightened liquidity as experienced by Chinese banks in the second and third quarters of 2013, as well as the increasing non-performing loan ratios as reported by the banking industry in 2014. Such factors adversely affecting China’s banking industry may result in constraints on the banking system’s liquidity and subsequent reductions in the amount of, or tightened approval requirements for, loans available to our customers or us. As a result, we may experience reduced demand for our guarantees and less available funding. Furthermore, if our customers’ business is negatively affected due to any such factors, our customer default risk may increase, which may materially and adversely affect our financial condition or results of operations.

Our business is concentrated in Jinzhong City, Shanxi Province, and our financial condition and results of operations may be materially and adversely affected by a significant deterioration in our business in such city.

Our business is concentrated in Jinzhong City, Shanxi Province, with over 90% of our revenues being generated by clients in this city for the year ended June 30, 2014. The economies of Jinzhong City specifically and Shanxi Province generally historically have provided significant business opportunities for our target clients, and accordingly driven our business growth and financial performance. A significant economic downturn in Jinzhong City or Shanxi Province, however, may undermine the financial condition of our customers in these areas and their ability to repay their loans which we have guaranteed, and our financial condition and results of operations may be materially and adversely affected as a result. ‘

We may not be familiar with new regions or markets we enter and may not be successful in offering new products and services.

We may expand our business and enter other regional markets in the future. However, we may be unable to replicate our success in Jinzhong City in new markets. In expanding our business, we may enter markets in which we have limited, or no, experience. We may not be familiar with the local business and regulatory environment and we may fail to attract a sufficient number of customers due to our limited presence in that region. In addition, competitive conditions in new markets may be different from those in our existing market and may make it difficult or impossible for us to operate profitably in these new markets. If we are unable to manage these and other difficulties in our expansion into other regions in China, our prospects and results of operations may be adversely affected.

As we continuously adjust our business strategies in response to the changing market and evolving customer needs, our new business initiatives will likely lead us to offer new products and services. However, we may not be able to successfully introduce new products or services to address our customers’ needs because we may not have adequate capital resources or lack the relevant experience or expertise or otherwise. In addition, we may be unable to obtain regulatory approvals for our new products and services. Furthermore, our new products and services may involve increased and unperceived risks and may not be accepted by the market and they may not be as profitable as we anticipated, or at all. If we are unable to achieve the intended results for our new products and services, our business, financial condition, results of operations and prospects may be adversely affected.

If the counter-guarantees obtained from our customers are not sufficient to cover our corresponding exposure under the guarantees given by us on our customers’ behalf in the event of a default by the customer, it could negatively impact our results of operations.

WFG guarantees the repayment of loans granted to its customers. WFG is required to provide cash deposits for the loans granted by such banks to its customers, from which the banks may recover defaulted loan payments by its customers. In order to protect WFG’s interest, WFG does, and will in the future, require its customers, their owners and/or third parties to provide counter-guarantees to WFG to secure WFG’s obligations under the guarantees given by WFG. Such counter-guarantees may include 1) charges over fixed assets such as properties, vehicles and machinery; 2) charges over movable and intangible assets such as income rights, accounts receivable, inventories and land use rights; and/or 3) guarantee(s) from the owners or directors of the customer and their spouse or other third parties. Such counter-guarantees would be discharged after our obligations under the guarantee given by WFG are discharged. If WFG’s customers default on a loan or fail to perform their contractual obligations, WFG would have to pay to the bank or a contractual counter-party the amount guaranteed by WFG under the relevant guarantee given by WFG. When WFG is called upon to make payment under the guarantees given by WFG, WFG would in turn seek to recover such liabilities from liquidating the collateral provided to WFG or from funds obtained from guarantors, under the counter-guarantees given to WFG by the relevant customers. It is possible that collateral provided to us under such counter-guarantee(s) could not be realized, or could not be realized in time, or could not be realized at prices that are equal to or above the amount of WFG’s liability under the guarantees given by WFG, or the relevant guarantor(s) may fail to perform the obligations under the counter-guarantee(s) provided to WFG. In the event of liquidation or bankruptcy of WFG’s customers, WFG may not be able to claim priority on such collateral over other creditors of WFG’s customer, and WFG may not be able to recover the full value of that collateral under the counter-guarantees or at all. In addition, the procedures for liquidating or otherwise realizing the value of collateral of borrowers in China may be protracted or ultimately unsuccessful, and the enforcement process in China may be difficult for legal and practical reasons. Any of the foregoing may adversely impact our results of operations and profitability.

Our provisions for guarantee losses and impairment losses may not be adequate to cover actual losses and any increase to the allowance for guarantee losses and impairment losses may cause our net income to decrease.

As of March 31, 2015, our provision for guarantee losses was $0.9 million and our allowance for impairment losses was $0.6 million in respect of investment in financial leasing. The amount of provisions or allowances has been based on our management’s assessment of, and expectations concerning, various factors affecting the quality of our guarantee and loan portfolio, such as the customers’ financial condition, repayment ability, historical default rates, the anticipated realizable value of any collateral, regional economic conditions, government policies, interest rates and other factors, and the applicable PRC rules and regulations governing provisions for losses. If our assessment and expectations differ from actual events, or if the quality of our guarantee and loan portfolios deteriorates, our provisions or allowance may not be adequate to cover our actual losses and we may need to set aside additional provisions or allowance, which could materially and adversely affect our profitability. Our business is subject to fluctuations based on local economic conditions. These fluctuations are neither predictable nor within our control and may have a material adverse impact on our operations and financial condition. We may increase our allowance for guarantee losses and impairment losses for investment in financial leases based on any such change of economic conditions and the change of management’s assessment. Regulatory authorities may also require an increase in the provision or allowance for guarantee or loan losses. Any increase in the allowance for guarantee or loan losses would result in a decrease in net income and may have a material adverse effect on our financial condition and results of operations.

Our business was concentrated on two major clients for the nine months ended March 31, 2015 and for the year ended June 30, 2014. Our revenue growth may not be sustainable if we cannot successfully expand and diversify our client base in the future.

Our business was concentrated on two major clients for the nine months ended March 31, 2015 and for the year ended June 30, 2014. From March 2014 to March 2015, WFG provided guarantee services for an aggregate of $58.1 million (RMB360 million) of loans as well as related financial advisory services to the first client, and provided guarantee services for an aggregate of $32.2 million (RMB200 million) of loans as well as related financial advisory services to the second client. The first client accounted for 22.5% and 11% of WFG’s gross revenue for the nine  months ended March 31, 2015 and for the year ended June 30, 2014, respectively. The second client accounted for 16.5% and 16% of WFG’s gross revenue for the nine months ended March 31, 2015 and for the year ended June 30, 2014, respectively. All these loans have been repaid in full, and the guarantee obligations were terminated prior to March 31, 2014. We have determined that WFG will not in the future provide guarantee services for any loans in excess of 10% of WFG’s net assets to a single customer. We expect to diversify the customer base and expand the business outside Jinzhong City, Shanxi Province, including cooperating with various microcredit companies and non-bank financial institution. However, our revenue and net profit may be adversely affected by the expiration of the guaranteed loans of the two major customers and if we cannot successfully expand our customer base.

WFG’s business is concentrated in financial guarantees and financial leasing, and therefore lacks product and business diversification. Accordingly, our future revenues and earnings may be more susceptible to fluctuations than a more diversified company.

Currently, our primary business activities include providing guarantee services and offering financial lease as well financial advisory services to our customers. If we are unable to maintain and grow the operating revenues from our business or develop additional revenue streams, our future revenues and earnings are not likely to grow and could decline. Our lack of significant product and business diversification could inhibit the opportunities for growth of our business, revenues and profits.

The commission rate in the guarantee business and interest rate in financial leasing business may decrease due to changes in the Chinese economic environment or industry competitiveness, which could negatively affect our revenue and net profit.

If China’s economy does not maintain the same growth rate as it has in previous years, or China’s macro-economy slows down, the government could tighten money supply, and banks could be less inclined to incur credit risk and extend loans to Chinese SMEs, which could negatively affect our guarantee business. China has cut its interest rate five times during the last 12 months, and further cuts in interest rates may be implemented in the near future. New participants may enter the financial sector and our business could face intense competition within our current region, and in the regions into which we plan to expand, due to these new entrants. We might be unable to maintain the same level of commission rates or interest rates charged for our guarantee service or financial leasing service, in which case our revenue and net profit may decrease.

We hold a significant amount of short term investments in assets management products. It is possible that we could lose the principal and interest of these assets, or the current return may not be maintained. Furthermore, it is possible that the banks and financial institutions that manage the short-term investments may not be able to redeem the short-term investments at our request, resulting in our being unable to utilize the related funds to support our business.

As of March 31, 2015, we hold $145.4 million of short-term investments in assets management products managed by banks and financial institutions, which have invested in fixed-income financial products permitted by the China Securities Regulatory Commission (“SRC”) such as government bonds, corporate bonds and central bank notes. WFG believes that the risk of loss of principal and interest on these assets is very low. However, if the Chinese economic environment changes significantly, for instance, if China’s economy enters a serious recession resulting in many enterprises being unable to repay their bonds and other obligations, or if China’s central bank cuts interest rates significantly, China’s asset management companies may be unable to protect their interests in the assets under management. In such event, we might lose any return or even the principal from these investments. The current annualized return rate for assets held by these asset management companies on behalf of WFG is between 6.6% and 15% annually. The return on these funds is highly dependent on the management ability of the asset management companies, and on the market interest rate of the investment products. Current levels of return may not be sustainable if the market interest rate continues to decrease in the near future. Further, the banks and financial institutions that manage the short term investments may be unable to redeem such investments at a price equal to the principal and undistributed interests due to market events or, in extreme circumstances, such as significant redemptions or a deterioration of liquidity in the financial markets, may be unable to redeem them at all. As a result, we may not have access to the capital related to the short-term investments for our business when needed.

We failed to comply with certain laws and regulations in the past and the non-compliance may expose us to potential penalties or legal actions imposed by relevant government authorities.

We failed to comply with the Interim Measures for guarantee business which require that the balance of the financing guarantee liabilities provided by a financing guarantee company for any single guaranteed party shall not exceed 10% of the net assets of the guarantee company. Shanxi Dongsheng Financial Guarantee Co., Ltd. (“Dongsheng Guarantee”), one of our subsidiaries, provided guarantee service for loans in excess of 10% of our net assets for two clients during the period from March 2014 to March 2015. In addition, we failed to comply with certain social insurance contributions and Provident Housing Fund requirements under PRC regulations (collectively “Social Benefit Regulations”). Dongsheng Guarantee failed to make social insurance contributions and Provident Housing Fund contributions for some of its employees. For further information on these matters, see the section titled “Business of WFG – Noncompliance of Laws and Regulations.” As of the latest practicable date, we had not received any notice from any of the relevant government authorities regarding our non-compliance with Interim Measures for our guarantee business and the Social Benefit Regulations. However, we cannot assure that the relevant regulatory authorities will not impose penalties and/or bring legal action against us retrospectively, which may adversely affect our business and cause a significant penalty payment.

Our risk management framework, policies and procedures and internal controls may not fully protect us against various risks inherent in our business.

We have established an internal risk management framework, policies and procedures to manage our risk exposures, primarily credit risk, operational risk, compliance risk and legal risk as well as liquidity risk. These risk management policies and procedures are based upon historical behaviors and our experience in the industry. They may not be adequate or effective in managing our future risk exposures or protecting us against unidentified or unanticipated risks, which could be significantly greater than those historically experienced. Although we are continuously updating our policies and procedures, we may fail to predict future risks due to rapid changes in the market and regulatory conditions, and new markets we enter. Although we have established internal controls to ensure our risk management policies and procedures are adhered to by our employees as we conduct our business, our internal controls may not effectively prevent or detect any non-compliance of our policies and procedures, which may have a material adverse effect on our business, financial condition and results of operations. Effective implementation of our risk management and internal controls also depends on our employees. Human error or other mistakes may significantly undercut the effectiveness and performance of our risk management and internal controls, resulting in a material adverse effect on our business, results of operations and financial position.

We may be subject to employee misconduct which is often difficult to detect and could harm our reputation and business.

Employee misconduct may include approving a transaction beyond authorized credit limits, hiding key customer information in the due diligence process, engaging in fraudulent or other improper activities, or otherwise not complying with laws or our risk management procedures. Employee misconduct is often difficult to detect and could take significant time to uncover. We cannot assure you that future incidents of employee misconduct will not subject us to serious penalties or limitations on our business activities. We could also suffer from negative publicity, reputational damage, monetary losses or litigation losses as a result of the misconduct of our employees.

There is often limited information regarding our customers and our ability to perform customer due diligence or detect customer fraud may be compromised as a result.

The information available on SMEs including microenterprises is often limited. Our credit evaluation depends primarily on customer due diligence. We cannot assure you that our customer due diligence will uncover all material information necessary to make a fully informed decision, nor can we assure you that our due diligence efforts will be sufficient to detect fraud committed by our customers. If we fail to perform thorough due diligence or discover customer fraud or intentional deceit, the quality of our credit evaluation may be compromised. A failure to effectively measure and limit the credit risk associated with our guarantee and loan portfolio could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, we may be unable to monitor our customers’ actual use of the financing we guaranteed or provided, or verify if our customers have other undisclosed private money or borrowings. We may not be able to detect our customers’ suspicious or illegal transactions, such as money laundering activities, in our business and we may suffer financial and/or reputational damage as a result.

Our continued success is dependent on senior management and our ability to attract and retain qualified personnel.

Our success has been, and in the future will be, dependent on the continued services of our executive directors and senior management. While we intend to enter into employment agreements with certain key employees in connection with the transactions, there is no assurance that any or all of our senior management will continue their employment with us. If any senior management personnel are unable or unwilling to continue their service, we may not be able to find a suitable replacement quickly or at all. The loss of the services of any senior management personnel and the failure to locate a suitable replacement might disrupt our business and could have an adverse impact on our ability to manage or operate our business effectively.

Our performance is also dependent on the talents and efforts of highly-skilled individuals. As a result, our continued ability to effectively compete, manage and expand our business depends on our ability to retain and motivate our existing employees and attract new talented and diverse employees. Given our relatively lean human resources structure, the loss of services of any employee holding an important position or possessing industry expertise or experience could have a material adverse effect on our results of operations, business and prospects. Competition in the financial services industry for qualified employees has often been intense, and we may also need to offer higher compensation and other benefits to attract new personnel. A failure to attract and retain qualified personnel and any significant increase in staffing costs could have a negative impact on our ability to maintain our competitive position and grow our business.

The future development and implementation of anti-money laundering laws in China may increase our obligation to supervise and report transactions with our customers, thereby increasing our compliance efforts and costs and exposing us to criminal measures or administrative sanctions for non-compliance.

We believe that we are not currently subject to PRC anti-money laundering laws and regulations and are not required to establish specific identification and reporting procedures relating to anti-money laundering. PRC laws and regulations relating to anti-money laundering have evolved significantly in recent years and may continue to develop. In the future, we may be required to supervise and report transactions with our customers for anti-money laundering or other purposes, which may increase our compliance efforts and costs and may expose us to potential criminal measures or administrative sanctions if we fail to establish and implement the required procedures or otherwise fail to comply with the relevant laws and regulations.

Failure to maintain our reputation and brand name could materially and adversely affect our business.

We believe that the reputation and brand name that we have built over the years plays a significant role in enabling us to obtain business from referrals as well as to attract new customers. A large portion of our new guarantee services were referred to us by our past or existing customers or by banks or other financial institutions. We believe that the building up and the enhancement of our reputation and brand name depend largely on, among others, our credibility among finance providers and other players in the financial services industry which has been developed over the years of our business operations, and our ability to provide diversified services to meet the requirements of our customers and their counter-parties. If we fail to maintain our reputation or our customers or their counter-parties no longer perceive our services to be of high quality or if they should no longer perceive us as a guarantee company with high credibility for whatever reason, our reputation and brand name could be adversely affected which, in turn, could affect our ability to maintain existing or capture future business opportunities. There is also no assurance that our past or existing customers or banks or financial institutions with whom we have business relationships will continue to work with us or to refer new or potential customers to us. In the event our existing or past customers or banks or financial institutions with whom we have business relationships cease to work with us or stop referring new or potential customers to us or substantially reduce their referrals to us, WFG’s business, financial condition and results of operations would be adversely affected.

We are heavily dependent on the performance of SMEs, particularly those in Jinzhong City, and any decrease in demand for services to SME’s in Jinzhong City or the PRC may adversely impact our business operations.

The rapid growth of the economy of the PRC in recent years has triggered a surge in the number of new SMEs and the escalation of their respective businesses in general. Despite the growth of SMEs and the growing demand for funding from these SMEs in recent years, there can be no assurance that the demand for financial guarantee services and financial leasing from SMEs will continue to grow. Any adverse development in national or local economic conditions may affect the businesses or funding demands of SMEs which, in turn, may reduce the demand or depress the amount of fees we charge for our services. Any decrease in such demand would have a material adverse effect on our result of operations and financial condition.

Our financial guarantee, financial leasing and financial consultancy services are provided to SMEs and their shareholders for the benefit of SMEs in the PRC, mainly in Jinzhong City, Shanxi Province. Our business and prospects are particularly dependent on the performance of SMEs in Jinzhong City which operate in a multitude of different industries. If the economy of Shanxi Province, in particular Jinzhong City, significantly deteriorates, performance of SMEs in such area will be adversely affected which, in turn, could have an adverse effect on our business. If there is any downturn in the industries of any of our customers and potential customers in the PRC generally or in Jinzhong City specifically, our business, financial condition and results of operations could also be adversely affected.

We may not be able to keep pace with changing demands in the guarantee business industry.

A significant factor of our competitiveness in the markets for guarantee services is our ability to develop our services so that we are able to continuously tailor our services to the needs and demands of our customers and their counter-parties. Due to the changes in the global economy, the national economy in the PRC or the local economy in Shanxi Province, the changes in the business environment of the SMEs in the PRC and the development of different financial products, there may be changes in the market needs for guarantee services in terms of, among others, the type of services and the scale of guarantees provided. We cannot assure that we will be able to obtain sufficient financial and human resources to develop our business in view of such changes. The scale and expertise of our management team may not be able to meet such market needs and we may not be able to attract suitable personnel for the development of our business. In addition, our risk management system may not keep up with changes in the business requirements of our cooperating institutions and customers. Further, there is no assurance that our new services will be well accepted by the market, or such services can be developed and put into the market in a timely manner or at all. In the event that we are not able to develop new services that meet the needs of our customers or their counter-parties or that our competitors have developed new service offerings that are more accepted by the market than ours, our business, financial condition and results of operations may be materially and adversely affected.

We may be involved in legal proceedings arising from our operations.

We may become involved in disputes with customers, financial providers and/or other parties. These disputes may lead to legal proceedings, and may cause us to suffer costs and delays to our operations. Such legal proceedings may also adversely affect our reputation which in turn could lead to a slowdown in our new business opportunities.

We are subject to certain foreign exchange risks.

We receive all of our revenue in Renminbi, which is currently not a freely convertible currency. A portion of our revenue must be converted into other currencies in order to meet our foreign currency obligations from time to time. For example, we will be required to obtain foreign currency (i.e. US dollars) to make payments of declared cash dividends, if any, after the transactions described in this proxy statement/prospectus. The value of Renminbi against the U.S. dollar and other currencies fluctuates and is affected by, among other things, changes in the PRC and international political and economic conditions. The value of any declared cash dividends in the future may be affected by fluctuations in exchange rates.

We have no insurance coverage for our guarantee and financial leasing business, investment assets or deposits in our bank accounts, which could expose us to significant costs and business disruption.

We do not maintain any credit insurance, business interruption insurance, general third-party liability insurance, nor do we maintain key man life insurance or any other insurance coverage except the mandatory social insurance for employees. If we incur any lost that is not covered by our loss reserve, our business, financial condition and results of operations could be materially and adversely affected. Additionally, our major assets are cash deposit in banks and short-term investments in assets management products. These assets are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we could lose the cash on deposit with that particular bank or trust company.

We have not yet generated significant revenue from our financial leasing operations and may not do so in the future.

We are currently in the initial stage of developing our financial leasing business. To date, the revenue generated from our financial leasing operations is not a significant contribution to our performance. The success of our financial leasing operations will be highly dependent upon our ability to successfully develop and market our financial leasing services to targeted customers. We may not be able to develop our financial leasing business as planned and generate revenues or profits. The revenue and income potential of our proposed financial leasing business is unproven and the lack of operating history makes it difficult to evaluate the future prospects of this business.

Our knowledge of the Chinese financial leasing industry and market may be limited. Our perception of potential customers’ needs and their acceptance of our financial leasing services may not be accurate.

We may not be able to work with equipment providers to successfully purchase qualified equipment identified by our customers on terms acceptable to us. We may not be able to establish sound financial modeling in the calculation of the interest rate and residual value. Such inexperience and lack of active knowledge may lead to failure of our financial leasing business.

Lack of knowledge of financial leasing benefits among potential customers may make it difficult for us to market our services.

Many people in the PRC still perceive leasing companies as a “second-class bank”, and very few recognize the flexibility and benefits that financial leasing provides. We may need to invest a tremendous amount of time and effort toward education people of the benefits of such business so that potential customers can fully appreciate the flexibility leasing offers to deploy their assets. Failure in such education may make it difficult for us to market our financial leasing services.

Our dividend policy is determined by the Board of Directors based the consideration of our performance, cash flow position and future growth strategy. We cannot assure you of declaring dividend at any time in the future.

In the future, we may not have sufficient net income or cash flow for dividend distribution, and we may retain profits to cover cash flow required for further business growth. There is no assurance that we will pay any dividends in the future. If we do not pay dividends, shareholders will not experience investment returns except through the sale of their stock.

Failure to manage our growth could result in a negative impact on our future performance, results of operation and financial condition.

We intend to seek strategic acquisitions in the future in order to further expand our business and service offerings. It is our intention to seek acquisition targets that have the potential to complement our existing business or our business model or to broaden our service offerings. Any failure to successfully acquire or merge with such targets or to successfully integrate newly acquired or merged businesses into our business could have a negative impact on our future performance, results of operations and financial condition.

Our financial performance may fluctuate from period to period and the fluctuations may make it difficult to predict our future performance. The adjustment of our business development strategies according to the new environment may have significantly adverse effect on our performance.

Our financial performance fluctuates with our business volume. For our guarantee and financial consultancy service, the level of revenue that we can achieve is subject to fluctuations and is dependent on, among others, the business and performance of our customers and the overall economic condition of the PRC. Accordingly, we are susceptible to revenue volatility between financial periods.

As we derive substantially all of our revenue from guarantee fees, our financial performance is affected by the market conditions of the vastly diverse industries in which our customers operate and the overall economic conditions of the PRC, which are external factors beyond our control. In the event that we are not able to continually and consistently secure new guarantee contracts from customers, our future financial performance will be adversely affected.

In order to achieve our long term mission, we may balance our efforts and capital to some newly developed segments, such as leasing or other newly acquired business. This could negatively affect our current guarantee financial performance.

Our business strategy could be adjusted subject to various circumstances, such as market opportunity, overall economic condition of the PRC, changes in the government regulations, and so on. Such adjustment could shift our future business focus and demand a large number of resource support, which could negatively affect our future financial performance.

Risk relating to doing business in the PRC

China’s economic, political and social conditions, as well as regulatory policies, significantly affect the financial markets in China, as well as our liquidity, access to capital and ability to operate our business.

Our operating subsidiaries are incorporated, and our operations and assets are primarily located, in the PRC. Accordingly, our results of operations, financial condition and prospects are subject to economic, political and legal developments in China. China’s economy differs from the economies of developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While China’s economy has experienced significant growth in the past few decades, growth has been uneven across different regions and economic sectors and there is no assurance that such growth can be sustained or is sustainable. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may negatively affect us. For example, our financial condition and results of operations may be adversely affected by the following factors:

•         an economic downturn in China or any regional market in China;

•         inaccurate assessment of the economic conditions of the markets in which we operate;

•         economic policies and initiatives undertaken by the PRC government;

•         changes in the PRC or regional business or regulatory environment affecting the SME and microenterprise sector;

•         changes to prevailing market interest rates;

•         a higher rate of bankruptcy; and

•         the deterioration of the creditworthiness of SMEs and microenterprises in general.

In addition, an unfavorable financial and economic environment in recent years, including as a result of continued global financial uncertainties and the Eurozone sovereign debt crisis, have had and may continue to have an adverse impact on investors’ confidence and financial markets in China. Moreover, concerns over capital market volatility, issues of liquidity, inflation, geopolitical issues, the availability and cost of credit and concerns about the rate of unemployment have resulted in adverse market conditions in China, which may materially and adversely affect our business and operations.

We may not in all cases be able to capitalize on the economic reform measures adopted by the PRC government. Changes in the economic, political and social conditions or the relevant policies of the PRC government, such as changes in laws and regulations or restrictive financial measures, could have an adverse effect on the overall economic growth of the PRC, which could subsequently hinder our current or future business, growth strategies, financial condition and results of operations.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot clearly foresee the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

Lack of financial leasing regulations could negatively impact our business.

Currently, there is no uniform equipment title registration process and system in China, as each municipality adopts different procedures. The pending China Financial Leasing Law is expected to unify the registration procedures and protect the lessor against a “good-faith” third-party claim if the leased assets are registered in the lessor’s name. In the absence of such central title registration system, the lessors’ ownership interest on the leased equipment may be threatened. Loss of ownership to the leased equipment will have a negative effect on our financial position.

Interpretation of PRC laws and regulations involves uncertainty and the current legal environment in the PRC could limit the legal protections available to shareholders.

PRC laws and regulations govern our operation in the PRC. Most of our subsidiaries are organized under PRC laws. The PRC legal system is a civil law system based on written statutes, and prior court decisions have little precedent value and can only be used as a reference. Additionally, PRC written statutes are often principle-oriented and require detailed interpretations by the enforcement bodies to further apply and enforce such laws. Since 1979, the PRC legislature has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commercial transactions, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, due to the fact that these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretations of the PRC laws and regulations involves a degree, sometimes a significant degree, of uncertainty. Depending on the governmental agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors. In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of resources and management attention. All of these uncertainties may limit the legal protections available to our investors and shareholders.

Foreign ownership in financial guarantee and financial leasing businesses may be changed due to the uncertainty of evolving PRC laws and regulations.

We operate our financial guarantee and financial leasing business under foreign ownership structures in China. According to the Catalogue for the Guidance of Foreign Investment Industries (“Foreign Investment Catalogue”) promulgated by the Ministry of Commerce of the PRC (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) on March 10, 2015 and effective as of April 10, 2015, our operation of financial guarantee and financial leasing businesses with foreign ownership is permitted under current PRC laws and regulations. However, the PRC laws and regulations are not fully developed and the Chinese government has been revising the laws and regulations since the Reform and Opening-up in 1979. There is still significant uncertainty resulting from the evolving PRC laws and regulations. As a result, foreign investment in these financial industries may be restricted or prohibited in the future if PRC laws and regulations are changed or revised due to the evolving political or economic conditions.

The national and regional economies in the PRC and our prospects may be adversely affected by natural disasters, acts of God and the occurrence of epidemics.

Our business is subject to general economic and social conditions in the PRC. Natural disasters, epidemics and other acts of God which are beyond our control may adversely affect the economy, infrastructure and livelihood of the people in the PRC. Some regions in the PRC are under the threat of earthquake, sandstorm, snowstorm, fire, drought, or epidemics such as Severe Acute Respiratory Syndrome, SARS, H5N1 avian flu, the human swine flu, also known as influenza A (H1N1) or the recent cases of H7N9. For instance, two serious earthquakes hit Sichuan province in May 2008 and April 2013, and resulted in significant loss of lives and destruction of assets in the region. In addition, past occurrences of epidemics, depending on their scale, have caused different degrees of damage to the national and local economies in the PRC. A recurrence of SARS or an outbreak of any other epidemics in the PRC, such as the H5N1 or the H7N9 avian flu, especially in the cities where we have operations, may result in material disruption of our business, which in turn may adversely affect our financial condition and results of operations.

Our shareholders may experience difficulties in effecting service of legal process and enforcing judgments against us, our Directors or senior management and to take action on the basis of violations of the listing rules.

Our major operations are located in the PRC, and all of our assets and subsidiaries are located in the PRC. Most of our directors and senior management reside within the PRC. The assets of these Directors and senior management are also located within the PRC. As a result, it may not be possible to effect service of process upon most of our Directors and senior management outside the PRC. Moreover, the PRC does not have treaties providing for reciprocal recognition and enforcement of court judgments in the United States. As a result, in the PRC, recognition and enforcement of court judgments from the jurisdictions mentioned above may be difficult or impossible in relation to any matter that is not subject to a binding arbitration provision.

We are a holding company located outside China and rely on dividend payments from our subsidiaries. Our ability to pay upstream dividends may be restricted due to foreign exchange controls and other Chinese regulations.

We are a holding company and a significant part of our business is carried out through our operating subsidiaries in the PRC. As a result, our ability to pay dividends depends on dividends and other distributions received from our operating subsidiaries. If any of our subsidiaries incurs debt or losses, it may impair its ability to pay dividends or other distributions to us, which could adversely affect our ability to pay dividends to our Shareholders.

PRC law requires any foreign invested enterprises, such as our subsidiaries in the PRC, to set aside part of its net profit as statutory reserves. Our PRC subsidiaries are required to set aside each year at least 10% of their after-tax profits for such year, as reported in its PRC statutory financial statements, to the statutory surplus reserve of such PRC subsidiary. Such reserve may not be discontinued until the accumulated amount has reached 50% of the registered capital of the PRC subsidiary. These statutory reserves are not available for distribution to us, except in liquidation. The calculation of distributable profits is based on PRC Accounting Standards and Regulations, which differ in many aspects from US GAAP. As a result, our subsidiary in the PRC may not be able to pay any dividend in a given year to us if it does not have distributable profits as determined under the PRC Accounting Standards and Regulations, even if it has profits for that year as determined under US GAAP.

Limitations on the ability of our PRC operating subsidiary to remit its entire after-tax profits to us in the form of dividends or other distributions could adversely affect our ability to grow, make investments that could be beneficial to our business, pay dividends and otherwise fund and conduct our business. We cannot assure that our subsidiaries will generate sufficient earnings and cash flow to pay dividends or otherwise distribute sufficient funds to us to enable us to pay dividends to our Shareholders.

The PRC Enterprise Income Tax Law (“PRC EIT Law”) and its implementation rules stipulate that if an entity is deemed to be a non-PRC resident enterprise without an establishment or place of business in the PRC, withholding tax at the rate of 10% will be applicable to any dividends paid to it by its PRC subsidiary, unless it is entitled to reduction or elimination of such tax, including by tax treaties.

In addition, restrictive covenants in bank credit facilities or other arrangements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends or make distributions to us. These restrictions could reduce the amount of dividends or other distributions we receive from our subsidiaries, which in turn would restrict our ability to pay dividends to our shareholders.

Failure by our operating subsidiaries to pay us dividends could negatively impact our cash flow and our ability to make dividend distributions to our shareholders, including during periods in which we are profitable.

Risks Related to the Transactions

Future resales of the ordinary shares of Holdco issued to the WFG shareholders may cause the market price of Holdco’s securities to drop significantly, even if Holdco’s business is doing well.

Under the merger agreement, the WFG shareholders could receive up to approximately 16,300,000 Holdco shares assuming that the maximum number of Sino public shares are converted as described above. Pursuant to the merger agreement, the WFG shareholders will be restricted from selling any of the Holdco shares that they receive as a result of the transactions during the twelve month period after the closing date of the transactions, subject to certain exceptions, and the WFG shareholders will be required to enter into lock-up agreements to such effect. See the section entitled “The Merger Proposal — Sale Restriction; Resale Registration.”

Subject to these restrictions, Holdco will enter into an amended and restated registration rights agreement at the closing of the merger with the WFG shareholders pursuant to which such holders will be granted certain demand and “piggy-back” registration rights with respect to their securities. Furthermore, the WFG shareholders may sell Holdco shares pursuant to Rule 144 under the Securities Act, if available, rather than under a registration statement. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because Sino and Holdco are currently shell companies, waiting until one year after Holdco’s filing with the SEC of a Current Report on Form 8-K containing Form 10 type information reflecting the transactions with WFG.

Upon expiration of the applicable lock-up periods, and upon effectiveness of any registration statement Holdco files pursuant to the amended and restated registration rights agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, the WFG shareholders may sell large amounts of Holdco shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Holdco’s stock price or putting significant downward pressure on the price of Holdco’s stock.

Also pursuant to the amended and restated registration rights agreement, Sino’s initial stockholders will be entitled to make a demand that Sino register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of Holdco’s securities

If Sino stockholders fail to properly elect to exercise their conversion rights or fail to deliver their shares to the transfer agent after so electing, they will not be entitled to convert their shares of common stock of Sino into a pro rata portion of the trust account.

Sino stockholders holding public shares may demand that Sino convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the transactions. Sino stockholders who seek to exercise this conversion right must deliver their stock (either physically or electronically) to Sino’s transfer agent at any time through the vote at the meeting. As a result, your stock must be received by Sino’s transfer agent by the time the vote on the merger proposal has been completed in order to properly effectuate your conversion rights. Any Sino stockholder who fails to properly elect to exercise such conversion rights or who fails to deliver his stock as described above will not be entitled to convert his or her shares into a pro rata portion of the trust account for conversion of his shares. See the section entitled “Special Meeting of Sino Stockholders — Conversion Rights” for the procedures to be followed if you wish to convert your shares to cash.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the public shares.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the public shares. Accordingly, if you hold more than 20% of the public shares and the merger proposal is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 20% or sell them in the open market. Sino cannot assure you that the value of such excess shares will appreciate over time following a business combination or that the market price of Sino’s shares of common stock will exceed the per-share conversion price. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Sino will require each public stockholder seeking to exercise conversion rights to certify to Sino whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Sino at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Sino makes the above-referenced determination. Notwithstanding the foregoing, stockholders may challenge Sino’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

Nasdaq may not list Holdco’s shares on its exchange, which could limit investors’ ability to make transactions in Holdco’s securities and subject Holdco to additional trading restrictions.

A condition of the merger agreement is that Holdco’s shares be listed on Nasdaq upon consummation of the transactions (although this condition may be waived by WFG). Holdco will be required to meet the initial listing requirements to be listed. Holdco may not be able to meet those initial listing requirements. Even if Holdco’s securities are so listed, Holdco may be unable to maintain the listing of its securities in the future.

If Holdco fails to meet the initial listing requirements and Nasdaq does not list its securities on its exchange and the requirement under the merger agreement to have Holdco’s shares listed is waived by WFG, Holdco could face significant material adverse consequences, including:

•         a limited availability of market quotations for its securities;

•         a limited amount of news and analyst coverage for the company; and

•         a decreased ability to issue additional securities or obtain additional financing in the future.

Holdco’s ability to request indemnification from WFG securityholders for damages arising out of the transactions are limited in certain instances to those claims where damages exceed $2,000,000 and is also limited to the shares placed in escrow.

At the closing of the transactions, 10% of the Holdco shares to be issued to the WFG shareholders will be deposited in escrow to provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for breaches of representations and warranties and covenants by WFG and its shareholders, and for certain other indemnifiable matters. Claims for indemnification may only be asserted by Holdco once the damages exceed a $2,000,000 deductible (subject to certain exceptions), in which event the amount payable shall be the amount of the entire loss. Accordingly, it is possible that Holdco will not be entitled to indemnification even if WFG is found to have breached certain of its representations and warranties and covenants contained in the merger agreement if such breaches would only result in damages to Holdco of less than $2,000,000. Also, the aggregate liability for damages is limited to the shares placed in escrow.

Sino’s current directors and executive officers and their affiliates own shares of common stock and rights that will be worthless and have made loans and incurred reimbursable expenses that may not be reimbursed or repaid if the transactions are not approved. Such interests may have influenced their decision to approve the business combination with WFG.

Sino’s officers and directors and/or their affiliates beneficially own insider shares and private units that they purchased prior to, or simultaneously with, Sino’s initial public offering. Sino’s executive officers, directors and their affiliates have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the transactions or another business combination are not approved within the required time period, such securities held by such persons will be worthless. Additionally, Jianming Hao has loaned Sino an aggregate of $300,000. If Sino fails to consummate a business combination, the loan would become unsecured liabilities of Sino; however, Mr. Hao has waived any claim against the trust account. Accordingly, Sino will most likely not be able to repay this loan if the transaction with WFG or another business combination is not completed. In addition, upon consummation of a business combination, the $300,000 loan is convertible at Mr. Hao’s election into units of Sino at a conversion price of $10.00 per unit. Accordingly, if a business combination is not consummated, Mr. Hao also will lose the opportunity to acquire an additional 33,000 shares underlying such units. Furthermore, Sino’s officers, directors, initial stockholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Sino’s behalf, such as identifying and investigating possible business targets and business combinations. These expenses will be repaid upon completion of the business combination with WFG. However, if Sino fails to consummate the business combination, they will not have any claim against the trust account for reimbursement. Accordingly, Sino may not be able to reimburse these expenses if the transactions are not completed. As of September 8, 2015, Sino’s officers, directors, initial stockholders and their affiliates had not incurred any unpaid reimbursable expenses but they may incur such expenses in the future. See the section entitled “The Merger Proposal — Interests of Sino’s Directors and Officers in the Transactions.”

These financial interests may have influenced the decision of Sino’s directors and officers to approve the business combination with WFG and to continue to pursue such business combination. In considering the recommendations of Sino’s board of directors to vote for the merger proposal and other proposals, its stockholders should consider these interests.

Sino’s chairman of the board and chief executive officer is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the business combination is not consummated. Such liability may have influenced his decision to approve the business combination with WFG.

If the transactions or another business combination are not consummated by Sino within the required time period, Jianming Hao, Sino’s chairman and chief executive officer, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Sino for services rendered or contracted for or products sold to Sino, but only if such a vendor or target business has not executed a waiver agreement. If Sino consummates a business combination, on the other hand, Sino will be liable for all such claims. Neither Sino nor Mr. Hao has any reason to believe that Mr. Hao will not be able to fulfill his indemnity obligations to Sino. See the section entitled “Other Information Related to Sino — Sino’s Plan of Operation” for further information.

These personal obligations of Mr. Hao may have influenced Sino’s board of director’s decision to approve the business combination with WFG and to continue to pursue such business combination. In considering the recommendations of Sino’s board of directors to vote for the merger proposal and other proposals, Sino’s stockholders should consider these interests.

The exercise of Sino’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes to the terms of the business combination or waivers of conditions are appropriate and in Sino’s stockholders’ best interest.

In the period leading up to the closing of the merger, events may occur that, pursuant to the merger agreement, would require Sino to agree to amend the merger agreement, to consent to certain actions taken by WFG or to waive rights that Sino is entitled to under the merger agreement. Such events could arise because of changes in the course of WFG’s business, a request by WFG to undertake actions that would otherwise be prohibited by the terms of the merger agreement or the occurrence of other events that would have a material adverse effect on WFG’s business and would entitle Sino to terminate the merger agreement. In any of such circumstances, it would be at Sino’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for Sino and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Sino does not believe there will be any changes or waivers that Sino’s directors and officers would be likely to make after stockholder approval of the merger proposal has been obtained. While certain changes could be made without further stockholder approval, Sino will circulate a new or amended proxy statement/prospectus and resolicit Sino’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the merger proposal.

If Sino is unable to complete the business combination with WFG or another business combination by September 1, 2016, Sino will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against Sino and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of Sino’s amended and restated certificate of incorporation, Sino must complete the business combination with WFG or another business combination by September 1, 2016, or Sino must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against Sino. Although Sino has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of Sino’s public stockholders. If Sino is unable to complete a business combination within the required time period, Jianming Hao has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Sino for services rendered or contracted for or products sold to Sino, but only if such a vendor or prospective target business does not execute such a waiver. However, he may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if Sino is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if Sino otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, Sino may not be able to return to its public stockholders at least $10.00.

Sino’s stockholders may be held liable for claims by third parties against Sino to the extent of distributions received by them.

If Sino is unable to complete the business combination with WFG or another business combination within the required time period, Sino will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Sino cannot assure you that it will properly assess all claims that may be potentially brought against Sino. As such, Sino’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Sino cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Sino.

If Sino is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Sino’s stockholders. Furthermore, because Sino intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, Sino’s board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Sino cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing Sino stockholders to increase the likelihood of approval of the merger proposal and other proposals could have a depressive effect on Sino’s stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sino or its securities, Sino’s initial stockholders, officers, directors, WFG or WFG’s securityholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the merger proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sino common stock or vote their shares in favor of the merger proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the then outstanding shares of common stock present and entitled to vote at the meeting to approve the merger proposal vote in its favor and that holders of 3,080,100 or fewer of the public shares demand conversion of their public shares into cash where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on Sino common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

The unaudited pro forma financial information included elsewhere in this joint proxy statement/prospectus may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only, has been prepared based on a number of assumptions and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the business combination been completed on the dates indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the business combination or the costs to combine the operations of Sino and WFG or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. See “Unaudited Pro Forma Consolidated Combined Financial Information”.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the transactions, Sino’s board of directors will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the merger will not be approved.

Sino’s board of directors is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the merger. If the adjournment proposal is not approved, Sino’s board will not have the ability to adjourn the special meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the transactions. In such event, the merger would not be completed.

FORWARD-LOOKING STATEMENTS

Sino believes that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, because Sino is a “blank check” company, the safe-harbor provisions of that act do not apply to statements made in this proxy statement/prospectus. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•         discuss future expectations;

•         contain projections of future results of operations or financial condition; or

•         state other “forward-looking” information.

Sino believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that Sino is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Sino or WFG in such forward-looking statements, including among other things:

•         the number and percentage of its public stockholders voting against the merger proposal and/or seeking conversion;

•         the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•         the ability to maintain the listing of Holdco’s ordinary shares on Nasdaq following the business combination;

•         changes adversely affecting the business in which WFG is engaged;

•         management of growth;

•         general economic conditions;

•         WFG’s business strategy and plans; and

•         the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of Sino, WFG or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Sino and WFG undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the merger proposal, charter proposals, incentive compensation plan proposal, or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect Sino and/or WFG.

SPECIAL MEETING OF SINO STOCKHOLDERS

General

Sino is furnishing this proxy statement/prospectus to Sino’s stockholders as part of the solicitation of proxies by Sino’s board of directors for use at the special meeting in lieu of an annual meeting of Sino stockholders to be held on October 20, 2015, and at any adjournment or postponement thereof. This proxy statement/prospectus provides Sino’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on October 20, 2015, at 10:00 a.m., eastern time, at the offices of Graubard Miller, Sino’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Purpose of the Sino Special Meeting

At the special meeting, Sino is asking holders of Sino common stock to:

•         consider and vote upon a proposal to adopt the merger agreement and approve the business combination contemplated by the merger agreement (merger proposal);

•         consider and vote upon separate proposals to approve the following material differences between the constitutional documents of Holdco and Sino: (i) the name of the new public entity will be “Wins Finance Holdings Inc.” as opposed to “Sino Mercury Acquisition Corp.”; (ii) Holdco has 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares, as opposed to Sino having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence is perpetual as opposed to Sino’s corporate existence terminating if a business combination is not consummated by Sino within a specified period of time; and (iv) Holdco’s amended and restated memorandum and articles of association does not include the various provisions applicable only to specified purpose acquisition corporations that Sino’s amended and restated certificate of incorporation contains (charter proposals);

•         consider and vote upon a proposal to approve the adoption of the 2015 Long-Term Equity Incentive Plan (incentive compensation plan proposal); and

•         consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the special meeting, Sino would not have been authorized to consummate the transactions contemplated herein (adjournment proposal).

Recommendation of Sino Board of Directors

Sino’s board of directors has unanimously determined that the merger proposal is fair to and in the best interests of Sino and its stockholders; has unanimously approved the merger proposal; unanimously recommends that stockholders vote “FOR” the merger proposal; unanimously recommends that stockholders vote “FOR” the charter proposals; unanimously recommends that stockholders vote “FOR” the incentive compensation plan proposal; and unanimously recommends that stockholders vote “FOR” an adjournment proposal if one is presented to the meeting.

Record Date; Who is Entitled to Vote

Sino has fixed the close of business on September 18, 2015, as the “record date” for determining Sino stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were 5,310,125 shares of Sino common stock outstanding and entitled to vote. Each share of Sino common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with Sino, the 1,020,025 initial shares held by the initial stockholders, the shares included in the 210,000 private units held by the initial stockholders and any shares of common stock acquired in the aftermarket by such stockholders, will be voted in favor of the merger proposal. Such holders have indicated they intend to vote their shares in favor of the other proposals presented at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Sino but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If a stockholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the merger proposal and the charter proposals.

Vote Required

The merger proposal, charter proposals and incentive compensation plan proposal will require the affirmative vote of the holders of a majority of Sino common stock outstanding on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against each proposal.

The approval of the adjournment proposal, if presented, will require the affirmative vote of the holders of a majority of Sino common stock represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposals. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposals.

Voting Your Shares

Each share of Sino common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Sino common stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Sino common stock at the special meeting:

•         You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Sino’s board “FOR” the merger proposal, the charter proposals the incentive compensation plan proposal and the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•         You Can Attend the Special Meeting and Vote in Person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Sino can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•         you may send another proxy card with a later date;

•         you may notify Richard Xu, Sino’s secretary, in writing before the special meeting that you have revoked your proxy; or

•         you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Sino common stock, you may call Morrow & Co., LLC, Sino’s proxy solicitor, at (800) 662-5200 (banks and brokers may call collect at (203) 658-9400), or Richard Xu, Sino’s secretary, at (646) 480-9882.

Conversion Rights

Holders of public shares may seek to convert their shares, regardless of whether they vote for or against the proposed transactions. Any stockholder holding public shares as of the record date who votes in favor of or against the merger proposal may demand that Sino convert such shares into a full pro rata portion of the trust account (which was approximately $10.00 per share as of September 18, 2015), calculated as of two business days prior to the anticipated consummation of the transactions. If a holder properly seeks conversion as described in this section and the transactions are consummated, Sino will convert these shares into a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the transactions.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder will not be converted to cash.

Sino’s initial stockholders will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly.

Sino stockholders who seek to convert their public shares must affirmatively vote for or against the merger proposal. Sino stockholders who do not vote with respect to the merger proposal, including as a result of an abstention or a broker non-vote, may not convert their shares into cash. Holders may demand conversion either by checking the box on their proxy card or by submitting their request in writing to Richard Xu, Sino’s secretary. Any such demand must be made no later than the vote on the merger proposal. Holders demanding conversion must deliver their stock, either physically or electronically using Depository Trust Company’s DWAC System, to Sino’s transfer agent at any time through the vote at the meeting. As a result, your stock must be received by Sino’s transfer agent by the time the vote on the merger proposal has been completed in order to properly effectuate your conversion rights. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to convert such shares, once made, may be withdrawn at any time up to the vote on the proposed transactions. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the transactions are not approved or completed for any reason, then Sino’s public stockholders who elected to exercise their conversion rights will not be entitled to convert their shares into a full pro rata portion of the trust account, as applicable. In such case, Sino will promptly return any shares delivered by public holders. If the holders of 3,080,100 public shares (representing approximately 75% of the public shares) or more properly demand conversion of their shares, Sino will not be able to consummate the transactions. In connection with Sino’s initial public offering, a stockholder of Sino has agreed that it will vote 1,000,000 shares purchased in the initial public offering in favor of any proposed initial business combination and will not convert any such shares for cash from the trust account in connection with such a stockholder vote to approve the business combination. Accordingly, the requirement that holders of not more than 3,080,100 of the public shares exercise their conversion rights will be satisfied by this arrangement.

The closing price of Sino common stock on September 8, 2015 was $9.95. The cash held in the trust account on such date was approximately $40,801,000 ($10.00 per public share). Prior to exercising conversion rights, stockholders should verify the market price of Sino common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. Sino cannot assure its stockholders that they will be able to sell their shares of Sino common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its conversion rights, then it will be exchanging its shares of Sino common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote for or against the merger proposal, properly demand conversion no later than the vote on the merger proposal, and deliver your stock certificate (either physically or electronically) to Sino’s transfer agent at any time through the vote at the meeting, and the merger is consummated.

Appraisal Rights

Neither stockholders nor rights holders of Sino have appraisal rights in connection the transactions under the DGCL.

Proxy Solicitation Costs

Sino is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Sino and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Sino will bear the cost of the solicitation.

Sino has hired Morrow & Co., LLC to assist in the proxy solicitation process. Sino will pay that firm a fee of $7,500 plus disbursements. Such payment will be made from non-trust account funds.

Sino will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Sino will reimburse them for their reasonable expenses.

Sino Initial Stockholders

As of the record date, Sino’s initial stockholders beneficially owned and were entitled to vote an aggregate of 1,020,025 initial shares that were issued prior to Sino’s initial public offering. Best Apex Limited, an initial stockholder, also purchased an aggregate of 210,000 private units simultaneously with the consummation of Sino’s initial public offering. The shares held by the Sino initial stockholders currently constitute approximately 23.2% of the outstanding shares of Sino’s common stock. In connection with the initial public offering, the initial stockholders agreed to vote the initial shares, the shares included in the private units as well as any shares of common stock acquired in the aftermarket, in favor of the merger proposal. The Sino initial stockholders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. The initial shares and private units have no right to participate in any redemption distribution and will be worthless if no business combination is effected by Sino. In connection with the initial public offering, the Sino initial stockholders entered into an escrow agreement pursuant to which their initial shares are held in escrow and may not be transferred (subject to limited exceptions) until with respect to 50% of the initial shares, the earlier of one year after the date of the consummation of an initial business combination and the date on which the closing price of our common stock exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of an initial business combination and, with respect to the remaining 50% of the initial shares, one year after the date of the consummation of an initial business combination, or earlier in each case if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sino or its securities, the Sino initial stockholders, WFG or WFG’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the merger proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sino’s common stock or vote their shares in favor of the merger proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the then outstanding shares of common stock present and entitled to vote at the meeting to approve the merger proposal vote in its favor or to decrease the number of public shares that were being converted to cash. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Sino initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on Sino common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the merger to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the merger proposal and other proposals and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Sino will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the merger proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the transactions and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.

Structure of the Transaction

Pursuant to the merger agreement, (1) Sino will be merged with and into Holdco, with Holdco surviving as the new public company and (2) immediately following the merger, the WFG shareholders will exchange 100% of the ordinary shares of WFG for cash and ordinary shares of Holdco. The merger and share exchange are intended to be consummated at the same time. However, from a practical perspective, the merger documentation required to be filed with respect to the merger will be filed immediately prior to the documentation required to be filed with respect to the share exchange.

Upon consummation of the merger,

•         each share of Sino common stock will be exchanged for one ordinary share of Holdco, except that holders of public shares shall be entitled to elect instead to receive a pro rata portion of Sino’s trust account, as provided in Sino’s charter documents; and

•         each Sino right will be exchanged for one-tenth of one ordinary share of Holdco.

Upon consummation of the share exchange, the WFG securityholders will receive from Holdco:

•         cash equal to the amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000 (provided that the cash consideration shall not exceed $25,000,000); and

•         a number of ordinary shares of Holdco determined by dividing (a) $168,000,000 less the cash consideration by (b) $10.00.

Notwithstanding the foregoing, the WFG shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. If the WFG shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco.

Headquarters; Stock Symbols

After completion of the transactions contemplated by the merger agreement:

•         the corporate headquarters and principal executive offices of Holdco will be located at 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024, PRC, which are WFG’s current corporate headquarters and its registered office will be located at P.O. Box 309, Ugland House, South Church Street, Grand Cayman, KY1-1104, Cayman Islands; and

•         if Holdco’s application for listing is approved, Holdco’s ordinary shares will be traded on Nasdaq under the symbol WINS.

Indemnification of Holdco

To provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for breaches of representations and warranties and covenants by WFG and its shareholders, and for certain other indemnifiable matters, there will be placed in escrow (with an independent escrow agent) an aggregate of 10% of the ordinary shares of Holdco issued to the WFG shareholders at closing (“Indemnity Escrow Fund”). The shares to be placed in escrow will be allocated among the WFG shareholders pro rata in proportion to their ownership interest in WFG immediately prior to the closing of the transactions. A copy of the escrow agreement is attached to this proxy statement/prospectus as Annex F.

Claims for indemnification may be asserted against the Indemnity Escrow Fund by Holdco once its damages exceed a $2,000,000 deductible, in which event the amount payable shall be the amount of the entire loss; provided, however, that such deductible shall not apply to certain actions or omissions by WFG or its subsidiaries prior to the closing that resulted in or result in noncompliance with applicable laws. On the date (the “Escrow Release Date”) that is the earlier of (a) the 30th day after the date Holdco has filed with the SEC its Annual Report for the year ending December 31, 2016 and (b) March 31, 2017, the escrow agent will release the original number of escrow shares, less amounts previously applied in satisfaction of or reserved with respect to indemnification claims. The aggregate liability for indemnifiable losses shall not exceed the original number of escrow shares in the case of all indemnifiable claims. Holdco will have no claim against the WFG shareholders at closing other than against the Indemnity Escrow Fund. Other than with respect to actual fraud or intentional or willful misrepresentation or omission, Holdco’s rights to indemnification will be its sole remedy with respect to any and all claims for money damages arising out of or relating to the merger agreement.

Sale Restriction; Resale Registration

The WFG shareholders will not be able to sell any of the ordinary shares of Holdco that they receive as a result of the share exchange until the day preceding the day that is twelve months the closing date of the merger agreement (subject to limited exceptions). The restriction on sales will end earlier than such date with respect to 50% of the shares if the closing price of the Holdco ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of the transactions. Each WFG securityholder will be required to enter into a lock-up agreement to such effect as a condition to exchanging their capital stock of WFG for the Holdco shares in connection with the share exchange. These lock-up provisions are substantively identical to the restrictions on transfer imposed on Sino’s initial stockholders with respect to their initial shares.

Holdco will enter into an amended and restated registration rights agreement at the closing of the transactions with the WFG shareholders. Under the registration rights agreement, the WFG shareholders will have certain “demand” and “piggyback” registration rights under the Securities Act of 1933, as amended (“Securities Act”), with respect to the resale of Holdco ordinary shares issued to them in the share exchange. Notwithstanding such registration rights, the sale restriction described above shall remain in effect until its expiration.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of Sino and WFG. The following is a brief discussion of the background of these negotiations, the merger agreement and related transactions.

On September 2, 2014, Sino closed its initial public offering of 4,000,000 units, with each unit consisting of one share of its common stock and one right to receive one-tenth of one share of common stock upon consummation of an initial business combination. On September 24, 2014, Sino consummated the sale of an additional 80,100 units which were subject to an over-allotment option granted to the underwriter of its initial public offering. The units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $40,801,000. Simultaneously with the consummation of the initial public offering, Sino consummated the private sale of 210,000 units to one of its initial stockholders at $10.00 per unit for an aggregate purchase price of $2,100,000. $38,701,000 of the net proceeds from the initial public offering, together with $2,100,000 raised from the private sale of units, for a total of $40,801,000, was deposited into the trust account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Promptly following Sino’s initial public offering, Sino’s officers and directors contacted several investment bankers, private equity firms, consulting firms, capital management companies, industry associations and other third parties in China in an effort to identify prospective targets for a business combination. Sino’s officers and directors also contacted relationships it had through its Nankai University and Tsinghua University alumni network.

Through this search, Sino identified and reviewed information with respect to over 100 potential target businesses.

During the search, Sino narrowed its focus on approximately 20 potential target businesses with which it had substantial discussions regarding the type and amount of consideration to be provided relative to a potential transaction, and delivered preliminary written or oral indications of interest to them.

Of these target businesses, Sino further narrowed its focus to five target businesses (including WFG) that it thought were most suitable for a potential transaction:

•         In September 2014, Sino commenced discussions with a financial leasing company formed in Tianjin in November 2011 which focused on leasing in various sectors including medical, marine equipment and manufacturing equipment. In December 2014, the parties had reached a preliminary agreement on the significant terms of a transaction but Sino was later informed that this target business had determined to pursue its own initial public offering instead of a transaction with Sino. As a result, discussions were terminated with this target business in late December 2014.

•         In September 2014, Sino also commenced discussions with a joint venture enterprise in the financial leasing industry. This target business had a shorter operating history but had signed several important contracts which might contribute to the target’s rapid growth in revenue and net income. The parties met several times in an attempt to agree on terms of a transaction but could not do so as a result of differences on what valuation should be ascribed to the target. As a result, discussions terminated with this target in February 2015.

•         In September 2014, Sino also commenced discussions with a financial guarantee company which was headquartered in Beijing with a few branches throughout China. The target had a strong 10-year operating history but had recently experienced a financial downturn due to a significant default in 2012 and was in need of a capital injection to resume its business. The parties meet several times to discuss a potential transaction but through negotiations, it became clear that the target would require an additional amount of time to organize its affairs in order to move forward with a transaction with Sino. As a result, Sino determined to terminate discussions in January 2015.

•         In October 2014, Sino commenced discussions with a Chinese commercial guarantee business formed in 2007. This target had a solid reputation within the industry and was mainly focused on the steel industry. This target’s business also had recently experienced a downturn due to an oversupply in the Chinese steel industry and was attempting to expand its business to access a new capital injection. The parties met several times to discuss a potential transaction but discussions broke down due to a disagreement over valuation and negotiations were terminated in December 2014.

On October 8, 2014, Sino was contacted by Junfeng Zhao, President and Chief Financial Officer of WFG. Mr. Zhao had learned that Sino was looking for a potential merger partner through public information. WFG was considering a public offering in the future and representatives of WFG believed a transaction with Sino could be a suitable alternative.

On October 15, 2014, the parties executed a confidentiality and non-disclosure agreement. From October 15, 2014 to November 10, 2014, WFG provided Sino with a variety of initial due diligence items, including various financial information, and Sino conducted numerous conference calls with WFG’s management to better understand and verify the information provided.

On November 11, 2014, Jianming Hao, Sino’s Chief Executive Officer, and Peiling (Amy) He, Sino’s Chief Financial Officer, visited WFG’s Beijing Office to meet with Renhui Mu, Chief Executive Officer of WFG, and Mr. Zhao. In this meeting, Messrs. Mu and Zhao discussed WFG’s goals towards expanding WFG’s business nationwide and expressed their interest in obtaining support from the capital markets. The parties also reviewed the potential structure and terms of a proposed transaction structure.

On November 14, 2014, Sino provided WFG with an illustrative economic analysis of a potential transaction and, on November 20, 2014, reviewed the analysis with Messrs. Mu and Zhao.

On November 24 and throughout the subsequent week, WFG provided Sino with a summary of financial projections which Sino reviewed.

Between December 1, 2014 and December 5, 2014, Mr. Hao and Mr. Mu communicated several times regarding the potential deal structure and valuation of WFG. The parties then met intermittently over the next two weeks to continue discussions regarding the proposed transaction. On December 22, 2014, the parties arrived at a preliminary agreement on the material transaction terms and executed a non-binding letter of intent reflecting that agreement. The letter of intent contemplated that, at the closing of the transaction, in exchange for 100% of the outstanding shares of WFG, Sino would pay the shareholders of WFG (a) $28,000,000 in cash and (b) issue shares of common stock representing 71% of the to be outstanding shares of the combined company.

From December 23, 2014 to January 8, 2015, Sino’s management team, including Mr. Hao, Richard Xu, Sino’s President, and Ms. He visited WFG’s Beijing and Jinzhong offices to perform additional comprehensive onsite due diligence, including interviewing WFG’s key employees and reviewing WFG’s legal, accounting and corporate documentation.

From January 9, 2015 to February 28, 2015, Sino’s management team continued its due diligence review of WFG’s information, including conducting many conference calls with WFG’s management and other key employees. At this time, Sino also provided WFG with a list of the information it would need to be included in this proxy statement/prospectus and WFG commenced preparing its necessary information.

From January 15, 2015 to February 13, 2015, GCA performed a valuation analysis of WFG. On February 13, 2015, GCA provided Sino with a preliminary conclusion on the valuation of WFG which was subsequently followed by a formal valuation report on February 26, 2015.

Between December 24, 2014 and February 28, 2015, King & Wood Mallesons (“King & Wood”), a Chinese law firm, performed additional legal due diligence on WFG’s Chinese subsidiaries, Johnny K. K. Leung & Co., a Hong Kong law firm performed additional legal due diligence on WFG’s Hong Kong subsidiary, and Maples and Calder, a British Virgin Islands law firm, performed additional legal due diligence on WFG’s British Virgin Islands holding company.

On February 28, 2015 and March 2, 2015, members of Sino’s and WFG’s management teams met at WFG’s Beijing office to discuss the results of this additional due diligence review. Based on this review, the parties agreed that the total transaction consideration would be equal to $168 million comprised of (a) cash consideration of at least $10 million and a maximum of $28 million, depending on the cash remaining on the trust account and (b) shares of the surviving company valued at an amount equal to $168 million less the cash consideration, divided by $10.

On March 10, 2015, Graubard Miller circulated a first draft of the merger agreement to all parties.

On March 18, 2015, representatives of Sino discussed with Messrs. Mu and Zhao via teleconference call Sino’s expected expenses to be incurred in connection with the transactions. After discussion, it was determined that the merger consideration would be revised to reflect that (a) $5 million of the cash remaining in Sino’s trust account would be deducted from the cash consideration payable to WFG’s shareholders to cover Sino’s expenses related to the transactions with any remaining balance to be available for the combined company’s working capital following the closing and (b) the maximum cash to be paid to WFG’s shareholders would be reduced to $25 million.

On March 20, 2015, legal counsel for WFG provided comments on the draft merger agreement.

On March 24, 2015, legal counsel for Sino circulated a revised draft of the merger agreement reflecting the changes to the merger consideration discussed on the March 18, 2015 teleconference call as well as certain other changes.

On March 26, 2015, legal counsel for WFG provided additional comments on the revised draft of the merger agreement, including providing for registration rights to the WFG shareholders as described elsewhere in this proxy statement/prospectus. Also on March 26, 2015, legal counsel for Sino circulated drafts of the ancillary agreements to the merger agreement.

On March 27, 2015, legal counsel for Sino circulated a further revised draft of the merger agreement reflecting certain additional legal changes to the agreement.

On March 30, 2015, legal counsel for WFG provided further legal comments on the merger agreement.

On March 31, 2015 and April 1, 2015, legal counsel for Sino circulated further revised drafts of the merger agreement.

On April 9, 2015, legal counsel for Sino circulated a final draft of the merger agreement in the form as it was executed, which final draft included the ability of the WFG shareholders to forgo receiving the cash consideration and instead receive additional ordinary shares of Holdco.

On April 10, 2015, a telephonic meeting of Sino’s board of directors was held. All directors were present on this call, as were the following invited individuals: Brian L. Ross and Jeffrey M. Gallant of Graubard Miller and Max Tsang and Keith Liu of GCA. Prior to the meeting, copies of the significant transaction documents, in substantially final form, were delivered to the directors. Mr. Xu and Ms. He led a discussion of the search for a target business and detailed the dynamics of the WFG transaction. At the request of the Sino board, Mr. Tsang of GCA then reviewed and discussed GCA’s financial analyses with respect to WFG and the proposed transactions. Thereafter, GCA rendered its oral opinion to the Sino board (which was confirmed in writing by delivery of GCA’s written opinion dated the same date), as to, as of April 10, 2015, (i) the fairness, from a financial point of view, to Sino of the merger consideration to be paid by Sino in the share exchange pursuant to the merger agreement and (ii) whether WFG had a fair market value equal to at least 80% of the balance of funds in Sino’s trust account (excluding deferred underwriting commissions and taxes payable). The full text of the written opinion of GCA, which describes, among other things, the assumptions, qualifications, limitations and other matters considered in connection with the preparation of its opinion is attached as Annex B. After considerable review and discussion, the merger agreement and related documents were unanimously approved, subject to final negotiations and modifications, and the Sino board determined to recommend the approval of the merger agreement.

The merger agreement was signed on April 24, 2015. Prior to the market open on April 27, 2015, Sino issued a press release announcing the execution of the merger agreement and some of the salient terms of the merger agreement. Sino also filed a Current Report on Form 8-K, which included the press release, the merger agreement and a presentation which provided a summary of the deal terms and additional details on WFG’s operations.

On May 5, 2015, the parties amended the merger agreement solely to correct certain ministerial disclosures contained therein.

Sino’s Board of Directors’ Reasons for Approval of the Transactions

The consideration to be paid to the WFG shareholders pursuant to the merger agreement was determined by several factors. Sino’s board of directors reviewed various industry and financial data in order to determine that the consideration to be paid to WFG was reasonable and that the transactions were in the best interests of Sino’s stockholders. The financial data reviewed included WFG’s historical and projected financial statements, comparable publicly traded company analyses prepared by Sino’s management, an analysis of proforma capital structure and trading multiples prepared by Sino’s management and analyses provided by GCA.

Sino conducted a due diligence review of WFG that included an industry analysis; an analysis of WFG’s existing business model; historical and projected financial results; and a valuation analysis in order to enable its board of directors to ascertain the reasonableness of the consideration being paid. During its negotiations with WFG, Sino did not receive services from any financial advisor to assist it in determining what consideration to offer to WFG because its officers and directors believe that their experience and backgrounds were sufficient to enable them to make the necessary analyses and determinations.

Sino’s management, including the members of its board of directors, has long and diverse experience in both operational management and investment and financial management and analysis and, in its opinion, was suitably qualified to conduct the due diligence and other investigations and analyses required in connection with Sino’s search for a merger partner. From March 2012 to August 2014, Jianming Hao, Sino’s Executive Chairman of the Board and Chief Executive Officer, served as a Partner of Beijing CAC Capital, a private equity firm with approximately $330 million (RMB 2 billion) under management, and the Chief Executive Officer of Huafu Tiancheng Investment Management Company, a $15 million (RMB 100 million) Beijing government fund with three completed investments. From 2010 to August 2014, Richard Xu, Sino’s President, served as the President of CIFCO International Group, a financial advisory firm focused on overseas investments in Chinese enterprises. From May 2012 to August 2014, Amy He, Sino’s Chief Financial Officer, served as Chief Financial Officer of Deyu Agriculture Corp., a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in Shanxi Province in the People’s Republic of China. Sino’s management believes that this experience makes Sino’s board qualified to render an opinion on the merits of this transaction. More detailed descriptions of the experience of Sino’s board of directors are included in the section of this proxy statement/prospectus entitled “Other Information Related to Sino — Director and Executive Officers.”

The Sino board of directors concluded that the merger agreement with WFG was in the best interests of Sino’s stockholders. The Sino board of directors considered a wide variety of factors in connection with its evaluation of the transactions. In light of the complexity of those factors, the Sino board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Sino board may have given different weight to different factors.

In considering the transactions, the Sino board of directors gave considerable weight to the following factors:

•         WFG’s strong financial position. WFG’s net book value is in excess of $200 million with a significant portion in cash as well as guarantee deposits and short-term investments in assets management products, which could easily be converted to cash. The Sino board of directors believes this will provide strong support for any potential strategic business expansions.

•         WFG’s nationwide business. WFG’s licenses in its leasing segments are nationwide. The Sino board of directors believes this will provide greater access to new customers.

•         Ability to use WFG’s existing business as a platform to build a comprehensive suite of financial solutions to customers. The Sino board of directors believes WFG’s existing business can form the beginning of a comprehensive suite of lending and financing solutions that can be offered to borrowers in China (especially under-served SMEs). Through a mix of strategic acquisitions of non-banking financial institutions, such as financing guarantee, financing leasing and commercial factoring providers, and an expansion of WFG’s existing base in the financing business, the Sino board believes WFG can eventually establish itself as a full-service Internet lending platform aimed at serving all areas of needs of SMEs in China as both capital providers and users.

•         WFG’s strong risk management system. WFG’s risk control and management system led to WFG having a default rate of 0.4% for the year ended June 30, 2014 and 0.5% for the year ended June 30, 2013. Further, all of WFG’s outstanding guarantee obligations are for a term of one year or less. The Sino board of directors believes that WFG’s risk management system and short term guarantee obligations reduce the risk that WFG will incur liability exposure from customer defaults.

•         Attractive industry dynamics. SMEs have become an indispensable driver in promoting economic and employment growth in the PRC, driving technological and enterprise system innovation and contributing to China’s economic transformation. The Sino board of directors viewed the potential growth in the industry that WFG engages in very appealing and believes it will allow shareholders to participate in a company with significant growth potential. Furthermore, the industry is highly fragmented and the Sino board believes there are numerous opportunities for strategic acquisitions at attractive prices.

Sino’s board of directors also considered the following potentially negative factors associated with the transactions with WFG:

•         Lack of diversification. While WFG holds licenses for both financial guarantee and financial leasing, 90% of its business is from the financial guarantee side and its financial leasing business, mostly derived from the financial guarantee clients, has not been cultivated fully. Furthermore, most of WFT’s business originates from its local city, Jinzhong in the Shanxi Province of China.

•         Regulatory concerns. WFG is subject to certain regulatory compliance issues which could lead to potential liability in the future. These include guaranteeing amounts in excess of a certain percentage of WFG’s net assets and the failure to make certain social insurance and unemployment insurance payments, all in violation of existing regulations. For complete details on such compliance issues, see the section titled “Business of WFG — Non-Compliance of Laws and Regulations.”

•         Corporate governance practices. WFG’s current corporate governance structure and practices do not meet with the prevailing international standards and will need to be thoroughly reviewed and strengthened following consummation of the transactions.

Sino’s board of directors concluded, however, that the potentially negative factors associated with the transactions with WFG were outweighed by the potential benefits of the transactions described above.

Opinion of Financial Advisor

In making its determination with respect to the transactions, Sino’s board of directors also considered the financial analysis reviewed by GCA with the Sino board, and the oral opinion of GCA to the Sino board (which was subsequently confirmed in writing by delivery of GCA’s written opinion dated the same date), as to, as of April 10, 2015, (i) the fairness, from a financial point of view, to Sino of the merger consideration to be paid by Sino pursuant to the merger agreement and (ii) whether WFG had a fair market value equal to at least 80% of the balance of funds in Sino’s trust account (exclusive of deferred underwriting commissions and taxes payable). See “The Merger — Opinion of the Financial Advisor to the Board of Directors of Sino.”

Satisfaction of 80% Test

It is a requirement under Sino’s amended and restated certificate of incorporation that any business acquired by Sino have a fair market value equal to at least 80% of the balance of the funds in the trust account (exclusive of deferred underwriting commissions and taxes payable) at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of WFG generally used to approve the transaction, including a comparison of comparable companies and a discounted cash flow analysis, the Sino board of directors determined that this requirement was met. The board determined that consideration being paid in the transaction merger, which amount was negotiated at arms-length, was fair to and in the best interests of Sino and its stockholders and appropriately reflected Sino’s value. In reaching this determination, the board concluded that it was appropriate to base such valuation on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills as well as quantitative factors such as WFG’s historical growth rate and its potential for future growth in revenues and profits. Sino’s board of directors believe that the financial skills and background of its members qualify it to conclude that the acquisition of WFG met this requirement. In addition, the Sino board of directors considered the financial analysis reviewed by GCA with the Sino board, and the oral opinion of GCA to the Sino board (which was subsequently confirmed in writing by delivery of GCA’s written opinion dated the same date), as to, as of April 10, 2015, whether WFG had a fair market value equal to at least 80% of the balance of funds in Sino’s trust account.

Interests of Sino’s Directors and Officers in the Transactions

In considering the recommendation of the board of directors of Sino to vote in favor of approval of the merger proposal, the charter amendments proposal and the other proposals, stockholders should keep in mind that Sino’s initial stockholders, including its directors and executive officers, have interests in such proposals that are different from, or in addition to, those of Sino stockholders generally. In particular:

•         If the merger or another business combination is not consummated by September 1, 2016, Sino will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 1,020,025 initial shares held by Sino’s initial stockholders, including its directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to Sino’s initial public offering, would be worthless because Sino’s initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $10,149,248.75 based upon the closing price of $9.95 per share on the Nasdaq on September 8, 2015.

•         An affiliate of Jianming Hao, Sino’s Chief Executive Officer, purchased an aggregate of 210,000 private units from Sino for an aggregate purchase price of $2,100,000 (or $10.00 per unit). These purchases took place on a private placement basis simultaneously with the consummation of the initial public offering. All of the proceeds Sino received from these purchases were placed in the trust account. Such units had an aggregate market value of $2,247,000 based upon the closing price of $10.70 per unit on the Nasdaq on September 8, 2015. The purchaser of the private units waived the right to participate in any redemption or distribution with respect to such private units. Accordingly, the Sino shares and rights underlying the private units will become worthless if Sino does not consummate a business combination (as will the Sino rights held by public stockholders).

•         The transactions contemplated by the merger agreement provide that Jianming Hao, Richard Xu and Bradley Reifler will be directors of Holdco. As such, in the future each may receive cash fees, stock options or stock awards that the Holdco board of directors determines to pay to its directors. Additionally, Jianming Hao, Richard Xu and Amy He will be officers of Holdco after the closing of the transactions and will enter into employment agreements providing for them to receive base salaries of $156,000, $144,000 and $144,000, respectively.

•         If a business combination is not consummated within the required time period, Jianming Hao will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Sino for services rendered or contracted for or products sold to Sino, but only if such a vendor or target business has not executed such a waiver.

•         Jianming Hao has loaned Sino an aggregate of $300,000. If Sino fails to consummate a business combination, the loan would become unsecured liabilities of Sino; however, Mr. Hao has waived any claim against the trust account. Accordingly, Sino will most likely not be able to repay this loan if the transaction with WFG or another business combination is not completed. In addition, upon consummation of a business combination, the $300,000 loan is convertible at Mr. Hao’s election into units of Sino at a conversion price of $10.00 per unit. Accordingly, if a business combination is not consummated, Mr. Hao also will lose the opportunity to acquire an additional 33,000 shares underlying such units, which would have an aggregate market value of $328,350 based upon the closing price of $9.95 per share on Nasdaq on September 8, 2015.

•         Sino’s officers, directors, initial stockholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Sino’s behalf, such as identifying and investigating possible business targets and business combinations. If Sino fails to consummate the business combination with WFG, they will not have any claim against the trust account for the reimbursement of these expenses. Accordingly, Sino may not be able to reimburse these expenses if the business combination with WFG is not completed. As of September 8, 2015, Sino’s officers, directors, initial stockholders and their affiliates had not incurred any unpaid reimbursable expenses but they may incur such expenses in the future.

•         If Sino is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Jianming Hao has agreed to advance Sino the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Recommendation of Sino’s Board of Directors

After careful consideration of the matters described above, Sino’s board of directors determined that each of the merger proposal, the charter proposals, the incentive compensation plan proposal and the adjournment proposal, if presented, are fair to and in the best interest of Sino’s stockholders and unanimously recommends that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the Sino board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Sino board of directors.

Opinion of Financial Advisor to the Board of Directors of Sino

On April 10, 2015, GCA rendered its oral opinion to the Sino board (which was confirmed in writing by delivery of GCA’s written opinion dated such date), that, as of April 10, 2015, (i) the consideration to be paid by Sino in the share exchange pursuant to the merger agreement was fair, from a financial point of view, to Sino and (ii) WFG had a fair market value equal to at least 80% of the balance of funds in Sino’s trust account (exclusive of deferred underwriting commissions and taxes payable).

The summary of the opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by GCA in preparing its opinion. However, neither GCA’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed transactions.

The opinion was addressed to the Sino board for the use and benefit of the members of the Sino board (in their capacities as such) in connection with the Sino board’s evaluation of the transactions. The opinion is not intended to and does not constitute advice or a recommendation to any of Sino’s stockholders or any other security holders as to how such holder should vote or act with respect to any matter relating to the transactions or otherwise. GCA’s opinion should not be construed as creating any fiduciary duty on GCA’s part to Sino or any other party to the merger agreement, any security holder of Sino or such other party, any creditor of Sino or such other party, or any other person. GCA’s opinion was just one of the several factors the Sino board took into account in making its determination to approve the transactions, including those described elsewhere in this proxy statement/prospectus.

GCA’s opinion was limited to whether, as of the date of such opinion, the consideration to be paid by Sino in the share exchange was fair to Sino, from a financial point of view, and whether the fair market value of WFG equaled or exceeded 80% of the amount held by Sino in trust for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on such funds) and does not address any other terms, aspects or implications of the transactions, including, without limitation, the form or structure of the transactions, any consequences of the transactions on Sino, its stockholders, creditors or any other constituencies of Sino, or any terms, aspects or implications of any voting, support, stockholder, or other agreements, arrangements or understandings contemplated or entered into in connection with the transactions or otherwise. The opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Sino; (ii) the legal, tax or accounting consequences of the transactions on Sino, its stockholders or any other party; (iii) the fairness of the amount or nature of any compensation to any officers, directors or employees of WFG, or class of such person, relative to the compensation paid to any other party; or (iv) whether Sino has sufficient cash, available lines of credit or other sources of funds to enable it to pay the consideration in the share exchange at the closing of the transactions. Furthermore, GCA did not express any opinion as to the prices, trading range or volume at which Sino’s securities will trade following public announcement or consummation of the transactions.

GCA’s analysis and opinion were necessarily based upon market, economic, and other conditions, as they exist on, and could be evaluated as of the date of the opinion. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, GCA did not assume any obligation to update, review, or reaffirm the opinion to the Sino board or any other person or otherwise to comment on or consider events occurring or coming to GCA’s attention after the date of the opinion.

In arriving at its opinion, GCA made such reviews, analyses, and inquiries as GCA deemed necessary and appropriate under the circumstances. Among other things, GCA:

•         discussed the transactions and related matters with Sino’s counsel and reviewed a draft copy of the merger agreement;

•         reviewed the audited financial statements of WFG and its subsidiaries for the two years ended December 31, 2012 and December 31, 2013, and unaudited consolidated financial statements of WFG and its subsidiaries for the period from January 1, 2014 through December 31,2014 prepared under the generally accepted accounting principles of China;

•         reviewed and discussed with Sino’s management certain other publicly available information concerning Sino and WFG;

•         held discussions with WFG’s management, including, without limitation, with respect to, estimates of certain transaction charges and the pro forma financial impact of the transactions on WFG;

•         reviewed certain non-publicly available information concerning WFG, including internal financial analyses and forecasts prepared by management of WFG which we were directed by Sino to use for purposes of its analysis, and held discussions with WFG’s senior management regarding the latest business developments;

•         reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that GCA considered relevant to its analysis;

•         compared the equity values of WFG implied by the various financial analyses it conducted to the amount held in trust by Sino for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on such funds);

•         participated in certain discussions and negotiations between representatives of Sino and WFG;

•         conducted such other financial studies, analyses and investigations and considered such other information as GCA deemed necessary or appropriate for purposes of its opinion; and

•         took into account its assessment of general economic, market and financial conditions and it experience in other transactions, as well as its experience in securities valuations and GCA’s knowledge of WFG’s industry generally.

In rendering its opinion, GCA relied upon and assumed, with the Sino board’s acknowledgement and consent, without independent investigation or verification, the accuracy and completeness of all of the financial and other information that was provided to GCA by or on behalf of Sino or WFG, or that was otherwise reviewed by GCA, and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts regarding WFG prepared by management of WFG and supplied to GCA by Sino and WFG, as applicable, GCA assumed, at the direction of Sino, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Sino and WFG, as applicable, as to the future operating and financial performance of WFG and that they provided a reasonable basis upon which GCA could form the opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. GCA relied on this projected information without independent verification or analysis and did not in any respect assume any responsibility for the accuracy or completeness thereof. For purposes of the opinion, GCA also assumed, at the Sino board’s direction and with the Sino board’s consent, that the per share value of the ordinary shares of Holdco to be issued to WFG shareholders in the share exchange is equal to the current cash per share held in trust for the benefit of Sino’s public stockholders.

GCA also confirmed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Sino, Holdco or WFG between the date of valuation and the date of the opinion. GCA did not make or obtain any independent evaluation, appraisal or physical inspection of Sino’s, Holdco’s or WFG’s individual assets or liabilities, nor has GCA been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty and assumptions, GCA assumes no responsibility for their accuracy.

GCA has assumed, with Sino’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the transactions will be satisfied and not waived. In addition, GCA assumed that the merger agreement would not differ materially from the draft they reviewed. GCA also assumed that the transactions would be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by Sino or any other party and without any adjustment to the consideration to be received by the WFG shareholders, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the transactions will not have an adverse effect on Sino, WFG or the transactions. GCA assumed that the transactions will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Section 16(a) of the Exchange Act and all other applicable United States federal and state statutes, rules and regulations and all other laws applicable to Sino, Holdco, WFG, and Holdco. GCA further assumed that Sino had relied upon the advice of its counsel, independent accountants and other advisors (other than GCA) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Sino, Holdco, WFG, the transactions and the merger agreement.

In connection with preparing its opinion, GCA performed a variety of financial analyses. The following is a summary of the material financial analyses performed by GCA in connection with the preparation of its opinion. It is not a complete description of all analyses underlying such opinion. The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a consequence, neither GCA’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description. In arriving at its opinion, GCA assessed as a whole the results of all analyses undertaken by it with respect to the opinion. While it took into account the results of each analysis in reaching its overall conclusions, GCA did not make separate or quantifiable judgments regarding individual analyses and did not draw, in isolation, conclusions from or with regard to any individual analysis or factor. Therefore, GCA believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by GCA in preparing the opinion.

The implied valuation reference ranges indicated by GCA’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. Much of the information used in, and accordingly the results of, GCA’s analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses performed by GCA in connection with the preparation of its opinion.

For purposes of its analyses, GCA considered the implied value of the consideration to be paid in the share exchange of $168,000,000, assuming the issuance of a number shares based upon the liquidation value per share of Sino common stock of $10.00, which Sino advised GCA, and GCA, with the consent of the Sino board, assumed was a reasonable basis upon which to evaluate the Sino common stock.

Share prices for the selected companies used in the selected companies analysis described below were as of December 31, 2014. Financial information such as shareholders’ equity for the selected companies listed below as of December 31, 2014 (if not available, December 31, 2013) were based on publicly information available.

Estimates of financial performance for WFG for the year ended December 31, 2014, was based on the internal financial statements prepared by WFG management and provided to GCA and for the years ending December 31, 2015 to 2019 were based on the WFG projections.

Discounted Cash Flows Analysis

GCA performed a discounted cash flow analysis of WFG by calculating the estimated net present value of WFG’s free cash flows attributable to WFG from 2015 to 2019 using WFG’s projection and estimates of the terminal value of WFG after 2019. In performing this analysis, GCA applied discount rates ranging from 21.94% to 25.94% to the projected free cash flows attributable to WFG’s financial leasing business and discount rates ranging from 14.05% to 18.05% to the projected free cash flows attributable to WFG’s financial guarantee business, and applied perpetual growth rates ranging from 2% to 4% to estimate the terminal value. This analysis indicated an implied equity value reference range of $207,000,000 (RMB1,283,000,000) to $283,000,000 (RMB 1,755,000,000) for WFG, as compared to the implied value of the consideration to be paid in the share exchange of $168,000,000.

Projections Furnished by WFG to GCA

WFG provided GCA with its internally prepared projections for each of the years in the five-year period ending June 30, 2019. The projections were prepared based on WFG’s original development strategy without considering any potential changes of the strategy after reaching the agreement with Sino for the megers, and do not include costs associated with the mergers or any additional equity capital that may be available to WFG (such as the capital that may be provided by Sino in this transaction). The projections were not prepared with a view to public disclosure or under GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use and capital budgeting and other management purposes, are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

In compiling the projections, WFG took into account estimates regarding commission rates on guarantee service and interest rates on the financial leasing business. The projections reflect numerous assumptions including assumptions with respect to the business growth strategy, economic, market, regulatory and financial condition and various other factors, all of which are difficult to predict and many of which are beyond WFG’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.”

The financial projections for revenue and costs are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond WFG’s control. While all projections are necessarily speculative, WFG believes that the prospective financial information covering periods beyond twelve months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement/prospectus should not be regarded as an indication that WFG or its representatives considered or consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

The projections were requested by, and disclosed to, GCA and Sino for use as a component in its overall evaluation of WFG, and are included in this proxy statement/prospectus on that account. WFG has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to Sino. Neither WFG’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of WFG compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made except as required by law or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Holdco will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

The projections were prepared by, and are the responsibility of, WFG’s management. Marcum Bernstein&Pinchuk LLP (“MBP”), WFG’s auditor, has neither examined, compiled nor performed any other procedures with respect to the projections and, accordingly, MBP does not express an opinion or any other form of assurance with respect thereto. The reports furnished by MBP included in this registration statement/prospectus relate to historical financial information of WFG. They do not extend to the projections and should not be read as if they do.

The key elements of the projections provided by WFG are summarized below (in millions of dollars, except percentages):

	For the years ended June 30,
($ in millions)	2015 Projected	2016 Projected	2017 Projected	2018 Projected	2019 Projected
Net income from guarantee service	12.7	15.0	25.3	36.8	46.2
% growth	81%	18%	69%	45%	26%
Net income from direct financing income	2.4	4.6	7.9	12.1	16.2
% growth	48%	93%	72%	54%	34%
Financial advisory and agency income	2.9	12.9	16.2	18.4	15.9
% growth	266%	340%	25%	14%	-13%
Intereston short-term investments	10.8	5.1	4.8	2.3	—
% growth	622%	-53%	-6%	-52%	-100%
Operating Expenses	2.6	4.7	6.5	11.0	11.4
% growth	60%	83%	40%	68%	3%
Net income	22.8	26.6	38.0	47.2	52.1
% growth	204%	17%	43%	24%	10%

Selected Companies Analysis

GCA considered certain financial data for WFG and selected companies with publicly traded equity securities GCA deemed relevant. The selected companies were selected because they were deemed to be similar to WFG in one or more respects including, the nature of their business, size, and financial performance. Because companies are not identical or necessarily directly comparable to one another, identification of companies for use in a selected companies analysis involves the exercise of qualitative judgment. The selected companies with publicly traded equity securities were:

•         Far East Horizon Ltd. (3360 Hong Kong Stock Exchange (“HKSE”))

•         Simsen International Corp. (993 HKSE)

•         Sino Credit Holdings Ltd. (628 HKSE)

•         Bohai Leasing Co., Ltd (000415, Shenzhen Stock Exchange of China)

•         China Financial Services Holdings (605 HKSE)

•         Hanhua Financial Holding (3903 HKSE)

•         China Success Finance Group (3623 HKSE)

•         Differ Group Holding Co., Ltd. (8056 HKSE)

The financial data reviewed was share price as multiple of the net book value per share as of December 31, 2014 (or if not available, December 31, 2013), or “P/NBV”. The multiple of P/NBV of these selected companies as of December 31, 2014 ranged from 0.80x to 2.86x.

GCA applied a multiple of 2.00x to the net book value of WFG’s financial leasing business as of December 31, 2014 and a multiple of 1.18x to the net book value of WFG’s financial guarantee business as of December 31, 2014, which resulted in an implied equity value reference of $252,000,000 (RMB1,563,000,000), as compared to the implied value of the consideration to be paid in the share exchnage of $168,000,000.

None of the selected companies have characteristics identical to WFG. An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.

Other matters relating to GCA’s opinion

GCA, as part of its appraisal services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers and acquisitions of listed and unlisted securities and valuations for estate, corporate and other purposes. GCA has acted as appraiser to Sino in connection with the transactions and received a fee of approximately $37,500 (HK$290,000) for its services, none of which was contingent upon the consummation of the transactions. In addition, Sino has agreed to indemnify GCA for certain liabilities arising out of its engagement.

Material Federal Income Tax Consequences of the Transactions to Sino and Its Securityholders

The following section is the opinion of Graubard Miller, counsel to Sino, regarding material United States federal income tax consequences of the merger to holders of Sino common stock. This discussion addresses only those Sino security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•         financial institutions;

•         investors in pass-through entities;

•         tax-exempt organizations;

•         dealers in securities or currencies;

•         traders in securities that elect to use a mark to market method of accounting;

•         persons that hold Sino common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•         persons who are not citizens or residents of the U.S.

The Graubard Miller opinion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date of its opinion, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither Sino nor WFG intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

The merger has been structured to qualify as a reorganization under the Code. It is the opinion of Graubard Miller that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and pursuant to

Section 367(a) of the Code and Treasury Regulations Sections 1.367(a)-3(c), will not result in the recognition of gain or loss by any holder of Sino common stock owning less than 5% of the shares of Holdco following the merger or any holder of Sino common stock owning 5% or more of the shares of Holdco following the merger if such stockholder files a gain recognition agreement, as further described below.

The U.S. federal tax basis of the shares of Holdco received by the holder of Sino common stock in the merger will be the same as the adjusted tax basis of the Sino common stock surrendered in exchange therefore. The holding period of the shares of Holdco received in the merger by a holder of Sino common stock will include the period during which such Sino common stock was held as a capital asset on the date of the merger.

A holder of Sino common stock who owns 5% or more of the ordinary shares of Holdco will recognize gain upon the exchange of such stockholder’s common stock in Sino for ordinary shares of Holdco, unless such stockholder files a gain recognition agreement with the stockholder’s income tax return for the taxable year that includes the date of the merger. Gain is measured by the difference between the fair market value of the ordinary shares of Holdco received and the tax basis of that stockholder’s shares of Sino common stock. The gain recognition agreement requires, among other things, the 5% or more Holdco shareholder:

•         to waive the statute of limitations on a Form 8838,

•         to file a statement with his or her income tax return for each of the five full taxable years following the year of the merger certifying that a taxable disposition of substantially all of the assets of Holdco has not occurred; and

•         if such a disposition has occurred, to include in income the previously unrecognized gain on the conversion of the shares and pay interest on any resulting tax.

Sino stockholders required to file gain recognition agreements as described above are strongly encouraged to consult their own tax advisors regarding the specific information to be included in such agreements, and the requirements for recognizing gain with respect to the Sino securities.

The foregoing U.S. federal income tax consequences are not materially affected by the changes made to the Code by the American Jobs Creation Act of 2004 (Code Section 7874) in the treatment of domestic business entities which expatriate from the United States to a foreign jurisdiction. These new provisions generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% continuing share ownership in the successor foreign entity by the former stockholders of the U.S. corporation and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized. Under the terms of the merger agreement, immediately following the transactions, the current holders of Sino will own less than 60% of the then outstanding ordinary shares and purchase options of Holdco. As a result, Holdco will be respected as a foreign corporation for U.S. income tax purposes and will not be classified as an expatriated entity.

As Sino’s assets consist primarily, if not solely, of cash, Sino should not incur any material amount of U.S. federal income or other tax as a result of the merger. No gain or loss will be recognized by Sino on the transfer of its cash assets to Holdco in the merger. An evaluation will be made prior to the closing of the merger to establish whether Sino has any intangible assets with respect to which it would be required to recognize gain in connection with the merger. If there are any such intangible assets, it is not expected that they are of substantial value or that any material U.S. federal income tax will be incurred. The IRS may not agree with this conclusion. In such an event, there may be a significant tax obligations for Holdco, the surviving company, to pay based on the value of Sino’s appreciated assets at the time of the transactions.

The conclusions expressed above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions.

It is also the opinion of Graubard Miller that a stockholder of Sino who exercises conversion rights and effects a termination of the stockholder’s interest in Sino will be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Sino for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Sino common stock. This gain or loss will be a capital gain or loss if such shares were held as a capital asset on the date of the merger and will be a long-term capital gain or loss if the holding period for the share of Sino common stock is more than one year. The tax opinion issued to Sino by Graubard Miller, its counsel, is attached to this proxy statement/prospectus as Annex D. Graubard Miller has consented to the use of its opinion in this proxy statement/prospectus.

This discussion is intended to provide only a summary of the material United States federal income tax consequences of the merger. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the transactions.

Anticipated Accounting Treatment

The transactions will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of WFG will own at least 71.4% of the outstanding ordinary shares of Holdco immediately following the completion of the transactions (assuming no holder of Sino common stock seeks conversion rights) and WFG’s operations will be the operations of Holdco following the transactions. Accordingly, WFG will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of WFG. As a result, the assets and liabilities and the historical operations that will be reflected in the Holdco financial statements after consummation of the transactions will be those of WFG and will be recorded at the historical cost basis of WFG. Sino’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of WFG upon consummation of the transactions.

Regulatory Matters

The transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the State of Delaware, Cayman Islands and British Virgin Islands necessary to effectuate the merger and share exchange.

Required Vote

The approval of the merger proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of Sino common stock. Additionally, the transactions will not be consummated if the holders of more than 3,080,100 of the public shares properly demand that Sino convert their public shares into their pro rata share of the trust account.

The approval of the merger proposal is a condition to the consummation of the merger. If the merger proposal is not approved, the other proposals (except an adjournment proposal, as described below) will not be presented to the stockholders for a vote.

THE SINO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SINO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the merger structure, merger consideration and indemnification provisions of the merger agreement, see the section entitled “The Merger Proposal.” Such discussion and the following summary of other material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the transactions.

Closing and Effective Time of the Transactions

The closing of the transactions will take place on the third business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Transactions,” unless Sino and WFG agree in writing to another time. The transactions are expected to be consummated as soon as practicable after the special meeting of Sino’s stockholders described in this proxy statement/prospectus.

Representations and Warranties

Except as limited below, the merger agreement contains representations and warranties of each of Sino, Holdco and WFG generally relating, among other things, to:

•         proper organization and similar corporate matters;

•         subsidiaries;

•         capital structure of each company;

•         the authorization, performance and enforceability of the merger agreement;

•         required filings and consents and absence of conflicts;

•         compliance with laws and other legal requirements;

•         absence of undisclosed liabilities;

•         absence of certain changes or events;

•         litigation;

•         employee benefit plans;

•         labor matters;

•         restrictions on business activities;

•         real property, leases and personal property;

•         taxes;

•         environmental matters;

•         brokerage and similar fees;

•         intellectual property;

•         contracts and commitments;

•         insurance;

•         interested party transactions;

•         indebtedness;

•         in the case of Sino, listing or quotation of its securities;

•         board approval;

•         stockholder approval;

•         absence of illegal or improper transactions; and

•         in the case of Sino, amount of funds in the trust account and execution of the Founding Shareholder Agreements.

Covenants

Sino and WFG have each agreed to take such actions as are necessary, proper or advisable to consummate the transactions. Each of them has also agreed to continue to operate their respective businesses in the ordinary course consistent with past practices prior to the closing and not to take the following actions, among others, except as permitted by the agreement, without the prior written consent of the other party:

•         waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

•         transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event will either party license on an exclusive basis or sell any of its intellectual property;

•         grant any severance or termination pay to any officer or employee outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies currently existing and disclosed to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement;

•         declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•         purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of WFG, its subsidiaries or Sino;

•         issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

•         amend its charter documents;

•         acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

•         sell, lease, license, encumber or otherwise dispose of any properties or assets, except (i) sales of inventory and property, plant and equipment in the ordinary course of business consistent with past practice, and (ii) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

•         except in the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Sino, WFG or any of WFG’s subsidiaries, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

•         except in the ordinary course of business, consistent with past practice, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

•         pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the merger agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities previously disclosed in financial statements provided to the other party in connection with the merger agreement, or incurred since the date of such financial statements;

•         waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which it is a party or of which it is a beneficiary;

•         except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

•         except as required by GAAP or as disclosed to the other party prior to signing the merger agreement, revalue any of its assets or make any change in accounting methods, principles or practices;

•         except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $2,000,000 in any 12 month period;

•         settle any material litigation where an officer, director or stockholder is a party or the consideration is other than monetary except in the ordinary course of business consistent with past practices;

•         make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;

•         make capital expenditures in excess of $2,000,000 in the aggregate;

•         make or omit to take any action which would be reasonably anticipated to have a material adverse effect;

•         enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice or, in the case of Sino, advancement or reimbursement of expenses in connection with Sino’s search for a business combination; or

•         agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•         Sino and Holdco to prepare and file this proxy statement/prospectus, to be used for the purpose of soliciting proxies from the Sino stockholders for the matters to be acted upon at the special meeting;

•         the appointment of certain officers and directors of Holdco;

•         the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information. See the section entitled “The Merger Agreement — Confidentiality; Access to Information”;

•         the parties to use commercially reasonable efforts to do all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including obtaining all necessary approvals from governmental agencies and other third parties;

•         WFG’s and its affiliates to waive their rights to make claims against Sino to collect from the trust account any monies that may be owed to them by Sino (except in certain limited exceptions);

•         the parties to use commercially reasonable best efforts to obtain the listing for trading on the Nasdaq of the Holdco ordinary shares. If such listing is not obtained by the closing, the parties shall continue to use their best efforts after the closing to obtain such listing;

•         WFG not to solicit or enter into discussions or transactions with any third party regarding any merger, sale of ownership interests or assets of the other party;

•         Holdco to maintain tail directors’ and officers’ liability insurance policies for a period of six years following the merger;

•         The WFG shareholders to repay any amounts owed by them to WFG, cause any guaranty made by WFG for the benefit of the WFG shareholders to be terminated and cease to own any direct interest in any WFG subsidiary;

•         WFG to provide periodic financial information to Sino through the closing;

•         Sino to cause the trust account to be distributed immediately upon consummation of the transactions and to pay all liabilities and obligations of Sino due or incurred at or prior to the date of closing, including (i) payment to the holders of public shares who elect to convert their shares into cash, (ii) payment of Sino’s income and other tax obligations, (iii) repayment of loans and reimbursement of expenses to directors and officers of Sino, and (iv) payment of transaction costs of Sino;

•         Holdco to enter into employment agreements with Jianming Hao, Renhui Mu, Ricahrd Xu, and Peiling (Amy He) having the general terms set forth in the merger agreement; and

•         Holdco to create a stock incentive plan and allocate to the plan a number of shares equal to 10% of the Holdco ordinary shares outstanding immediately after the closing.

Conditions to Closing of the Merger

General Conditions

Both Sino’s and WFG’s obligations to consummate the transactions contemplated by the merger agreement are conditioned upon, among other things:

•         the merger proposal having been duly approved and adopted by the Sino stockholders by the requisite vote under the laws of Delaware and Sino’s amended and restated certificate of incorporation;

•         holders of no more than 3,080,100 of the public shares having exercised their right to convert their public shares into cash;

•         confirmation from Nasdaq that Holdco meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders; and

•         the proxy statement/prospectus being declared effective.

In addition, each of Sino’s and WFG’s obligations to consummate the transactions contemplated by the merger agreement are conditioned upon, among other things:

•         the representations and warranties of the other party being true and correct as of the date of the merger agreement and on and as of the closing and the other party having performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing (except to the extent that any failure to perform or comply is not willful and does not constitute a material adverse effect), and each of Sino and WFG having received a certificate with respect to the foregoing from the other party; and

•         all necessary consents, waivers and approvals required to be obtained by the other party in connection with the merger having been received, other than consents, waivers and approvals the absence of which could not reasonably be expected to have a material adverse effect.

WFG’s Conditions to Closing

The obligations of WFG to consummate the transactions contemplated by the merger agreement also are conditioned upon, among other things:

•         there being no material adverse change affecting Sino;

•         Sino shall be in compliance with public company reporting requirements;

•         certain individuals having resigned from their positions with Sino and Holdco;

•         the amended and restated registration rights agreement shall have been executed and delivered by the parties thereto; and

•         receipt by WFG of opinions of its counsel in agreed form.

Sino’s and Holdco’s Conditions to Closing

The obligations of Sino and Holdco to consummate the transactions contemplated by the merger agreement also are conditioned upon each of the following, among other things:

•         there being no material adverse change affecting WFG;

•         the lock-up agreements shall have been executed and delivered by the parties thereto;

•         Holdco shall have entered into employment agreements with each of Messrs. Hao, Mu, Xu and Ms. He;

•         all outstanding indebtedness owned by any insider of WFG shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which WFG has guaranteed the payment or performance of any obligations of any WFG insider to a third party shall have been terminated; and (iii) no WFG insider shall own any direct equity interests in any subsidiary of WFG;

•         the amended and restated registration rights agreement shall have been executed and delivered by the parties thereto; and

•         receipt by Sino of opinions of its counsel in agreed form.

Waiver

If permitted under applicable law, either WFG or Sino may, in writing, waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any agreements or conditions for the benefit of itself contained in the merger agreement or in any document delivered pursuant to the merger agreement. The conditions applicable to both Sino and WFG’s obligations may only be waived by mutual agreement of both parties. The condition that holders of no more than 3,080,100 of the public shares exercise their right to convert their public shares into a pro-rata portion of the trust account may not be waived. Sino cannot assure you that all of the conditions will be satisfied or waived.

At any time prior to the closing, either WFG or Sino may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Sino and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•         by mutual written agreement of Sino and WFG;

•         by either Sino or WFG if the transactions are not consummated on or before December 31, 2015, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement;

•         by either Sino or WFG if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

•         by either Sino or WFG if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within fifteen days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

•         by either Sino or WFG if the transactions shall fail to be approved by holders of Sino’s public shares or the holders of more than 3,080,100 of Sino’s public shares shall exercise conversion rights;

Effect of Termination

In the event of proper termination by either Sino or WFG, the merger agreement will be of no further force or effect and the merger will be abandoned, except that:

•         the parties’ confidentiality obligations set forth in the merger agreement will survive. See the section entitled “The Merger Agreement — Confidentiality; Access to Information”;

•         the waiver by WFG and its affiliates of their rights to make claims against Sino to collect from the trust account any monies that may be owed to them by Sino will survive;

•         each party’s liability for breach of the merger agreement will survive; and

•         the obligation of each party to pay fees and expenses incurred by such party in connection with the merger agreement will survive. See the section entitled “The Merger Agreement — Fees and Expenses.”

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the transactions are consummated.

Confidentiality; Access to Information

Sino and WFG will afford to the other party and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel during the period prior to the closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel, as each party may reasonably request. Sino and WFG will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement.

Amendments

The merger agreement may be amended by the parties thereto at any time prior to the closing of the transactions by execution of an instrument in writing signed on behalf of each of the parties. After the closing, the agreement may be amended only with the consent of Sino and the committee, to act on behalf of Sino, as described in the merger agreement.

Governing Law; Consent to Jurisdiction

The merger agreement is governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under applicable principles of the conflicts of laws of New York. With respect to disputes related to the merger agreement, each party irrevocably submitted to arbitration brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Sino is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines the unaudited combined historical balance sheet of WFG as of March 31, 2015 with the unaudited historical condensed consolidated balance sheet of Sino as of June 30, 2015, giving effect to the transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the six months ended June 30, 2015 combines the unaudited historical combined statement of income of WFG for the six months ended March 31, 2015 with the unaudited historical condensed consolidated statement of operations of Sino for the six months ended June 30, 2015, giving effect to the transactions as if they had been consummated as of January 1, 2014.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2014 combines the unaudited historical combined statement of income of WFG for year ended December 31, 2014 with the audited historical statement of operations of Sino for the period from March 28, 2014 (inception) to December 31, 2014, giving effect to the transactions as if they had been consummated as of January 1, 2014.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The historical financial information of WFG was derived from the unaudited combined financial statements of WFG for the nine months ended March 31, 2015 and audited combined financial statements of WFG for the year ended June 30, 2014 included elsewhere in this proxy statement/prospectus. The historical financial information of Sino was derived from the unaudited condensed consolidated financial statements of Sino for the six months ended June 30, 2015 and the audited financial statements of Sino for the period from March 28, 2014 (inception) to December 31, 2014 included elsewhere in this proxy statement/prospectus. This information should be read together with WFG’s and Sino’s audited and unaudited financial statements and related notes, “WFG Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Other Information Related to Sino — Sino’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. WFG and Sino have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The transactions will be accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of WFG will own at least 71.4% of the outstanding ordinary shares of Holdco immediately following the completion of the transactions (assuming no holder of Sino common stock seeks conversion rights) and WFG’s operations will be the operations of Holdco following the transactions. Accordingly, WFG will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of WFG. As a result, the assets and liabilities and the historical operations that will be reflected in the Holdco financial statements after consummation of the transactions will be those of WFG and will be recorded at the historical cost basis of WFG. Sino’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of WFG upon consummation of the transactions.

Wins Finance Holdings Inc.
(formerly Sino Mercury Acquisition Corp.)
Pro Forma Condensed Combined Balance Sheet
As of June 30, 2015
(Unaudited)

	Sino Mercury Acquisition Corp. Historical Audited	Wins Finance Group Limited Historical Unaudited	Adjustment for Merger Assuming Maximum Conversions with No Cash Consideration		(1) Pro Forma Unaudited, Combined Assuming Maximum Conversions with No Cash Consideration	Adjustment for Merger Assuming Maximum Conversions with Maximum Cash Consideration		(2) Pro Forma Unaudited, Combined Assuming Maximum Conversions with Maximum Cash Consideration	Adjustment for Merger Assuming No Conversions with No Cash Consideration		(3) Pro Forma Unaudited, Combined Assuming No Conversions with No Cash Consideration	Adjustment for Merger Assuming No Conversions with Maximum Cash Consideration		(4) Pro Forma Unaudited, Combined Assuming No Conversions with Maximum Cash Consideration
ASSETS
Cash	$188,632	$16,848,739	$40,804,075	(a)	$25,808,406	$40,804,075	(a)	$20,808,406	$40,804,075	(a)	$56,609,406	$40,804,075	(a)	$31,609,406
			(30,801,000	)(c)		(5,000,000	)(b)		(432,040	)(g)		(25,000,000	)(b)
			(432,040	)(g)		(30,801,000	)(c)		(500,000	)(h)		(432,040	)(g)
			(500,000	)(h)		(432,040	)(g)		(300,000	)(i)		(500,000	)(h)
			(300,000	)(k)		(500,000	)(h)					(300,000	)(i)
						(300,000	)(i)
Restricted cash	—	29,071,375	—		29,071,375	—		29,071,375	—		29,071,375	—		29,071,375
Available-for-sale financial assets	—	145,410,580	—		145,410,580	—		145,410,580	—		145,410,580	—		145,410,580
Commission receivable	—	923,693	—		923,693	—		923,693	—		923,693	—		923,693
Guarantee paid on behalf of guarantee service customers	—	715,243	—		715,243	—		715,243	—		715,243	—		715,243
Interest receivable	—	2,952,299	—		2,952,299	—		2,952,299	—		2,952,299	—		2,952,299
Net investment in capital lease		58,960,333	—		58,960,333	—		58,960,333	—		58,960,333	—		58,960,333
Deferred tax assets, net	—	376,174	—		376,174	—		376,174	—		376,174	—		376,174
Loans receivables	—	11,763,553	—		11,763,553	—		11,763,553	—		11,763,553	—		11,763,553
Property and equipment, net	—	912,895	—		912,895	—		912,895	—		912,895	—		912,895
Other assets	47,026	251,697	—		298,723	—		298,723	—		298,723	—		298,723
Cash held in trust account	40,804,075	—	(40,804,075	)(a)	—	(40,804,075	)(a)	—	(40,804,075	)(a)	—	(40,804,075	)(a)	—
TOTAL ASSETS	$41,039,733	$268,186,581	$(32,033,040)		$277,193,274	$(37,033,040)		$272,193,274	$(1,232,040)		$307,994,274	$(26,232,040)		$282,994,274

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Bank loan capital lease business	$—	$149,731	$—		$149,731	$—		$149,731	$—		$149,731	$—		$149,731
Loans payable	—	25,651,080			25,651,080	—		25,651,080	—		25,651,080	—		25,651,080
Interest payable	—	311,879			311,879	—		311,879	—		311,879	—		311,879
Income tax payable	—	3,866,659	—		3,866,659	—		3,866,659	—		3,866,659	—		3,866,659
Unearned income from financial guarantee services	—	2,539,895	—		2,539,895	—		2,539,895	—		2,539,895	—		2,539,895
Other liabilities	56,042	3,182,657	—		3,238,699	—		3,238,699	—		3,238,699	—		3,238,699
Allowance on financial guarantee services	—	878,345	—		878,345	—		878,345	—		878,345	—		878,345
Deferred income tax liability		7,405	—		7,405	—		7,405	—		7,405	—		7,405
Note payable to stockholder	300,000	—	(300,000)		—	(300,000)		—	(300,000)		—	(300,000)		—
Deferred underwriting compensation	432,040	—	(432,040	)(g)	—	(432,040	)(g)	—	(432,040	)(g)	—	(432,040	)(g)	—
Total Liabilities	788,082	36,587,651	(732,040)		36,643,693	(732,040)		36,643,693	(732,040)		36,643,693	(732,040)		36,643,693

	Sino Mercury Acquisition Corp. Historical Audited	Wins Finance Group Limited Historical Unaudited	Adjustment for Merger Assuming Maximum Conversions with No Cash Consideration		(1) Pro Forma Unaudited, Combined Assuming Maximum Conversions with No Cash Consideration		Adjustment for Merger Assuming Maximum Conversions with Maximum Cash Consideration		(2) Pro Forma Unaudited, Combined Assuming Maximum Conversions with Maximum Cash Consideration		Adjustment for Merger Assuming No Conversions with No Cash Consideration		(3) Pro Forma Unaudited, Combined Assuming No Conversions with No Cash Consideration		Adjustment for Merger Assuming No Conversions with Maximum Cash Consideration		(4) Pro Forma Unaudited, Combined Assuming No Conversions with Maximum Cash Consideration
Common stock subject to possible conversion	30,801,000	—	(30,801,000	)(c)	—		(30,801,000	)(c)	—		(30,801,000	)(c)	—		(30,801,000	)(c)	—

Stockholders’ equity
Preferred Stock	—	—	—		—		—		—		—		—		—		—
Common stock	223	—	1,680	(e)	1,946		1,630	(e)	1,896		308	(c)	2,254		308	(c)	2,004
			43	(f)			43	(f)			1,680	(e)			1,430	(e)
											43	(f)			43	(f)
Additional paid-in capital	10,025,914	199,367,582	(575,486	)(d)	208,316,287		(5,000,000	)(b)	203,316,337		30,800,692	(c)	239,116,979		(25,000,000	)(b)	214,117,229
			(1,680	)(e)			(575,486	)(d)			(575,486	)(d)			30,800,692	(c)
			(43	)(f)			(1,630	)(e)			(1,680	)(e)			(575,486	)(d)
			(500,000	)(h)			(43	)(f)			(43	)(f)			(1,430	)(e)
							(500,000	)(h)			(500,000	)(h)			(43	)(f)
															(500,000	)(h)
Statutory reserve	—	325	—		325		—		325		—		325		—		325
Retained Earnings/(Deficit)	(575,486)	28,278,117	575,486	(d)	28,278,117		575,486	(d)	28,278,117		575,486	(d)	28,278,117		575,486		28,278,117
Accumulated other comprehensive income	—	3,952,906	—		3,952,906		—		3,952,906		—		3,952,906		—		3,952,906
Total Shareholders’ equity	9,450,651	231,598,930	(500,000)		240,549,581		(5,500,000)		235,549,581		30,301,000		271,350,581		5,301,000		246,350,581

TOTAL LIABILITIES AND OWNERS’ EQUITY	$41,039,733	$268,186,581	$(32,033,040)		$277,193,274		$(37,033,040)		$272,193,274		$(1,232,040)		$307,994,274		$(26,232,040)		$282,994,274

Shares Outstanding as of June 30, 2015	5,310,125				19,459,035	(i)			18,959,035	(i)			22,539,135	(i)			20,039,135	(i)
Book Value Per Share or Pro Forma Book Value Per Share as of June 30, 2015	$1.78				$12.36	(i)			$12.42	(i)			$12.04	(i)			$12.29	(i)

See notes to unaudited pro forma condensed combined financial statements

Wins Finance Holdings Inc.
Unaudited Pro Forma Condensed Income Statement

For the Six Months ended June 30, 2015

	Sino Mercury Acquisition Corp. Historical Audited	Wins Finance Group Limited Historical Unaudited	Adjustment for Merger Assuming Maximum Conversions with No Cash Consideration		(1) Pro Forma Unaudited, Combined Assuming Maximum Conversions with No Cash Consideration	Adjustment for Merger Assuming Maximum Conversions with Maximum Cash Consideration		(2) Pro Forma Unaudited, Combined Assuming Maximum Conversions with Maximum Cash Consideration	Adjustment for Merger Assuming No Conversions with No Cash Consideration		(3) Pro Forma Unaudited, Combined Assuming No Conversions with No Cash Consideration	Adjustment for Merger Assuming No Conversions with Maximum Cash Consideration		(4) Pro Forma Unaudited, Combined Assuming No Conversions with Maximum Cash Consideration
Guarantee service income
Commissions and fees on financial guarantee services	$—	$3,924,736	$—		$3,924,736	$—		$3,924,736	$—		$3,924,736	$—		$3,924,736
Over provision on financial guarantee services	—	939,702	—		939,702	—		939,702	—		939,702	—		939,702
Commission and fees on guarantee services, net	—	4,864,438	—		4,864,438	—		4,864,438	—		4,864,438	—		4,864,438

Direct financing lease income
Direct financing lease interest income	—	1,786,953	—		1,786,953	—		1,786,953	—		1,786,953	—		1,786,953
Interest expense for direct financing lease		(589,893)			(589,893)			(589,893)			(589,893)			(589,893)
Provision for lease payment receivable	—	(403,910)	—		(403,910)	—		(403,910)	—		(403,910)	—		(403,910)
Net direct financing lease interest income after provision for receivables	—	793,150	—		793,150	—		793,150	—		793,150	—		793,150

Financial advisory and agency income	—	2,511,056	—		2,511,056	—		2,511,056	—		2,511,056	—		2,511,056
Net revenue	—	8,168,644	—		8,168,644	—		8,168,644	—		8,168,644	—		8,168,644

Non-interest income
Interest on available-for-sale financial assets	—	9,351,357	—		9,351,357	—		9,351,357	—		9,351,357	—		9,351,357
Total non-interest income	—	9,351,357	—		9,351,357	—		9,351,357	—		9,351,357	—		9,351,357

Non-interest expense
Business taxes and surcharge	—	(140,791)	—		(140,791)	—		(140,791)	—		(140,791)	—		(140,791)

Salaries and employees surcharge	—	(222,343)	(300,000	)(i)	(522,343)	(300,000	)(i)	(522,343)	(300,000	)(i)	(522,343)	(300,000	)(i)	(522,343)
Rental expenses	—	(72,887)	—		(72,887)	—		(72,887)	—		(72,887)	—		(72,887)
Other operating expenses	(410,086)	(635,177)	—		(1,045,263)	—		(1,045,263)	—		(1,045,263)	—		(1,045,263)
Total non-interest expense	(410,086)	(1,071,198)	(300,000)		(1,781,284)	(300,000)		(1,781,284)	(300,000)		(1,781,284)	(300,000)		(1,781,284)

Income before taxes	(410,086)	16,448,803	—		15,738,717	—		15,738,717	—		15,738,717	—		15,738,717
Income tax expense	—	(2,760,406)	—		(2,760,406)	—		(2,760,406)	—		(2,760,406)	—		(2,760,406)
Deferred tax benefit/(expense)	—	969,400	—		969,400	—		969,400	—		969,400	—		969,400
Net Income	(410,086)	14,657,797	(300,000)		13,947,711	(300,000)		13,947,711	(300,000)		13,947,711	(300,000)		13,947,711
Net income attributable to common stockholders	$(410,086)	$14,657,797	$(300,000)		$13,947,711	$(300,000)		$13,947,711	$(300,000)		$13,947,711	$(300,000)		$13,947,711
Weighted Average Shares Outstanding – Basic and Diluted	2,230,025				19,459,035 (i)			18,959,035 (i)			22,539,135 (i)			20,039,135 (i)
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.18)				$0.72 (i)			$0.74 (i)			$0.62 (i)			$0.70 (i)

See notes to unaudited pro forma condensed combined financial statements

Wins Finance Holdings Inc.
Unaudited Pro Forma Condensed Income Statement

For the Year ended December 31, 2014

	Sino Mercury Acquisition Corp. Historical Audited		Wins Finance Group Ltd. Historical Unaudited	Adjustment for Merger Assuming Maximum Conversions with No Cash Consideration		(1) Pro Forma Unaudited, Combined Assuming Maximum Conversions with No Cash Consideration	Adjustment for Merger Assuming Maximum Conversions with Maximum Cash Consideration		(2) Pro Forma Unaudited, Combined Assuming Maximum Conversions with Maximum Cash Consideration	Adjustment for Merger Assuming No Conversions with No Cash Consideration		(3) Pro Forma Unaudited, Combined Assuming No Conversions with No Cash Consideration	Adjustment for Merger Assuming No Conversions with Maximum Cash Consideration		(4) Pro Forma Unaudited, Combined Assuming No Conversions with Maximum Cash Consideration
Guarantee service income
Commissions and fees on financial guarantee services	$—		$9,242,544	$—		$9,242,544	$—		$9,242,544	$—		$9,242,544	$—		$9,242,544
Provision on financial guarantee services	—		(1,149,161)	—		(1,149,161)	—		(1,149,161)	—		(1,149,161)	—		(1,149,161)
Commission and fees on guarantee services, net	—		8,093,383	—		8,093,383	—		8,093,383	—		8,093,383	—		8,093,383

Direct financing lease income
Direct financing lease interest income	—		2,346,241	—		2,346,241	—		2,346,241	—		2,346,241	—		2,346,241
Interest expense for direct financing lease			(362,931)			(362,931)			(362,931)			(362,931)			(362,931)
Provision for lease payment receivable	—		(106,586)	—		(106,586)	—		(106,586)	—		(106,586)	—		(106,586)
Net direct financing lease interest income after provision for receivables	—		1,876,724	—		1,876,724	—		1,876,724	—		1,876,724	—		1,876,724

Financial advisory and lease agency income	—		2,419,249	—		2,419,249	—		2,419,249	—		2,419,249	—		2,419,249
Net revenue	—		12,389,356	—		12,389,356	—		12,389,356	—		12,389,356	—		12,389,356

Non-interest income
Interest on short-term investments	—		9,511,943	—		9,511,943	—		9,511,943	—		9,511,943	—		9,511,943
Total non-interest income	—		9,511,943	—		9,511,943	—		9,511,943	—		9,511,943	—		9,511,943

Non-interest expense
Business taxes and surcharge	—		(287,682)	—		(287,682)	—		(287,682)	—		(287,682)	—		(287,682)
Salaries and employees surcharge	—		(348,836)	(600,000	)(i)	(948,836)	(600,000	)(i)	(948,836)	(600,000	)(i)	(948,836)	(600,000	)(i)	(948,836)
Rental expenses	—		(191,017)	—		(191,017)	—		(191,017)	—		(191,017)	—		(191,017)
Other operating expenses	(165,400)		(894,506)	—		(1,059,906)	—		(1,059,906)	—		(1,059,906)	—		(1,059,906)
Total non-interest expense	(165,400)		(1,722,041)	(600,000)		(2,487,441)	(600,000)		(2,487,441)	(600,000)		(2,487,441)	(600,000)		(2,487,441)

Income before taxes	(165,400)		20,179,258	—		19,413,858	—		19,413,858	—		19,413,858	—		19,413,858
Income tax expenses	—		(3,115,945)	—		(3,115,945)	—		(3,115,945)	—		(3,115,945)	—		(3,115,945)
Deferred tax benefit/(expense)	—		455,259	—		455,259	—		455,259	—		455,259	—		455,259
Net Income	(165,400)		17,518,573	(600,000)		16,753,173	(600,000)		16,753,173	(600,000)		16,753,173	(600,000)		16,753,173
Net income attributable to common stockholders	$(165,400)		$17,518,573	$(600,000)		$16,753,173	$(600,000)		$16,753,173	$(600,000)		$16,753,173	$(600,000)		$16,753,173
Weighted Average Shares Outstanding — Basic and Diluted	1,531,944	(j)				19,459,035 (j)			18,959,035 (j)			22,539,135 (j)			20,039,135 (j)
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$(0.11	)(j)				$0.86 (j)			$0.88 (j)			$0.74 (j)			$0.84 (j)

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

The parties to the merger agreement are Sino Mercury Acquisition Corp. (“Sino”), Wins Finance Holdings Inc., Sino’s wholly-owned subsidiary (“Holdco”), Wins Finance Holdings Inc. (“WFG”) and the shareholders of WFG. Pursuant to the merger agreement, (1) Sino will merge with and into Holdco, with Holdco surviving and (2) immediately following the merger, the WFG shareholders will exchange 100% of the ordinary shares of WFG for cash and ordinary shares of Holdco.

Under the merger agreement, upon consummation of the share exchange, WFG shareholders will receive (1) an amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000, provided that the cash consideration shall not exceed $25,000,000, and (2) a number of ordinary shares of Holdco equal to $168,000,000 less the cash consideration, divided by $10.00. Notwithstanding the foregoing, the WFG shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. If the WFG shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco.

The unaudited pro forma condensed combined financial statements have been prepared using four assumptions with two different levels of redemptions of Sino’s Common Stock and two different levels of cash consideration the WFG shareholders will elect to receive:

Assumption (1): maximum conversions with no cash consideration. The WFG shareholders will elect to receive no cash consideration and 16,800,000 Holdco shares (including 500,000 additional share issued for the WFG shareholders for exchange of cash consideration) and the shareholders of 3,080,100 of Sino’s public shares will elect to convert their shares into cash as permitted by Sino’s amended and restated certificate of incorporation. The WFG shareholders will own approximately 86.3% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 13.7% of Holdco’s outstanding shares.

Assumption (2): maximum conversions with maximum cash consideration. The WFG shareholders will receive in the aggregate approximately $5,000,000 and 16,300,000 Holdco shares and the shareholders of 3,080,100 of Sino’s public shares will elect to convert their shares into cash as permitted by Sino’s amended and restated certificate of incorporation. The WFG shareholders will own approximately 86.0% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 14.0% of Holdco’s outstanding shares.

Assumption (3): No Conversions with no cash consideration. The WFG shareholders will elect to receive no cash consideration and 16,800,000 Holdco shares (including 2,500,000 additional share issued for the WFG shareholders for exchange of cash consideration) and no shareholders will elect to convert their shares into cash. The WFG shareholders will own approximately 74.5% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 25.5% of Holdco’s outstanding shares.

Assumption (4): No Conversions with maximum cash consideration. The WFG shareholders will receive in the aggregate $25,000,000 and 14,300,000 Holdco shares and no shareholders will elect to convert their shares into cash. The WFG shareholders will own approximately 71.4% of the Holdco shares to be outstanding immediately after the transactions, and the Sino’s stockholders will own approximately 28.6% of Holdco’s outstanding shares.

2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a)      Release of $40,803,057 of the proceeds held in the trust account to pay for the acquisition or the share conversion into cash.

(b)      Payment of cash consideration of $5,000,000 under assumption (2), payment of cash consideration of $25,000,000 under assumption (4).

(c)      Conversion of 3,080,100 shares into cash under assumption (1) and (2), and reclassification of the balance of common stock subject to possible conversion to common stock and additional paid-in capital, under assumption (3) and (4).

(d)      Reclassification of Sino’s accumulated deficit to additional paid-in capital.

(e)      Issuance of the stock consideration of 16,800,000 shares under assumption (1), issuance of the stock consideration of 16,300,000 shares under assumption (2), issuance of the stock consideration of 16,800,000 shares under assumption (3), and issuance of the stock consideration of 14,300,000 shares under assumption (4).

(f)      Conversion of outstanding 4,290,100 rights to 429,010 shares.

(g)      Payment of deferred underwriting fees of $432,040.

(h)      The effects of an estimated $0.5 million of incremental transaction costs associated with the merger.

(i)       The effect of an increase of $0.3 million for the six months ended June 30, 2015, and $0.6 million for the year ended, December 31, 2014, in salaries of executive officers according to the employment agreements to be signed after closing.

(j)       Shares outstanding, weighted average shares outstanding, pro forma book value per share and pro forma earnings per share does not include the impact of 33,000 shares which may be issued in satisfaction of a $300,000 convertible promissory note to Jianming Hao dated on May 29, 2015 at the holders discretion.

(k)      Repayment of the $300,000 convertible promissory note to Jianming Hao.

THE CHARTER PROPOSALS

The charter proposals, if approved, will approve the following material differences between the amended and restated memorandum and articles of association of Holdco to be in effect following the transactions and Sino’s current amended and restated certificate of incorporation:

•         the name of the new public entity will be “Wins Finance Holdings Inc.” as opposed to “Sino Mercury Acquisition Corp.”;

•         Holdco will have 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares, as opposed to Sino having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock;

•         Holdco’s corporate existence will be perpetual as opposed to Sino’s corporate existence which terminates if Sino is unable to consummate a business combination; and

•         Holdco’s memorandum and articles of association will not include the various provisions applicable only to specified purpose acquisition corporations that Sino’s amended and restated certificate of incorporation contains (Article Sixth).

As noted above, the provisions of Article Sixth of Sino’s amended and restated certificate of incorporation will not be included in Holdco’s memorandum and articles of association. The provisions of Article Sixth that are proposed to be deleted, by the terms of the preamble (which will also be deleted), apply only during the period that will terminate upon the consummation of the business combination that will be effected by the transactions:

•         Section A requires that Sino submit such business combination to its stockholders for approval pursuant to the proxy rules promulgated under the Exchange Act.

•         Section B provides that Sino may consummate a business combination that is submitted to its stockholders for approval only if a majority of the then outstanding shares of common stock present and entitled to vote at the meeting to approve such business combination are voted for the approval of such business combination.

•         Section C specifies the procedures for exercising conversion rights with respect to public shares.

•         Section D prohibits Sino from consummating a business combination unless Sino has net tangible assets of at least $5,000,001 upon consummation of such business combination.

•         Section E provides that, if a business combination is not consummated within a certain period of time, Sino will cease all operations except for the purposes of winding up, redeeming 100% of the public shares for cash and, subject to approval of Sino’s then stockholders and Sino’s board of directors, dissolving and liquidating.

•         Section F provides when holders of public shares are entitled to receive distributions from the trust account.

•         Section G prohibits Sino from issuing any shares of common stock, any securities convertible into common stock, or any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the trust account or which vote as a class with the common stock on a business combination, prior to the consummation of a business combination.

In the judgment of Sino’s board of directors, the charter proposals are desirable for the following reasons:

•         The name of the new public entity is desirable to reflect the transaction with WFG.

•         The greater number of authorized number of shares of capital stock is desirable for Holdco to have sufficient shares to issue to the holders of common stock and rights of Sino and capital stock of WFG to complete the transactions and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.

•         Although the present amended and restated certificate of incorporation provides that Sino’s corporate existence will terminate if a business combination is not consummated, perpetual existence is the usual period of existence for corporations and Holdco’s board of directors believes it is the most appropriate period for Holdco.

•         The preamble and Article Sixth (other than Section H providing for a classified board) relate to the operation of Sino as a blank check company prior to the consummation of its initial business combination and would not be applicable to Holdco after consummation of the transactions. Accordingly, they would serve no further purpose.

Notwithstanding the foregoing, authorized but unissued ordinary shares may enable Holdco’s board of directors to render it more difficult or to discourage an attempt to obtain control of Holdco and thereby protect continuity of or entrench its management, which may adversely affect the market price of Holdco’s ordinary shares. If, in the due exercise of its fiduciary obligations, for example, Holdco’s board of directors were to determine that a takeover proposal were not in the best interests of Holdco, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional ordinary shares will, however, enable Holdco to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Holdco currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

If the merger proposal is not approved, the charter proposals will not be presented at the special meeting.

The approval of each charter proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Sino common stock on the record date.

Under the merger agreement, the approval of the charter proposals is a condition to the consummation of the transactions.

A copy of Holdco’s memorandum and articles of association, as it will be in effect assuming approval of all of the charter proposals and upon consummation of the transactions, is attached to this proxy statement as Annex C.

SINO’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER PROPOSALS.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Holdco is an exempted company incorporated under the Companies Law (2013 Revision) of the Cayman Islands. Cayman Islands law and Holdco’s memorandum and articles of association will govern the rights of its shareholders. The Companies Law (2013 Revision) of the Cayman Islands differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the memorandum and articles of association will differ in certain material respects from the certificate of incorporation and by-laws of Sino. As a result, when you become a shareholder of Holdco, your rights will differ in some regards as compared to when you were a stockholder of Sino. Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of Sino and Holdco according to applicable law and/or the organizational documents of Sino and Holdco. You also should review the memorandum and articles of association of Holdco (as same will be amended and restated immediately prior to the merger) attached as Annex C to this proxy statement/prospectus, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Companies Law, to understand how these laws apply to Sino and Holdco.

COMPARISON OF CERTAIN CORPORATE LAW PROVISIONS IN DELAWARE AND CAYMAN ISLANDS

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations	Mergers generally require approval of a majority of all outstanding shares.

Mergers require approval of two-thirds of the shares present and voting at a shareholder meeting, and any other authorization as may be specified in the relevant articles of association.

Parties holding certain security interests in the constituent companies must also consent.

	Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.	All mergers (other than parent/subsidiary mergers) require shareholder approval—there is no exception for smaller mergers.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

If holders of not less than 90% of each class or series (generally excluding shares already owned by the acquiror) approve of a tender offer, then the remaining shareholders are generally compelled, subject to court approval, to transfer their shares on the same terms as the accepting shareholders.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Special Vote Required for Combinations with Interested Stockholders/Shareholders

A corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

No similar provision.

	Delaware	Cayman Islands
Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Stockholder/Shareholder Meetings; Quorum

Stockholder approval of mergers and amendments of charter documents require a majority of outstanding shares; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.

Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.

	Quorum is set in the charter documents, but cannot be less than one-third of outstanding shares.	Quorum is set in the company’s articles of association.

Stockholder/Shareholder Consent to Action Without Meeting	The certificate of incorporation may provide that its stockholders may not act by written consent.

Shareholder action by written resolutions (whether unanimous or otherwise) may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written consent.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.

Removal of Directors;

Except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

A company’s articles of association may provide that a director may be removed for any or no reason and that, in addition to shareholders, boards may be granted the power to remove a director.

	The board may increase the size of the board and fill any vacancies.	Subject to the articles of association, the board may increase the size of the board and fill any vacancies.

	Delaware	Cayman Islands
Classified or Staggered Boards	Classified boards are permitted.	Classified boards are permitted.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	A director owes a fiduciary duty to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith.	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.

Limited Liability of Directors

Permits the limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

Liability of directors may be limited, except with regard to their own fraud or willful default.

THE INCENTIVE COMPENSATION PLAN PROPOSAL

General

On April 10, 2015, the Board of Directors of Holdco adopted the 2015 Long-Term Equity Incentive Plan (the “2015 Plan”), subject to the approval of Sino’s stockholders. The purpose of the 2015 Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of Holdco and its affiliates and promoting the creation of long-term value for shareholders of Holdco by closely aligning the interests of such individuals with those of such shareholders. The 2015 Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of shareholder value.

If approved by Sino stockholders at the meeting, the 2015 Plan will become effective on the consummation of the transactions. Sino’s Board is recommending that its stockholders approve the material terms of the 2015 Plan as described below.

Summary of the 2015 Plan

The 2015 Plan shall be administered by the board of directors or a committee of the board. All references in the 2015 Plan to “committee” mean the board, if no committee has been designated to administer the plan. If administered by a committee, such committee shall be composed of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the IRC and “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act. Initially, the compensation committee will administer the 2015 Plan.

Subject to the provisions of the 2015 Plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Shares Subject to the Plan

The 2015 Plan will reserve a number of Holdco ordinary shares for issuance in accordance with the plan’s terms in an amount equal to 10% of the ordinary shares outstanding immediately after the closing of the business combination. Ordinary shares subject to other awards that are forfeited or terminated will be available for future award grants under the plan. Ordinary shares that are surrendered by a holder or withheld by Holdco as full or partial payment in connection with any award under the plan, as well as any ordinary shares surrendered by a holder or withheld by Holdco or one of its subsidiaries to satisfy the tax withholding obligations related to any award under the plan, shall not be available for subsequent awards under the plan.

Under the plan, on a change in the number of ordinary shares outstanding as a result of a dividend on ordinary shares payable in ordinary shares, share forward split or reverse split or other extraordinary or unusual event that results in a change in the ordinary shares as a whole, the terms of the outstanding award will be proportionately adjusted.

Eligibility

Holdco may grant awards under the plan to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to Holdco or its subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of Holdco. An incentive share option may be granted under the plan only to a person who, at the time of the grant, is an employee of Holdco or a related company.

Types of Awards

Options. The plan provides both for “incentive” share options as defined in Section 422 of the IRC, and for options not qualifying as incentive options, both of which may be granted with any other share based award under the plan.

The board or committee determines the exercise price per ordinary share purchasable under an incentive or non-qualified share option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of an ordinary share. However, the exercise price of an incentive share option granted to a person possessing more than 10% of the total combined voting power of all classes of Holdco’s share capital may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all ordinary shares with respect to which incentive share options are exercisable by a participant for the first time during any calendar year (under all of Holdco’s plans), measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the IRC or the regulations thereunder.

An incentive share option may only be granted within a ten-year period from the effective date of the plan and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive share option granted to a person who, at the time of the grant, owns ordinary shares possessing more than 10% of the total combined voting power of all classes of Holdco’s share capital.

Subject to any limitations or conditions the board or committee may impose, share options may be exercised, in whole or in part, at any time during the term of the share option by giving written notice of exercise to Holdco specifying the number of ordinary shares to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in Holdco’s securities or in combination of the two.

Generally, share options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all share options are exercisable, during the holder’s lifetime, only by the holder (or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative). However, a holder, with the approval of the board or committee, may transfer a non-qualified share option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.

Generally, if the holder is an employee, no share options granted under the plan may be exercised by the holder unless he or she is employed by Holdco or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the share options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested share options for a period of 12 months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the share option, whichever period is shorter. Similarly, should a holder die while employed by Holdco or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested share options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the share option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested share options for a period of 12 months from the date of termination or until the expiration of the stated term of the share option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the share option will automatically terminate, except that if the holder’s employment is terminated by Holdco without cause, then the portion of any share option that is vested on the date of termination may be exercised for a period of three months (or such other greater or lesser period as the committee may specify in the award agreement) from the date of such termination or until the expiration of the stated term of the share option, whichever period is shorter.

Share Appreciation Rights. Under the plan, the committee may grant share appreciation rights in tandem with a share option or alone and unrelated to a share option. The committee may grant share appreciation rights to participants who have been, or are being, granted share options under the plan as a means of allowing the participants to exercise their share options without the need to pay the exercise price in cash. In conjunction with non-qualified share options, share appreciation rights may be granted either at or after the time of the grant of the non-qualified share options. In conjunction with incentive share options, share appreciation rights may be granted only at the time of the grant of the incentive share options. A share appreciation right entitles the holder to receive a number of ordinary shares having a fair market value equal to the excess fair market value of one ordinary share over the exercise price of the related share option, multiplied by the number of shares subject to the share appreciation right. The granting of a share appreciation right in tandem with a share option will not affect the number of ordinary shares available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of ordinary shares acquirable upon exercise of the share option to which the share appreciation right relates.

Restricted Shares. Under the plan, the committee may award restricted shares either alone or in addition to other awards granted under the plan. The board or committee determines the persons to whom grants of restricted shares are made, the number of shares to be awarded, the price if any to be paid for the restricted shares by the person receiving the shares, the time or times within which awards of restricted shares may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted share awards.

The plan requires that all restricted shares awarded to a holder remain in Holdco’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted shares have been fulfilled. Holdco will retain custody of all dividends or distributions made or declared with respect to the restricted shares during the restriction period. A breach of any restriction regarding the restricted shares will cause a forfeiture of the restricted shares and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to vote the shares.

Other Share-Based Awards. Under the plan, the committee may grant other share-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, ordinary shares, as deemed consistent with the purposes of the plan. These other share-based awards may be in the form of purchase rights, ordinary shares awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into ordinary shares and awards valued by reference to the value of securities of, or the performance of, one of Holdco’s subsidiaries. These other share-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other share-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of Holdco’s other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of Holdco ordinary shares that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of Holdco ordinary shares, and Holdco’s board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all share options and other awards granted and outstanding under the plan shall be accelerated and all such share options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all ordinary shares subject to such share options and awards on the terms set forth in the plan and the respective agreements respecting such share options and awards. An increase in the percentage of shares owned by any one person, or persons acting as a group, as a result of a transaction in which Holdco acquires its shares in exchange for property is not treated as an acquisition of shares.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from Holdco that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Holdco immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of Holdco ordinary shares that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of Holdco ordinary shares, which has been approved by Holdco’s board of directors, (i) accelerate the vesting of any and all share options and other awards granted and outstanding under the plan, or (ii) require a holder of any award granted under the plan to relinquish such award to Holdco upon the tender by Holdco to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, “gross fair market value” means the value of the assets of Holdco, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets and “repurchase value” means the aggregate fair market value of the shares (if the award to be settled is comprised of ordinary shares) or the aggregate difference between the fair market value of the shares and the exercise price of the award (if the award is a share option or share appreciation right).

Notwithstanding any provisions of the plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the IRC.

Award Limitation

No participant may be granted awards for more than 1% of the outstanding shares of Holdco in any calendar year.

Other Limitations

The board or committee may not modify or amend any outstanding option or share appreciation right to reduce the exercise price of such option or share appreciation right, as applicable, below the exercise price as of the date of grant of such option or share appreciation right. In addition, no option or share appreciation right may be granted in exchange for the cancellation or surrender of an option or share appreciation right or other award having a higher exercise price.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to Holdco an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for ordinary shares.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive share options may be made only until ten years from the date of the consummation of the acquisition. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

United States Federal Income Tax Consequences

The following discussion of the United States federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of share options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Share Options. Participants will recognize no taxable income upon the grant of an incentive share option. The participant generally will realize no taxable income when the incentive share option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive share option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. Holdco will not qualify for any deduction in connection with the grant or exercise of incentive share options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If ordinary shares acquired upon the exercise of an incentive share option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and Holdco will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Share Options. With respect to non-qualified share options:

•         upon grant of the share option, the participant will recognize no income provided that the exercise price was not less than the fair market value of Holdco ordinary shares on the date of grant;

•         upon exercise of the share option, if the ordinary shares are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and Holdco will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•         Holdco will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified share option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the IRC to elect to be taxed on the receipt of shares, and Holdco will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Share Appreciation Rights. Upon the grant of a share appreciation right, the participant recognizes no taxable income and Holdco receives no deduction. The participant recognizes ordinary income and Holdco receives a deduction at the time of exercise equal to the cash and fair market value of ordinary shares payable upon the exercise.

Restricted Shares. A participant who receives restricted shares will recognize no income on the grant of the restricted shares and Holdco will not qualify for any deduction. At the time the restricted shares are no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted shares at the time the restriction lapses over the consideration paid for the restricted shares. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the IRC, within 30 days of the transfer of the restricted shares, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the restricted shares, as determined without regard to the restrictions, over the consideration paid for the restricted shares. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), Holdco generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted shares that are subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by Holdco subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by Holdco.

Other Share-Based Awards. The federal income tax treatment of other share-based awards will depend on the nature and restrictions applicable to the award.

Section 162(m) Limits. Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct in any one year with respect to each of its chief executive officer and 4 most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The plan is qualified such that awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the IRC. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the plan provides that the maximum number of shares for which awards may be made to any employee in any calendar year is 40,000. The maximum amount payable pursuant to that portion of a cash award granted under the plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC may not exceed $500,000. Under the plan the board of directors or the compensation committee has the power to impose restrictions on awards to ensure that such awards satisfy the requirements for performance-based compensation under Section 162(m) of the IRC.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the IRC, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Share appreciation rights and deferred share awards that may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is Holdco’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

New Plan Benefits

The benefits or amounts that will be received by or allocated to any executive officers or employees under the 2015 Plan are not currently determinable since no specific grants have been decided upon and no grants will be made prior to the 2015 Plan’s adoption.

Required Vote

Adoption of the 2015 Long-Term Equity Incentive Plan proposal requires the affirmative vote of a majority of the issued and outstanding shares of Sino’s ordinary shares represented in person or by proxy at the meeting and entitled to vote thereon.

THE SINO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SINO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2015 SHARE INCENTIVE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Sino’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the transactions. In no event will Sino solicit proxies to adjourn the special meeting or consummate the transactions beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sino initial stockholders, WFG and the WFG securityholders to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the merger proposal and to meet the requirement that the holders of 3,080,100 or less of the public shares exercise their right to convert their public shares into a pro rata portion of the trust account. See the section entitled “The Merger Proposal — Interests of Sino’s Directors and Officers in the Transactions.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Sino is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Sino will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, Sino’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the transactions (because either the merger proposal is not approved or because the holders of more than 3,080,100 of the public shares exercise their right to convert their public shares into a pro rata portion of the trust account). In such event, the transactions would not be completed.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Sino’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

THE SINO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SINO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO SINO

Introduction

Sino was incorporated on March 28, 2014 in order to serve as a vehicle for the acquisition of a target business. Sino’s efforts to identify a prospective target business were not limited to a particular industry or geographic region, although it focused on target businesses in the People’s Republic of China that operate in the non-traditional financial industry, including but not limited to microcredit companies, financial leasing and factoring companies, and guarantors. Prior to executing the merger agreement with WFG, Sino’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Formation

In March 2014, Sino issued an aggregate of 1,150,000 shares of common stock to Best Apex Limited, an affiliate of Jianming Hao, for $25,000 in cash, at a purchase price of approximately $0.02 per share.

In June 2014, Best Apex Limited transferred (i) 230,000 shares to Lodestar Investment Holdings Corporation, an entity controlled by Richard Xu, Sino’s President, (ii) 115,000 shares to True Precision Investments Limited, an entity controlled by Peiling (Amy) He, Sino’s Chief Financial Officer, (iii) 5,750 shares to Aimin Song, a member of Sino’s Board, and (iv) 5,750 shares to Bradley Reifler, another member of Sino’s Board, all for the same price originally paid by Best Apex Limited for such shares.

Initial Public Offering

On September 2, 2014, Sino consummated its initial public offering of 4,000,000 units, each unit consisting of one share of common stock and one right to receive one-tenth of one share of common stock upon consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $40,000,000. On September 24, 2014, Sino consummated the sale of an additional 80,100 units that were subject to the underwriter’s over-allotment option, for aggregate additional proceeds of $801,000. Cantor Fitzgerald & Co. acted as underwriter for the initial public offering. The shares of common stock and rights comprising the units commenced separate trading on November 4, 2014 and November 19, 2014, respectively.

Simultaneously with the consummation of the initial public offering, Sino consummated a private placement of an aggregate of 210,000 private units to Best Apex Limited. The private units were sold at an offering price of $10.00 per unit, generating gross proceeds of $2,100,000. The private units are identical to the units sold in the initial public offering. However, Best Apex Limited agreed (A) to vote the underlying shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to Sino’s amended and restated certificate of incorporation with respect to its pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any underlying shares into the right to receive cash from the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of its amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that such underlying shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Best Apex Limited also agreed that these units will not be sold or transferred (except to certain permitted transferees) until after Sino has completed an initial business combination.

Offering Proceeds Held in Trust

$38,701,000 of the net proceeds from the initial public offering (including the exercise of the over-allotment option), plus $2,100,000 received from the private placement of private units, for an aggregate of $40,801,000, was placed in trust account. Except as described in the prospectus for Sino’s initial public offering and in the section entitled “Sino’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” below, these proceeds will not be released until the earlier of the completion of an initial business combination and Sino’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the required time period.

Fair Market Value of Target Business

The target business or businesses that Sino acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (exclusive of deferred underwriting discounts and taxes payable) at the time of the execution of a definitive agreement for its initial business combination, although Sino may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. Sino’s board of directors determined that this test was met in connection with the proposed business combination with WFG.

Stockholder Approval of Business Combination

Under Sino’s amended and restated certificate of incorporation, in connection with any proposed business combination, Sino must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for Sino’s initial public offering. Accordingly, in connection with the business combination with WFG, public stockholders may seek to convert their public shares in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the merger proposal, all of Sino’s initial stockholders, as well as all of its officers and directors, have agreed to vote the initial shares, shares included in the private units as well as any shares of common stock acquired in the aftermarket in favor of such proposed business combination.

None of Sino’s officers, directors, initial stockholders or their affiliates has purchased any shares of common stock in the open market or in private transactions. However, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sino or its securities, the Sino initial stockholders, WFG or WFG’s stockholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the merger proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of Sino’s common stock or vote their shares in favor of the merger proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the public shares present and entitled to vote at the special meeting to approve the merger proposal vote in its favor and that holders of 3,080,100 or fewer of the public shares demand conversion of their public shares into cash, where it appears that such requirements would otherwise not be met. All shares repurchased by Sino’s affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.

Liquidation if No Business Combination

Under Sino’s amended and restated certificate of incorporation, if Sino does not complete the business combination with WFG or another initial business combination by September 1, 2016, Sino will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Sino’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Sino’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire. Holders of rights will receive nothing upon a liquidation with respect to such rights and the rights will be worthless.

Each of Sino’s initial stockholders has agreed to waive its rights to participate in any distribution from Sino’s trust account or other assets with respect to the initial shares and shares underlying the private units. There will be no distribution from the trust account with respect to Sino’s rights, which will expire worthless if Sino is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of Sino’s creditors which would be prior to the claims of its public stockholders. Although Sino has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses Sino has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although Sino will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Jianming Hao has agreed, pursuant to an agreement with Sino and Cantor Fitzgerald & Co., that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Sino for services rendered or contracted for or products sold to Sino, but only if such a vendor or target business has not executed such a waiver. Moreover, he will not be personally liable to public stockholders and instead will only have liability to Sino. However, he may not be able to satisfy his indemnification obligations if he is required to so as Sino has not required Mr. Hao to retain any assets to provide for his indemnification obligations, nor has Sino taken any further steps to ensure that he will be able to satisfy any indemnification obligations that arise. Accordingly, the actual per-share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors. Additionally, if Sino is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Sino’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Sino’s stockholders. To the extent any bankruptcy claims deplete the trust account, Sino cannot assure you it will be able to return to its public stockholders at least approximately $10.00 per share.

Sino’s public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the required time periods or if the stockholders seek to have Sino convert their respective shares for cash upon a business combination which is actually completed by Sino. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of Sino’s trust account distributed to its public stockholders upon the redemption of 100% of its outstanding public shares in the event Sino does not complete its initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the portion of Sino’s trust account distributed to its public stockholders upon the redemption of 100% of its public shares in the event Sino does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If Sino is unable to complete a business combination within the prescribed time frame, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Sino’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, if a business combination does not occur, it is Sino’s intention to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, Sino does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of Sino’s stockholders’ liability with respect to liquidating distributions as described above. As such, Sino’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Sino’s stockholders may extend well beyond the third anniversary of such date.

Because Sino will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires Sino to adopt a plan, based on facts known to it at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because Sino is a blank check company, rather than an operating company, and Sino’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

Sino will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Jianming Hao has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Facilities

Sino maintains its principal executive offices at 590 Madison Avenue, 21st Floor, New York, New York 10022. This space is being provided to Sino by an unaffiliated third party for approximately $2,000 per year. Sino also has offices in Beijing, China that is being provided by Jianming Hao at no cost to Sino. Sino considers its current office space adequate for its current operations. Upon consummation of the transactions, the principal executive offices of Holdco will be that of WFG located at 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024, PRC.

Employees

Sino has three executive officers. These individuals are not obligated to devote any specific number of hours to Sino’s matters and intend to devote only as much time as they deem necessary to its affairs. Sino does not intend to have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

Sino’s current directors and executive officers are as follows:

Name	Age	Position
Jianming Hao	40	Chairman of the Board and Chief Executive Officer
Richard Xu	38	President and Director
Peiling (Amy) He	35	Chief Financial Officer
Bradley Reifler	54	Director
Qing Zhu	57	Director
Aimin Song	52	Director

Jianming Hao has served as Sino’s Executive Chairman of the Board and Chief Executive Officer since April 2014. From March 2012 to August 2014, Mr. Hao served as a Partner of Beijing CAC Capital, a private equity firm, a private equity firm with approximately $330 million (RMB 2 billion) under management, and the Chief Executive Officer of Huafu Tiancheng Investment Management Company, an a $15 million (RMB 100 million) Beijing government fund with three completed investments. From April 2010 to April 2013, Mr. Hao served as the Chief Executive Officer of Deyu Agriculture Corp. (formerly, Eco Building International Inc.), a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in Shanxi Province in the People’s Republic of China, where he helped complete three acquisitions of agricultural companies. From September 2007 to April 2010, Mr. Hao served as the Chief Executive Officer of Detianyu Biotechnology (Beijing) Co., Ltd., which became a subsidiary of Deyu Agriculture Corp. in April 2010. From April 2004 to September 2007, Mr. Hao served as a Director and Vice President of Shenzhen Leton Holdings, an investment firm founded in 2003. Under Mr. Hao’s leadership, Shenzhen Leton closed four investments including an insurance assessment firm, a fashion chain, an insurance agency and a real estate firm. From January 2001 to April 2004, Mr. Hao served as the Financial Controller of China Merchants Dichain (Asia), a portfolio company of China Merchants Group. During his tenure there, Mr. Hao led and participated in the acquisition of Dransfield Group, and led two acquisitions in the high-tech and manufacturing industries.

Mr. Hao is a Certified Public Accountant at the Chinese Institute of Certified Public Accountants. He received his Master’s degree and Bachelor’s degree in Finance from Nankai University.

Sino believes Mr. Hao is well-qualified to serve as a member of the board due to his business leadership and operational experience, as well as his contacts in China.

Richard Xu has served as Sino’s President and member of our board of directors since its inception. From 2010 to August 2014, Mr. Xu served as the President of CIFCO International Group, a financial advisory firm focused on overseas investments in Chinese enterprises. From May 2009 to 2010, Mr. Xu was a Director of the Investment Banking Division of Maxim Group, an investment banking and securities broker-dealer based in New York City, where he was responsible for the firm’s Chinese investments. From September 2005 to May 2009, Mr. Xu was the co-founder of Viking Investment Co., an investment banking firm with responsibility for overseas restructuring, mergers and acquisitions, and financing of Chinese private companies. From 2004 to 2006, Mr. Xu served as a trader at Suisse American Securities, a subsidiary of Credit Suisse Group. Prior to that, Mr. Xu served as a Vice President at Asiapower Investment PTE Ltd., a public company in Singapore.

Mr. Xu obtained his Bachelor Degree from Tsinghua University in Beijing, and a Master’s Degree in Computer Science from the Courant Institute of New York University.

Sino believes Mr. Xu is well qualified to serve as a member of the board due to his business leadership and operational experience and his contacts in China.

Peiling (Amy) He has served as Sino’s Chief Financial Officer since April 2014. From May 2012 to August 2014, Ms. He served as Chief Financial Officer of Deyu Agriculture Corp. (formerly, Eco Building International Inc.), a vertically integrated producer, processor, marketer and distributor of organic and other agricultural products made from corn and grains operating in Shanxi Province in the People’s Republic of China. She also served as Deyu Agriculture Corp.’s Acting Chief Financial Officer from February 2012 to May 2012 and its Financial Controller from October 2011 to February 2012. Ms. He served as an audit manager for Deloitte Touche Tohmatsu CPA Ltd. in China from July 2005 through September 2011, where she worked for multinational corporations and Chinese corporate clients, including private companies and publicly listed companies in the United States. Ms. He’s experience in mergers and acquisitions includes conducting target sourcing, financial due diligence and deal negotiation as financial expert, including several transactions in the consumer products and retail industries.

Ms. He earned a Master’s Degree in Management from the Chinese Academy of Sciences and a Bachelor’s Degree in Accounting from Tsinghua University in China. Ms. He is also a Certified Public Accountant of China and Certified General Accountant of Canada.

Bradley Reifler has served as a member of Sino’s board of directors since April 2014. Since May 2009, Mr. Reifler has served as the Chief Executive Officer of Forefront Capital, a global financial services firm that he founded. Mr. Reifler was the founder and Chief Executive Officer of Pali Capital Inc., a registered investment banking firm, from 1995 to October 2008. Pali was acquired by the Euram Group in 2001, but repurchased six years later at which time Mr. Reifler was made Chairman. In 1982, Mr. Reifler founded Reifler Trading Corporation, a firm engaged in the execution of global derivatives, which was sold to Refco, Inc. in 2000. In 1992, Mr. Reifler founded Reifler Capital Management, a commodity pool advisor focused on commodity-based and foreign exchange trading strategies. From 1995 until 2000, he managed Refco, Inc.’s Institutional Sales Desk, where he was responsible for sales and execution of global derivatives, foreign exchange and creating custom investment programs for institutional and high-net-worth clients. Mr. Reifler is a Trustee of the Millbrook School and Chairman of the Finance Committee.

Mr. Reifler received a bachelor’s degree from Bowdoin College.

Sino believes Mr. Reifler is well-qualified to serve as a member of the board due to his investing experience and contacts in China.

Dr. Qing Zhu has served as a member of Sino’s board of directors since April 2014. Since July 1987, Dr. Zhu has served as a professor of finance and a doctoral supervisor at the Financial and Monetary Institute of Renmin University in China. He is also a Director of The Chinese Tax Society. Dr. Zhu focuses on China’s tax laws, tax planning, international tax, taxation theory and policy, and social security. He has written two books including “International Taxation” and “Taxation Management” that were awarded as National Planning Textbooks for the “11th Five Years Plan” by the Ministry of Education in China. From August 2005 to October 2005, Dr. Zhu was a senior visiting scholar in the economics department at the University of California (Berkeley). Previously, he was a visiting scholar at the Management School of the State University of New York (Buffalo).

Dr. Zhu obtained his Doctor’s Degree and Master’s Degree from Renmin University, and his Bachelor’s Degree from Beijing Economic Institute.

Sino believes Dr. Zhu is well-qualified to serve as a member of the board due to his expertise in taxation and his contacts in China.

Aimin Song has served as a member of Sino’s board of directors since April 2014. Since August 2013, Mr. Song has served as Chairman of Beijing Hantang Asset Management, an investment company focusing on investments in the financial and hotel management industries, with approximately 500 million RMB under management in China. From September 2008 to August 2013, Mr. Song served as Chairman of Zhongsheng International Insurance Brokers, a company founded by People’s Insurance Company of China, the biggest insurance company in China, and Tokio Marine Fire Insurance, an international insurance company. From June 2007 to September 2008, Mr. Song served as General Manager at the Bank Insurance Division of the Chinese People’s Health Insurance Company, which was the first insurance company in China dedicated to health insurance. From May 2005 to June 2007, he worked as a Vice-General Manager at the Bank Insurance Division of China Life Insurance, the top insurance company in China dedicated to life insurance, with total assets under management of approximately 250 billion RMB. From May 2000 to May 2005, Mr. Song served as President of the Shanxi Branch of People’s Bank of China, the central bank of the People’s Republic of China with the power to control monetary policy and regulate financial institutions in mainland China. The People’s Bank of China has the most financial assets of any single public finance institution in the world.

Mr. Song obtained his Master’s of Business Administration from Wuhan University, a Master Degree of Investment Management from Chinese Academy of Sciences and studied for Junior College of Finance Management from Henan Finance Management College.

Sino believes Mr. Song is well-qualified to serve as a member of the board due to his business leadership and operational experience, as well as his contacts in China.

Legal Proceedings

There are no legal proceedings pending against Sino.

Periodic Reporting and Audited Financial Statements

Sino has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, Sino’s annual reports contain financial statements audited and reported on by Sino’s independent registered public accounting firm. Sino has filed with the SEC its Annual Report on Form 10-K covering the fiscal year ended December 31, 2014 and its Quarterly Reports on Form 10-Q covering the fiscal quarters ended June 30, 2015.

Sino’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of Sino’s financial condition and results of operations should be read in conjunction with Sino’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.

Critical Accounting Policies

For a more detailed discussion of the Critical Accounting Policies, please see Note 2 to the consolidated financial statements included in this proxy statement/prospectus.

Common Stock Subject to Possible Conversion

All of the 4,080,100 ordinary shares sold as part of the units in Sino’s initial public offering contain a conversion feature which allows for the conversion of ordinary shares under Sino’s Liquidation or Stockholder Approval provisions. In accordance with ASC 480, such provisions not solely within the control of Sino require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although Sino did not specify a maximum conversion threshold, its charter provides that in no event will it allow conversion of Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Further, an investor in the initial public offering holding 1,000,000 public units (which includes 1,000,000 ordinary shares) has agreed to hold his ordinary shares through the consummation of an initial business combination, vote in favor of such proposed initial business combination and not seek conversion of his ordinary shares.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Results of Operations

Sino’s entire activity since inception on March 28, 2014, was in preparation for its IPO, which was consummated on September 2, 2014. Since the IPO, Sino’s activity has been limited to the evaluation of target businesses with which to consummate an initial business combination, and Sino will not generate any operating revenues until the closing and completion of its initial business combination. Sino expects to generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). Sino expects to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. Sino expects expenses to increase substantially after this period.

For the six months ended June 30, 2015, Sino had net losses of $410,086 primarily as a result of general and administrative expenses and operating costs offset by interest income generated from the trust account. The interest income generated from trust account was $2,024. General and administrative expenses are $385,064. Sino was incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis. State franchise tax for the six months ended June 30, 2015 was accrued in the amount of $27,046.

For the three months ended June 30, 2015, we had net losses of $233,317 which consist of general and administrative expenses and operating costs offset by interest income generated from the Trust Account. The interest income generated from Trust Account is $1,018. General and administrative expenses are of $220,812. State Franchise tax for the three months ended June 30, 2015 was accrued in the amount of $13,523.

For the period from March 28 to June 30, 2014, we had net losses of $975, which represents the formation costs of the Company. No other costs was incurred during the period.

For the period from March 28, 2014 (inception) through December 31, 2014, Sino had net losses of $165,400 which consist of formation expenses, general and administrative expenses and operating costs offset by interest income generated from the trust account. The interest income generated from trust account totaled $1,051. General and administrative expenses were $113,479. Fiscal year 2014 state franchise tax was accrued in the amount of $52,972.

Liquidity and Capital Resources

As of June 30, 2015, Sino had cash of $188,632 outside of its trust account and $356,042 in current liabilities. In addition, Sino had $40,804,075 in restricted cash and equivalents in the trust account, of which, $3,075 of interest income may be released to Sino in order to fund working capital requirements or tax payments. Sino intends to use the remainder of the proceeds not held in the trust account plus the interest earned on the funds held in the trust account that may be released to it to fund Sino’s operations and the costs associated with the business combination with WFG.

To supplement Sino’s working capital needs, Jianming Hao, Sino’s Chief Executive Officer, loaned Sino $300,000 on May 28, 2015. The loan made by Mr. Hao is evidenced by a promissory note. The note would either be paid upon consummation of the business combination, without interest, or, at Mr. Hao’s discretion, may be converted upon consummation of the business combination into additional private units at a price of $10.00 per unit.

Until consummation of the business combination, Sino will be using the funds not held in the trust account, plus the interest earned on the trust account balance (net of income, and other tax obligations) that may be released to Sino to fund its working capital requirements and consummating the business combination.

Sino will need to raise additional capital through loans or additional investments from its shareholders, officers, directors, or third parties. None of the shareholders, officers or directors are under any obligation to advance funds to, or to invest in, Sino. Accordingly, Sino may not be able to obtain additional financing. If Sino is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. Sino cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about Sino’s ability to continue as a going concern. Sino’s financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Off-Balance Sheet Arrangements

Sino did not have any off-balance sheet arrangements as of June 30, 2015.

Independent Auditors’ Fees

Effective as of January 9, 2015, the firm of Marcum LLP was engaged as Sino’s independent registered public accounting firm. From June 30, 2014 to January 9, 2015, KPMG LLP served as Sino’s independent registered public accounting firm. The following is a summary of fees paid to Sino’s independent registered public accounting firms during 2014.

Audit Fees

Fees paid to Sino’s independent registered public accounting firms were $90,000 for the services in connection with its Annual Report on form 10-K for the year ended December 31, 2014, two quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014 and the IPO, including the review of Sino’s registration statement on Form S-1 and amendments thereto, comfort letters and consents.

Audit-Related Fees

Sino did not receive audit-related services that are not reported as audit fees for the period from March 2014 (inception) through December 31, 2014.

Tax Fees

During the period from March 2014 (inception) through December 31, 2014, Marcum did not render any tax services to Sino. However, Marcum will provide tax services to it as and when required.

All Other Fees

During the period from March 2014 (inception) through December 31, 2014, there were no fees billed for services provided by Sino’s independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Since Sino’s audit committee was not formed until August 2014, the audit committee did not pre-approve the foregoing services prior to such date, although any services rendered prior to the formation of the audit committee were reviewed and ratified by the committee following its formation. The audit committee pre-approved all the foregoing services subsequent to such date. In accordance with Section 10A(i) of the Exchange Act, before Sino engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

Code of Ethics

In September 2014, Sino’s board of directors adopted a code of ethics that applies to Sino’s directors, officers, and employees and of any subsidiaries Sino may have in the future (including its principal executive officer, its principal financial officer, its principal accounting officer or controller, and persons performing similar functions). Sino will provide, without charge, upon request, copies of its code of ethics. Requests for copies of Sino’s code of ethics should be sent in writing to Sino Mercury Acquisition Corp., 590 Madison Ave, 21st Floor, New York, New York 10022.

Upon the consummation of the transactions, Holdco will adopt a similar code of ethics that will apply to Holdco’s directors, officers and employees as well as those of its subsidiaries.

BUSINESS OF WFG

Overview

WFG is an integrated financing solution provider with operations located primarily in Jinzhong City, Shanxi Province and Beijing, China. WFG’s goal is to assist Chinese SMEs, which have limited access to financing, to improve their overall fund-raising capability and enable them to obtain funding for business development. WFG principally operates in the following business lines:

•         Financial Guarantees — facilitating SMEs’ financing opportunities by acting as a guarantor to secure credit facilities from lending banks and other financial institutions.

•         Financial Leasing — providing direct equipment leasing or purchase-lease-back services to SMEs, to satisfy SMEs’ working capital needs.

•         Financial Advisory Services — providing financial advisory services to WFG’s clients.

At the end of 2014, Dongsheng Guarantee, WFG’s operating subsidiary in the PRC, with approximately $48.3 million (or RMB 300 million) of registered capital, was ranked as one of the top 10 financing guarantee companies in Shanxi Province, in terms of registered capital (Source: State Administration of Industry and Commerce).

Financial Guarantees

WFG has a 9-year operation history of financial guarantee business, which was started in 2006. WFG facilitates financing from banks to SMEs by providing a guarantee to the lenders such that, in the event of a borrower’s default, WFG will repay the principal, interest and related fees and expenses in connection with the underlying debt. WFG believes its guarantee services enable its SME customers to obtain financing from banks on better terms, more conveniently, easily and quickly than in the absence of such guarantees.

Financial Leasing

WFG’s financial leasing business was started as a way to supplement its financial guarantee business. Most of the financial leasing business at that time was derived from WFG’s established guarantee clients, serving as an alternative financing solution for SME clients that owned unencumbered valuable equipment.

In 2009, due to growing needs of SMEs outside WFG’s guarantee clients’, WFG expanded its financial leasing business, forming a separate subsidiary within WFG in Beijing.

Financial Advisory and Agency Services

In addition to the provision of guarantee services and financial leasing, WFG also enters into separate financial consultancy services agreements with customers, under which the customer pays WFG consultancy fees. WFG provides tailor-made financial consultancy services by proposing various customized financing methods or products to customers and assisting customers in acquiring financing. In connection with these consultancy arrangements, WFG customers may utilize WFG’s guarantee services depending on individual circumstances and if the customer satisfies WFG’s requirements and risk assessment criteria. Under certain circumstances, WFG could also act as a financing dealer between other financial leasing companies who need capital and financial institutions who are willing to provide capital, in which case it would record a net of interest income for the transactions.

History and Corporate Structure

WFG is a holding company that was incorporated under the laws of the British Virgin Islands on July 27, 2014. After several recapitalizations and restructurings, WFG holds 100% of the interests of Jinshang Leasing, Jinchen Agriculture, Dongsheng Guarantee and Tianjin Jiaming through its wholly owned subsidiary, Full Shine.

Jinshang Leasing was incorporated on May 18, 2009 in Beijing under the laws of the PRC and is principally engaged in providing capital leasing services to SMEs and related financing advisory services in the PRC. On December 2, 2014, WFG through Full Shine, acquired 100% of the ownership interests of Jinshang Leasing.

Jinchen Agriculture was incorporated on February 29, 2012 in Jinzhong City, Shangxi Province under the laws of the PRC. On December 22, 2014, Jinshang Leasing acquired 100% of the ownership of Jinchen Agriculture. Jinchen Agriculture is a wholly owned subsidiary of Jinshang Leasing and has not yet conducted any specific business activity since its establishment.

Dongsheng Guarantee was incorporated on February 22, 2006 in Jinzhong City, Shangxi Province, under the laws of the PRC and is principally engaged in providing credit guarantees to SMEs and related financial advisory services in the PRC. On December 22, 2014, Jinchen Agriculture acquired 100% of the ownership interests of Dongsheng Guarantee.

Tianjin Jiaming was incorporated on April 23, 2014 in Tianjin, under the laws of the PRC as a wholly owned subsidiary of Jinshang Leasing. Tianjin Jiaming has not yet conducted specific business activity since its establishment.

The following is an organizational chart setting forth the ownership of WFG’s subsidiaries:

WFG’s Current Corporate Structure

Industry Background

SMEs are A Major Driver of China’s Economy

SMEs have become an indispensable driver in promoting economic and employment growth in the PRC, driving technological and enterprise system innovation and contributing to China’s economic transformation. According to the State Administration for Industry & Commerce of the People’s Republic of China, (“SAIC”), by July 2014, SMEs contributed over 60% of China’s gross domestic product and over 50% of the government’s tax income, received 65% of innovation patents granted and were responsible for over 80% of new product developments. SMEs also represented approximately 80% of total employment in China’s urban areas.

According to the SAIC, there were more than 50 million SMEs nationwide (56 million SMEs nation-wide based upon “China MSME Finance Report 2014”) including microenterprises as of December 31, 2011. From June 2007 to June 2012, SMEs with registered capital of less than RMB 10 million (about US $1.6 million) recorded the fastest growth among all enterprise groups in China, contributing 89% of total growth out of the total number of enterprises.

Lack of Financing for SMEs

The financing needs of SMEs have been largely underserved by traditional financial institutions. Chinese SMEs have:

•         very limited financing sources. Chinese SMEs largely rely on bank loans. By the end of 2013, banking institutions provided loan services to 22% of the 56 million SMEs nation-wide (“China MSME Finance Report 2014”). For the purpose of establishing market dominance through control of national resource allocation, most commercial banks in China principally target large, state-owned companies and focus their financial services on key clients, industries, regions and products;

•         very limited access to capital markets. China’s capital markets primarily support state-owned companies and large private companies, which meet the established criteria of asset scale, revenue and net profit. Most SMEs in China are not qualified to go public and raise capital through China’s capital markets.

Credit Gap between Banks and SMEs in China

Historically, traditional banks have been reluctant to lend to SMEs. Although in recent years, under government guidance, traditional banks are attaching greater importance to serving SMEs, they are still reluctant to lend to SMEs for several reasons including:

1)       bank loans usually require borrowers to provide a full set of credit and asset ownership records, which SMEs generally lack;

2)       commercial banks, which are mostly government owned, are able to maintain relatively high profit margins and avoid default risk by taking advantage of the implicit government support provided to state enterprise borrowers, thereby having no incentive to serve SMEs;

3)       SMEs usually have limited operating history and credit profiles, are vulnerable to economic downturns, and have a higher percentage of defaults compared with large, state-owned companies; it is therefore difficult for banks to justify the risk when lending to SMEs; and

4)       smaller regional or local banks, which have the potential to provide lending to SMEs, are still in an early stage of development and lack vision and energy to aggressively enter this market.

As a result, there remains a significant unmet need for financial services to SMEs in China.

Financial Guarantee — Intermediary between Banks and SMEs

The history of China’s financial guarantee industry began in 1993, when the State Council approved the establishment of China National Investment and Guaranty Co., Ltd. Although the financial guarantee industry grew slowly before 2000 with a limited number of guarantee companies (most of which were owned by the government), it has since evolved into an established, regulated, well-recognized and fast-growing segment of China’s financial services industry, dominated by private sector entities.

In recent years, the financial guarantee industry played an active role in supporting SME financing. According to the China MSME Finance Report 2014 (Compact Version), outstanding guaranteed loans to SMEs nation-wide was RMB 1.28 trillion (US $200 billion) at the end of 2013, an increase of 12.9% from the end of 2012, accounting for 75.8% of all outstanding guaranteed loans.

Financial Leasing — Rapid Growth

According to the China MSME Finance Report 2014 (Compact Version), there were 1,023 financial leasing companies nationwide at the end of 2013, representing an 83.2% increase from the prior year. At the end of 2013, outstanding balances of financial leasing contracts reached RMB 2.1 trillion (US $338 billion), with year-on-year growth of 35.5%. Despite this rapid expansion of the sector, SME participation was limited compared with that of large state enterprises. It is estimated that balances of SME financial leasing contracts were less than RMB 200 billion (US $32.2 billion) at the end of 2013, thus providing significant opportunities for expansion.

As financial leasing has increased in China, financial leasing companies devoted to expanding SME financial leasing services have emerged and played an important role in SMEs upgrading their equipment and adopting new technologies. Manufacturer-dependent financial leasing companies (i.e. captive leasing companies, owned by equipment manufacturers) are the major supplier of SME financial leasing services at present. Independent financial leasing companies are expanding into the SME financial leasing field but have been constrained in their expansion due to financial limitations associated with the significant capital requirements of the sector and immobilization of leased assets.

WFG’s Strength

WFG believes that the following competitive strengths have contributed to its success and establishes a solid platform for future growth:

Primary focus on Chinese SMEs

WFG believes its primary focus on meeting the financing needs of China SMEs has:

•         given it specialized insight into the needs and behavior of SMEs in China, and into the complexities of providing customized financing solutions to specific customers as well as providing industry-wide financing solutions to SMEs in general, thereby enabling WFG to better understand the business and credit environment customers face;

•         contributed to its strong brand reputation locally as a preferred partner for SMEs seeking financing solutions in China as well as for banks which intend to increase their exposure to the SME lending market in China;

•         allowed it to utilize its industry knowledge and expertise to better meet the diverse financing needs of China SMEs by developing and offering customized financing solutions that are more flexible and efficient compared to those offered by traditional commercial banks; and

•         allowed it to build long-term and enduring relationships with its SME customers.

Effective and practical risk management system for Chinese SME lending

With more than nine years of operating history in serving the financing needs of SMEs, which has sharpened WFG’s specialized insight into the business and credit environment SMEs face, WFG we can provide innovative financing solutions based upon the financing needs and creditworthiness of its customers. As most SMEs lack collateral at a level required by traditional commercial banks and are therefore excluded from mainstream bank financing sources, WFG’s financing solutions (including financial guarantees and financial leasing) help bridge the “credit-gap” between otherwise creditworthy SMEs and traditional commercial banks in China.

WFG has a historically low default rate, which is a direct result of WFG’s credit evaluation and risk management system which was developed based upon the specific credit conditions in China and WFG’s extensive experience in serving the SME segment. WFG’s default rate was 0.5% and 0.0% in its guarantee business for the nine months ended March 31, 2015 and 2014, respectively, and it was 0.4% and 0.5% in its guarantee business for the years ended June 30, 2014 and 2013, respectively. WFG’s risk control system, built upon “Trusted Business Circles” of its core customers, has proven to be extremely cost-effective, practical and efficient under current conditions in China. Historically in China, due to the fact that the legal system is not fully developed, business trust and honoring of business commitments exists in small circles of personal relationships rather than in a more objective environment. Lending through core enterprises’ “Trusted Business Circles” resolves the information asymmetry in SME lending and provides transparency into customers’ business operations. See the section titled “WFG’s Risk Management” below for additional information on WFG’s risk management policies.

Experienced and motivated management team

WFG’s success is attributed to its highly experienced, dedicated and motivated management team. Most of WFG’s management team members have over 10 years of experience in the financial industry. Certain senior management members also have extensive professional experience in highly regarded multinational financial institutions, which contributes valuable industry awareness and risk management skills and enhances management capability. WFG is committed to maintaining a capable and motivated leadership team which cultivates a market-oriented corporate culture, encourages innovation and operating efficiency and focuses on staying sensitive to changing conditions in the SME sector and regulatory developments in the financial services industry.

WFG maintains regular professional training programs for employees, and maintain a performance-based and career-driven corporate culture. WFG provides a significant amount of personal autonomy to employees and encourage sales and marketing staff to source and service their customers as if it were their own personal business. WFG’s ability to retain professional and motivated employees has contributed to WFG’s success by maintaining and improving upon the strict standards of WFG’s risk management system, as well as by providing trustworthy and professional financing solutions to customers.

WFG’s products

WFG currently offers the following principal products and services to its customers, which primarily constitute SMEs: (1) financial guarantees; (2) financial leasing; and (3) financial advisory and agency services. The following table shows the components of revenue, their respective percentages of WFG’s net fee and interest income for the period indicated:

	The Nine Months Ended
	March 31, 2015		March 31, 2014
	USD	Percentage of Revenue	USD	Percentage of Revenue
	(unaudited)		(unaudited)
Net commission and fees on guarantee services	$7,044,730	60.8%	$4,539,824	82.6%
Net direct financing lease interest income	1,304,166	11.2%	948,415	17.3%
Financial advisory and agency income	3,253,521	28.0%	4,074	0.1%
Total	$11,602,417	100.0%	$5,492,313	100.0%

	The Year Ended
	June 30, 2014		June 30, 2013
	USD	Percentage of Revenue	USD	Percentage of Revenue
Net commission and fees on guarantee services	$7,050,479	73.8%	$3,169,454	72.3%
Net direct financing lease interest income	1,631,281	17.1%	1,160,022	26.5%
Financial advisory and agency income	873,927	9.1%	55,762	1.3%
Total	$9,555,687	100.0%	$4,385,238	100.0%

Financial Guarantees

WFG provides credit enhancement to SMEs in the form of guarantees in order to make various forms of financing more accessible to the SMEs and to generate guarantee and consulting fee income to the company. The principal type of guarantee which WFG provides is a commitment to repay to a lender (usually a commercial bank) principal, interest and associated fees in the event that a customer defaults on a loan obligation to that lender. WFG selects SME customers which it determines to be creditworthy but that lack the necessary credit histories or collateral to obtain financing independently.

The following is a typical financial guarantee transaction with a commercial bank:

WFG is released from its guarantee obligation after the SME client has fully repaid the principal, interest and other fees on the loan guaranteed. However, if the customer defaults and the lending bank elects to call upon WFG’s guarantee, WFG repays the financing on the defaulting client’s behalf and becomes subrogated to the lender’s claim against the borrower.

Typically, WFG requires its guarantee client to provide one or more personal guarantors, referred to as “counter-guarantors,” so that such personal guarantor is jointly and severally liable for the repayment of the financing WFG guaranteed with the borrower. Counter-guarantors generally include the following categories:

•         Business owners and controlling persons of the borrower;

•         Persons having substantial influence over the borrower’s business, usually its management team, such as the chief executive officer or chief financial officer; and

•         Other third parties closely related to the foregoing persons, such as spouses, children or relatives and other affiliates.

In addition, depending on the results of WFG’s evaluation of the borrower’s credit, WFG may require the borrower and/or counter-guarantors to post collateral, primarily land use rights and building ownership and to a lesser extent, accounts receivable and equity interests.

Different from asset-based collateral, a counter-guarantee is a form of a credit-based security measure which WFG considers an effective risk management measure as it imposes additional costs of default at a personal level and creates positive pressure on the borrower to honor its repayment obligations.

When WFG acts as a guarantor for a bank financing, the lending bank generally requires WFG to deposit a certain amount of cash in a segregated account, as a form of security. Typically, the amount of such deposit is equivalent to 10% to 20% of the financing guarantee, depending on WFG’s reputation and credibility with the lending bank. The security deposits will be returned to WFG with interest upon the release of our guarantee obligation. If the borrower does not repay the loan at the maturity date, the lending bank will send WFG a notice about the delinquent payment and WFG will then negotiate with the borrower to arrive at a plan to repay the loan. If the borrower cannot repay the loan within 30 days after the notice, the borrower is determined to have defaulted on its loan and the lending bank would withdraw directly from WFG’s security deposit account, in which the bank holds security deposits for all the guarantee loans with this bank, to offset the default of principal and the interest. After the withdrawal, if the total security deposits are not sufficient to cover all the outstanding guarantee loans, WFG will be requested to transfer more funds into the security deposit account.

Cooperation with commercial banks in China is key to WFG’s bank financing guarantee business. Before establishing a cooperation arrangement with a bank, WFG is generally required to provide key business, financial and legal documents to the bank for review, including, among others:

•         basic corporation information;

•         the latest financial statements;

•         credit rating reports;

•         details of WFG’s bank accounts;

•         WFG’s internal operation and risk management guidelines;

•         operating data on existing credit guarantee business; and

•         information about cooperation with other banks.

If the bank is satisfied with WFG’s business, financial and risk management performance, it will consider partnering with it. A cooperation arrangement generally constitutes a framework agreement under which WFG is permitted to guarantee up to a specified maximum amount of credit lines provided by the banks. WFG’s cooperating banks will also approve each guarantee it provides to customers on an individual basis, subject to the terms and conditions of the framework agreements.

WFG’s framework agreements with banks usually include the following key provisions:

•         Term of guarantee: usually one year.

•         Guarantee Scope: usually covers the principle amount and interest.

•         Guarantee fee rate: usually calculated with reference to the principle amount, annual guarantee fee rate and the term of the guarantee, ranged from 3% to 7.2%.

•         Collateral: WFG may request assets collateral or counter-guarantee usually based upon the client’s qualifications.

WFG believes that it maintains good relationships with commercial banks. During the last five years, none of WFG’s cooperating banks has terminated its business relationship with WFG, and no cooperating bank has tightened their cooperating terms with WFG.

In exchange for WFG’s guarantee and consulting services, customers pay a guarantee commission, which is generally payable upon the execution of a guarantee contract. The guarantee commission depends on a number of factors, such as the type of guarantee, the creditworthiness and industry of the customer, prevailing market conditions, the quality of the counter-guarantee, the type and quality of the collateral, and the amount and term of the financing. WFG’s guarantee commission rates range from 3% to 7.2% of the loan guaranteed. WFG also charges a one-time evaluation fee for new clients for due diligence, risk assessment and valuation. The rates of the evaluation fee range from 1% to 4% of the first loan guaranteed.

Financial Leasing

The financial leasing industry in China has a relative short history, but with strong growth. In 2009, there were 145 leasing companies in China. According to the 2013 White Clarke Global Leasing Report, by the end of 2013, 1,023 leasing companies were registered, with China being the second largest leasing market after the United States with new business volume of US $89 billion. However, the market penetration in the US is 22%, whereas in China, it is only 3.8%, which represents a significant opportunity for growth. A report by GuotaiJunan Securities, one of the top brokerage firms in China, predicts that the leasing market in China will grow to RMB 3 trillion (about US $480 billion) by 2015, a CAGR of 27%.

WFG’s financial leasing business was registered in 2009 for the purpose of providing financing through equipment leasing or equipment-purchase-lease-back services to qualified SME clients. WFG’s leasing operation has executed an aggregate of US $84.4 million leasing contracts since its establishment. But WFG’s business in financial leasing is still at an early stage of development, with significant opportunity for expansion.

In order to take advantage of strong growth in the leasing industry, WFG is expanding its leasing operation outside of its guarantee business. With its management team relocated to Beijing, WFG looks for leasing opportunities and clients across China rather than on a regional or local basis. WFG is currently applying two business strategies for its leasing operation: (1) focusing on a few specific industries with experience and connections, including but not limited to new energy, vehicles, education equipment, and medical devices; and (2) increasing fee revenue through advisory services.

WFG purchases the lease target (typically manufacturing equipment, but also other tangible assets including factory buildings) from the client, and takes ownership. WFG leases the target back to the client and charges rent. Upon the expiration of the lease, the client pays a nominal fee (e.g. US $1) to purchase the lease target and thereafter takes title and ownership of the lease target.

Typical leasing terms include:

•         Leasing Target: Equipment, or some other tangible assets including factory buildings

•         Typical leasing Terms: 3 – 5 years

•         Leasing Rate: 10 – 30% over the current bench mark lending rate of PBOC

•         Deposit: Based upon the client’s qualifications

•         Transaction Fee: Based upon the client’s qualifications

•         Advisory Fee: Based upon the services provided to clients

•         Lease Payment Term: Quarterly or semi-annually

Financial Advisory and Agency Services

WFG also provides tailor-made financial consultancy services to clients by entering into consultancy services agreements. WFG may, at the customers’ request, provide (1) consultancy services alone, or (2) consultancy services together with financial guarantee services or financial leasing. WFG typically proposes customized methods of financing to customers according to their needs and circumstances and then assists customers to apply for financing. WFG may introduce customers to the guarantee services depending on individual circumstances and if customers satisfy WFG’s requirements and risk assessment criteria. WFG may also recommend other financing methods or financial products to customers. During the term of the financial consultancy services agreement, and within the services scope prescribed in such agreement, WFG provides a variety of financial consultancy services including investigation, research, and locating the source of financing and closing of financing. WFG also provides advice on financing and cash flow planning and management to better align customers’ cash generation activities with their required repayment schedule, thereby improving their liquidity and reducing their default risk.
Most customers for financial consultancy services are SMEs. Many SMEs in China, due to their size of operation, lack experienced staff in handling loan applications, and may not be familiar with compliance matters including relevant rules and regulations or lending bank’s requirements. With WFG’s established cooperation with lending banks, experience in the financial services field and understanding of the requirements of lending banks, market trends as well as financial products offerings in the market, WFG is able to provide all-round financial consultancy services to customers. In addition, WFG financial consultancy services provides an attractive opportunity for to expand and diversify WFG’s business and client base.

Under certain circumstances, WFG could also act as a dealer for other financing leasing companies, by providing short-term bridge loans (usually 90 days) against the leasing contracts and leasing receivables of these leasing company borrowers; and in the mean time, WFG would achieve the same type of bridge loan from other financial institutions at a discounted rate, with the above leasing contract and leasing receivables. Typically, the above processes occur simultaneously; therefore, WFG’s resell risk is largely mitigated. In very rare cases, if the leasing borrowers are in default, WFG will have to use its principal capital to repay the bridge loan to the financial institutions, and hold the leasing contracts and leasing receivables. Therefore, WFG is very careful in selecting these types of transactions, and only accepts a limited number of transactions of this nature.

Provision of financial consultancy and agency services is within the scope of WFG’s business license.

WFG’s Risk Management

Risk management is integral to the success of WFG’s business. WFG’s risk operation model is based upon a “Trusted Business Circle” concept. China has not yet developed sophisticated credit databases or credit reporting structures, which means that decisions to lend to Chinese SMEs frequently involve reliance on company-provided information which is difficult to independently verify. WFG’s Trusted Business Circle concept involves identifying potential credit-worthy customers through their ongoing participation in an existing supply chain or other relationship with an existing core customer. The Trusted Business Circle is embedded into each customer’s ongoing business activity, forming an ecosystem around that existing business activity. The Trusted Business Circle contains core enterprises’ business partners, transaction partners, lending banks, major shareholders’ friends circle, etc., which provides an opportunity for information verification and cross-referencing and some protection from default as new customers will want to preserve their relationships within the Trusted Business Circle. The system can be scaled as each new participant creates its own Trusted Business Circle.

Principal of WFG’s Risk Management

WFG’s “Trusted Business Circle” refers to two types of relationships: (1) “industry chain”, meaning a core enterprise surrounded by a business circle which has an industry chain upstream and downstream trading networks; and (2) “Business Connection”, meaning core enterprises’ business partners, transaction partners, lending banks, major shareholders’ friends circle, etc. which can provide cross-referenced and additional information, transactional history, and business performance regarding potential SME customers.

Typically, SMEs have a relatively high risk profile. Especially in the context of an economic downturn, SMEs have less capability to withstand cyclical challenges compared with large privately-owned companies or state-owned enterprises. In addition, the regulatory and tax frameworks for SMEs are not standardized, which creates some regulatory and tax risk exposure. SMEs also frequently have very limited credit profile and transaction data available for evaluation during the lending process.

WFG’s “Trusted Business Circle” model can, to a certain significant extent, resolve the issues inherent in SME loans, such as information asymmetry, risk control difficulties and high borrowing costs. Within WFG’s operating history, this model has proved extremely effective and efficient in risk control, and has enabled WFG to take on SME clients which would not normally have been accepted during a standard review process.

The “Industry Chain” model refers to WFG’s reliance on core industry chain enterprises to evaluate all participants of an industry chain and design customized and/or standardized financial services and products, offering integrated solutions to all enterprises within the industry chain. WFG typically targets one core enterprise in the targeted industry chain, which is either an existing trusted client of WFG or a verifiably reputable or creditworthy company, such as a state-owned enterprise. Surrounding this core enterprise, there are numbers of upstream and downstream SMEs. Through a comprehensive analysis of the information flow, capital flow and logistics among the industry chain’s participants from downstream to upstream, WFG picks qualified SMEs as clients.

The “Business Connection” model refers to WFG’s reliance on business “acquaintances” to crosscheck information to mitigate risks. For example, potential clients may be directly referred by lending banks with which WFG is already working closely. Typically, “acquaintance” banks are able to share additional information relating to those referred clients with WFG for risk assessment. Moreover, those SMEs referred by banks naturally value their relationship with the banks, and would like to maintain good standing during and after any transaction with WFG.

Business Process Risk Management

WFG has a standard business process for reviewing, processing and approving a guarantee or leasing application.

•         Application Acceptance: WFG considers whether to accept a client’s application for a guarantee or lease based upon an initial assessment of the customer’s background and purpose of the request. Typically, potential SMEs clients falling into one of WFG’s “Trusted Business Circles” will have much larger probability of acceptance.

•         Due Diligence: Typically, WFG reviews but does not fully rely on a client’s financial statements, which in China in the absence of international accounting standards are sometimes of questionable accuracy.

WFG likes to access first-hand information which cannot be influenced by the clients. WFG usually conducts due diligence on the following aspects:

1.       Credit History: although the credit history of SMEs is often limited, WFG will deny those clients who have any default history with a bank or other financial source;

2.       On-Site Investigation: WFG determines from direct sources a client’s utility usage, which can help verify their level of business activity (with quarterly monitoring of clients’ utility usage during the term of any transaction);

3.       Public Information: WFG reviews employee hiring history in the prior 6 months. Increase in SME hiring typically correlates directly with working capital requirements to expand production capacity. This information is easy to achieve by WFG from governmental sources;

4.       Net Worth of Controlling Party: WFG typically limits transaction value to an amount which is smaller than the net worth of any controlling party of the SME target;

5.       Reputation of the Controlling Party: Typically, the risk is less if the reputation of controlling party is good, and WFG considers their reputation as an assets;

6.       Lifestyle of Controlling Party: Lifestyle of controlling party in the past 6 months is also important. Any changes could raise an alert; and

7.       Counter-guarantee: WFG assess the quality and quantity of the above security measures to determine the extent to which a counter-guarantee is required. Similar due diligence measures and standards are applied to any counter-guarantor.

Based upon the results of the due diligence review, WFG’s project manager prepares and submits a credit evaluation report for internal review and approval.

•         Signing, Closing and Auction Agreements: After internal authorization procedures have been approved, WFG will proceed with signing and closing. At closing, WFG signs a pre-authorized auction agreement with any counter-guarantor and the client company pursuant to which, in the event of a default, pledged collateral and/or other specified assets can be sold at auction immediately, at WFG’s discretion.

•         Portfolio Management: In cases where heightened risk is detected in the guarantee business, such as material changes to the customer’s business or difficulties in repaying the underlying financing, WFG’s risk management team steps in and participates in any loan modification and related discussions. If a customer defaults, WFG proceeds with the collection process, through which WFG seeks repayment of any defaulted payment which is covered under the guarantee.

•         Collection: WFG has a standard collection procedure in its credit guarantee and financial leasing businesses. WFG initiates the collection process when it covers defaulted payments or a customer defaults on the leasing facility WFG grantees. WFG’s business team and risk management team negotiate the terms of a repayment plan with the defaulting customer and enter into a repayment agreement with such defaulting customer. If the defaulting customer fails to make full repayment according to the repayment plan or WFG is unable to reach an agreement with the defaulting customer regarding the repayment plan, WFG approaches the third party counter-guarantors regarding the payment of the loan (including default payment receivables) or, upon approval from the Risk Management Department at the group level, may take necessary legal action, or directly put counter-guarantee assets in auction.

Operational Risk Management

Operational risk is the risk resulting from inadequate or failed internal controls and systems, human error or external events. WFG considers operational risk to be one of the major risks in the business sector and believes that this inherent risk can be controlled or mitigated through adequate and comprehensive operational policies and procedures. WFG has applied the following measures:

•         Established a vertical risk management system to ensure the independence of its risk management;

•         Continuously improves operational procedures and internal control systems, and utilizes IT systems to monitor and control the performance of each procedure. In particular, WFG has adopted and have strictly implemented measures to prevent and detect potential employee fraud, such as two-person investigation teams, segregation of business team and credit review team, multiple approval layers, onsite visits and inspection, and interviews conducted by our high-level managers with the owner or management of the borrowers;

•         To seek proper damages and pursue legal proceedings, if necessary, if any misconduct by an employee is discovered; and

•         Continuously provides ethical education to all employees.

WFG’s SME Clients and Clients’ Expansion Strategy

Clients

Most of WFG’s existing clients are SMEs located in Jinzhong, Shanxi Province. WFG developed several large customers in 2014. During March 2014 to March 2015, WFG provided guarantee service for aggregated $58.1 million (RMB360 million) of loans as well as related financial advisory services to one of these clients and provided guarantee service for an aggregate of $32.2 million (RMB200 million) worth of loans as well as related financial advisory services to the other client. All the loans expired and repaid before March 31, 2015.

As of March 31, 2015, no customers accounted for over 10% of WFG’s total outstanding guaranteed loans.

As of June 30, 2014, other than the top two clients referred to above, which accounted for 31.8% and 17.6% of WFG’s total outstanding guaranteed loans, respectively, no customer accounted over 10% of WFG’s total outstanding guaranteed loans.

As of June 30, 2013, no single customers accounted over 10% of WFG’s total outstanding guaranteed loans.

For the nine months ended March 31, 2015, other than the top two clients referred to above, which accounted for 22.5% and 16.5% of the gross revenue of WFG respectively, no customer accounted for over 10% of gross revenue. For the nine months ended March 31, 2014, no single customer accounted for over 10% of gross revenue.

For the year ended June 30, 2014, other than these top two clients referred to above, which accounted for 11% and 16% of the gross revenue of WFG respectively, no customer accounted for over 10% of gross revenue. For the year ended June 30, 2013, no single customers accounted for over 10% of the gross revenue.

Client Expansion Strategy

WFG’s principal client expansion strategies are through referrals and existing clients.

Referrals inside WFG’s “Business Connection” network. WFG maintains good relationships with a wide array of business entities, including lending banks as well as past or existing SME clients. Some potential clients were referred by the lending banks which have existing cooperation relationships with WFG. From time to time, some of WFG’s potential clients approach it through past or existing clients. Referrals are not subject to any referral fees or rebate arrangements between WFG and its clients or lending banks.

Transaction partners inside the “Industry Chain” network. WFG identifies well-qualified clients through past or existing clients as trusted members and core enterprises of each industry chain in WFG’s network. WFG approaches the supplier companies of these core enterprises as its potential target clients. As an additional security component, WFG sometimes provides guarantees supported by supplier companies’ accounts receivables where the obligor is a core enterprise customer. Through intervention by WSG with its existing trusted core enterprise, the supplier SME might receive faster turn-around on cash as working capital, thereby mitigating the risk to WFG. In addition to WFG’s existing trusted SME clients, WFG looks to well-regarded state-owned enterprises or large private companies as potential core enterprise candidates.

Employees

As of March 31, 2015, WFG had 31 full-time employees. WFG recruits personnel from the open market and enters into employment contracts with employees. WFG offers competitive remuneration packages to employees, including salaries and bonuses to qualified employees. WFG provides staff training on a regular basis to enhance employees’ knowledge of financial products in the market and the applicable laws and regulations in relation to the industry in which WFG operates.

In China, in accordance with relevant national and local labor and social welfare laws and regulations, WFG is required to pay various social security funds including basic pension insurance, basic medical insurance, unemployment insurance, occupational industry insurance, hospital insurance, insurance for maternity leave and housing provident fund contributions. Dongsheng Guarantee failed to pay social insurance for some employees before January 2015. See “Non-Compliance of Laws and Regulations” below for further information. WFG has not experienced any strikes, work stoppages or labor disputes which affected operations and WFG believes the company maintains good working relationships with employees.

Government Regulations

Foreign Investments

According to the Catalogue for the Guidance of Foreign Investment Industries (“Foreign Investment Catalogue”) promulgated by the Ministry of Commerce of the PRC (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) on March 10, 2015 and effective as of April 10, 2015, investments by non-Chinese entities and individuals in financial guarantee and financial leasing business are permitted activities to be undertaken through foreign investments. WFG believes that, following the business combination, its operations in the financial guarantee and financial leasing business with its current foreign ownership structure will be permitted under current PRC laws and regulations.

Financial Guarantee Businesses

According to Interim Measures for the Administration of Financing Guarantee Companies (“Interim Measures”) promulgated by the Chinese Banking Regulatory Commission, NDRC, the Ministry of Industry and Information Technology, the Ministry of Finance, MOFCOM, the People’s Bank of China and the State Administration for Industry and Commerce, effective March 8, 2010:

(i)       The regulatory department shall stipulate the minimum registered capital of a financing guarantee company in accordance with the local condition, which shall not be less than RMB 5 million. The registered capital shall be paid-in monetary capital;

(ii)      The balance of the financing guarantee liabilities provided by a financing guarantee company for any single individual guaranteed party shall not exceed 10% of the net assets of the company, the balance of the financing guarantee liabilities provided for any single individual guaranteed party and the affiliated parties thereof shall not exceed 15% of the net assets of the company, and the balance of the guarantee liabilities provided for bond issuance by any single individual guaranteed party shall not exceed 30% of the net assets of the company;

(iii)     The balance of the financing guarantee liabilities of a financing guarantee company shall not be more than 10 times its net assets;

(iv)     A financing guarantee company shall make a provision for the unearned liability reserves in an amount equal to 50% of the income from guarantee fees of the year and make a provision for the guarantee indemnity reserves in an amount equal to no less than 1% of the year-end balance of the guarantee liabilities of the year. If the accumulative guarantee indemnity reserves reach 10% of the balance of the guarantee liabilities of the year, provision shall be made for the guarantee indemnity reserves on the basis of the difference; and

(v)      Where a financing guarantee company violates any law, regulation or Interim Measures and if there are provisions on punishment in the relevant laws and regulations, it shall be punished in accordance with the provisions in Interim Measures. Otherwise, the regulatory department shall order it to make rectifications and may give it a warning or fine. If a crime is constituted, it shall be subject to criminal liabilities.

Financial Leasing Businesses

According to Measures for the Administration of Foreign-funded Lease Industry promulgated by the Ministry of Commerce, effective as of March 5, 2005:

(i)       The total foreign-invested assets of a foreign-funded lease company or foreign-funded financing lease company may not be less than US$5 million;

(ii)      A foreign-funded financing lease company must have a registered capital of not less than US$10 million;

(iii)     For the purposes of preventing risks and guaranteeing the business operation security, generally, the risk assets of a financing lease company shall not exceed 10 times of the total amount of the net assets of the company. Risk assets shall be determined on the basis of residue assets, namely, the result after deducting the cash, bank deposits, national debts and entrusted lease assets from the total assets of the company.

Employment Matters

Laws and Regulations on Social Insurance

As required under Regulation of Insurance for Labor Injury which was amended on December 8, 2010 and Effective January 1, 2011, Provisional Insurance Measures for Maternity of Employees which were took effect on January 1, 1995, Regulation of Unemployment Insurance which was promulgated on and took effect on January 22, 1999, the Interim Regulations on the Collection and Payment of Social Insurance Premiums which was promulgated on and took effect on January 22, 1999 and the Interim Provisions on Registration of Social Insurance which was promulgated on and took effect on March 19, 1999, enterprises are required to provide their employees in the PRC with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, injury insurance and medical insurance. An enterprise that fails to make social insurance contributions in accordance with the relevant regulations may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline. If the enterprise fails to rectify the noncompliance by the stipulated deadline set out by the government authorities, it can be assessed a late fee by the relevant authority in the amount of 0.2% of the amount overdue per day from the original due date.

In addition, on October 28, 2010, National People’s Congress Standing Committee promulgated the PRC Social Insurance Law, which became effective on July 1, 2011, to clarify the contents of the social insurance system in the PRC. According to the PRC Social Insurance Law, employees within the PRC must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance and the employers must, together with their employees or separately, pay the social insurance premiums for such employees. According to this law, employees who come from rural area shall participate in social insurance and foreigners working in the PRC may also participate in social insurance. An employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and be subject to a late fee of 0.05% of the amount overdue per day from the original due date by the relevant authority. If the employer still fails to rectify the failure to make social insurance contributions within such stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue.

Laws and Regulations on Housing Provident Fund

According to the Regulations on Management of Housing Provident Fund, which became effective on April 3, 1999 and was amended on March 24, 2002, enterprises in the PRC must undertake registration at the appropriate managing center of Housing Provident Fund and then, upon examination by such managing center of Housing Provident Fund, undergo the procedures of opening an account of Housing Provident Fund for their employees at a relevant banks. Enterprises are also obliged to pay and deposit required amounts with Housing Provident Fund in the full amount in a timely manner. An enterprise that fails to make Housing Provident Fund contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Non-Compliance of Laws and Regulations

Since July 1, 2012, WFG had failed to comply with certain laws and regulations in the PRC. Such non-compliant incidents include:

•         Failure to comply with the Interim Measures which requires that the balance of the financing guarantee liabilities provided by a financing guarantee company for any single individual guaranteed party shall not exceed 10% of the net assets of the company. During the period from March 2014 to March 2015, Dongsheng Guarantee provided guarantee for an aggregate of $58.1 million (RMB360 million) of loans to the largest customer and for an aggregate of $32.2 million (RMB200 million) of loans to the other largest customer. The balance of these loans for each of the two companies guaranteed by Dongsheng Guarantee accounted for over 10% of Dongsheng Guarantee’s net assets. All these loans have been repaid in full and the guarantee obligations were terminated prior March 31, 2014, after which Dongsheng Guarantee established an internal control policy to ensure it will not to provide guarantee to any single customer for loans in excess of 10% of its assets, and will comply with the requirements of Interim Measures thereafter. In accordance with Article 49 of Interim Measures, “where a financing guarantee company violates any law, regulation or Interim Measures and if there are provisions on punishment in the relevant laws and regulations, it shall be punished in accordance with the provisions of the Interim Measures. Otherwise, the regulatory department shall order it to make rectifications and may give it a warning or fine. If a crime is constituted, it shall be subject to criminal liabilities.” And in accordance with Article 29 of the Law of Administrative Penalty, “where an illegal act is not discovered within two years of its commission, administrative penalty shall no longer be imposed, unless otherwise prescribed by law.” As of the latest practicable date, WFG had not received any notice from any relevant government authority regarding its non-compliance with the Interim Measures. However, WFG cannot assure that the relevant regulatory authorities will not impose penalties and/or bring legal action against WFG retrospectively for the non-compliance.

•         Failure to comply with certain Social Benefit Regulations. Dongsheng Guarantee failed to make payments required by the Social Benefit Regulations for some of its employees. WFG has established an internal policy to rectify the non-compliance to make social insurance contributions and Housing Provident Fund contributions for all the employees since January, 2015 and it is in the process of registering all the employees in the social insurance and Housing Provident Fund system. According to Social Benefit Regulations, “an enterprise that fails to make social insurance contributions in accordance with the relevant regulations may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline. If the enterprise fails to rectify the noncompliance by the stipulated deadline set out by the government authorities, it can be assessed a late fee by the relevant authority in the amount of 0.2% of the amount overdue per day from the original due date or may be subject to a fine ranging from one to three times the amount overdue.” The regulations further state that “an enterprise that fails to make Provident Housing Fund contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.” As of the latest practicable date, WFG had not received any notice from any of the relevant government authorities regarding its non-compliance with the Social Benefit Regulations.

Holdco will be indemnified for any damages it incurs as a result of the foregoing non-compliance matters pursuant to the escrow agreement being entered into in connection with the transactions.

Properties

WFG leases office space at 1F, Building 7, No. 58. Jianguo Road, Chaoyang District, Beijing, 100024, the PRC, and No. 229. Yutai Road, Yuci District, Jinzhong City, Shanxi Province, 030600, the PRC.

Legal Proceedings

WFG is not and has not been involved in any legal proceedings which may have, or have had, a significant effect on its business, financial position and results of operations or liquidity, and WFG is not aware of any proceedings that are pending or threatened which may have a significant effect on its business, financial position, results of operations, or liquidity. From time to time, WFG may be subject to legal proceedings and claims in the ordinary course of business, principally personal injury and property casualty claims. WFG expects that these claims would be covered by insurance, subject to customary deductibles. Any such claims, even if lacking merit, could result in the expenditure of managerial resources and materially adversely affect its business, financial condition and results of operations.

WFG’s MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Financial and Operating Data” and the accompanying financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that reflect WFG’s future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside WFG’s control. WFG’s actual results could differ materially from those discussed in these forward-looking statements. Please read “Risk Factors” and “Forward-Looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

WFG, a British Virgin Island holding company with business operations in China, is a leading and integrated lending solution provider mainly serving small-and-medium sized enterprises (SMEs) in Jinzhong City, Shanxi Province and Beijing, China. WFG is currently providing two financial products and one supplementary service:

•         Financial Guarantees: WFG acts as a guarantor both to access and share credit risks and to facilitate financing arrangements between SMEs and banks, it will repay principal, interest and fees and expenses related to the guaranteed loan in the event that a customer defaults;

•         Financial Leasing (or Capital Leasing): WFG provides direct equipment leasing or purchase-lease-back services to SMEs, to satisfy SMEs’ cash flow needs;

•         Financing advisory: WFG structures suitable financing solutions for SME clients based upon their needs and qualifications, designed to help SMEs save tax, lower financing cost and provide other benefits.

WFG’s financial guarantee business was founded in 2006, and is currently one of the top 10 financing guarantee operations in Shanxi Province in terms of registered capital (Source: State Administration of Industry and Commerce). WFG typically provided a one-year term of guarantee for the customers’ loans and the guarantee scope typically covered the principle amount and interest. Guarantee fee, which is calculated with reference to the principle amount, annual guarantee fee rate and the term of the guarantee, ranged from 3% to 7.2%. WFG increased its capital contribution of approximately $165 million in March and June 2014 in order to expand its business development. As of March 31, 2015, June 30, 2014 and June 30, 2013, the outstanding guarantee balance was $88.3 million, $182.7 million and $87.1 million, respectively. The increase in outstanding guarantee balance at June 30, 2014, compared to June 30, 2013 was primarily due to the rapid business expansion after the capital contribution. The decrease in outstanding guarantee balance at March 31, 2015, compared to June 30, 2014 was primarily attributable to the combined result of expiration of the guarantee contracts of the two largest customers, which accounted for approximately 49.4% of WFG’s total outstanding guaranteed loans as of June 30, 2014.

Most of WFG’s existing clients are SMEs located in Jinzhong, Shanxi Province. WFG developed several new large customers in 2014. WFG’s two largest customers accounted for the following:

•         During March 2014 to March 2015, WFG provided guarantee services for an aggregate of $58.1 million (RMB360 million) of loans as well as related financial advisory services to the largest customer, and provided guarantee services for an aggregate of $32.2 million (RMB200 million) of loans as well as related financial advisory services to the other largest customer.

•         The largest two customers accounted for 31.8% and 17.6% of WFG’s total outstanding guaranteed loans as of June 30, 2014. Except for these two customers, no customer accounted for over 10% of the total WFG’s total outstanding guaranteed loans as of June 30, 2014. No single customers accounted over 10% of WFG’s total outstanding guaranteed loans as of March 31, 2015 and June 30, 2013.

•         The largest two customers accounted for 22.5% and 16.5% of WFG’s gross revenue for the nine months ended March 31, 2015, and accounted for 11% and 16% for the year ended June 30, 2014. Other than these two customers, no customer accounted for over 10% of WFG’s gross revenue for the six months ended March 31, 2015 and for the year ended June 30, 2014. No single customers accounted over 10% of WFG’s gross revenue for the six months ended March 31, 2014 and for the year ended June 30, 2013.

•         All these loans have been repaid in full, and the guarantee obligations were terminated prior to March 31, 2015.

WFG financial leasing operation was founded in 2009, derived from the guarantee business, and became an alternative financing solution for those SME clients with unencumbered valuable equipment or other assets. As a supplemental financing solution to clients of WFG’s guarantee service, most of the customers of the financial leasing segment were introduced through the financial guarantee business. WFG’s leasing operation has executed an aggregate of US $84.4 million leasing contracts since its establishment. The balance of net investment in direct financing leases was $58.9 million, $23.1 million and $27.2 million as of March 31, 2015, June 30, 2014 and June 30, 2013, respectively. However, WFG’s financial leasing is still in an early development stage, with significant opportunity for expansion.

WFG makes short term investments in assets management products issued by banks and financial institutions with original maturities of one year to three years but could be redeemed at any time. Annualized interest rates of the short-term investments ranged from 6.6% to15% and the balance was $145.4 million, $142.9 million and $1.6 million on March 31, 2014, June 30, 2014 and June 30, 2013, respectively.

Credit risks, including customer defaults from the guarantee business and impairment losses on the investment in financial leases, are inherent in WFG’s principal business. WFG’s credit evaluation and risk management system was developed based upon its extensive experience in serving SMEs including the microenterprise sector and allows it to effectively conduct its guarantee and leasing business with a very low default rate. WFG’s risk control system, based upon its “Trusted Business Circle” of core enterprises, has proved very practical and efficient given the limitations in the early-stage current credit system in China. WFG’s default rate was 0.5% and 0.0% in its guarantee business for the nine months ended March 31, 2015 and 2014, respectively, and it was 0.4% and 0.5% in its guarantee business for the years ended June 30, 2014 and 2013, respectively. During these periods there were several financial leasing contracts outstanding. The impaired losses of WFG’s lease receivables were immaterial for the nine months ended March 31, 2015 and 2014, and for the years ended June 30, 2014 and 2013.

WFG’s net revenue, which consists primarily of guarantee commissions, direct financing lease interest income, and financial advisory and lease agency income, was $11,602,417 for the nine months ended March 31, 2015, representing an increase of $6,110,104 or 111.2% increase from $5,492,313 for the nine months ended March 31, 2014. Interest on short-term investments was $13,333,364 for the nine months ended March 31, 2015, representing an increase of $12,794,555 from $538,809 for the nine months ended March 31, 2014. Net income for the nine months ended March 31, 2015 was $20,860,203, representing an increase of $17,384,014 or 500.1% from $3,476,189 for the nine months ended March 31, 2014.

WFG’s net revenue, which consists primarily of guarantee commissions, direct financing interest income, and financial advisory and lease agency income, was $9,555,687 for the year ended June 30, 2014, representing an increase of $5,170,449 or 117.9% increase from $4,385,238 for the year ended June 30, 2013. Interest on short-term investments was $1,584,163 for the year ended June 30, 2014, representing an increase of $1,494,944 or 1675.6% from $89,219 million for the year ended June 30, 2013. Net income for the year ended June 30, 2014 was $7,518,905, representing an increase of $5,047,992 or 204.3% from $2,470,913 for the year ended June 30, 2013.

Key Factors that Affect Operating Results

Our operating subsidiaries are incorporated, and our operations and assets are primarily located, in the PRC. Accordingly, our results of operations, financial condition and prospects are affected by China’s economic and regulation conditions in the following factors: (a) an economic downturn in China or any regional market in China; (b) economic policies and initiatives undertaken by the PRC government; (c) changes in the PRC or regional business or regulatory environment affecting the SME and microenterprise sector; (e) changes to prevailing market interest rates; (f) a higher rate of bankruptcy; and (f) the deterioration of the creditworthiness of SMEs and microenterprises in general. Unfavorable changes could affect demand for the services that we provide and could materially and adversely affect the results of operations. Although WFG has generally benefited from China’s economic growth and the policies to encourage lending to SMEs, WFG is also affected by the complexity, uncertainties and changes in the PRC economic conditions and regulations governing the non-banking financial industry.

WFG’s results of operations are also affected by the provision for guarantee losses and impairment allowance for the investment in financial leases which are a noncash item and represent an assessment of the risk of future guarantee losses and impairment losses. The amount of provisions or allowances has been recorded based on management’s assessment. WFG may increase or decrease the allowance for guarantee losses and impairment losses for investment in financial leases based on any such change of economic conditions and the change of management’s assessment. Any change in the allowance for guarantee or loan losses would have an effect on our financial condition and results of operations.

WFG holds a significant amount of short-term investments in assets management products issued by banks and financial institutions, including government bonds, corporate bonds and central bank notes. The interest income on these assets highly depends on market interest rate in the market of investment products especially government bonds and corporate bonds, and the management ability of the asset management companies. Any changes on the market conditions will affect WFG’s interest income from those investments and then the financial results.

Results of Operations

Nine Months Ended March 31, 2015 Compared to Nine Months Ended March 31, 2014

	For the nine months ended March 31,		Changes
	2015	2014	$	%
	(unaudited)	(unaudited)
Guarantee service income
Commissions and fees on financial guarantee services	$6,089,105	$5,487,499	$601,606	11.0%
(Provision)/Reversal of provision on financial guarantee services	955,625	(947,675)	1,903,300	(200.8)%
Commission and fees on guarantee services, net	7,044,730	4,539,824	2,504,906	55.2%

Direct financing lease income
Direct financing lease interest income	2,352,215	1,272,621	1,079,594	84.8%
Interest expense for direct financing lease	(636,451)	(124,899)	(511,552)	409.6%
Provision for lease payment receivable	(411,598)	(199,307)	(212,291)	106.5%
Net direct financing lease interest income after provision for receivables	1,304,166	948,415	355,751	37.5%

Financial advisory and agency income	3,253,521	4,074	3,249,447	79760.6%
Net revenue	11,602,417	5,492,313	6,110,104	111.2%

Non-interest income
Interest on short-term investments	13,333,364	538,809	12,794,555	2374.6%
Total non-interest income	13,333,364	538,809	12,794,555	2374.6%

Non-interest expense
Business taxes and surcharge	(220,185)	(106,608)	(113,577)	106.5%
Salaries and employees surcharge	(297,078)	(245,932)	(51,146)	20.8%
Rental expenses	(114,377)	(128,911)	14,534	(11.3)%
Other operating expenses	(939,396)	(876,892)	(62,504)	7.1%
Total non-interest expense	(1,571,036)	(1,358,343)	(212,693)	15.7%

Income before taxes	23,364,745	4,672,779	18,691,966	400.0%
Income tax expenses	(2,504,542)	(1,196,590)	(1,307,952)	109.3%
Net Income	$20,860,203	$3,476,189	$17,384,014	500.1%

Net Revenue

WFG’s net revenue consists of commissions and fees on its financial guarantee services, direct financing lease interest income, and financial advisory and lease agency income. Net revenue increased by $6.1 million or 111.2%

to $11.6 million for the nine months ended March 31, 2015, compared to $5.5 million for the nine months ended March 31, 2014. The increase was primarily attributable to an increase of $2.5 million in net commissions and fees on financial guarantee services, an increase of $0.4 million in net direct financing lease interest income and an increase of $3.2 million in financial advisory and lease agency income.

Net commissions and fees on financial guarantee services, net direct financing lease interest income, and financial advisory and lease agency income for the nine months ended March 31, 2015 were $7.0 million, $1.3 million and $3.3 million, respectively, accounting for 60.8%, 11.2% and 28.0% of the net revenue, respectively.

The following table breaks down the components of net revenue:

	The Nine Months Ended
	March 31, 2015		March 31, 2014		Changes
	USD	Percentage of Revenue	USD	Percentage of Revenue	$	%
	(Unaudited)		(Unaudited)
Net commission and fees on guarantee services	$7,044,730	60.8%	$4,539,824	82.6%	$2,504,906	55.2%
Net direct financing lease interest income	1,304,166	11.2%	948,415	17.3%	355,751	37.5%
Financial advisory and agency income	3,253,521	28.0%	4,074	0.1%	3,249,447	79760.6%
Total	$11,602,417	100.0%	$5,492,313	100.0%	6,110,104	111.2%

Guarantee Service Income

Commissions and fees on financial guarantee services

Commissions and fees on financial guarantee services are generated from the guarantee services WFG provides to customers. WFG charges commission fees from 3% to 7.2% of the loans it guarantees, as well as risk assessment fees for first time customers. Commissions and fees on financial guarantee services increased by $0.6 million or 11.0% to $6.1 million for the nine months ended March 31, 2015, compared to $5.5 million for the nine months ended March 31, 2014. The increase was primarily attributable to expansion of the guarantee business in Shanxi Province linked to the increased capital contribution in March and June 2014.

Provision for guarantee losses

Based on historical experience and analysis of the economic environment, WFG estimates the probable default losses to be 1% of its outstanding guarantee amounts and made equivalent provision for possible losses on its guarantees. There was $1.0 million of reversal of provision for guarantee losses for the nine months ended March 31, 2015, for the outstanding balance of guaranteed loans decreased from $182.7 million as of June 30, 2014 to $88.3 million as of March 31, 2015. There was $0.9 million of provision for guarantee losses for the nine months ended March 31, 2014, for the outstanding balance of guaranteed loans increased from $87.1 million as of June 30, 2013 to $186.9 million as of March 31, 2014.

The following table shows changes of allowance on financial guarantee services for the nine months ended March 31, 2015 and 2014:

	For the nine months ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Beginning balance	$1,826,768	$870,937
Provision	—	1,183,605
Write-off	—	(235,930)
Revisal of provision	(955,625)	—
Effect of foreign exchange rate	(7,202)	1,618
Ending balance	$878,345	$1,816,994

Commissions and fees on guarantee services, net

As a result, net commissions and fees on guarantee services increased by $2.5 million or 55.2% to $7.0 million for the nine months ended March 31, 2015, compared to $4.5 million for the nine months ended March 31, 2014.

Direct financing lease income

Direct financing lease interest income

Direct financing lease interest income is generated from outstanding direct financing leases to customers. Direct financing lease interest income increased by $1.1 million or 84.8% to $2.4 million for the nine months ended March 31, 2015, compared to $1.3 million for the nine months ended March 31, 2014. The increase was primarily attributable to the execution of new added capital lease contracts.

Interest expense for capital lease

Interest expense for capital leases represents the interest incurred on the long-term loans from banks and other financial institutions for financial support for capital leases. Interest expense for capital leases increased by $0.5 million or 409.6% to $0.6 million for the nine months ended March 31, 2015, compared to $0.1 million for the nine months ended March 31, 2014. The increase was primarily attributable to the increase in the balance of outstanding loans from banks and loan payable.

Provision for lease payment receivable

WFG accrues allowances for the impairment on its investment in direct financing leases based on historical experiences and an estimate of collectability of the lease receivables. Provision for lease payment receivable increased by $0.2 million or 106.5% to $0.4 million for the nine months ended March 31, 2015 and 2014 from $0.2 million for the nine months ended March 31, 2014. The increase was primarily attributable to the increase in investment in direct financial lease.

Net direct financing lease interest income after provision for receivables

As a result, net direct financing lease interest income after provision for receivables increased by $0.4 million or 37.5% to $1.3 million for the nine months ended March 31, 2015, compared to $0.9 million for the nine months ended March 31, 2014.

Financial advisory and agency income

WFG provides consulting and advisory services to assist customers in developing and accessing suitable financing solutions, and receives advisory fees or lease agency fees as compensation for these services. Financial advisory and lease agency income increased to $3.3 million for nine months ended March 31, 2015 from $0.004 million for the nine months ended in March 31, 2014. The increase was primarily due to the expansion of advisory services provided to its customers and the development of financial agency services.

Non-interest income

Interest on short-term investments

Interest on short-term investments increased by $12.8 million to $13.3 million for the nine months ended March 31, 2015, compared to $0.5 million for the nine months ended March 31, 2014. The increase was primarily attributable to the increase in the short-term investments in assets management products which resulted from WFG’s capital increase of $165.0 million in March and June 2014. The average balance of short-term investments was $144.2 million for the nine months ended March 31, 2015, compared to $15.4 million for the nine months ended March 31, 2014.

Non-interest expenses

Non-interest expenses mainly consisted of business tax and surcharges, salary and benefits for employees, office rental expenses, traveling costs, entertainment expenses, depreciation of equipment, professional fees and office supplies. Non-interest expenses increased by $0.2 million or 15.7% to $1.6 million for the nine months ended March 31, 2015, compared to $1.4 million for the nine months ended March 31, 2014. The increase was primarily attributable to the increase in salaries, traveling costs, entertainment expenses and depreciation expenses along with WFG’s business expansion.

Income taxes

The income tax rate of WFG’s PRC subsidiaries is 25% pursuant to the Enterprise Income Tax (“EIT”) Law of the PRC. According to the Tax Regulation Caishui [2012] No. 25 issued by the Ministry of Finance of the People’s Republic of China, credit guarantee institutions for SMEs are subject to a pre-tax deduction for the provision of default losses equal to 1% of the outstanding guarantee balance, and 50% of guarantee income in current year which should be reversed in the next year. According to Tax Regulation Caishui [2008] No.1, the income from investment in assets management products is subject to a tax-exemption.

Income taxes increased by $1.3 million or 109.3% to $2.5 million for the nine months ended March 31, 2015, compared to $1.2 million for the nine months ended March 31, 2014. The increase was primarily attributable to the increase in income before taxes excluding the interest on short-term investments which was tax-exempt.

Net income

As a result of the above, net income increased by $17.4 million or 500.1% to $20.9 million for the nine months ended March 31, 2015 compared to $3.5 million for the nine months ended March 31, 2014.

Fiscal Year Ended June 30, 2014 Compared to Fiscal Year June 30, 2013

	For the years ended June 30,		Changes
	2014	2013	$	%
Guarantee service income
Commissions and fees on financial guarantee services	$8,240,866	$3,948,048	$4,292,818	108.7%
Provision on financial guarantee services	(1,190,387)	(778,594)	(411,793)	52.9%
Commission and fees on guarantee services, net	7,050,479	3,169,454	3,881,025	122.5%

Direct financing lease income
Direct financing lease interest income	1,926,380	1,366,274	560,106	41.0%
Interest expense for direct financing lease	(164,354)	(135,222)	(29,132)	21.5%
Provision for lease payment receivable	(130,745)	(71,030)	(59,715)	84.1%
Net direct financing lease interest income after provision for receivables	1,631,281	1,160,022	471,259	40.6%

Financial advisory and agency income	873,927	55,762	818,165	1467.2%
Net revenue	9,555,687	4,385,238	5,170,449	117.9%

Non-interest income
Interest on short-term investments	1,584,163	89,219	1,494,944	1675.6%
Total non-interest income	1,584,163	89,219	1,494,944	1675.6%

Non-interest expense
Business taxes and surcharge	(136,528)	(133,614)	(2,914)	2.2%
Salaries and employees surcharge	(323,618)	(264,217)	(59,401)	22.5%
Rental expenses	(195,133)	(176,087)	(19,046)	10.8%
Other operating expenses	(997,811)	(621,695)	(376,116)	60.5%
Total non-interest expense	(1,653,090)	(1,195,613)	(457,477)	38.3%
Income before taxes	9,486,760	3,278,844	6,207,916	189.3%
Income tax expenses	(1,967,855)	(807,931)	(1,159,924)	143.6%
Net Income	$7,518,905	$2,470,913	$5,047,992	204.3%

Net Revenue

WFG’s net revenue consists of commissions and fees on its financial guarantee services, direct financing lease interest income, and financial advisory and lease agency income. Net revenue increased by $5.2 million or 117.9% to $9.6 million for the year ended June 30, 2014, compared to $4.4 million for the year ended June 30, 2013. The increase was primarily attributable to an increase of $3.9 million in net commissions and fees on financial guarantee services, an increase of $0.5 million in net direct financing lease interest income and an increase of $0.8 million in financial advisory and lease agency income.

Net commissions and fees on financial guarantee services, net direct financing lease interest income and financial advisory and lease agency income for the year ended June 30, 2014 were $7.1 million, $1.6 million and $0.9 million, respectively, accounting for 73.8%, 17.1% and 9.1% of the net revenue, respectively.

The following table breaks down the components of net revenue:

	The Year Ended
	June 30, 2014		June 30, 2013		Changes
	USD	Percentage of Revenue	USD	Percentage of Revenue	$	%
Net commission and fees on guarantee services	$7,050,479	73.8%	$3,169,454	72.3%	3,881,025	122.5%
Net direct financing lease interest income	1,631,281	17.1%	1,160,022	26.5%	471,259	40.6%
Financial advisory and lease agency income	873,927	9.1%	55,762	1.3%	818,165	1467.2%
Total	$9,555,687	100.0%	$4,385,238	100.0%	5,170,449	117.9%

Guarantee Service Income

Commissions and fees on financial guarantee services

Commissions and fees on financial guarantee services are generated from the guarantee services WFG provides to customers. WFG charges commission fees from 3% to 7.2% of the loans it guarantees, as well as risk assessment fees for first time customers. Commissions and fees on financial guarantee services increased by $4.3 million or 108.7% to $8.2 million for the year ended June 30, 2014, compared to $3.9 million for the year ended June 30, 2013. The increase was mainly attributable to expansion of the guarantee business in Shanxi Province linked to the increased capital contribution in March and June 2014. The average guarantee balance increased from $47.5 million for the year ended June 30, 213 to $134.8 million for the year ended June 30, 2014.

Provision for guarantee losses

Based on historical experience and analysis of the economic environment, WFG estimates its probable default losses to be 1% of outstanding guaranteed amounts and made equivalent provision for possible losses on its guarantees. Provision for guarantee losses increased by $0.4 million or 52.9% to $1.2 million for the year ended June 30, 2014, compared to $0.8 million for the year ended June 30, 2013. The increase was primarily due to the increase in outstanding balance of guaranteed loans at the fiscal year end. The outstanding balance of guaranteed loans increased from $87.1 million at June 30, 2013 to $182.7 million at June 30, 2014.

The following table shows changes of allowance on financial guarantee services for the years ended June 30, 2014 and 2013:

	For the year ended
	June 30, 2014	June 30, 2013
Beginning balance	$870,937	$78,552
Write-off uncollectible guarantee paid on behalf of a guarantee customer	(236,010)	—
Provision	1,190,387	778,594
Effect on foreign exchange rate	1,454	13,791
Ending balance	$1,826,768	$870,937

Commissions and fees on guarantee services, net

As a result, net commissions and fees on guarantee services increased by $3.9 million or 122.5% to $7.1 million for the year ended June 30, 2014, compared to $3.2 million for the year ended June 30, 2013.

Direct financing lease income

Direct financing lease interest income

Direct financing lease interest income is generated from outstanding capital leases to customers. Direct financing lease interest income increased by $0.6 million or 41.0% to $2.0 million for the year ended June 30, 2014, compared to $1.4 million for the year ended June 30, 2013. The increase was primarily attributable to the execution of new added capital lease contracts.

Interest expense for capital lease

Interest expense for capital leases represents the interest incurred on the long-term loans from banks for the financial support for capital leases. Interest expense for capital leases was $0.2 million and $0.1 million for the years ended June 30, 2014 and 2013, respectively.

Provision for lease payment receivable

WFG accrues allowances for the impairment on its investment in financial leases based on historical experience and an estimate of collectability of the receivables. Provision for lease payment receivables was $0.1 for the years ended June 30, 2014 and 2013.

Net direct financing lease interest income after provision for receivables

As a result, net direct financing lease interest income after provision for receivables increased by $0.5 million or 40.6% to $1.6 million for the year ended June 30, 2014, compared to $1.2 million for the year ended June 30, 2013.

Financial advisory and agency income

WFG provides consulting and advisory services to assist customers in developing and accessing suitable financing solutions and receives advisory fees or lease agency fees as compensation for its services. Financial advisory and lease agency income increased by $0.8 million or 1467.2% to $0.9 million for the year ended June 30, 2014, compared to $0.05 million for the year ended in June 30, 2013. The increase was primarily due to the expansion of advisory services provided to its customers and the development of guarantee services.

Non-interest income

Interest on short-term investments

Interest on short-term investments increased by $1.5 million or 1675.6% to $1.6 million for the year ended June 30, 2014, compared to $0.1 million for the year ended June 30, 2013. The increase was primarily attributable to the increase in investment in assets management products which resulted from WFG’s capital increase of $165 million in March and June 2014. The average balance of short-term investments increased from $1.6 million for the year ended June 30, 2013 to $13.5 million for the year ended June 30, 2014.

Non-interest expenses

Non-interest expenses mainly consisted of business tax and surcharges, salary and benefits for employees, office rental expenses, traveling costs, entertainment expenses, depreciation of equipment, professional fees and office supplies. Non-interest expenses increased by $0.5 million or 38.3% to $1.7 million for the year ended June 30, 2014, compared to $1.2 million for the year ended June 30, 2013. The increase was primarily attributable to the increase in traveling costs, entertainment expenses and depreciation expenses along with WFG’s business expansion.

Income taxes

The income tax rate of WFG’s PRC subsidiaries is 25% pursuant to the Enterprise Income Tax (“EIT”) Law of the PRC. According to the Tax Regulation Caishui [2012] No. 25 issued by Ministry of Finance of the People’s Republic of China, credit guarantee institutions for SMEs are subject to pre-tax deduction for the provision of default losses equal to 1% of the outstanding guarantee balance, and 50% of guarantee income in current year which would be reversed in the next year. According to Tax Regulation Caishui [2008] No.1, The income from investment in assets management products is subject to a tax-exemption.

Income taxes increased by $1.2 million or 143.6% to $2.0 million for the year ended June 30, 2014, compared to $0.8 million for the year ended June 30, 2013. The increase was primarily attributable to the increase in income before taxes excluding the interest on short-term investments which was tax-exempt.

Net income

As a result of the above, net income increased by $5.0 million or 204.3% to $7.5 million for the year ended June 30, 2014, compared to $2.5 million for the year ended June 30, 2013.

Critical Accounting Policies and Estimates

Basis of presentation

The accompanying combined financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying combined balance sheets as of December 31, 2014, June 30, 2014 and 2013 and the related combined statements of income and comprehensive income, changes in owners’ equity and cash flows for the years ended June 30, 2014 and 2013 and the six months ended December 31, 2014 and 2013 include those of Jinshang Leasing, Dongsheng Guarantee and its subsidiary Tianjin Jiaming, and Jinchen Agriculture (collectively the “Companies”).

Combined financial statements of companies under common control

According to ASC 810-10, the financial statements of the Companies are combined because of common control. Jinshang Leasing, Dongsheng Guarantee and Jinchen Agriculture are commonly controlled by the same ultimateowner Mr. Wang Hong. And the Companies are engaged in the business of the providing financial services to customers in the need of financing. All significant intercompany transactions and balances are eliminated on combination.

Use of estimates

Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful receivables; (ii) estimates of losses on unexpired contracts and financial guarantee service contracts; (iii)accrual of estimated liabilities; (iv) useful lives of long-lived assets; (v) the impairment of long-lived assets; (vi) the valuation allowance of deferred tax assets; and (vii) contingencies.

Critical accounting policies are those that reflect significant judgments or uncertainties and potentially result in materially different results under different assumptions and conditions. The critical accounting policies are restricted cash, financial guarantee service contracts, net investment in capital lease, revenue recognition, property and equipment, foreign currency translation, income taxes. For a description of all of WFG’s significant accounting policies, see Note 2 to WFG’s consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Restricted Cash

Restricted cash represents cash pledged with banks as guarantor for the guarantee business customers. The banks providing loans to the Companies’ guarantee service customers generally require the Companies, as the guarantor of the loans, to pledge a cash deposit of 10% to 20% of the guaranteed amount to an escrow account and is restricted from use. The deposits are released after the guaranteed bank loans are paid off and the Companies’ guarantee obligation expires which is usually within 12 months.

Short-term investments

Investments in non-marketable asset management products issued by banks and financial institutions (the issuers) with original maturities of one year to five years but redeemable or transferrable at any time are classified as short-term investments under cost method. The Company carries the cost method investments at cost and only adjusts for other-than-temporary impairment and distributions of earnings. Management regularly evaluates the impairment of the cost method investments at individual security level. If the fair value of an investment is less than its amortized cost basis at the balance sheet date of the report period for which impairment is assessment, management will determine whether the decline in fair value is temporary or permanent. If the decline in fair value is other than temporary, the cost basis of the individual security is written down to fair value as a new cost basis and the amount of the write-down is included in current earnings. There is no impairment noted for each report period presented herein.

Interest income from short-term investment is recognized when the Companies’ right to receive payment is established. Accrued but non-received interest income is recorded as interest receivable in unaudited consolidated balance sheets.

Financial guarantee service contract

Financial guarantee service contract provides guaranty which protects the holder of a debt obligation against non-payment when due. Pursuant to such guarantee, Dongsheng Guarantee makes payment if the obligor fails in making payment when due. If the debtor defaults, the creditor would perform a direct claim on the guarantor. The financial guarantee service contract is classified as direct guarantee of indebtedness

The contract amounts reflect the extent of involvement the Company has in the guarantee transaction and also represents Dongsheng Guarantee’s maximum exposure to credit loss. Dongsheng Guarantee is a party to financial instrument with off-balance-sheet in the normal course of business to meet the financing needs of its customers.

Guarantee paid on behalf of guarantee service customers

As guarantor of guarantee service customers’ loans from banks and financial institutions, DongshengGuarantee is obligated to repay the loans to banks or financial institutions for the unpaid principals and interests when a customer defaults the loans. The repayment on behalf of guarantee service customers was recorded as guarantee paid on behalf of guarantee service customers in the combined balance sheets. As of March 31, 2015, June 30, 2014 and 2013, uncollected guarantee paid on behalf of guarantee service customers from guarantee service customerson whose behalf Dongsheng Guarantee repaid the loans were $715,243, $518,935 and $234,601, respectively.

The collectability of guarantee paid on behalf of guarantee service customers and the possible losses was assessed and recorded as part of the “Provision for Guarantee Losses” mentioned below. Dongsheng Guarantee reflects possible uncollectible amounts as an accrued liability under the heading “Allowance on financial guarantee services” on the balance sheets, and accrues a “Provision on financial guarantee services” against the income of commissions and fees on guarantee services reserve. When a payment on behalf of guarantee service customer is deemed uncollectible under certain circumstances, such as the bankruptcy of the customer or significant damage of the colletaral, the balance is written off from both “Guarantee paid on behalf of guarantee service customers” and “Allowance on financial guarantee services”. $0 and $235,930 was written-off during the nine months ended March 31, 2015 and 2014, respectively. $236,010 and $0 was written-off during the years ended June 30, 2014 and 2013, respectively. Amounts recovered from guarantee service customers related to amounts Dongsheng Guarantee has paid on their behalf and would be deducted from “Guarantee paid on behalf of guarantee service customers” and allowance made in previous periods for the possible loss from this payment on behalf of this customer is reversed as “reversal of provision on financial guarantee service”.

Provision for Guarantee Losses

A provision for possible loss to be absorbed by Dongsheng Guarantee for the financial guarantee it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on financial guarantee services” on the combined balance sheets. This liability represents probable losses and is increased or decreased by accruing an “Provision on financial guarantee services” against the income of commissions and fees on guarantee services reserve.

This is done throughout the life of the guarantee, as necessary when additional relevant information becomes available. The methodology used to the liability for possible guarantee loss considers the guarantee contract amount and a variety of factors, which include, depending on the counterparty, latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collaterals or guarantees the costumers or third parties offered, and other economic conditions such as the economy trend of the area and the country. The estimates are based upon currently available information.

When determining the amount to be recognized in respect of liabilities arising from our guarantee business, we estimate the provision based on considering the guarantee contract amount and a variety of factors, which include, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the customers or third parties offered, and other economic conditions such as the economic trend of the area and the country. The estimates are based upon currently available information. It is possible that the prior experience and default history are not indicative of future loss on the guarantee issued. Any increase or decrease in the provision would affect income statement in future years.

Dongsheng Guarantee estimates the probably loss to be 1% of the guarantee contract amount balance and made a reversal for possible credit risk of its guarantee in the amount of $955,625 for the nine months ended March 31, 2015, and made a provision of $1,183,605 for the nine months ended March 31, 2014, respectively. Dongsheng Guarantee made a provision for possible credit risk of its guarantee in the amount of $1,190,387 and $778,594 for the years ended June 30, 2014 and 2013, respectively. $0 and $235,930 was written-off during the six months ended December 31, 2014 and 2013, respectively. $236,010 and $0 was written-off during the years ended June 30, 2014 and 2013, respectively.

WFG performs quarterly reviews on the current status of the payment/performance risk of the outstanding guarantee contracts, by evaluating a variety of factors, which include,dependence on the counter party, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, estimated value of collaterals or guarantees the costumers or third parties offered, and other economic conditions such as the economic trend of the area and the country. In cases where heightened risk is detected in the guarantee business that shows the customer has difficulties in repaying the underlying financing, such as default of interest payment, material changes to the customer’s business, deterioration of financial conditions and cash flow support, WFG would classify the contracts as “abnormal contracts”; otherwise the contracts would be classified as “normal contracts”. For abnormal contracts, WFG would negotiate with the customer regarding any improvement or remediation measures including an improvement plan for cash flow management, third-party support and extension plans and implement close supervision on value and status of the collaterals. Additional allowance for guarantee loss would be provided if WFG estimates the guarantee paid on behalf of the guarantee customer would not be fully recovered.

The risk classification of outstanding guarantee contracts is as follows:

	March 31, 2015	June 30, 2014	June 30, 2013
	(Unaudited)
Normal	87,836,552	$181,994,640	$86,575,954
Abnormal	488,122	682,206	517,741
Total outstanding guarantee loans	88,324,674	$182,676,846	$87,093,695

Collateral held for the guarantee

Depending on the results of WFG’s evaluation of the borrower’s credit, Dongsheng Guarantee may require the borrower and/or counter-guarantors to post collateral, primarily land use rights and building ownership and to a lesser extent, accounts receivable and equity interests. Usually, the collateral would have the value that can cover over 100% of the amount of the guarantee loans. The Company reviews the status and value of the collateral as one of the factors while determining the provision of guarantee losses. The value of the collateral is not recorded in the financial statements, for it is not the assets or liabilities of the company. The value of the collateral held for the outstanding guarantee loans was approximately $129 million, $265 million and $121 million as of March 31, 2015, June 30, 2014 and June 30, 2013, respectively.

Net investment in direct financing lease

Leases contracts Jinshang Leasing entered with finance lease customers transfer substantially all the rewards and risks of ownership of the leased assets to the customers, other than legal title before the expiration, are accounted for as direct financing leases in accordance to ASC 840-10-25 and ASC 840-40-25. The transactions were categorized as direct financing leases. At the inception of a transaction, the cost of the leased property is capitalized at the present value of the minimum lease payment receivables and the unguaranteed residual value of the property at the end of the lease. The difference between the sum of the minimum lease payment receivables, the unguaranteed residual value and the cost of the leased property is recognized as unearned income. Unearned income is recognized over the period of the lease using the effective interest rate method.

Net investment in direct financing leases is recorded at net realizable value consisting of minimum lease payments to be received less allowance for uncollectibles, as needed, and less the unearned income. The allowance for lease payment receivable losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on Jinshang Leasing’s loss history, known and inherent risks in the transactions, adverse situations that may affect the lessee’s ability to repay, the estimated value of any underlying asset, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision as more information becomes available. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. Jinshang Leasing provides “Specific Allowance” for the lease payment receivable of lease transactions if any specific collectivity risk identified, and a “General Allowance”, based on total minimum lease payment receivable balance of those transactions with no specific risk identified, to be used to cover unidentified probable loss. The General Allowance is set to be 1% of total unidentified lease receivable balance.

The General Allowance Jinshang Leasing provided as of March 31, 2015 and June 30, 2014 was $644,267 and $229,808, respectively; and Specific Allowance was $0 and $1,008,876, respectively. Jinshang Leasing made $411,598 and $199,307 provision for General Allowance during the nine months ended March 31, 2015 and 2014, respectively. No provision was made for Specific Allowance during the nine months ended March 31, 2015 and 2014, and $1,011,077 minimum lease payment receivable was written off against Specific Allowance during the nine months ended March 31, 2015. No provision was made for minimum lease payment receivable was written off against General Allowance during the nine months ended March 31, 2014. The General Allowance Jinshang Leasing provided as of June 30, 2014 and 2013 was $229,809 and $98,944, respectively; and Specific Allowance was $1,008,876 and $917,892, respectively.

Revenue recognition

Revenue is recognized when there are probable economic benefits to the Companies and when the revenue can be measured reliably, on the following:

Commission income and evaluation income on guarantee service

Commission income on guarantee service is recognized when guarantee contracts have been made whereby the related guarantee obligation has been accepted, the economic benefits associated with the guarantee contracts will probably flow in, and the amount of revenue associated with guarantee contracts can be measured reliably. Commission is determined based on the total agreed fee in the guarantee contracts, recognized in full at inception and records as unearned income and is recognized as commission in the income statement over the period of guarantee at straight-line method. The agreed commission is generally 3% – 7.2% of the guaranteed amount for 12 months which represented the fair value of non-contingent guarantee liability at the inception of the guarantee.

Dongsheng Guarantee charges the financial guarantee customers a one-time fee for the necessary evaluation Dongsheng Guarantee performed on the customers’ financial ability to apply for loans from banks and financial institutions. The evaluation income was recognized upon the completion of the evaluation.

Direct financing lease interest income

Direct financing lease interest income is on an accrual basis using the effective interest method over the whole period of the lease by applying the rate that exactly discounts the estimated future minimum lease payment receivables through the period of the lease to the net investment of the direct financing lease at the inception.

The accrual of interest income on leases will be discontinued when the customer becomes 90 (ninety) days or more past due on its lease or loan payments with the Company, unless the Company believes the interest is otherwise recoverable. Leases may be placed on non-accrual earlier if the Company has significant doubt about the ability of the customer to meet its lease obligations, as evidenced by consistent delinquency, deterioration in the customer’s financial condition or other relevant factors. Payments received while on non-accrual are applied to reduce the Company’s recorded value. The Company will resume accruing the interest income when the Company determines the interest becomes recoverable again, for example the customer resumes payment of the previous interests, and shows material improvement of performance and financial position.

Financial advisory and lease agency income

Jinshang Leasing and Dongsheng Guarantee provide financing solutions to customers and received advisory fee as compensation. The advisory fees are recognized as income during the service period along with the completion of service obligation.

As a licensed finance lease company, Jinshang Leasing acts as agent in the finance lease transactions between other finance lessors and lessees. Jinshang Leasing takes neither lessor’s nor lessee’s benefit or obligation in these transactions, and charges agency fee only. The lease agency income is recognized on a straight-line method over the lease period.

Jinshang Leasing acts as financing agencies between other financial leasing companies who need capital and financial institutions who are willing to provide capital. Other financial leasing companies factoring their rights to collect capital lease receivables from their lessees to Jinshang Leasing to obtain capitals from Jinshang Leasing, and Jinshang Leasing factoring its rights to collect debts from these financial lease companies to other financial institutions to finance a portion of the capital provided to other financial lease companies. All the factorings in these transactions were with recourse rights. Financial agency income that Jinshang Leasing earned from the transactions was accrued monthly in accordance with their contractual terms as net of interest income on loans to other financial leasing companies and interest cost on loans from financial institutions.

Property and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using astraight-line method over the estimated useful lives of the assets with 3% – 5% salvage value. Average estimated useful lives of property and equipment are from 2 to 5 years.

The Companies eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Companies charge maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

Impairment of long-lived assets

The Companies apply the provisions of ASC No. 360 Sub topic 10, “Impairment or Disposal of Long-Lived Assets”(ASC 360- 10) issued by the Financial Accounting Standards Board (“FASB”). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Companies test long-lived assets, including property and equipment and finite lived intangible assets, for impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Companies consider historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Companies measure the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Companies utilize to evaluate potential investments. The Companies estimate fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There were no impairment losses on the long-lived assets for the nine months ended March, 2015 and 2014, and for the years ended June 30, 2014 and 2013.

Fair value measurements

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.

Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Companies.

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of December 31, 2014, June 30, 2014 and 2013, financial instruments of the Companies primarily comprise of cash, restricted cash, short-term investments accounts receivable, other receivable and bank loans, which were carried at cost on the consolidated balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

Foreign currency translation

The Companies’ functional currency is the Chinese Yuan, or Renminbi (“RMB”); however, the accompanying combined financial statements have been translated and presented in United States Dollars (“USD”).

For financial reporting purposes, the financial statements of the Companies prepared using RMB, are translated into the Companies’ reporting currency, USD at the exchange rates quoted by www.oanda.com. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and owners’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in owners’ equity.

Income taxes

The Companies account for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no material effect on the Companies’ combined financial statements for the year ended June 30, 2014.

According to the law of the People’s Republic of China on enterprise income tax and implementation regulations, small business credit guarantee institutions is allowed to deduct from taxable income the allowance for guarantee loss the follows:

(i)       Guarantee Compensation Reserve — no more than 1% of guaranteed amount balance at the end of the current year; at the same time the Guarantee Compensation Reserve at the end of the immediate previous year should be an addition to the current year taxable income.

(ii)      Unexpired Liability Reserve — no more than 50% of the current year guarantee income; at the same time the Unexpired Liability Reserve provided in the immediate previous year should be an addition to the current year taxable income

(iii)     The actual guarantee compensation loss incurred by small business credit guarantee institutions should be a write-off of Guarantee Compensation Reserve first, and the excessive amount could be a deduction of current year taxable income.

Deductible or taxable temporary difference is generated from the difference in allowance on tax base from allowance recognized in accordance with U.S. GAAP.

According to the law of PRC on taxation, investment income from security funds was exempted from enterprise income tax.

Commitments and contingencies

In the normal course of business, the Companies are subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Companies records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Liquidity and Capital Resources

WFG has funded working capital and other capital requirements primarily by equity contribution from shareholders, cash flow from operations, and bank loans. Cash is required to maintain security deposits at banks, to issue capital leases to customers, to repay debts, to make default payments, salaries, office rental expenses, income taxes and other operating expenses.

WFG’s management believes that current levels of cash and cash flows from operations will be sufficient to meet its anticipated cash needs for at least the next 12 months. However, it may need additional cash resources in the future if it experiences changed business conditions or other developments, and may also need additional cash resources in the future if it wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed WFG’s amounts of cash and cash equivalents on hand, WFG may seek to issue debt or equity securities or obtain a credit facility.

The following summarizes the key components of our cash flows for the nine months ended March 31, 2015 and 2014:

	For The Nine Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$(12,954,754)	$10,388,093
Net cash used in investing activities	(301,813)	(56,085,505)
Net cash provided by financing activities	24,702,517	46,716,325
Effect of exchange rate change on cash and cash equivalents	73,335	(477,882)
Net (decrease) increase in cash and cash equivalents	$11,519,285	$541,031

Net cash used in operating activities was approximately $13.0 million for the nine months ended March 31, 2015, while net cash provided by operating activities was 10.4 million for the nine months ended March 31, 2014. The net cash used by operating activities for the nine months ended March 31, 2015 was mainly consisted $36.0 million of cash used in investment in direct financing leasesoffset by $20.9 million of cash generated from the net income of current year. The net cash provided by operating activities for the nine months ended March 31, 2014 was mainly consisted of $3.5 million of cash generated from the net income of current year, $3.3 million of cash collected from the investment of financial leases and $3.7 million of cash collected from the commission receivable.

Net cash used in investing activities was approximately $0.3 million for the nine months ended March 31, 2015, and $56.1 million for the nine months ended March 31, 2014. Net cash used in investing activities for the nine months ended March 31, 2015 was mainly consisted of $ 11.7 million of investment in loans to third parties, $12.7 million of net deposit paid to banks for financial guarantee services, and $13.1million of cash lent to owners and $39.2 million of cash repaid by owners.Net cash used in investing activities for the nine months ended March 31, 2014 was mainly consisted of $29.3 million of purchase of short-term investment, $1.6 million of psroceeds from maturities of short-term investment, $67.3 million of cash lent to owners, and $40.7 million of cash repaid by owners.

Net cash provided by financing activities was approximately $24.7 million for the nine months ended March 31, 2015, and $46.7 million for the nine months ended March 31, 2014. Net cash provided by financing activitiesfor the nine months ended March 31, 2015 was mainly consisted of $25.6 of proceeds from loans from non-bank financial institutions. Net cash provided by financing activitiesfor the nine months ended March 31, 2014 was mainly consisted of $52.2 of proceeds from capital contribution by owners, $13.7 million of cash borrowed from owners and $18,9 million of cash repaid to owners.

The following summarizes the key components of our cash flows for the year ended June 30, 2014 and 2013:

	For The Years Ended June 30,
	2014	2013
Net cash provided by (used in) operating activities	$14,519,976	$(12,755,411)
Net cash used in investing activities	(169,332,789)	(4,527,969)
Net cash provided by financing activities	160,048,424	17,294,227
Effect of exchange rate change on cash and cash equivalents	(10,392)	1,592
Net (decrease) increase in cash and cash equivalents	$5,225,219	$12,439

Net cash provided by operating activities was approximately $14.5 million for the year ended June 30, 2014, while net cash used in operating activities for the year ended June 30, 2013 was approximately $12.8 million. The net cash provided by operating activities for the year ended June 30, 2014 was mainly derived from $7.5 million of net income of current year, $4.5 million of cash collected from the receivables of direct financing leasing, and $3.9 million of guarantee commissions received in advance which is recorded as unearned income from financial guarantee services. The net cash used in operating activities for the year ended June 30, 2013 was mainly a combined result of $15.6 million of payment for investment in capital leases offset by $2.4 million of cash generated from the net income of current year.

Net cash used in investing activities was approximately $169.3 million for the year ended June 30, 2014, an increase of $164.8 million from $4.5 million for the year ended June 30, 2013. The increase was primarily attributable to an increase of $141.6.0 million in the short-term investments in assets management products and an increase of $25.6 million in loans lent to owners.

Net cash provided by financing activities was approximately $160.0 million for the year ended June 30, 2014, an increase of $142.7 from $17.3 for the year ended June 30, 2013. The increase was a combined result of an increase of $150.9 in capital contribution, offset by an increase of $8.2 million in net repayment for the loans from owners.

Commitments and Contractual Obligations

The following table presents the Company’s material contractual obligations as of March 31, 2015:

Contractual Obligations (unaudited)	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Bank Loans for capital lease business	$149,731	$149,731	$—	$—	$—
Operating Lease Obligations	301,667	360,000	360,000	60,000	—
	$451,398	$509,731	$360,000	$60,000	$—

Off-balance Sheet Arrangements

WFG enters into financial guarantee contracts with bank lenders pursuant to which WFG provides guarantees on behalf of borrowers to help them obtain loans from banks. The aggregate contract amounts reflect the extent of involvement WFG has in the guarantee business and also represents its maximum exposure to credit loss. WFG is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its borrowers. Financial instruments representing credit risk are as follows:

	March 31, 2015	June 30, 2014	June 30, 2013
	(unaudited)
Guarantee Balance	$88,324,674	$182,676,846	$87,093,695

MANAGEMENT OF HOLDCO FOLLOWING THE TRANSACTIONS

As contemplated by the merger agreement, Holdco’s board of directors following the transactions will be comprised of five directors. The officers and directors of WFG following the business combination will be the same as those of Holdco.

The following sets forth certain information concerning the persons who are expected to serve as Holdco’s directors and executive officers following the consummation of the business combination:

Name	Age	Position
Jianming Hao	41	Co-Chief Executive Officer and Chairman of the Board
Renhui Mu	44	Co-Chief Executive Officer and Chief Operating Officer
Richard Xu	39	President and Director
Peiling (Amy) He	36	Chief Financial Officer
Nicholas Clements	65	Non-executive Vice Chairman and Director
Bradley Reifler	56	Director
Jingxiao Zhang	39	Director

Biographical information relating to Messrs. Hao, Xu Reifler and Ms. He are set forth above under the section titled “Other Information Related to Sino — Directors and Executive Officers.”

Renhui Mu joined WFG in October 2013 and has served as its Chief Executive Officer and Chief Operating Officer since such date. Previously, Mr. Mu served as a Deputy General Manager of China CITIC Bank (China) Enterprise Bank Department and General Manager of CITIC Bank (China) Enterprise Bank Beijing Branch from January 2010 to September 2013. From December 2006 to December 2009, Mr. Mu served as Vice President of ABN Beijing Branch Enterprise Bank Department. From January 2005 to December 2006, Mr. Mu served as Vice President of Energy and Resource Department in HSBC Bank. From 2000 to January 2005, Mr. Mu served as investment director in the water business department of Hong Kong InterChina Holdings Company. Mr. Mu is a licensed attorney. He got his Master of civil law and commercial law from Tsinghua University and his Bachelor of Arts in English from Tsinghua University in the PRC.

Nicholas Clements has over thirty five years professional experience as a Wall Street lawyer, investment banker, investment advisor, university lecturer, entrepreneur and investor. Since 2001, Mr. Clements has acted as Chairman of Octavian Group Inc. (and predecessor entities), an advisory and investment firm with activities primarily in China and the Middle East. Prior to Octavian Group, Mr. Clements was Vice Chairman of Shanghai International Securities N.A., an affiliate of Shanghai International Securities Co. Ltd., which is a predecessor company of Shenyin Wanguo Securities Co. Ltd., one of the largest securities brokerage and investment banking companies in China. From 1990 to 1992, Mr. Clements was Vice Chairman and CEO of A.G. Capital Ltd., a fund management company with offices in New York and Hong Kong; and from 1987 to 1990 he was Chairman of Clements Taee Inc., an investment management company with offices in New York and London. Prior to that, Mr. Clements was an investment banker with PaineWebber Inc. (subsequently acquired by UBS), specializing in financing emerging growth technology companies. Mr. Clements started his professional career as an associate at Davis Polk & Wardwell, a Wall Street law firm.

Mr. Clements is a regular lecturer at Yale University, has been a frequent commentator on CNN International, and has lectured at the Beijing International MBA (BIMBA) program at Beijing University.

Mr. Clements received a BA degree (International Relations), with Distinction and Highest Honors, from Stanford University, and a JD (Juris Doctor) degree from Stanford Law School, where he was Managing Editor of the Stanford Journal of International Law (formerly Stanford Journal of International Studies). In addition, Mr. Clements served as a Research Fellow at the Institute of Comparative Law at the University of Florence in Italy.

Dr. Jingxiao Zhang has served as a professor of statistics and a doctoral supervisor at the Statistics Institute of Renmin University in China since May 2005. Dr. Zhang is also a senior researcher of Application of statistical science research center of Renmin University in China. Now Dr. Zhang focuses on China’s finance big data analysis, credit risk analysis and finance stochastic analysis.

Dr. Zhang obtained her Doctor of Sciences Degree from Academy of Mathematics and Systems Science, Chinese Academy of Sciences, her master degree from Renmin University, and her bachelor Degree from Nankai University.

She worked as a visiting scholar in University of Georgia and University of Michigan in 2006. From 2013 to 2014, Dr. Zhang worked as a visiting scholar in Hong Kong University of Science and Technology.

Independence of Directors

As a result of its ordinary shares being listed on Nasdaq following consummation of the transactions, Holdco will adhere to the rules of Nasdaq in determining whether a director is independent. The board of directors of Holdco has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, Sino and WFG anticipate that following the merger, Messrs. Clements, Reifler and Zhang will be the independent directors of Holdco. Holdco’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the transactions, Mr. Hao will be appointed as Chairman of the Board of Holdco. In addition, Mr. Hao and Mr. Mu will be appointed as Co-Chief Executive Officers of Holdco. Holdco believes in the importance of independent oversight. Holdco will look to ensure that this oversight is truly independent and effective through a variety of means, including:

•         Having a majority of the board be considered independent.

•         At each regularly scheduled Board meeting, all independent directors will typically be scheduled to meet in an executive session without the presence of any management directors.

•         The charters for each of standing committees of the Board will require that all of the members of those committees be independent.

We believe that the combined role of Co-Chief Executive Officer and Chairman provides an appropriate balance between leadership and independent oversight.

Meetings and Committees of the Board of Directors

Upon consummation of the transactions, Holdco will establish a separately standing audit committee, nominating committee and compensation committee.

Audit Committee Information

Effective upon consummation of the transactions, Holdco will establish an audit committee comprised of Bradley Reifler, Dr. Jinxiao Zhang and Nicholas Clements, who will also serve as the chairman of the audit committee. Each of the members of the audit committee will be independent under the applicable Nasdaq listing standards. The purpose of the audit committee, as specified in the Audit Committee Charter, include, but are not limited to:

•         reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•         discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•         discussing with management major risk assessment and risk management policies;

•         monitoring the independence of the independent auditor;

•         verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•         reviewing and approving all related-party transactions;

•         inquiring and discussing with management our compliance with applicable laws and regulations;

•         pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•         appointing or replacing the independent auditor;

•         determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•         establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•         approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Holdco will be required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Nicholas Clements will satisfy Nasdaq’s definition of financial sophistication and also qualify as an “audit committee financial expert” as defined under rules and regulations of the SEC.

Nominating Committee Information

Effective upon consummation of the transactions, Holdco will establish a nominating committee of the board of directors comprised of Nicholas Clements, Bradley Reifler and Dr. Jingxiao Zhang. Each of the members of the nominating committee will be independent under the applicable Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Holdco’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•         should have demonstrated notable or significant achievements in business, education or public service;

•         should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•         should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Information

Upon consummation of the transactions, the board of directors of Holdco will establish a compensation committee consisting of Nicholas Clements, Bradley Reifler and Dr. Jingxiao Zhang. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•         reviewing and approving the compensation of all of our other executive officers;

•         reviewing our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•         if required, producing a report on executive compensation to be included in our annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

EXECUTIVE COMPENSATION

Sino Executive Officer and Director Compensation

Sino is an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. No executive officer or director of Sino has received any compensation for services rendered to Sino. No fees of any kind, including finders, consulting or other similar fees, will be paid to any of Sino’s existing stockholders, including its officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the transactions. Since its formation, Sino has not granted any stock options, stock appreciation rights, or any other equity-or equity-based awards under long-term incentive plans to any of its executive officers or directors.

Sino’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on Sino’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Sino’s board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, Sino generally does not have the benefit of independent directors examining the propriety of expenses incurred on its behalf and subject to reimbursement. As of December 31, 2014, an aggregate of approximately $25,388 has been reimbursed to them for such expenses.

WFG Executive Officer and Director Compensation

Introduction

WFG qualifies as an “emerging growth company” as defined in the JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. WFG’s compensation philosophy is to pay for performance, rewarding employees and executives for their historic contributions to WFG’s performance subject to its overall performance.

Summary Compensation Table of WFG’s Named Executive Officers

The following Summary Compensation Table sets forth the total compensation of WFG’s named executive officer’s which consists of (i) WFG’s Chief Executive Officer, (ii) each of WFG’s next two most highly compensation executive officers, other than its Chief Executive Officer, who served as an executive officer at December 31, 2013 and whose total compensation exceeded $100,000, and (iii) two individuals for whom disclosure would have been required but who were not serving as executive officers of WFG at December 31, 2013, for the fiscal years ended June 30, 2014 and 2013.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total
Renhui Mu Chief Executive Officer (Principal Executive Officer)	2014	$—	$—	$—	$—
	2013	$—	$—	$—	$—
Junfeng Zhao President and Chief Financial Officer	2014	$5,032	$—	$—	$5,032
	2013	$5,032	$—	$—	$5,032
Zhe Wu Chief Operating Officer	2014	$—	$—	$—	$—
	2013	$—	$—	$—	$—

____________

(1)      Renhui Mu has served as CEO and COO of Wins Finance Group Ltd. since October 2013.

(2)      Junfeng Zhao has served as President and CEO of Wins Finance Group Ltd. since October 2010.

(3)      Zhe Wu has served as COO of Wins Finance Group Ltd. since January 2015.

Junfeng Zhao has has served as President and Chief Financial Officer of WFG since October 2010. From June 2006 to September 2010, Mr. Zhao served as Financial Director for Agria Corporation, which is a listed company on the NYSE. From July 1993 to June 2006, Mr. Zhao worked as Financial Manager for Shanxi Food Import and Export

Company. Mr. Zhao is a Certified Public Accountant at the Chinese Institute of Certified Public Accountants. He received a Bachelor’s degree in Financial Accounting from Shanxi University of Finance and Economics.

Zhe Wu has served as Chief Operating of WFG since January 2015. From March 2011 to December 2014, Mr. Wu served as Senior Business Manager of China Citic Bank, Beijing Branch. From February 2007 to March 2011, Mr. Wu served as Manager of Fortune Management of China Citic Bank, Beijing Branch.Mr. Wu is currently attending Peiking University for a Master’s degree in Economy and received his Bachelor of Arts in English from Hubei University.

Narrative Disclosure to Summary Compensation Table

WFG does not have employment agreements with any of its named executive officers and has not previously granted its named executive officers any share or share-based awards.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2014 and 2013, none of WFG’s officers, including its named executive officers held any outstanding equity- or equity-based awards.

Compensation of Non-Executive Directors

As of June 30, 2014 and, 2013, WFG had not compensated its non-employee directors.

Equity Compensation Plan Information

As of June 30, 2014 and, 2013, WFG had not adopted any equity compensation plan.

Holdco Executive Officer and Director Compensation Following the Transactions

As the surviving entity in the merger, it is anticipated that Holdco will continue to qualify as an emerging growth company under the JOBS Act. Each of Messrs. Hao, Mu and Xu and Ms. He are expected to be Holdco’s only executive officers, while Messrs. Hao, Xu, Clements, Reifler and Zhang are expected to be Holdco’s only directors. Compensation information for Mr. Mu is described above. Neither Sino nor WFG has paid any compensation to any of Messrs. Hao, Xu, Clements, Reifler, Zhang or Ms. He.

Holdco is anticipated to enter into three-year employment agreements with each of Jianming Hao, Richard Xu, Renhui Mu and Peiling (Amy) He. It is anticipated that Holdco will pay each of Jianming Hao, Richard Xu, Renhui Mu and Peiling (Amy) He a base salary of $156,000, $144,000, $156,000 and $144,000, respectively. It is anticipated that the agreements will contain customary confidentiality and non-compete provisions.

Holdco currently does not have a definitive compensation plan for its future directors.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of Holdco

The following table sets forth information regarding the beneficial ownership of Holdco ordinary shares as of the record date and immediately following consummation of the transactions by:

•         each person known by Sino to be the beneficial owner of more than 5% of Sino’s outstanding shares of common stock either on the record date or after the consummation of the transactions;

•         each of Sino’s current executive officers and directors;

•         each person who will become an executive officer or a director of Holdco upon consummation of the transactions;

•         all of Sino’s current executive officers and directors as a group; and

•         all of Holdco’s executive officers and directors as a group after the consummation of the merger.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security.

The beneficial ownership of common stock pre-Business Combination is based on 5,310,125 shares of common stock issued and outstanding as of the record date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Beneficial Ownership on Record Date			Beneficial Ownership Upon Consummation of the Transactions Assuming Cash Payments to WFG Shareholders(1)			Beneficial Ownership Upon Consummation of the Transactions Assuming No Cash Payments to WFG Shareholders(2)
Name and Address of Beneficial Owner(3)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Jianming Hao	913,817	(4)(5)	17.2%	934,817	(4)(6)	4.7%	934,817	(4)(6)	4.1%
Richard Xu	204,005	(7)	3.8%	204,005		1.0%	204,005		*
Peiling (Amy) He	102,003	(8)	1.9%	102,003		*	102,003		*
Aimin Song	5,100		*	5,100		*	5,100		*
Bradley Reifler	5,100		*	5,100		*	5,100		*
Qing Zhu	0		0%	0		0%	0		0%
Renhui Mu(9)	0		0%	1,287,000		6.4%	1,512,000		6.7%
Nicholas Clements	0		0%	0		0%	0		0%
Jingxiao Zhang	0		0%	0		0%	0		0%
Best Apex Limited	913,817	(4)(5)	17.2%	934,817	(4)(6)	4.7%	934,817	(4)(6)	4.1%
Lodestar Investment Holdings Corporation	204,005		3.8%	204,005		1.0%	204,005		*
True Precision Investments Limited	102,003		1.9%	102,003		*	102,003		*
Polar Securities Inc.(10)	394,700		7.4%	394,700		2.0%	394,700		1.8%
Bulldog Investors, LLC(11)	275,000		5.2%	275,000		1.4%	275,000		1.2%
Great Finance Holdings Limited(12)	3,000,000		56.5%	3,300,000		16.7%	3,300,000		14.6%
Appelo Ltd(13)	0		0%	8,580,000		42.8%	10,080,000		44.7%
Wits Global Ltd.(14)	0		0%	2,860,000		14.3%	3,360,000		14.9%
Cosmic Expert Ltd.(15)	0		0%	2,145,000		10.7%	2,520,000		11.2%

	Beneficial Ownership on Record Date		Beneficial Ownership Upon Consummation of the Transactions Assuming Cash Payments to WFG Shareholders(1)		Beneficial Ownership Upon Consummation of the Transactions Assuming No Cash Payments to WFG Shareholders(2)
Name and Address of Beneficial Owner(3)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership
Glowing Assets Holdings Ltd.(16)	0	0%	715,000	3.6%	840,000	3.7%
Wang Hong(17)	0	0%	11,440,000	57.1%	13,440,000	59.6%
All directors and executive officers as a group (Pre-Business Combination) (6 persons)	1,230,025	23.2%	1,251,025	6.2%	1,251,025	5.6%
All directors and executive officers as a group (Post-Businses Combination) (7 persons)	1,224,925	23.1%	2,532,925	12.6%	2,757,925	12.2%

____________

*         Less than one percent.

(1)      Calculated assuming no conversion of Sino’s shares into cash and the WFG shareholders don’t elect to convert any of the cash consideration into share consideration. Under this assumption, the WFG shareholders will be paid $25,000,000 of cash and issued 14,300,000 shares of Holdco.

(2)      Calculated assuming no conversion of Sino’s shares into cash and the WFG shareholders elect to convert all of the cash consideration into share consideration. Under this assumption, the WFG shareholders will receive no cash and be issued an aggregate of 16,800,000 shares of Holdco.

(3)      Unless otherwise indicated, the business address of each of the individuals is c/o Sino Mercury Acquisition Corp., at 590 Madison Avenue, 21st Floor, New York, New York 10022.

(4)      Represents shares held by Best Apex Limited, of which Mr. Hao is the sole officer and director and as such, controls the voting and disposition of such shares.

(5)      Does not include 21,000 shares of common stock issuable upon automatic conversion of the rights included in units purchased by Best Apex Limited

(6)      Includes 21,000 shares of common stock issuable upon automatic conversion of the rights included in units purchased by Best Apex Limited.

(7)      Represent shares held by Lodestar Investment Holdings Corporation, of which Mr. Xu controls and therefore has voting and disposition power over such shares.

(8)      Represents shares held by True Precision Investments Limited, of which Ms. He controls and therefore has voting and disposition power over such shares.

(9)      Represents shares held by Cosmic Expert Ltd, which Mr. Mu controls 60% of interest and therefore has voting and disposition power over such shares.

(10)    The business address of Polar Securities Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. Represents shares held by North Pole Capital Master Fund of which Polar Securities Inc. acts as investment advisor. Information derived from a Schedule 13G/A filed on February 13, 2015.

(11)    The business address of Bulldog Investors, LLC is Park 80 West, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663. Represents shares held by Bulldog Investors, LLC and entities for which Bulldog Investors, LLC acts as investment advisor. Phillip Goldstein, Andrew Dakos and Steven Samuels own Bulldog Investors, LLC. Information derived from a Schedule 13G filed on August 27, 2014.

(12)    The business address of Great Finance Holdings Limited is 1908, 19/F, Block 2, No. 116 Guanganmenneidajie, Xuanwu Qu, Beijing China. Peilin Zhao has voting and dispositive power over the shares held by Great Finance Holdings Limited. The foregoing is based on a Schedule 13D filed on April 2, 2015.

(13)    The business address of Appelo Ltd is 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024.

(14)    The business address of Wits Global Ltd is 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024.

(15)    The business address of Cosmic Expert Ltd is 1F, Building7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024.

(16)    The business address of Glowing Assets Holdings Ltd is 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024.

(17)    Represents shares held by Appelo Ltd. and Wits Global Ltd., which Mr. Hong controls. As such, he has voting and dispositive power over such shares.

Sino’s initial stockholders, including its officers and directors, beneficially own 23.2% of its issued and outstanding shares of common stock as of the record date. All of the initial shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (A) with respect to 50% of such shares, the earlier of (i) the date on which the closing price of the Holdco ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of the transactions and (ii) the day preceding the day that is twelve months after the consummation of the acquisition and (B) with respect to the remaining 50% of such shares, the day preceding the day that is twelve months after the consummation of the transactions.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to certain permitted transferees, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as Sino’s stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If Sino is unable to effect a business combination and liquidate the trust account, none of its initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

In a private placement conducted simultaneously with the consummation of Sino’s initial public offering, Best Apex Limited, an affiliate of Mr. Hao, purchased 210,000 private units. Best Apex Limited has agreed that these units will not be sold or transferred (except to certain permitted transferees) until after Sino has completed a business combination.

In addition, Mr. Zhao, through Great Finance Holdings Limited, beneficially owns 56.5% of Sino’s issued and outstanding shares of common stock as of the record date. Because of the ownership block held by Mr. Zhao, he may be able to effectively exercise control over all matters requiring approval by Sino’s stockholders, including the election of directors and approval of significant corporate transactions other than approval of its initial business combination. Mr. Zhao is party to a letter agreement with the Issuer dated August 14, 2014. Pursuant to the letter agreement, Mr. Zhao agreed, among other things, (i) not to transfer 1,000,000 shares of common stock included in units acquired by him in the initial public offering prior to the consummation of Sino’s initial business combination, (ii) to vote such 1,000,000 shares in favor of any proposed initial business combination and (iii) not to convert any such 1,000,000 shares for cash from the trust account in connection with a stockholder vote to approve a business combination.

Security Ownership of WFG

As of the record date for the Sino special meeting, there were 30,000,100 issued and outstanding ordinary shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Sino Related Person Policy

Sino’s Code of Ethics requires Sino to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Sino or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Sino’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Sino’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent Sino enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, Sino requires each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Sino Related Person Transactions

In March 2014, Sino issued 1,150,000 shares of common stock to Best Apex Limited for $25,000 in cash, at a purchase price of approximately $0.02 per share, in connection with its organization.

In June 2014, Best Apex Limited transferred (i) 230,000 shares to Lodestar Investment Holdings Corporation, an entity controlled by Richard Xu, Sino’s President, (ii) 115,000 shares to True Precision Investments Limited, an entity controlled by Amy He, Sino’s Chief Financial Officer, (iii) 5,750 shares to Aimin Song, a member of Sino’s Board, and (iv) 5,750 shares to Bradley Reifler, another member of Sino’s Board, all for the same price originally paid by Best Apex Limited for such shares.

In a private placement taking place simultaneously with Sino’s initial public offering, Best Apex Limited purchased an aggregate of 210,000 Private Units at a price of $10.00 per unit ($2,100,000 in the aggregate). The Private Units are identical to the units sold in the initial public offering. However, Best Apex Limited has agreed (A) to vote its private shares in favor of any proposed initial business combination, (B) not to propose, or vote in favor of, an amendment to Sino’s amended and restated certificate of incorporation with respect to its pre-business combination activities prior to the consummation of such initial business combination, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a stockholder vote to approve its proposed initial business combination or a vote to amend the provisions of Sino’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if an initial business combination is not consummated. Best Apex Limited has also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of an initial business combination.

The initial stockholders agreed to forfeit up to an aggregate of 150,000 of their initial shares of common stock in proportion to the portion of the overallotment option that the underwriter did not exercise. On September 24, 2014, Sino sold 80,100 units pursuant to the overallotment. Accordingly, 20,025 shares of common stock were no longer subject to forfeiture. On October 10, 2014, the overallotment expired without any of the balance being exercised. As a result, 129,975 shares held by the initial stockholders have been forfeited.

In order to meet Sino’s working capital needs, Mr. Hao loaned Sino $300,000 on May 29, 2015. This loan made by Mr. Hao was evidenced by a promissory note described below. The initial stockholders, officers and directors and their respective affiliates may also, but are not obligated to, loan Sino funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of the business combination into additional Private Units at a price of $10.00 per unit (which, for example, would result in the holders being issued 55,000 shares of common stock if $500,000 of notes were so converted since the 50,000 rights included in the Private Units would result in the issuance of 5,000 shares of common stock upon the closing of our business combination). If Sino does not complete an initial business combination, the loans will not be repaid.

The holders of the initial shares and private units (and underlying securities) and any shares the initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to Sino, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that Sino register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units or shares issued in payment of working capital loans made to Sino can elect to exercise these registration rights at any time after Sino consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. Sino will bear the expenses incurred in connection with the filing of any such registration statements.

As of April 15, 2014, Jianming Hao loaned to Sino an aggregate of $117,000 to cover expenses related to the initial public offering. The loan was repaid without interest upon consummation of the initial public offering.

Jianming Hao has also agreed to make available to Sino, office space in Beijing, China, at no cost to Sino.

WFG Related Person Policy and Related Person Transactions

As a privately held company, WFG was not required to maintain a Related Person Policy. Following consummation of the transactions, WFG will be subject to Holdco’s Related Person Policy described below. WFG did not have any disclosable related person transactions for the two most recent fiscal years.

Holdco Related Person Policy

Upon consummation of the transactions, Holdco will adopt a Related Person Policy that will require it (and its subsidiaries, including WFG) to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except as approved by unconflicted executives, the board of directors, or audit committee in accordance with guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) WFG or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of WFG’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Holdco’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent WFG enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, Holdco will require each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Sino directors, officers and persons owning more than 10% of Sino common stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to Sino, or representations from certain reporting persons that no other reports were required, Sino believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2014, were timely filed, except for a Form 3 and Schedule 13D filed jointly by Great Finance Holdings Limited and Peiling Zhao on March 31, 2015.

DESCRIPTION OF HOLDCO SECURITIES

The following description of the material terms of the share capital of Holdco following the transactions includes a summary of specified provisions of the amended and restated memorandum and articles of association of Holdco that will be in effect upon completion of the transactions. This description is qualified by reference to Holdco’s amended and restated memorandum and articles of association as will be in effect upon consummation of the transactions, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

General

The constitutional documents of Holdco will provide for the issuance of 100,000,000 ordinary shares, par value $.0001, and 1,000,000 preferred shares, par value $.0001.

In the merger, Holdco will issue its ordinary shares in exchange for the outstanding common stock and rights of Sino as follows:

•         each share of Sino common stock will be exchanged for one common share of Holdco, except for public shares that have been converted into a pro rata portion of Sino’s trust account; and

•         each Sino right will be exchanged for one-tenth of one ordinary share of Holdco.

This proxy statement/prospectus covers an aggregate of 5,739,135 ordinary shares to be issued by Holdco as a result of the merger. The 5,739,135 ordinary shares to be issued include 5,310,125 shares issuable in exchange for all of the outstanding shares of common stock of Sino and 429,010 shares issuable in exchange for all of the outstanding Sino rights.

In the share exchange, the holders of WFG’s capital stock will receive (1) an amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000, provided that the cash consideration shall not exceed $25,000,000, and (2) a number of ordinary shares of Holdco equal to $168,000,000 less the cash consideration, divided by $10.00. Notwithstanding the foregoing, the WFG shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. If the WFG shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco.

Ordinary Shares

The holders of ordinary shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of Holdco’s ordinary shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Shares

The amended and restated memorandum and articles of association of Holdco will authorize the issuance of 1,000,000 blank check preferred shares with such designations, rights and preferences as may be determined from time to time by Holdco’s board of directors. Accordingly, Holdco’s board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Holdco.

Dividends

Sino has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the merger. The payment of dividends subsequent to the transactions will be entirely within the discretion of Holdco’s then board of directors and will be contingent upon Holdco’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the transactions.

Holdco’s Transfer Agent

The transfer agent for Holdco’s ordinary shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

PRICE RANGE OF SINO SECURITIES AND DIVIDENDS

Market Price of Units, Common Stock and Rights

Sino’s units, common stock and rights are traded on The Nasdaq Capital Market under the symbols SMACU, SMAC and SMACR, respectively. The following table sets forth the high and low sales prices for Sino’s units, common stock and rights for the periods indicated since the units began public trading on August 27, 2014 and Sino’s common stock and rights began separate public trading on November 4, 2014 and November 19, 2014, respectively.

The closing price Sino’s units, common stock and rights on April 24, 2015, the last trading day before announcement of the execution of the merger agreement, was $10.02, $9.92 and $0.29, respectively. As of the record date, the closing price for each unit, share of common stock and right of Sino was $10.20, $9.95 and $0.65, respectively.

	Units		Common Stock		Rights
	High	Low	High	Low	High	Low
Fiscal 2015:
Third Quarter*	$10.70	$10.18	$9.95	$9.64	$0.81	$0.50
Second Quarter	$10.70	$10.02	$9.95	$9.20	$0.71	$0.29
First Quarter	$10.25	$9.90	$9.94	$9.80	$0.34	$0.25

Fiscal 2014:
Fourth Quarter	$10.10	$9.85	$10.25	$9.89	$0.38	$0.34
Third Quarter	$10.07	$10.00

____________

*         Through September 8, 2015

Holders of Sino units, common stock and rights should obtain current market quotations for their securities. The market price of Sino’s securities could vary at any time before the merger.

Holders

As of September 8, 2015, there were 4 holders of record of our units, 6 holders of record of our common stock and 1 holder of record of our rights. Management believes we have in excess of 300 beneficial holders of our securities.

APPRAISAL RIGHTS

Neither Sino stockholders nor Sino rights holders have appraisal rights under the DGCL in connection with the merger.

STOCKHOLDER PROPOSALS

The Holdco 2016 annual meeting of stockholders will be held on or about October 20, 2016 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2016 annual meeting, you need to provide it to Holdco by no later than May 21, 2016. You should direct any proposals to Holdco’s secretary at its principal office which will be located at 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with Sino’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Sino Mercury Acquisition Corp., 590 Madison Ave., 21st Floor, New York, New York 10022. Following the transactions, such communications should be sent in care of Holdco, at 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

INDEPENDENT AUDITORS

The financial statements of Sino Mercury Acquisition Corp. as of December 31, 2014 and for the period from March 28, 2014 (inception) through December 31, 2014, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein.

The financial statements of Jinshang International Financial Leasing Co., Ltd., Shanxi Dongsheng Finance Guarantee Co., Ltd. and Shanxi Jinchen Agriculture Co., Ltd. as of June 30, 2014 and 2013 appearing in this proxy statement/prospectus have been audited by Marcum Bernstein & Pinchuk LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein.

Representatives of Marcum Bernstein & Pinchuk LLP and Marcum will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Sino and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Sino’s annual report to stockholders and Sino’s proxy statement. Upon written or oral request, Sino will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Sino deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that Sino deliver single copies of such documents in the future. Stockholders may notify Sino of their requests by calling or writing Sino at its principal executive offices at 590 Madison Ave, 21st Floor, New York, New York 10022 or (646) 480-9882. Following the merger, such requests should be made by calling or writing Holdco at 1F, Building 7, No. 58 Jianguo Road, Chaoyang District, Beijing 100024 or 86-10-82255118.

WHERE YOU CAN FIND MORE INFORMATION

Sino files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Sino with the Securities SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Sino at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

This proxy statement/prospectus incorporates important business and financial information about the parties that is not included in or delivered with the proxy statement/prospectus. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

All information contained in this document relating to Sino has been supplied by Sino, and all such information relating to WFG has been supplied by WFG. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the transactions, you should contact via phone or in writing:

Richard Xu
Sino Mercury Acquisition Corp.
590 Madison Avenue, 21st Floor
New York, New York 10022
Tel. (646) 480-9882

Sino Mercury Acquisition Corp.
Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	Unaudited
ASSETS

Current assets
Cash	$188,632	$309,737
Prepaid expenses	47,026	76,414
Total current assets	235,658	386,151

Cash and securities held in trust account	40,804,075	40,802,051

Total Assets	$41,039,733	$41,188,202

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$28,996	$41,453
Accrued franchise tax	27,046	52,972
Note payable to stockholder	300,000	—
Total current liabilities	356,042	94,425

Deferred underwriting compensation	432,040	432,040

Total liabilities	788,082	526,465

Common stock subject to possible conversion; 3,080,100 (at conversion value of $10.00 per share)	30,801,000	30,801,000

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 25,000,000 shares authorized, 2,230,025 shares issued and outstanding (excluding 3,080,100 subject to possible conversion)	223	223
Additional paid-in capital	10,025,914	10,025,914
Accumulated deficit	(575,486)	(165,400)
Total stockholders’ equity	9,450,651	9,860,737

Total liabilities and stockholders’ equity	$41,039,733	$41,188,202

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Sino Mercury Acquisition Corp.
Condensed Consolidated Statement of Operations
(Unaudited)

	For the Three Months Ended June 30, 2015	For the Six Months Ended June 30, 2015	For the period from March 28, 2014 (Inception) to June 30, 2014
General and administrative expenses	$(220,812)	$(385,064)	$(975)
State franchise taxes, other than income tax	(13,523)	(27,046)	—
Other Income	1,018	2,024	—
Net loss	$(233,317)	$(410,086)	$(975)

Net loss per common share – basic and diluted	$(0.10)	$(0.18)	$(0.00)

Weighted average number of common shares outstanding (excluding shares subject to possible conversion) – basic and diluted	2,230,025	2,230,025	1,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Sino Mercury Acquisition Corp.

Condensed Statement of Stockholders’ Equity

For the Six Months ended June 30, 2015

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2015	2,230,025	223	10,025,914	(165,400)	9,860,737
Net loss attributable to common shares	—	—	—	(410,086)	(410,086)
Balance at June 30,2015	2,230,025	$223	$10,025,914	$(575,486)	$9,450,651

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Sino Mercury Acquisition Corp.
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For the Six Months Ended June 30, 2015	For the period from March 28, 2014 (inception) to June 30, 2014
Cash flow from operating activities
Net loss	$(410,086)	$(975)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Decrease in Prepaid expenses	29,388	—
Increase (decrease) in accounts payable	(12,457)	434
Decrease in accrued franchise tax	(25,926)	—
Net cash used in operating activities	(419,081)	(541)

Cash flows from investing activities
Interest reinvested in trust account	(2,024)	—
Net cash provided by (used in) investing activities	(2,024)	—

Cash flows from financing activities
Proceeds from note payable to stockholder	300,000	82,000
Payment of deferred offering costs	—	(77,400)
Advances from stockholder	—	35,000
Proceeds from issuance of common stock	—	25,000
Net cash provided by financing activities	300,000	64,600

Net (decrease) increase in cash	(121,105)	64,059
Cash at beginning of period	309,737	—
Cash at end of period	$188,632	$64,059

Supplemental disclosure of non-cash financing activities
Advances from stockholder capitalized (reclassified) to note payable	$—	$35,000
Deferred underwriting compensation	$—	$2,902

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. Description of Organization and Business Operations

Sino Mercury Acquisition Corp. (“the Company” or “Sino”) was incorporated in Delaware on March 28, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business are not limited to a particular industry or geographic region of the world although the Company is currently focusing on target businesses in China that operate in the non-traditional financial industry, including but not limited to financial leasing companies, microcredit companies and guarantors.

Wins Finance Holdings Inc. (“Holdco”) was formed as the Company’s wholly-owned subsidiary in the Cayman Islands on February 17, 2015 originally under the name Wins Finance Holding Inc. On March 5, 2015, Holdco changed its name to its current name. Holdco was formed to effectuate the Merger and Share Exchange described in Note 8 below.

Financing

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on August 26, 2014. The Company consummated the Initial Public Offering of 4,000,000 units on September 2, 2014 generating gross proceeds of $40,000,000 at an offering price of $10.00 per Unit and net proceeds of approximately $37,901,000 after deducting approximately $2,099,000 of transaction costs. Simultaneously with the consummation of the Initial Public Offering, the Company consummated a private placement of units (“Private Units”) generating gross proceeds of $2,100,000 to an affiliate of the Chief Executive Officer of the Company.

The Company granted the underwriter in the Initial Public Offering an option to purchase up to 600,000 additional units to cover any overallotments. On September 23, 2014, the underwriter exercised a portion of its over-allotment option to the extent of 80,100 units and on September 24, 2014, the Company consummated the closing of that portion of the overallotment option (“Overallotment”). The Initial Public Offering and the Overallotment are collectively referred to as the “Offering.” The 80,100 units sold pursuant to the Overallotment were sold at an offering price of $10.00 per Unit, generating gross proceeds of $801,000, all of which was deposited in the Trust Account (defined below).

Trust Account

Following the closing of the Overallotment on September 24, 2014, an amount of $40,801,000 (or $10.00 per share sold to the public in the Offering) from the sale of the units in the Offering and the Private Units is being held in a trust account (“Trust Account”) and may be invested in United States bonds, treasuries or notes having a maturity of 180 days or less or in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. treasuries. The $40,801,000 placed into the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, (i) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (ii) interest income on the funds held in the Trust Account can be released to the Company to pay for its working capital requirements in connection with searching for and consummating a Business Combination.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. Description of Organization and Business Operations (cont.)

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units, Common Stock and Rights are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account (excluding deferred commissions and taxes payable) at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who hold shares of common stock sold in the Offering (“Public Stockholders”) with the opportunity to convert their shares (“Public Shares”) for a pro rata share of the Trust Account. However, the Company is not permitted to consummate an initial Business Combination unless it has at least $5,000,001 of net tangible assets upon close of such Business Combination. The initial stockholders have agreed that they will vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to these shares. However, an investor in the Public Offering holding 1,000,000 Public Units has agreed that he will hold such Units sold in the Initial Public Offering through the consummation of an initial Business Combination, vote in favor of such proposed initial Business Combination and not seek conversion in connection therewith. As a result, the Company expects to meet the $5,000,001 net tangible asset requirement in order to complete its initial Business Combination.

In connection with any proposed Business Combination, the Company will seek stockholder approval of an initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval of an initial Business Combination, any Public Stockholder voting either for or against such proposed Business Combination will be entitled to demand that his shares of common stock be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). The Rights (discussed in Note 4 — Related Party Transactions) sold as part of the Units will not be entitled to vote on the proposed Business Combination and will have no conversion or liquidation rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate or other person with whom such Public Stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in the Offering. A “group” will be deemed to exist if Public Stockholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company does not consummate a Business Combination by September 1, 2016, it will trigger the Company’s automatic winding up, dissolution and liquidation. Such date was extended from June 1, 2016 as the Company has satisfied certain extension criteria by entering into the Merger Agreement (Note 8). If the Company is unable to consummate an initial Business Combination, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay any of its taxes. Holders of Rights will receive no proceeds in connection with the liquidation with respect to such rights. The Initial Stockholders and the holders of Private Units will not participate in any distribution with respect to their initial shares and Private Units, including the shares of common stock included in the Private Units.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

1. Description of Organization and Business Operations (cont.)

If the Company is unable to conclude its initial Business Combination and expends all of the net proceeds of the Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share liquidation price shares of common stock will be $10.00. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s stockholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s ordinary stockholders. Therefore, the actual per-share liquidation price may be less than $10.00.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Liquidity and Going Concern

As of June 30, 2015, the Company had $188,632 in its operating bank account and $40,804,075 in cash and securities held in the Trust Account to be used for an initial Business Combination or to repurchase or convert its common shares. As of June 30, 2015, the Company has not withdrawn from the Trust Account any interest income for its working capital and tax obligations. As of June 30, 2015, $3,075 of the amount on deposit in the Trust Account represents interest income, which was available to be withdrawn as described above. As described in Note 4 below, on May 28, 2015, to supplement our working capital needs, Jianming Hao, the Company’s Chief Executive Officer, has loaned the Company $300,000.

Until consummation of its initial Business Combination, the Company will be using the funds not held in the Trust Account, plus the interest earned on the Trust Account balance (net of income, and other tax obligations) that may be released to the Company to fund its working capital requirements, to consummate such an initial Business Combination.

The Company will need to raise additional capital through loans or additional investments from its shareholders, officers, directors, or third parties to complete an initial Business Combination. None of the shareholders, officers or directors are under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying interim unaudited condensed consolidated financial statements of the Company and its subsidiary are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015 or any other period. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s annual report filed with the Securities and Exchange Commission on March 3, 2015.

The Company had no activity for the period from March 28, 2014 (date of inception) to March 31, 2014. The condensed statement of operations for the three months ended June 30, 2014 has no material difference with that for the comparative period from March 28, 2014 to June 30, 2014, and is not presented separately.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of Sino and Holdco. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all the short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2015.

Cash and Securities Held in Trust Account

As of June 30, 2015, the assets held in Trust Account were held in qualified money market fund.

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At June 30, 2015, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

2. Summary of Significant Accounting Policies (cont.)

Convertible Common Stock

All of the 4,080,100 common shares sold as part of the units in the Offering contain a conversion feature which allows for the conversion of common shares under the Company’s Liquidation or Stockholder Approval provisions. In accordance with Accounting Standard Codification (“ASC”) 480 “Distinguishing Liability from Equity”, such provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the conversion and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum conversion threshold, its charter provides that in no event will it allow conversion of Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Further, an investor in the Offering holding 1,000,000 Public Units (which includes 1,000,000 shares), has agreed to hold his common shares through the consummation of an initial Business Combination, vote in favor of such proposed initial Business Combination and not seek conversion of his common shares.

The Company recognizes changes in conversion value immediately as they occur and will adjust the carrying value of the security to equal the conversion value at the end of each reporting period. Increases or decreases in the carrying amount of convertible common stock shall be affected by charges against additional paid-in capital.

Accordingly, at June 30, 2015, 3,080,100 of the 4,080,100 Public Shares were classified outside of permanent equity at its conversion value. The conversion value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released for working capital (approximately $10.00 per share at June 30, 2015).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2015, a full valuation allowance has been established against the deferred tax asset.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2015. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by tax authorities in U.S. federal, states or foreign jurisdictions in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, state

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

2. Summary of Significant Accounting Policies (cont.)

or foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

The Company consummated its Initial Public Offering of 4,000,000 units on September 2, 2014 generating gross proceeds of $40,000,000 and net proceeds of approximately $37,901,000 after deducting approximately $2,099,000 of transaction costs (see further description of Public Units below) and on the same date, a private placement to Best Apex Limited, an affiliate of Jianming Hao, the Company’s Chief Executive Officer, of 210,000 units, generating additional proceeds of $2,100,000 (“Private Units”) (see further description of Private Units below). On September 24, 2014, the Company closed on a partial exercise of the Overallotment generating gross proceeds of $801,000. Of such proceeds, an aggregate of $40,801,000 was placed in the Company’s Trust Account. On October 10, 2014, the remaining portion of the Overallotment expired unexercised.

Public Units

On September 2, 2014, the Company sold 4,000,000 units at a price of $10.00 per unit (the “Public Units’) in the Initial Public Offering. Each Public Unit consists of one share of the Company’s common stock, $0.0001 par value per share, and one right (the “Public Rights”). Each Public Right entitles the holder to receive one-tenth (1/10) of a share of common stock on consummation of an initial Business Combination.

On September 24, 2014, the Company sold an additional 80,100 units pursuant to the Overallotment.

If the Company does not complete its Business Combination within the necessary time period described in Note 1, the Public Rights will expire and be worthless.

The Company paid an upfront underwriting discount of $1,200,000 (3.0%) of the per unit offering price to the underwriter at the closing of the Initial Public Offering, with an additional fee (the “Deferred Discount”) of 1% of the gross offering proceeds (or 4% of the gross offering proceeds from the Units sold in the over-allotment option) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount.

4. Related Party Transactions

Insider Shares

The Company issued an aggregate of 1,150,000 shares of common stock (the “Insider Shares”) for a total of $25,000 in cash, at a purchase price of approximately $0.02 share, to Best Apex Limited. In June 2014, Best Apex Limited transferred (i) 230,000 shares to Lodestar Investment Holdings Corporation, an entity controlled by Richard Xu, the Company’s President, (ii) 115,000 shares to True Precision Investments Limited, an entity controlled by Amy He, the Company’s Chief Financial Officer, (iii) 5,750 shares to Aimin Song, a member of the Company’s Board, and (iv) 5,750 shares to Bradley Reifler, another member of the Company’s Board, all for the same price originally paid by Best Apex Limited for such shares. The Insider Shares are identical to the common stock included in the Public Units sold in the Public Offering except that the Insider Shares are subject to certain transfer restrictions, as described in more detail below.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

4. Related Party Transactions (cont.)

All of the Insider Shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the Insider Shares, the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s shares of common stock equals or exceeds $13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after an initial Business Combination and (2) with respect to the remaining 50% of the Insider Shares, one year after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

The Insider Shares are identical to the Public Shares. However, the initial stockholders have agreed, pursuant to written agreements with the Company, (A) to vote their Insider Shares and any Public Shares acquired in or after the Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to its pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares (including the Insider Shares) for cash from the Trust Account in connection with a stockholder vote to approve a proposed initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-Business Combination activity and (D) that the Insider Shares shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated.

Private Units

Best Apex Limited purchased from the Company an aggregate of 210,000 private units at a price of $10.00 per unit (a purchase price of $2,100,000) in a private placement that occurred simultaneously with the completion of the Offering (the “Private Units”). Each Private Unit consists of one share of the Company’s common stock, $0.0001 par value per share and one right (the “Private Right”). Each Private Right entitles the holder to receive one-tenth (1/10) of a share of common stock on consummation of an initial Business Combination. The Private Units are identical to the units sold in the Public Offering. However, Best Apex Limited has agreed (A) to vote the shares included in the Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to its pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares included in the Private Units for cash from the Trust Account in connection with a stockholder vote to approve a proposed initial Business Combination or a vote to amend the provisions of Company’s amended and restated certificate of incorporation with respect to its pre-Business Combination activities prior to the consummation of such a Business Combination and (D) that the shares included in the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. Best Apex Limited has also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the Insider Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Insider Shares must agree to, each as described above) until the completion of an initial Business Combination.

Registration Rights

The holders of the Insider Shares and Private Units have registration rights that require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to two demands that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

4. Related Party Transactions (cont.)

Related Party Note

On April 14, 2014, the Company issued a $117,000 principal amount unsecured promissory (“Note”) to Jianming Hao, the Company’s Chief Executive Officer and an affiliate of the Initial Stockholder. The Note includes $35,000 of advances made prior to the execution of the Note. This Note was non-interest bearing and payable on the earlier of April 30, 2015 or out of the proceeds from the Initial Public Offering. The Note was repaid in full on September 29, 2014.

On May 29, 2015, the Company issued a $300,000 convertible promissory note to Jianming Hao (“Lender”), to evidence a loan made by the Lender to the Company. The loan is unsecured, non-interest bearing and is payable at the consummation by the Company of a Business Combination. Upon consummation of a Business Combination, the principal balance of the note may be converted at the holder’s option, to units at a price of $10.00 per unit. The terms of the units will be identical to the units issued by the Company in its Initial Public Offering. If the Lender converts the entire principal balance of the convertible promissory note, it would receive 30,000 units (representing 33,000 shares of common stock). If a Business Combination is not consummated, the note will not be repaid by the Company and all amounts owed there under by the Company will be forgiven except to the extent that the Company had funds available to it outside of its Trust Account established in connection with the Initial Public Offering.

5. Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount of 1% of the gross offering proceeds (or 4% of the gross offering proceeds from the Units sold in the over-allotment option) of the Offering, to the underwriter upon the Company’s consummation of the initial Business Combination. The underwriter is not entitled to any interest on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6. Trust Account

A total of $40,801,000, which includes $38,701,000 of the net proceeds from the Initial Public Offering and $2,100,000 from the sale of the Private Units, have been placed in the Trust Account. As of June 30, 2015, Interest reinvested in Trust Account is $3,075 and the balance in the Trust Account is $40,804,075.

7. Stockholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of June 30, 2015, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 25,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each common share.

As of June 30, 2015, there were 2,230,025 shares of common stock issued and outstanding excluding 3,080,100 shares subject to possible conversion. 150,000 Insider Shares were subject to forfeiture to the extent the underwriter’s over-allotment option was not exercised in full. On September 24, 2014, the Company sold 80,100 units pursuant to the Overallotment as discussed in Notes 1 and 3. Accordingly, 20,025 shares of common stock are no longer subject to forfeiture. On October 10, 2014, the Overallotment expired without any of the balance being exercised. As a result, 129,975 Insider Shares have been forfeited.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

8. Entry into an Agreement and Plan of Reorganization

On April 24, 2015, Sino entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) subsequently amended on May 5, 2015 with Holdco, Wins Finance Group Limited, a British Virgin Islands international business company (“Wins”), and each of Wits Global Limited, Appelo Limited, Glowing Assets Holdings Limited and Cosmic Expert Ltd., each of which are British Virgin Islands international companies and shareholders of Wins that, collectively, own 100% of Wins’s outstanding capital and voting shares (“Wins Shareholders”). Upon the consummation of the transactions contemplated by the Merger Agreement (i) Sino shall merge with and into Holdco, with Holdco surviving the merger (the “Merger”), whereupon all the issued and outstanding securities of Sino shall be automatically converted into securities of Holdco as provided in the applicable provisions of the Merger Agreement and (ii) immediately following the Merger, an exchange of 100% of the ordinary shares of Wins by the Wins Shareholders for cash and ordinary shares of Holdco (the “Share Exchange” together with the Merger, the “Transactions”).

Upon consummation of the Merger, each share of Sino common stock will be exchanged for one ordinary share of Holdco (“Holdco Shares”), except that holders of shares of Sino’s common stock sold in its Initial Public Offering (“public shares”) shall be entitled to elect instead to receive a pro rata portion of Sino’s Trust Account, as provided in Sino’s charter documents; and each Sino right will be exchanged for one-tenth of a Holdco Share.

Upon consummation of the Share Exchange, the Wins Shareholders, in exchange for all of the capital stock of Wins outstanding immediately prior to the Share Exchange, will receive from Holdco:

•         an amount of cash (“Cash Consideration”) equal to (a) the cash remaining in Sino’s trust fund after giving effect to the payments required to the shareholders of Sino who elect to have their shares converted to cash in accordance with the provisions of Sino’s charter documents less (b) $5,000,000; provided, however, that the Cash Consideration shall not exceed $25,000,000 in the aggregate; and

•         a number of Holdco Shares to be issued in the names directed by each Wins Shareholder determined by dividing (1) $168,000,000 less the Cash Consideration, including any foregone Cash Consideration as discussed below, by (2) $10.00.

Notwithstanding the foregoing, the Wins Shareholders shall have the option to forego receiving any Cash Consideration and instead receive such consideration in additional Holdco Shares at $10.00 per share. If the Wins Shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 Holdco Shares.

The Wins Shareholders will agree not to transfer the Holdco Shares they will receive as a result of the Share Exchange from the closing of the Transactions (“Closing Date”) until the day preceding the day that is twelve months after the Closing Date (subject to limited exceptions). These restrictions will end earlier than such date with respect to 50% of the shares if the closing price of the Holdco Shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the Closing Date.

To provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the Merger Agreement for breaches of representations and warranties and covenants by Wins and its subsidiaries and the Wins Shareholders, there will be placed in escrow (with Continental Stock Transfer & Trust Company, as escrow agent) an aggregate of 10% of the Holdco Shares to be received in the Stock Exchange. The escrow will be the sole remedy for Holdco for its rights to indemnification under the Merger Agreement. The shares held in escrow will be released on the earlier of (a) the 30th day after the date Holdco has filed with the SEC its Annual Report for the year ending December 31, 2016 and (b) March 31, 2017, subject to reduction based on shares cancelled for claims ultimately resolved and those still pending resolution.

Consummation of the transactions is conditioned on (i) the Sino stockholders approving the Transactions, (ii) the holders of no more than 3,080,100 of Sino’s public shares exercising their conversion rights and (iii) other certain closing conditions.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(unaudited)

8. Entry into an Agreement and Plan of Reorganization (cont.)

Wins is an integrated financing solution provider with operations located primarily in Jinzhong City, Shanxi Province and Beijing, China. Wins’ goal is to assist Chinese small & medium enterprises, including microenterprises, which have limited access to financing, to improve their overall fund-raising capability and enable them to obtain funding for business development.

The Transactions are expected to be consummated in the third quarter of 2015, after the required approval by the stockholders of Sino and the fulfillment of certain other conditions, as described in the Merger Agreement.

9. Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date where these financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of Sino Mercury Acquisition Corp.

We have audited the accompanying balance sheet of Sino Mercury Acquisition Corp. (the “Company”) as of December 31, 2014, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 28, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sino Mercury Acquisition Corp., as of December 31, 2014, and the results of its operations and its cash flows for the period from March 28, 2014 (inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum llp

Marcum llp
New York, NY
March 3, 2015

FINANCIAL STATEMENTS

Sino Mercury Acquisition Corp.
Balance Sheet
December 31, 2014

ASSETS

Current assets
Cash	$309,737
Prepaid expenses	76,414
Total current assets	386,151
Cash held in trust account	40,802,051

Total Assets	$41,188,202

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$41,453
Accrued Franchise tax	52,972
Total current liabilities	94,425
Deferred underwriting compensation	432,040
Total liabilities	526,465

Common stock subject to possible conversion; 3,080,100 (at conversion value of $10.00 per share)	30,801,000

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, 25,000,000 shares authorized, 2,230,025 shares issued and outstanding (excluding 3,080,100 subject to possible conversion)	223
Additional paid-in capital	10,025,914
Accumulated deficit	(165,400)
Total stockholders’ equity	9,860,737

Total liabilities and stockholders’ equity	$41,188,202

The accompanying notes are an integral part of these financial statements.

Sino Mercury Acquisition Corp.
Statement of Operations

For the period from March 28, 2014 (Inception) to December 31, 2014
General and administrative expenses	$(113,479)
State franchise taxes, other than income tax	(52,972)
Other Income	1,051
Net loss attributable to common shares	$(165,400)
Net loss per common share – basic and diluted	$(0.11)
Weighted average number of common shares outstanding (excluding shares subject to possible conversion) – basic and diluted	1,531,944

The accompanying notes are an integral part of these financial statements.

Sino Mercury Acquisition Corp.
Statement of Stockholders’ Equity
For the period from March 28, 2014 (Inception) to December 31, 2014

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Common shares issued to initial stockholder	1,150,000	$115	$24,885	$—	$25,000
Sale of 4,000,000 units	4,000,000	400	39,999,600	—	40,000,000
Sale of 210,000 units	210,000	21	2,099,979	—	2,100,000
Overallotment Sale of 80,100 units	80,100	8	800,992	—	801,000
Forfeiture of 129,975 shares	(129,975)	(13)	13	—	0
Underwriters’ discount and offering expenses	—	—	(2,098,863)	—	(2,098,863)
Proceeds subject to possible conversion of 3,080,100 common shares	(3,080,100)	(308)	(30,800,692)	—	(30,801,000)
Net loss attributable to common shares	—	—	—	(165,400)	(165,400)
Balances at December 31,2014	2,230,025	$223	$10,025,914	$(165,400)	$9,860,737

The accompanying notes are an integral part of these financial statements.

Sino Mercury Acquisition Corp.
Statement of Cash Flows
For the period from March 28, 2014 (Inception) to December 31, 2014

Cash flow from operating activities
Net loss attributable to common shares	$(165,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in prepaid expenses	(76,414)
Increase in accounts payable	41,453
Increase in accrued franchise tax	52,972
Net cash used in operating activities	(147,389)

Cash flows from investing activities
Cash deposited in trust account	(40,801,000)
Interest reinvested in trust account	(1,051)
Net cash provided by (used in) investing activities	(40,802,051)

Cash flows from financing activities
Advances from stockholder	35,000
Proceeds from note payable to stockholder	82,000
Repayment of note payable to stockholder	(117,000)
Proceeds from sale of common stock to initial stockholder	25,000
Proceeds from sale of units to public stockholders	40,000,000
Proceeds from sale of private placement units to initial stockholder	2,100,000
Proceeds from sale of units for over allotment	801,000
Payment of costs of Public Offering	(1,666,823)
Net cash provided by financing activities	41,259,177

Net increase in cash	309,737
Cash at beginning of period	—
Cash at end of period	$309,737

Supplemental disclosure of non-cash financing activities
Advances from stockholder capitalized (reclassified) to note payable	$35,000
Deferred underwriting compensation	$432,040
The accompanying notes are an integral part of these financial statements.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

The Company was incorporated in Delaware on March 28, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region of the world although the Company initially intends to focus on target businesses in China that operate in the non-traditional financial industry, including but not limited to financial leasing companies, microcredit companies and guarantors.

Financing

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on August 26, 2014. The Company consummated the Initial Public Offering of 4,000,000 units on September 2, 2014 generating gross proceeds of $40,000,000 and net proceeds of approximately $37,901,000 after deducting approximately $2,099,000 of transaction costs. Simultaneously with the consummation of the Initial Public Offering, the Company consummated a private placement of units (“Private Units”) generating gross proceeds of $2,100,000 to the affiliate of the Chief Executive Officer of the Company.

The Company granted the underwriter an option to buy up to 600,000 additional units to cover any overallotment. On September 23, 2014, the underwriters exercised a portion of their over-allotment option to the extent of 80,100 units and on September 24, 2014, the Company consummated the closing of that portion of the overallotment option (“Overallotment”). The Initial Public Offering and the Overallotment are collectively referred to as the “Offering.” The 80,100 units sold pursuant to the Overallotment were sold at an offering price of $10.00 per Unit, generating gross proceeds of $801,000, all of which was deposited in the Trust Account (defined below).

Trust Account

Following the closing of the Overallotment on September 24, 2014, an amount of $40,801,000 (or $10.00 per share sold to the public in the Offering) from the sale of the units in the Offering and the Private Units is being held in a trust account (“Trust Account”) and may be invested in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. treasuries or United States bonds, treasuries or notes having a maturity of 180 days or less. The $40,801,000 placed into the Trust Account may not be released until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, (i) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (ii) interest income on the funds held in the Trust Account can be released to the Company to pay for its working capital requirements in connection with searching for a Business Combination.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. The Company’s Units, Common Stock and Rights are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

1. Description of Organization and Business Operations (cont.)

must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who hold shares of common stock sold in the Offering (“Public Stockholders”) with the opportunity to convert their shares (“Public Shares”) for a pro rata share of the Trust Account. However, the Company is not permitted to consummate an initial Business Combination unless it has at least $5,000,001 of net tangible assets upon close of such Business Combination. The initial stockholders have agreed that they will vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to these shares. However, an investor in the Public Offering holding 1,000,000 Public Units has agreed that he will hold such Units sold in the Public Offering through the consummation of an initial Business Combination, vote in favor of such proposed initial Business Combination and not seek conversion in connection therewith. As a result, the Company expects to meet the $5,000,001 net tangible asset requirement in order to complete its initial Business Combination.

In connection with any proposed Business Combination, the Company will seek stockholder approval of an initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval of an initial Business Combination, any Public Stockholder voting either for or against such proposed Business Combination will be entitled to demand that his shares of common stock be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). The Rights (discussed in Note 4 — Related Party Transactions) sold as part of the Units will not be entitled to vote on the proposed Business Combination and will have no conversion or liquidation rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate or other person with whom such Public Stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to 20% or more of the shares of shares of common stock sold in the Offering. A “group” will be deemed to exist if Public Stockholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company does not consummate a Business Combination by June 1, 2016, or September 1, 2016 if certain extension criteria have been satisfied, it will trigger the Company’s automatic winding up, dissolution and liquidation. If the Company is unable to consummate an initial Business Combination, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay any of its taxes. Holders of Rights will receive no proceeds in connection with the liquidation with respect to such rights. The Initial Stockholders and the holders of Private Units will not participate in any distribution with respect to their initial shares and Private Units, including the shares of common stock included in the Private Units.

If the Company is unable to conclude its initial Business Combination and expends all of the net proceeds of the Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share liquidation price shares of common stock will be $10.00. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s stockholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s ordinary stockholders. Therefore, the actual per-share liquidation price may be less than $10.00.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

1. Description of Organization and Business Operations (cont.)

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying annual financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At December 31, 2014, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the consummation of the offering that are related to the Offering and that were charged to stockholders’ equity upon the completion of the Offering. Accordingly, at December 31, 2014, offering costs totaling approximately $2,099,000 (including approximately $1,632,000 in underwriters’ fees) have been charged to stockholders’ equity.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Redeemable Common Stock

All of the 4,080,100 common shares sold as part of the units in the Offering contain a conversion feature which allows for the conversion of common shares under the Company’s Liquidation or Stockholder Approval provisions. In accordance with ASC 480, such provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum conversion threshold, its charter provides that in no event will it allow conversion of Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Further, an investor in the Offering holding 1,000,000 Public Units (which includes 1,000,000 shares), has agreed to hold his common shares through the consummation of an initial Business Combination, vote in favor of such proposed initial Business Combination and not seek conversion of his common shares.

The Company recognizes changes in conversion value immediately as they occur and will adjust the carrying value of the security to equal the conversion value at the end of each reporting period. Increases or decreases in the carrying amount of convertible common stock shall be affected by charges against deficit accumulated during the development stage, by charges against additional paid-in capital.

Accordingly, at December 31, 2014, 3,080,100 of the 4,080,100 Public Shares were classified outside of permanent equity at its redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released for working capital (approximately $10.00 per share at December 31, 2014).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2014, a full valuation allowance has been established against the deferred tax asset.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2014. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by tax authorities in U.S. federal, states or foreign jurisdictions in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, state or foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company adopted this ASU effective for 2014 annual report and its adoption resulted in the removal of previously required development stage disclosures.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

The Company consummated its Initial Public Offering of 4,000,000 units on September 2, 2014 generating gross proceeds of $40,000,000 and net proceeds of approximately $37,901,000 after deducting approximately $2,099,000 of transaction costs (see further description of Public Units below) and on the same date, a private placement to Best Apex Limited, an affiliate of Jianming Hao, the Company’s Chief Executive Officer, of 210,000 units, generating additional proceeds of $2,100,000 (“Private Units”) (see further description of Private Units below). On September 24, 2014, the Company closed on a partial exercise of the Overallotment generating gross proceeds of $801,000. Of such proceeds, an aggregate of $40,801,000 was placed in the Company’s trust account. On October 10, 2014, the remaining portion of the Overallotment expired unexercised.

Public Units

On September 2, 2014, the Company sold 4,000,000 units at a price of $10.00 per unit (the “Public Units’) in the Public Offering. Each Public Unit consists of one share of the Company’s common stock, $0.0001 par value per share (the “Public Shares”), and one right (the “Public Rights”). Each Public Right automatically entitles the holder to receive one-tenth (1/10) of a share of common stock on consummation of an initial Business Combination.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

3. Public Offering (cont.)

On September 24, 2014, the Company sold an additional 80,100 units pursuant to the Overallotment.

If the Company does not complete its Business Combination within the necessary time period described in Note 1, the Public Rights will expire and be worthless.

The Company paid an upfront underwriting discount of $1,200,000 (3.0%) of the per unit offering price to the underwriter at the closing of the Initial Public Offering, with an additional fee (the “Deferred Discount”) of 1% of the gross offering proceeds (or 4% of the gross offering proceeds from the Units sold in the over-allotment option) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount.

4. Related Party Transactions

Insider Shares

The Company issued an aggregate of 1,150,000 shares of common stock for a total of $25,000 in cash, at a purchase price of approximately $0.02 share, to Best Apex Limited. In June 2014, Best Apex Limited transferred (i) 230,000 shares to Lodestar Investment Holdings Corporation, an entity controlled by Richard Xu, the Company’s President, (ii) 115,000 shares to True Precision Investments Limited, an entity controlled by Amy He, the Company’s Chief Financial Officer, (iii) 5,750 shares to Aimin Song, a member of the Company’s Board, and (iv) 5,750 shares to Bradley Reifler, another member of the Company’s Board, all for the same price originally paid by Best Apex Limited for such shares. The Insider Shares are identical to the common stock included in the Public Units sold in the Public Offering except that the Insider Shares are subject to certain transfer restrictions, as described in more detail below.

All of the Insider Shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the Insider Shares, the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s shares of common stock equals or exceeds $13.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after an initial Business Combination and (2) with respect to the remaining 50% of the Insider Shares, one year after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

The Insider Shares are identical to the public shares. However, the initial stockholders have agreed, pursuant to written agreements with the Company, (A) to vote their Insider Shares and any public shares acquired in or after the Offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to its pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares (including the insider shares) for cash from the Trust Account in connection with a stockholder vote to approve a proposed initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-Business Combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated.

Private Units

Best Apex Limited has purchased from the Company an aggregate of 210,000 private units at a price of $10.00 per unit (a purchase price of $2,100,000) in a private placement that occurred simultaneously with the completion of the Offering (the “Private Units”). Each Private Unit consists of one share of the Company’s common stock, $0.0001 par value per share and one right (the “Private Right”). Each Private Right entitles Best Apex Limited to receive

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions (cont.)

one-tenth (1/10) of a share of common stock on consummation of an initial Business Combination. The Private Units are identical to the units sold in the Public Offering. However, Best Apex Limited has agreed (A) to vote the shares included in the Private Units in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to its pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares included in the Private Units for cash from the trust account in connection with a stockholder vote to approve a proposed initial Business Combination or a vote to amend the provisions of Company’s amended and restated certificate of incorporation with respect to its pre-Business Combination activities prior to the consummation of such a Business Combination and (D) that the shares included in the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. Best Apex Limited has also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of an initial Business Combination.

Registration Rights

The holders of the Insider Shares and Private Units have registration rights that require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to two demands that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

Related Party Note

On April 14, 2014, the Company issued a $117,000 principal amount unsecured promissory (“Note”) to JianmingHao, the Company’s Chief Executive Officer and an affiliate of the Initial Stockholder. The Note includes $35,000 of advances made prior to the execution of the Note. This Note was non-interest bearing and payable on the earlier of April 30, 2015 or out of the proceeds from the Initial Public Offering. The Note was repaid in full on September 29, 2014.

Working Capital Loans

On February 27, 2015, the Company’s Chief Executive Officer committed to loan up to an aggregate of $200,000 to the Company through the consummation of an initial Business Combination if needed by the Company. Any amounts loaned under this commitment would be evidenced by an unsecured promissory note. The loans would be non-interest bearing and would be payable at the consummation by the Company of the Business Combination or, at the holder’s option, be converted into additional Private Units. If a Business Combination is not consummated, the notes would not be repaid by the Company and all amounts owed thereunder would be forgiven except to the extent that the Company had funds available to it outside of the Trust Account.

5. Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount of 1% of the gross offering proceeds (or 4% of the gross offering proceeds from the Units sold in the over-allotment option) of the Offering, to the underwriter upon the Company’s consummation of the initial Business Combination. The underwriter is not entitled to any interest on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6. Trust Account

A total of $40,801,000, which includes $38,701,000 of the net proceeds from the Initial Public Offering and $2,100,000 from the sale of the Private Units, have been placed in the Trust Account. As of December 31, 2014, Interest reinvested in Trust Account is of $1,051. The balance in the Trust Account is $40,802,051.

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

7. Income Taxes

The Company operates out of offices in both New York City and Beijing, China and is subject to U.S. taxation on its worldwide income. Should the Company be subject to income tax in China it would be entitled to a U.S. foreign tax credit in order to prevent double taxation as per the U.S. – China income tax treaty.

The income tax provision (benefit) consists of the following as of December 31, 2014:

Federal
Current	$—
Deferred	$(56,236)
State and Local
Current	$—
Deferred	$(19,082)
Change in valuation allowances	$75,318
Income tax provision (benefit)	$—

The Company’s deferred tax assets are as follows at December 31, 2014:

Net operating loss carry-forwards	$75,318
Total deferred tax assets	$75,318
Less: valuation allowance	$(75,318)
Deferred tax assets, net of valuation allowance	$—

As of December 31, 2014, U.S. federal and state carryovers (“NOLs”) the Company has net operating loss of approximately $165,400, all of which expires in 2034. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company and may be limited in any one period by alternative minimum tax rules. Although management believes that the Company will have sufficient future taxable income to absorb the net loss carryovers before the expiration of the carryover period, there may be circumstances beyond the Company’s control that limit such utilization. Accordingly, management has determined that a full valuation allowance against the deferred tax asset is appropriate as of December 31, 2014.

Internal Revenue Code Section 382 imposes limitations on the use of net operating loss carryovers when the stock ownership of one or more 5% shareholders (shareholders owning more than 5% of the Company’s outstanding capital stock) has increased on a cumulative basis more than 50 percentage points within a period of two years. Management cannot control the ownership changes occurring as a result of public trading of the Company’s Common Stock. Accordingly, there is a risk of an ownership change beyond the control of the Company that could trigger a limitation of the use of the loss carryover.

Management believes that a change of control likely occurred in September 2014 with the company’s initial public offering. However, the amount of NOLs for the year ended December 31, 2014 was immaterial.

A reconciliation of the U.S. federal statutory tax rate to the Company’s effective tax rate as of December 31, 2014 is as follows:

Tax benefit at federal statutory rate	(34.0)%
State income tax	(11.5)%
Other permanent differences	—
Increase in valuation allowance	45.5%
Effective income tax rate	0%

SINO MERCURY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

8. Stockholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 31, 2014, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 25,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each common share.

As of December 31, 2014, there were 2,230,025 shares of common stock issued and outstanding excluding 3,080,100 shares subject to possible conversion. 150,000 shares issued on March 28, 2014 were subject to forfeiture to the extent the underwriter’s over-allotment option was not exercised in full. On September 24, 2014, the Company sold 80,100 units pursuant to the Overallotment as discussed in Note 1 and 3. Accordingly, 20,025 shares of common stock are no longer subject to forfeiture. On October 10, 2014, the Overallotment expired without any of the balance being exercised. As a result, 129,975 shares held by the Initial Stockholders have been forfeited.

9. Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date where these financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events, have occurred which require disclosure in the financial statements.

WINS FINANCE GROUP LIMITED
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	June 30, 2014
	(Unaudited)
ASSETS
Cash	$16,848,739	$5,329,454
Restricted cash	29,071,375	16,221,617
Short-term investments	145,410,580	142,938,358
Commission receivable	923,693	5,791,245
Guarantee paid on behalf of guarantee service customers	715,243	518,935
Interest receivable	2,952,299	1,489,934
Net investment in direct financing leases	58,960,333	23,112,285
Deferred tax assets, net	376,174	—
Loans receivable	11,763,553	—
Due from owners	—	25,981,300
Property and equipment, net	912,895	918,628
Other assets	251,697	3,159,437
TOTAL ASSETS	$268,186,581	$225,461,193

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Bank loan for capital lease business	$149,731	$609,648
Loans payable	25,651,080	—
Interest payable	311,879	—
Income tax payable	3,866,659	438,183
Unearned income from financial guarantee services	2,539,895	7,564,774
Other liabilities	3,182,657	3,992,122
Due to owners	—	378,412
Allowance on financial guarantee services	878,345	1,826,768
Deferred income tax liability	7,405	1,217,671
Total Liabilities	36,587,651	16,027,578

Stockholders’ Equity
Common stock (par value $1 per share, 35,000,000 shares authorized; 30,000,100 and 30,000,100 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively)	30,000,100	30,000,100
Additional paid-in capital	169,367,482	169,367,482
Statutory reserve	325	325
Retained Earnings	28,278,117	7,417,914
Accumulated other comprehensive income	3,952,906	2,647,794
Total Stockholders’ Equity	231,598,930	209,433,615
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$268,186,581	$225,461,193

See notes to the consolidated financial statements.

WINS FINANCE GROUP LIMITED
UNAUDITED CONSOLODATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For Nine Months Ended
	March 31, 2015	March 31, 2014
Guarantee service income
Commissions and fees on financial guarantee services	$6,089,105	$5,487,499
(Provision)/reversal of provision on financial guarantee services	955,625	(947,675)
Commission and fees on guarantee services, net	7,044,730	4,539,824

Direct financing lease income
Direct financing lease interest income	2,352,215	1,272,621
Interest expense for direct financing lease	(636,451)	(124,899)
Provision for lease payment receivable	(411,598)	(199,307)
Net direct financing lease interest income after provision for receivables	1.304,166	948,415

Financial advisory and agency income	3,253,521	4,074
Net revenue	11,602,417	5,492,313

Non-interest income
Interest on short-term investments	13,333,364	538,809
Total non-interest income	13,333,364	538,809

Non-interest expense
Business taxes and surcharge	(220,185)	(106,608)
Salaries and employees surcharge	(297,078)	(245,932)
Rental expenses	(114,377)	(128,911)
Other operating expenses	(939,396)	(876,892)
Total non-interest expense	(1,571,036)	(1,358,343)

Income before taxes	23,364,745	4,672,779

Income tax expense	(4,089,065)	(467,880)
Deferred tax benefit/(expense)	1,584,523	(728,710)
NET INCOME	20,860,203	3,476,189

Other comprehensive income
Foreign currency translation adjustment	1,305,112	(10,027)
COMPREHENSIVE INCOME	$22,165,315	$3,466,162

Weighted-average common shares outstanding – basic and diluted	30,000,100	30,000,100
Earnings per share – Basic and diluted	$0.70	$0.12

See notes to the consolidated financial statements.

WINS FINANCE GROUP LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional	Accumulated other Comprehensive	Statutory	Retained Earnings/	Total Owner’s
	Shares	Amount	Paid-in Capital	Income	Reserve	(Deficits)	Equity
Balance as of July 1, 2013	30,000,100	$30,000,100	$3,672,755	$2,473,390	325	$(100,991)	$36,045,579
Injection of capital from owners	—	—	165,694,727	—	—	—	165,694,727
Net income	—	—	—	—	—	7,518,905	7,518,905
Foreign currency translation adjustment	—	—	—	174,404	—	—	174,404
Balance as of June 30, 2014	30,000,100	$30,000,100	$169,367,482	$2,647,794	$325	$7,417,914	$209,433,615
Net income	—	—	—	—	—	20,860,203	20,860,203
Foreign currency translation adjustment	—	—	—	1,305,112	—	—	1,305,112
Balance as of March 31, 2015	30,000,100	$30,000,100	$169,367,482	$3,952,906	$325	$28,278,117	$231,598,930

See notes to the consolidated financial statements.

WINS FINANCE GROUP LIMITED
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Nine Months Ended
	March 31, 2015	March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,860,203	$3,476,189
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities
Depreciation	192,331	147,881
Loss on disposal of property, plant and equipment	4,702	—
Provision for lease payment receivable	411,598	199,307
Provision/(Reversal of) provision for guarantee	(955,625)	947,675
Deferred tax assets benefit	(1,584,523)	728,710
Payment of loans on behalf of guarantees	(192,556)	236,287

Changes in assets and liabilities:
Net investment in direct financing leases	(35,993,280)	3,288,938
Commission receivable	4,883,567	3,690,366
Guarantee evaluation receivable	—	1,388,831
Interest receivable	(1,448,301)	—
Other assets	2,634,990	(166,873)
Lease receivable in lease agency transaction	475,330	(356,196)
Lease payable in lease agency transaction	(466,513)	350,085
Interest payable	310,737	—
Income tax payable	3,413,359	442,093
Unearned income from financial guarantee services	(5,050,683)	(1,623,712)
Other payable	(450,090)	(2,361,488)
Net Cash Provided by/(Used in) Operating Activities	(12,954,754)	10,388,093

CASH FLOWS FROM INVESTING ACTIVITIES
Loans to third parties	(11,720,467)	—
Changes in restricted cash (deposit paid to banks for financial guarantee services)	(28,539,110)	(1,372,095)
Purchase of property, plant and equipment	(297,162)	(423,358)
Loan repaid by owners	39,174,662	40,739,171
Loan lent to owners	(13,136,689)	(67,326,586)
Changes in restricted cash (deposit released from banks for financial guarantee services)	15,844,796	—
Proceeds from maturities of short-term investment	143,250,150	1,629,567
Purchase of short-term investment	(144,877,993)	(29,332,204)
Net Cash Used in Investing Activities	(301,813)	(56,085,505)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans	25,557,129	—
Capital contribution by owners	—	52,210,752
Repayment of long term loans	(461,795)	(242,107)
Change in restricted cash (deposit paid to banks for bank loans)	(13,580)	(828)
Loan repaid to owners	(419,933)	(18,920,374)
Loan borrowed from owners	40,696	13,668,882
Net Cash Provided by Financing Activities	24,702,517	46,716,325

Effect of Foreign Currency Translation on Cash	73,335	(477,882)

Net Increase in Cash	11,519,285	541,031
Cash and cash equivalent at beginning of period	5,329,454	104,235
Cash and cash equivalent at end of period	$16,848,739	$645,266

Supplemental cash flow information:
Cash paid for income taxes	$683,168	$25,609
Cash paid for interest expense	132,138	124,899

See notes to the consolidated financial statements.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Wins Finance Group Limited (“Wins” or “the Company”) is a holding company that was incorporated under the laws of British Virgin Islands on July 27, 2014 by Mr. Wang Hong. On October 23, 2014, Wins acquired a wholly-owned subsidiary Full Shine Capital Resources Limited (“Full Shine”) who is a shell company incorporated in the laws of the Hong Kong Special Administrative Region (the “HKSAR” or “Hong Kong”) for $1.

On December 2, 2014, through a share exchange agreement (the “SEA”), Wins through Full Shine acquired 100% of ownership of Jinshang International Financial Leasing Co., Ltd. (“Jinshang Leasing”). According to the SEA, Wins issued 30,000,000 common shares to a company registered in the British Virgin Islands and 100% owned by Mr. Wang Hong in exchange for 100% ownership of Jinshang Leasing.

Since Wins and Full Shine do not have any operations and only a minor amount of net assets, and were controlled by the same owner as Jinshang Leasing, Dongsheng Guarantee and Jinchen Agriculture, the share exchange on December 2, 2014 shall be considered as capital transaction in substance, rather than a business combination transaction.Unaudited consolidated financial statements as of and for the nine months ended March 31,2015 included Wins, Full Shine, Jinshang Leasing, Jinchen Agriculture, Dongsheng Guarantee and Tianjin Jiaming. The balance sheet as of June 30, 2014, and the statements of income and comprehensive income and the statement of cash flow for the nine months ended March 31, 2014 were retrospectively adjusted to furnish comparative information, and included Jinshang Leasing, Jinchen Agriculture, Dongsheng Guarantee and Tianjin Jiaming. Wins recognized the acquired entities’ assets and liabilities at their carrying amounts in the accounts of the acquired entities at the date of the capital transaction under common control. After the completion of the capital transactions, the group mainly conducts business through Jinshang Leasing and Dongsheng Guarantee.

Jinshang Leasing was incorporated on May 18, 2009 in Beijing, People’s Republic of China (the “PRC”) under the laws of PRC and mainly engaged in providing financing lease services to small and medium-sized companies and related financing consulting services in the PRC. Mr. Wang Hong has been its ultimate owners since inception.On December 2, 2014, Full Shine acquiredits 100% owndership.

Tianjin JinshangJiaming Financial Leasing Co. Ltd. (“Tianjin Jiaming”) was incorporated on April 23, 2014 by Jinshang Leasing. Tianjin Jiaming has not yet conducted specific business activity since its establishment.

Shanxi Jinchen Agriculture Co., Ltd. (“Jinchen Agriculture”) was incorporated on February 29, 2012 in Jinzhong City. Shangxi Province, PRC under the laws of PRC.Jinchen Agriculture had no operations as of the balance sheet dates. Mr. Wang Hong has been its ultimate controlling owner since its inception. On December 22, 2014, Jinshang Leasing acquired its 100% ownership.

Shanxi Dongsheng Finance Guarantee Co., Ltd. (“Dongsheng Guarantee”) was incorporated on February 22, 2006 in Jinzhong City, Shangxi Province, PRC under the laws of PRC and is mainly engaged in providing credit guarantee to small and medium-sized companies and related consulting finance services in the PRC. As of June 30, 2014, Dongsheng Guarantee was ultimately 100% owned Mr. Wang Hong. On December 22, 2014, Jinchen Agriculture acquired its 100% ownership.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation and principle of consolidation

The unaudited interim consolidated financial statements of the Company and its subsidiaries are prepared and presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The interim financial information as of March 31,2015 and for the nine months ended March 31, 2015 and 2014 have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and pursuant to Regulation S-X. Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

rules and regulations. The interim consolidated financial information should be read in conjunction with the financial statements and the notes thereto, included in the Company’s audited financial statements for the fiscal year ended June 30, 2014.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s financial position as of March 31,2015, its results of operations and its cash flows for the nine months ended March 31,2015 and 2014, as applicable, have been made. The unaudited interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

(b) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for doubtful accounts and probably loss from guaranteed amounts for financial guarantee service customers.

Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful receivables; (ii) estimates of losses on unexpired contracts and financial guarantee service contracts; (iii) accrual of estimated liabilities; (iv) useful lives of long-lived assets; (v) the impairment of long-lived assets; (vi) the valuation allowance of deferred tax assets; and (vii) contingencies.

(c) Operating segments

ASC 280, Segment Reporting, requires companies to report financial and descriptive information about their reportable operating segments, including segment profit or loss, certain specific revenue and expense items, and segment assets. The Company has one reportable segment. All of the Company’s activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Company supports the others.

The Company has only one reportable segment, which is to provide financial services in the PRC domestic market. The Company’s chief operating decision-maker (“CODM”) has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for both the financing lease and guarantee business. The Company’s gross revenue is all generated from customers in the PRC. Hence, the Company operates and manages its business within one segment. For the nine months ended March 31, 2014, there was no one customer that accounted for more than 10% of the Company’s revenue. For the nine months ended March 31, 2015, there were 2 customers that accounted for more than10% of the Company’s revenue, and the percentages of income from these 2 customers to gross revenue were:

	For the Nine Months Ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
Customer A	22.5%	9.7%
Customer B	16.5%	8.0%

As of March 31, 2014, no clients accounted for over 10% of its total outstanding guaranteed loans. As of March 31, 2015, two clients accounted for 22.5% and 16.5% of Dongsheng Guarantee’s total outstanding guaranteed loans, respectively, and no other customers accounted for over 10% of its total outstanding guaranteed loans.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(d) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in banks and all highly liquid investments with original maturities of three months or less, which are unrestricted as to withdrawal and use.

(e) Restricted Cash

Restricted cash represents cash pledged with banks as guarantor for the guarantee business customers. The banks providing loans to the Company’s guarantee service customers generally require the Company, as the guarantor of the loans, to pledge a cash deposit of 10% to 20% of the guaranteed amount to an escrow account and is restricted from use. The deposits are released after the guaranteed bank loans are paid off and the Company’s guarantee obligation expires which is usually within 12 months.

(f) Short-term investments

Investments in non-marketable assets management products issued by banks and financial institutions (the issuers) with original maturities of one year to five years but could be redeemed at or transferrable any time are classified as short-term investments under cost method. The assets management products are managed by banks and financial in stitutions and invested in fixed-income financial products permitted by the China Securities Regulatory Commission(“SRC”) such as government bonds, corporate bonds and central bank notes. The investment portfolios of these products are not disclosed to the Company by the banks or financial institutions. If the banks and financial institutions are required to redeem these investments, they will redeem at the price of the principal with the undistributed interests. The Company carries the cost method investments at cost and only adjusts for other-than-temporary impairment and distributions of earnings. Management regularly evaluates the impairment of the cost method investments at individual security level. If the fair value of an investment is less than its amortized cost basis at the balance sheet date of the report period for which impairment is assessment, management will determine whether the decline in fair value is temporary or permanent. If the decline in fair value is other than temporary, the cost basis of the individual security is written down to fair value as a new cost basis and the amount of the write-down is included in current earnings. There is no impairment noted for each report period presented herein.

Interest income from short-term investment is recognized when the Companies’ right to receive payment is established. Accrued but non-received interest income is recorded as interest receivable in the unaudited consolidated balance sheets.

(g) Financial guarantee service contract

Financial guarantee service contract provides guaranty which protects the holder of a debt obligation against non-payment when due. Pursuant to such guarantee, Dongsheng Guarantee makes payment if the obligor fails in making payment when due.

The contract amounts reflect the extent of involvement the Company has in the guarantee transaction and also represents Dongsheng Guarantee’s maximum exposure to credit loss. According to PRC regulations, the maximum amount Dongsheng Guarantee could provide to its financial guarantee customers is 10 times of its net assets.

Dongsheng Guarantee is a party to financial instrument with off-balance-sheet in the normal course of business to meet the financing needs of its customers. Financial instruments whose contract amounts represent credit risk are as follows:

	March 31, 2015	June 30, 2014
	(Unaudited)
Guarantee	$88,324,674	$182,676,846

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(h) Guarantee paid on behalf of guarantee service customers

As guarantor of guarantee service customers’ loans from banks and financial institutions, Dongsheng Guarantee is obligated to repay the loans to banks or financial institutions for the unpaid principals and interests when a customer defaults the loans. The repayment on behalf of guarantee service customers was recorded as guarantee paid on behalf of guarantee service customers in the consolidated balance sheets. As of March 31, 2015 and June 30, 2014, uncollected guarantee paid on behalf of guarantee service customers from guarantee service customers on whose behalf Dongsheng Guarantee repaid the loans were $715,243 (unaudited) and $518,935, respectively.

(i) Provision for Guarantee Losses

A provision for possible loss to be absorbed by Dongsheng Guarantee for the financial guarantee it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on financial guarantee services” on the consolidated balance sheets. This liability represents probable losses and is increased or decreased by accruing a “Provision/(reversal of provision) on financial guarantee services” against the income of commissions and fees on guarantee services reserve.

This is done throughout the life of the guarantee, as necessary when additional relevant information becomes available. The methodology used to estimate the liability for possible guarantee loss considers the guarantee contract amount and a variety of factors, which include, depending on the counterparty, latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collaterals or guarantees the costumers or third parties offered, and other economic conditions such as the economy trend of the area and the country. The estimates are based upon currently available information.

When determining the amount to be recognized in respect of liabilities arising from our guarantee business, we estimate the provision based on considering the guarantee contract amount and a variety of factors, which include, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the customers or third parties offered, and other economic conditions such as the economic trend of the area and the country. The estimates are based upon currently available information. It is possible that the prior experience and default history are not indicative of future loss on the guarantee issued. Any increase or decrease in the provision would affect income statement in future years.

Dongsheng Guarantee estimates the probably loss to be 1% of the guarantee contract amount balance and made a reversal for possible credit risk of its guarantee in the amount of $955,625 for the nine months ended March 31, 2015, and made a provision of $1,183,695 the nine months ended March 31, 2014, respectively. $0 and $235,930 was written-off during the nine months ended March 31, 2015 and 2014, respectively.

(j) Net investment in direct financing leases

Leases contracts that Jinshang Leasing entered with finance lease customers transfer substantially all the rewards and risks of ownership of the leased assets to the customers, other than legal title before the expiration, are accounted for as direct financing leases in accordance to ASC 840-10-25 and ASC 840-40-25. The transactions were categorized as direct financing leases. At the inception of a transaction, the cost of the leased property is capitalized at the present value of the minimum lease payment receivables and the unguaranteed residual value of the property at the end of the lease. The difference between the sum of the minimum lease payment receivables, the unguaranteed residual value and the cost of the leased property is recognized as unearned income. Unearned income is recognized over the period of the lease using the effective interest rate method.

Net investment in direct financing leases is recorded at net realizable value consisting of minimum lease payments to be received less allowance for uncollectibles, as needed, and less the unearned income. The allowance for lease payment receivable losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

on Jinshang Leasing’s loss history, known and inherent risks in the transactions, adverse situations that may affect the lessee’s ability to repay, the estimated value of any underlying asset, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision as more information becomes available. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. Jinshang Leasing provides “Specific Allowance” for the lease payment receivable of lease transactions if any specific collectivity risk identified, and a “General Allowance”, based on total minimum lease payment receivable balance of those transactions with no specific risk identified, to be used to cover unidentified probable loss. The General Allowance is set to be 1% of total unidentified lease receivable balances as of March 31, 2015 and June 30, 2014. The General Allowance Jinshang Leasing provided as of March 31, 2015 and June 30, 2014 was $644,267 (unaudited) and $229,808, respectively; and Specific Allowance was $0 and $1,008,876, respectively..Jinshang Leasing made $411,598 and $199,307 provision for General Allowance during the nine months ended March 31, 2015 and 2014, respectively. $1,011,077 was written off against Specific Allowance during thenine months ended March 31, 2015 and no provision was made for minimum lease payment receivable was written off against General Allowance during the nine months ended March 31, 2014.

(k) Revenue recognition

Revenue is recognized when there are probable economic benefits to the Company and when the revenue can be measured reliably, on the following:

Commission income and evaluation income on guarantee service

Commission income on guarantee service is recognized when guarantee contracts have been made whereby the related guarantee obligation has been accepted, the economic benefits associated with the guarantee contracts will probably flow in, and the amount of revenue associated with guarantee contracts can be measured reliably. Commission is determined based on the total agreed fee in the guarantee contracts, recorded in full at inception as unearned income and is recognized as commission in the income statement over the period of guarantee at straight-line method. The agreed commission is generally 3%–7.2% of the guaranteed amount for 12 months which represented the fair value of the non-contingent guarantee liability at the inception of the guarantee.

Dongsheng Guarantee charges the financial guarantee customers a one-time fee for the necessary evaluation Dongsheng Guarantee performed on the customers’ financial ability to apply for loans from banks and financial institutions. The evaluation income was recognized upon the completion of the evaluation.

Direct financing lease interest income

Direct financing lease interest income is on an accrual basis using the effective interest method over the terms of the lease by applying the rate that exactly discounts the estimated future minimum lease payment receivables through the period of the lease to the net investment of the direct financing lease at the inception.

The accrual of interest income on leases will be discontinued when the customer becomes 90 (ninety) days or more past due on its lease or loan payments with the Company, unless the Company believes the interest is otherwise recoverable.  Leases may be placed on non-accrual earlier if the Company has significant doubt about the ability of the customer to meet its lease obligations, as evidenced by consistent delinquency, deterioration in the customer’s financial condition or other relevant factors. Payments received while on non-accrual are applied to reduce the Company’s recorded value. The Company will resume accruing the interest income when the Company determines the interest becomes recoverable again, for example the customer resumes payment of the previous interests, and shows material improvement of performance and financial position, etc.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial advisory and agency income

Jinshang Leasing and Dongsheng Guarantee provide financing solutions to customers and received advisory fee as compensation. The advisory fees are recognized as income during the service period along with the completion of service obligation.

As a licensed finance lease company, Jinshang Leasing acts as agent in the finance lease transactions between other finance lessors and lessees, or between banks and lessees. Jinshang Leasing takes neither the benefit of receiving lease payment or the repayment obligation in these transactions. The lease agency income and advisory fees received in these transactions are recognized as income at a net basis during the service period along with the completion of service obligation.

Jinshang Leasing acts as financing agencies between other financial leasing companies who need capital and financial institutions who are willing to provide capital. Other financial leasing companies factoring their rights to collect capital lease receivables from their lessees to Jinshang Leasing to obtain capitals from Jinshang Leasing, and Jinshang Leasing factoring its rights to collect debts from these financial lease companies to other financial institutions to finance a portion of the capital provided to other financial lease companies. All the factorings in these transactions were with recourse rights. Financial agency income that Jinshang Leasing earned from the transactions was accrued monthly in accordance with their contractual terms as net of interest income on loans to other financial leasing companies and interest cost on loans from financial institutions.

(l) Property and equipment

Plant and equipment a restated at cost less accumulated depreciation. Depreciation is computed using a straight-line method over the estimated useful lives of the assets with 3%–5% salvage value. Average estimated useful lives of property and equipment are stated in Note 8.

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

(m) Impairment of long-lived assets

The Company applies the provisions of ASC No. 360 Sub topic 10, “Impairment or Disposal of Long-Lived Assets” (ASC 360-10) issued by the Financial Accounting Standards Board (“FASB”). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property and equipment and finite lived intangible assets, for impairment at least annually or more frequently up on the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

whatever estimates, judgments and projections are considered necessary. There were no impairment losses on the long-lived assets in the nine months ended March 31, 2014 and 2015.

(n) Fair value measurements

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of March 31, 2015 and June 30, 2014, financial instruments of the Company primarily comprise of cash, restricted cash, accounts receivables, other receivables, and bank loans, loans receivable and loans payable which were carried at cost on the consolidated balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

(o) Foreign currency translation

The Company’s functional currency is United States Dollars (“USD”). The functional currency of Jinshang Leasing Jinchen Agriculture and Dongsheng Guarantee is Chinese Yuan, or Renminbi (“RMB”).

For financial reporting purposes, the financial statements of the Jinshang Leasing and Dongsheng Guarantee were prepared using RMB, are translated into the Company’s functional currency, USD at the exchange rates quoted by www.oanda.com. Assets and liabilities are translated using the exchange rate at each balancesheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and owners’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in owners’ equity.

	March 31, 2015	June 30, 2014
	(Unaudited)
Balance sheet items, except for equity accounts	6.1206	6.1565

	For the nine months ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Items in the statements of income and comprehensive income, and statements of cash flows	6.1431	6.1366

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p) Interest expenses

Interest expenses derived from the loans providing fund to financial leasing contracts is classified as cost of revenue in the statements of income.

(q) Non-interest expenses

Non-interest expenses primarily consist of salary and benefits for employees, traveling cost, entertainment expenses, depreciation of equipment, office rental expenses, professional service fee, office supplies, etc.

(r) Income taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

According to the law of the People’s Republic of China on enterprise income tax and implementation regulations, small business credit guarantee institutions is allowed to deduct from taxable income the allowance for guarantee loss as follows:

(i)       Guarantee Compensation Reserve — no more than 1% of guaranteed amount balance at the end of the current year; at the same time the Guarantee Compensation Reserve at the end of the immediate previous year should be an addition to the current year taxable income.

(ii)      Unexpired Liability Reserve — no more than 50% of the current year guarantee income; at the same time the Unexpired Liability Reserve provided in the immediate previous year should be an addition to the current year taxable income

(iii)     The actual guarantee compensation loss incurred by small business credit guarantee institutions should be a write-off of Guarantee Compensation Reserve first, and the excessive amount could be a deduction of current year taxable income.

Deductible or taxable temporary difference is generated from the difference in allowance on tax base from allowance recognized in accordance with U.S. GAAP.

According to the law of PRC on taxation, investment income from security funds is exempted from enterprise income tax.

(s) Comprehensive income

Comprehensive income includes net income and foreign currency adjustments. Comprehensive income is reported in the statements of operations and comprehensive income.

Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(t) Operating leases

The Company leases their principal offices under lease agreements that qualify as operating leases. The Company records the rental under the lease agreement in the operating expense when incurred.

(u) Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(v) Recent accounting announcement

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 — Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective for annual and interim periods beginning after December 15, 2016 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. For all other entities (nonpublic entities), the amendments in this ASU are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance earlier, however, only as prescribed in this ASU. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

NOTE 3. RISKS

(a) Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in financial guarantee activities which are off-balance sheet financial instruments.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages credit risk through its risk control system based upon “business circle” of core Small and Medium Enterprises (“SMEs”), which starts from the determination of overall risk management strategies, pre-transaction due diligence and assessment, in-transaction risk evaluation, product design, pricing determination and counter-guarantee requirement design to post-transaction ongoing monitoring. To minimize credit risk, the Company requires collateral in the form of rights to cash, securities or property and equipment.

The Company identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

(b) Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. The Company is also exposed to liquidity risk of its short-term investment in the event the banks and financial institutions that manage the short-term investments are unable to redeem such short-term investments at a price equal to the principal and undistributed interests or, in extreme circumstances, such as significant redemptions or a deterioration of liquidity in the financial markets, may be unable to redeem them at all. As a result, the Company may not have access to the capital related to such

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 3. RISKS (cont.)

short-term investments when needed. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

(c) Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

(d) Concentration risk

As of March 31, 2015 and June 30, 2014, the Company held cash and restricted cash of $45,920,114 (unaudited) and $ 21,551,071, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4. RESTRICTED CASH

Restricted cash represents cash pledged with banks as guarantor deposit for Dongsheng Guarantee’s guarantee service customers, amounting to $28.6 (unaudited) and $15.8 million as of March 31, 2015 and June 30, 2014, respectively; and cash deposited with banks for Jinshang Leasing’s bank loans for capital lease business (see Note 9), amounting to $0.4 million as of March 31, 2015 and June 30, 2014. The banks providing loans to Dongsheng Guarantee’s guarantee service customers generally require Dongsheng Guarantee as the guarantor of the loans, to pledge a cash deposit usually in the range of 10% to 20% of the guaranteed amount. The deposits are released after the guaranteed bank loans are paid off and Dongsheng Guarantee’s guarantee obligation expires which is usually within 12 months.

NOTE 5. SHORT-TERM INVESTMENTS

Short-term investments as of March 31, 2015 and June 30, 2014 represented the transactional mutual debt fund products Dongsheng Guarantee and Jinshang Leasing purchased from other financial institutions. The term for the investments is one year or five years, and Dongsheng Guarantee and Jinshang Leasing could redeem or transfer at any time during the period. Interest from the investments varies from 6.6% to 15% annually with deduction of management fee were receivable quarterly, annually or upon maturity.

The balances at March 31, 2015 and June 30, 2014, by contractual maturity, were due in one year or five years. Actual maturities may differ from contractual maturities because the Company may have the right to redeem.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 5. SHORT-TERM INVESTMENTS (cont.)

Contractual maturity of the balances at March 31, 2015 and June 30, 2014 was as follow:

	March 31, 2015	June 30, 2014
	(Unaudited)
Mature within one year	$8,169,133	$29,237,392
Mature within five years	137,241,447	113,700,966
Total	$145,410,580	$142,938,358

Interest income from short-term investments were $13,333,364 and $538,809 for the nine months ended March 31, 2015 and 2014, respectively. Earned but uncollected interests were $2,915,701 and $1,489,934 as of March 31, 2015 and June 30, 2014, respectively.

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES

Jinshang Leasing’s leasing operations consist principally of leasing high value equipment under direct financing leases expiring in 1-6 years as of the balance sheets dates. The leases bear effective interest rate of 6% – 12% per annum.

Future minimum lease receipts under non-cancellable direct financing lease arrangements are as follows:

March 31 2015
(Unaudited)
Within 1 year	$42,924,076
2 years	8,053,047
3 years	7,550,381
4 years	3,934,389
5 years	1,906,818
6 years	57,998
Total minimum lease receipts	64,426,709
Less: amount representing interest	(4,822,109)
Present value of minimum lease receivable	$59,604,600

Following is a summary of the components of the Jinshang Leasing’s net investment in direct financing leases at March 31, 2015 and June 30, 2014:

	March 31, 2015	June 30, 2014
	(Unaudited)
Total minimum lease payments to be received	$64,426,709	$28,964,809
Less: Amounts representing estimated executory costs	—	—
Minimum lease payments receivable	64,426,709	28,964,809
Less: Allowance for uncollectibles	(644,267)	(1,238,684)
Net minimum lease payment receivable	63,782,442	27,726,125
Estimated residual value of leased property	—	—
Less: unearned income	(4,822,109)	(4,613,840)
Net investment in direct financing leases	$58,960,333	$23,112,285

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES (cont.)

As of March 31, 2015 and June 30, 2014, there was no recorded investment in direct finance leases on nonaccrual status, and no recorded investment in direct finance leases past due 90 days or more and still accruing.

The allowance for uncollectibles and minimum lease payments receivables in direct financing leases for the nine months ended March 31, 2015 and 2014 were as following:

	For the nine months ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
Allowance for uncollectibles at the beginning of period	$1,238,685	$1,016,837
Provision for lease payment receivable	411,598	199,307
Direct write-downs charged against the allowance	(1,011,077)	—
Allowance to charge off direct financing lease interest income	—	87,659
Recoveries of amounts previously charged off	—	—
Effect of foreign currency translation	5,061	1,648
Allowance for uncollectibles at the end of period	$644,267	$1,305,451

Individually evaluated for impairment	$644,267	$297,671
collectively evaluated for impairment	—	1,007,780
Allowance for uncollectibles at the end of period	$644,267	$1,305,451

Minimum lease payments receivable
Individually evaluated for impairment	$64,426,709	$30,774,977
Collectively evaluated for impairment	$—	$1,007,780
Ending balance	$64,426,709	$29,767,197

As of March 31, 2015, there was no impaired minimum lease payments receivable that caused the Company to evaluate individually for impairment. As of June 30, 2014, there was a finance lease transaction with RMB 50.8  million (about $8.2 million) principal investment that the Company expected to only be able to collect the principal but probably not the interest portion to incent the customer to enter into another finance lease transaction with the Company. As of June 30, 2014, the customer has repaid the principal portion of the minimum lease payments. The minimum lease payments receivable was $1,008,876as of June 30, 2014 and was all interest portion. Therefore, the Company individually evaluated the minimum lease payments receivable from this finance lease transaction, and made $1,008,876allowance for impairment against the minimum lease payments receivable directly since the inception of the finance lease. No direct financing lease interest income was ever recognized associated with this finance lease transaction. During the nine months ended March 31, 2015, the Company agreed with the customer that the interest portion would be waived. The Company wrote off $1,011,077against the allowance during the nine months ended March 31, 2015.

The allowance for credit losses provides coverage for probable and estimable losses in the Company’s investment in direct financing lease. The allowance recorded is based on a quarterly review. The determination of the appropriate amount of any provision is highly dependent on management’s judgment at that time and takes into consideration all known relevant internal and external factors, including levels of nonperforming leases, customers’ financial condition, leased property values and collateral values as well as general economic conditions. When a direct financing lease receivable is determined uncollectible, for example, the customer goes bankruptcy, or the Company reaches agreement of debt restructuring with the customer, the direct financing lease would be written off from the investment in direct finance leases.

As of March 31, 2015 and June 30, 2014, no direct financing lease receivables are past due over 90 days.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES (cont.)

Credit Quality of Investment in Direct Financial Lease:

The Company performs a quarterly review on the credit quality of investment in direct financial lease, by evaluating a variety of factors, which includes, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, leased property values or collateral values, and other economic conditions such as the economic trend of the area and the country. In cases where heightened risk is detected in the guarantee business that shows the customer has difficulties in repaying the underlying financing, such as default of interest payment, material changes to the customer’s business, deterioration of financial conditions and cash flow support, WFG would classify the contracts as “abnormal contracts”, otherwise the contracts would be classified as “normal contracts”. For those abnormal contracts, WFG would initiate negotiation with the customer about any improvement or remediation measures including improvement plan for cash flow management, third-party support, extension plans and etc, and implement close supervision on these measures.

The risk classification of direct financing lease receivables is as follows:

	March 31, 2015	June 30, 2014
	(Unaudited)
Normal	64,426,709	28,046,917
Abnormal	—	917,892
Total	$64,426,709	$28,964,809

NOTE 7. LOANS RECEIVABLE

The loans receivable as of December 31, 2014 represented the short-term loans of $11,763,553, which Jingshang Leasing provided to a third party for a period from March 16, 2015 to April 1, 2015 with annual interest rate of 8%. The balances were collected upon maturity.

NOTE 8. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	Useful life (years)	Salvage Value	March 31, 2015	June 30, 2014
			(Unaudited)
Leasehold improvement	5	3%	$36,708	$33,992
Vehicles	4–5	3%–5%	1,247,542	1,070,849
Office equipment	3–5	3%	47,136	115,175
Electric equipment	2–3	3%	51,656	44,032

Less: accumulated depreciation			(470,147)	(345,420)
Property and equipment, net			$912,895	$918,628

Depreciation expense totaled $192,331and $147,881for the nine months ended March 31, 2015 and 2014, respectively.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 9. OTHER ASSETS

Other assets as of March 31, 2015 and June 30, 2014 consisted of:

	March 31, 2015	June 30, 2014
	(Unaudited)
Advanced payment to a third party company	$195,483	$1,591,814
Receivable from the lessor for initial investment in direct financing lease	—	961,585
Lease receivable from lessee in lease agency transaction	—	474,295
Prepayment for purchasing property and equipment	—	84,431
Other receivables	56,214	47,312
	$251,697	$3,159,437

Receivable from the lessor for initial investment in direct financing lease as of June 30, 2014 represented the portion of unpaid initial investment by the lessor to the equipment provider in the capital lease transaction that Jinshang Leasing acted as lease agent. A corresponding payable to the equipment provider was recorded in other liabilities (see Note 12).

Advanced payment to a third party company as of June 30, 2014 represented an amount Jinchen Agriculture paid to a business partner company in the year ended June 30, 2012 when it tried to start the agricultural products import-export business. Jinchen Agriculture didn’t substantially start the business subsequently since the economic environment for the industry was not favorable. Jinchen Agriculture didn’t charge any interest for the advanced payment and the amount was returned to Jinchen Agriculture in December 2014.

NOTE 10. BANK LOAN FOR CAPITAL LEASE BUSIENSS

Bank loan of $149,731 as of March 31, 2015 and $609,648 June 30, 2014 represented a loan Jinshang Leasing obtained by factoring the lease payment receivables as the lessor from a capital lease to CITIC Bank, in which CITIC Bank has recourse right to Jinshang Leasing. The loan bears interest at the prime rate based on five-year interest rate released by the People’s Bank of China. The actual interest rates as of March 31, 2015 and June 30, 2014 were 6.4%. The term of the loan started from January 26, 2011 with maturity date on June 20, 2015.

Interest expense incurred on the loan for the nine months ended March 31, 2015 and 2014 were $132,138 and $116,527, respectively.

NOTE 11. LOANS PAYABLE

The loans payable as of March 31, 2015 represented the short-term loans Jingshang Leasing borrowed from a non-bank financial institutions. A loan payable of $25,651,080was from December 30, 2014 to April 1, 2015, with an interest rate of 5%. All of the balance was repaid upon maturity as of the issuance date of this financial statement.

NOTE 12. UNEARNED INCOME FROM GUARANTEE SERVICES

Donghseng Guarantee receives guarantee commissions in full at the inception and records an unearned income until is amortized as guarantee service income over the period of guarantee. Unearned income from guarantee services was $2,539,895 (unaudited) and $7,564,774 as of March 31, 2015 and June 30, 2014, respectively.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 13. OTHER LIABILITIES

Other liabilities as of March 31, 2015 and June 30, 2014 consisted of:

	March 31, 2015	June 30, 2014
	(Unaudited)
Deposit from direct financing lessees	$1,705,689	$2,596,930
Payable to a financing leasee for initial investment in direct financing lease	—	—
Payable to an equipment provider for initial investment in direct financing lease	559,823	961,585
Lease payable to lessor in lease agency transaction	—	465,497
Accrued payroll	35,734	25,131
Other tax (receivable)/payable	806,731	(88,790)
Other payable	74,680	31,769
	$3,182,657	$3,992,122

Payable to an equipment provider for initial investment in direct financing lease as of June 30, 2014 represented the portion of unpaid initial investment by the lessor to the equipment provider in the direct financing lease transaction for which Jinshang Leasing acted as lease agent. A corresponding receivable from the lessor was recorded in other assets (see Note 9).

NOTE 14. OTHER OPERATING EXPENSE

Other operating expense for the nine months ended March31, 2014 and 2015 consisted of:

	For the nine months ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
Depreciation	$192,331	$147,880
Travel expenses	207,015	123,791
Conference expenses	71,618	91,961
Interest expenses and bank charge	1,314	35,180
Office expenses	207,682	20,134
Entertainment	53,964	40,898
Transportations	20,362	53,596
Others	185,110	363,452
Total	$939,396	$876,892

NOTE 15. CAPITALIZATION

Common Stock

The Company is authorized to issue up to 35,000,000 shares of Common Stock with par value of $1. There were 100 shares issued on July 27, 2014, the date of incorporation.

On December 2, 2014, the Company issued 30,000,000 additional shares to exchange for the 100% ownership of Jinshang Leasing pursuit to the SEA. (See Note 1)

As of March 31, 2015, there were 30,000,100 shares of Common Stock issued and outstanding.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 16. STATUTORY RESERVE

In accordance with the PRC regulations on enterprises and the articles of association of the Company, enterprises established in the PRC is required to provide statutory reserve before any dividend distribution, which is appropriated from net profit as reported in the enterprise’s PRC statutory accounts for the calendar year. Before making any dividend distribution, an enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The statutory reserve can only be used for specific purposes and are not distributable as cash dividends. Jinshang Leasing and Dongsheng Guarantee did not provide any statutory reserve for the nine months ended March 31, 2015 and 2014 since neither has intent to distribute dividends.

NOTE 17. EMPLOYEE RETIREMENT BENEFIT

The Company has made employee benefit contributions in accordance with Chinese relevant regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Company were $21,231 and $14,607for the nine months ended March 31, 2015 and 2014, respectively.

NOTE 18. EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per common share for the nine months ended March 31, 2015 and 2014, respectively:

	For the nine months ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
Net income attributable to the common shareholders	$20,860,203	$3,476,189
Basic weighted-average common shares outstanding	30,000,100	30,000,100
Effect of dilutive securities	—	—
Diluted weighted-average common shares outstanding	30,000,100	30,000,100
Earnings per share:
Basic	$0.70	$0.12
Diluted	$0.70	$0.12

Basic earnings per share are computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share were the same as basic earnings per share due to the lack of dilutive items in the Company nine months ended March 31, 2015.

NOTE 19. INCOME TAXES

Effective January 1, 2008, the New Taxation Law of PRC stipulates that domestically owned enterprises and foreign invested enterprises (the “FIEs”) are subject to a uniform tax rate of 25%. While the New Tax Law equalizes the tax rates for FIEs and domestically owned enterprises, preferential tax treatment may continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, regardless of whether these are domestically-owned enterprises or FIEs. Jinshang Leasing and Dongsheng Guarantee are all subject to 25% income tax rate for the nine months ended March 31, 2015 and 2014.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. For the nine months ended March 31, 2015 and 2014, the Company had no unrecognized tax benefits.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. And the Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 19. INCOME TAXES (cont.)

Income tax payable is comprised of:

	March 31, 2015	June 30, 2014
	(Unaudited)
Dongsheng Guarantee	$2,767,492	$338,312
Jinshang Leasing	1,099,167	99,871
	$3,866,659	$438,183

Income tax payables represented enterprise income tax at a rate of 25% the Company accrued but not paid as of March 31, 2015 and June 30, 2014.

The effective tax rate for the nine months ended March 31, 2015 and 2014 were 10.7% and 25.6%, respectively.

The reconciliation between the effective income tax rate and the PRC statutory income tax rate of 25% is as follows:

	For the nine months ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
PRC statutory tax rate	25.0%	25.0%
Effect of non-deductible expenses	0.0%	0.1%
Effect of non-taxable income	(14.3)%	(3.7)%
Others	(0.0)%	4.2%
Effective tax rate	10.7%	25.6%

Deferred tax liability as of March 31, 2015 arose from the difference in tax and accounting base of the deductible allowance for guarantee loss.

Deferred tax assets as of March 31, 2015 arise from the difference in tax and accounting base of the deductible allowance for lease payment receivable loss and the difference in direct financing lease income recognition between PRC and U.S. GAAP.

As of March 31, 2015 and June 30, 2014, the Company had net deferred tax assets of $376,174and $0, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The management considered all available evidence, both positive and negative, in determining the realizability of deferred tax assets at March 31, 2015. Management considered carry back availability, the scheduled reversals of deferred tax liabilities, projected future taxable income during the reversal periods, and tax planning strategies in making this assessment. Management also considered recent history of taxable income, trends in the Company’s earnings and tax rate, positive financial ratios, and the impact of the downturn in the current economic environment (including the impact of credit on allowance and provision for guarantee and direct financing lease losses; and the impact on funding levels) on the Company. Based upon its assessment, management believes that a valuation allowance was not necessary as of March 31, 2015.

	March 31, 2015	June 30, 2014
	(Unaudited)
Deferred tax assets	$376,174	$—
Deferred tax liabilities	7,405	1,217,671

As of March 31, 2015 and June 30, 2014, the Company intends to permanently reinvest the undistributed earnings of its operating subsidiaries to fund future operations.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 20. RELATED PARTY TRANSACTIONS AND BALANCES

Related party balances

Related party balances as of March 31, 2015 and June 30, 2014 consisted of:

	Relationship	March 31, 2015	June 30, 2014
		(Unaudited)
Due from owners
Dongsheng International Investment Group Co., Ltd	100% owner of Dongsheng Guarantee from April 2014 to December 2014	$—	$17,271,887

Dongsheng international investment Ltd (HK)	100% owner of Jinshang Leasing from April 2014 to December 2014	—	2,212,215

Wang Hong	Ultimate owner and controller of the Company and its subsidiaries	—	6,497,198
		$—	$25,981,300
Due to owners
Wang Hong	Ultimate owner and controller of the Company and its subsidiaries	$—	$227,402

TianWenjun	80% owner of Dongsheng Guarantee before October 2008, and 20% from October 2008 to April 2014	—	151,010
		$—	$378,412

Related party transactions

Related party transactions for the nine months ended March 31, 2015 and 2014 consisted of:

	For the nine months ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
Amount lent to owners
Dongsheng International Beijing	$—	$16,335,305
Dongsheng international investment Group	13,136,689	—
Dongsheng international investment LTD(HK)	—	474,709
Jinshang international lease Ltd	—	43,998,305
Wang Hong	—	6,518,267
	$13,136,689	$67,326,586
Amount repaid from owners
Jinshang international lease Ltd	$—	$40,739,171
Dongsheng International Investment Group Co., Ltd	30,446,251	—
Dongsheng international investment Ltd (HK)	2,217,041	—
Wang Hong	6,511,370	—
	$39,174,662	$40,739,171
Amount repaid to owners
Dongsheng International BJ	$—	$13,420,586
Wang Hong	244,176	749,601
TianWenjun	175,757	4,750,187
	$419,933	$18,920,374

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 20. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

	For the nine months ended
	March 31, 2015	March 31, 2014
	(Unaudited)	(Unaudited)
Amount borrowed from owners
Dongsheng International Investment (Beijing) Co., Ltd	$—	$12,058,795
Wang Hong	16,278	488,870
TianWenjun	24,418	1,121,217
	$40,696	$13,668,882

The loans from owners and to owners were all interest free and due on demand. Due from owners were fully repaid before December 31, 2014 and no balance as of March 31, 2015.

NOTE 21. COMMITMENTS AND CONTINGENCIES

Commitments

Lease Commitments

The Company leased their principal offices under lease agreements.  The following table sets forth the Company’s contractual obligations as of March 31, 2015 in future periods:

Rental payments
(Unaudited)
Within 1 year	$301,667
2 years	360,000
3 years	360,000
4 years	60,000
Total	$1,081,667

Guarantee Commitments

The guarantees will terminate upon payment and/or cancellation of the obligation; however, payments by the Dongsheng Guarantee would be triggered by failure of the guaranteed party to fulfill its obligation covered by the guarantee. Generally, the average guarantee expiration terms ranged within 6 to 12 months.

Contingencies

Dongsheng Guarantee failed to comply with the Interim Measures for the Administration of Financing Guarantee Companies (“Interim Measures”) promulgated by the Chinese Banking Regulatory Commission, NDRC, the Ministry of Industry and Information Technology, the Ministry of Finance, MOFCOM, the People’s Bank of China and the State Administration for Industry and Commerce, effective March 8, 2010 for guarantee business which require that the balance of the financing guarantee liabilities provided by a financing guarantee company for any single guaranteed party shall not exceed 10% of the net assets of the guarantee company. Dongsheng Guarantee provided guarantee service for loans in excess of 10% of its net assets for two clients during the period from March 2014 to March 2015. In addition, we failed to comply with certain social insurance contributions and Provident Housing Fund requirements under PRC regulations (collectively “Social Benefit Regulations”). Dongsheng Guarantee failed to make social insurance contributions and Provident Housing Fund contributions for some of its employees. As of the latest practicable date, we had not received any notice from any of the relevant government authorities regarding our non-compliance with Interim Measures for our guarantee business and the

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 21. COMMITMENTS AND CONTINGENCIES (cont.)

Social Benefit Regulations. However, the management cannot assure that the relevant regulatory authorities will not impose penalties and/or bring legal action against us retrospectively, which may adversely affect our business and cause a significant penalty payment, which the management cannot estimate.

The Company and its subsidiaries are not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have material adverse effect on the business, financial condition or results of operations.

The Company has not recorded any legal contingencies as of March 31, 2015.

NOTE 22. SUBSEQUENT EVENTS

On April 24, 2015, Wins entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Sino Mercury Acquisition Corp., a Delaware corporation (“Sino”), Wins Finance Holdings Inc., a Cayman Islands exempted company and wholly owned subsidiary of Sino (“Holdco”) and each of Wits Global Limited, Appelo Limited, Glowing Assets Holdings Limited and Cosmic Expert Limited, each of which are British Virgin

Islands international companies and shareholders of Wins that, collectively, own 100% of Wins’ outstanding capital and voting shares (“Wins Shareholders”). The merger agreement provides for (i) the merger of Sino with and into Holdco, with Holdco being the surviving entity, and (ii) immediately following the merger, the share exchange by the shareholders of Wins of 100% of the ordinary shares of Wins for cash and ordinary shares of Holdco The merger and share exchange intends to be consummated at the same time. However, from a practical perspective, the documentation required to be filed with respect to the merger will be filed immediately prior to the documentation required to be filed with respect to the share exchange.

Under the merger agreement, upon the consummation of the merger (1) each share of Sino common stock will be exchanged for one ordinary share of Holdco, except that public stockholders shall be entitled to elect instead to receive a pro rata portion of Sino’s trust account, as provided in Sino’s charter documents, and (2) each Sino right will be exchanged for one-tenth of one share of Holdco.

Under the merger agreement, upon consummation of the share exchange, Wins shareholders will receive (1)

•         an amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000 (provided that the cash consideration shall not to exceed $25,000,000) and (2)

•         a number of ordinary shares of Holdco equal to $168,000,000 less the cash consideration divided by $10.00.

Notwithstanding the foregoing, the Wins shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. If the Wins shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco.

The Wins shareholders will not be able to sell any of the ordinary shares of Holdco that they receive as a result of the share exchange until the day preceding the day that is twelve months after the consummation of the transactions (subject to limited exceptions). The restriction on sales will end earlier than such date with respect to 50% of such shares if the closing price of the Holdco ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of the transactions. Each Wins shareholder will be required to enter into a lock-up agreement to such effect as a condition to exchanging their capital stock of Wins for the Holdco ordinary shares in connection with the share exchange. These lock-up provisions are substantively identical to the restrictions on transfer imposed on the Sino initial stockholders.

WINS FINANCE GROUP LIMITED
NOTES TOTHE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015

NOTE 22. SUBSEQUENT EVENTS (cont.)

To provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for breaches of representations and warranties and covenants by Wins and its shareholders and certain other indemnification matters, there will be placed in escrow (with an independent escrow agent) ordinary shares of Holdco equal to 10% of the stock consideration issuable to the Wins shareholders at closing. The aggregate liability for indemnification will not exceed the shares held in escrow. Other than with respect to actual fraud or intentional or willful misrepresentation or omission, Holdco’s rights to indemnification will be its sole remedy with respect to any and all claims for money damages arising out of or relating to the merger agreement.

Sino and Wins plan to complete the transactions promptly after the Sino special meeting, provided that:

•         Sino’s stockholders have approved the merger proposal and charter proposals;

•         Holders of no more than 3,080,100 of Sino’s public shares have exercised their conversion rights;

•         Holdco has received confirmation from Nasdaq that it meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders; and

•         the other conditions specified in the merger agreement have been satisfied or waived.

Sino’s board of directors concluded that the transactions met all of the requirements disclosed in the prospectus for its initial public offering, including that the business of Wins had a fair market value of at least 80% of the balance of the funds in the trust account (exclusive of deferred underwriting commissions and taxes payable) at the time of execution of the merger agreement.

As a result of the transactions, assuming that no stockholders of Sino elect to convert their public shares into cash in connection with the merger as permitted by Sino’s amended and restated certificate of incorporation and the Wins shareholders elect to receive all of the cash consideration, the Wins shareholders will own approximately 71.4% of the ordinary shares of Holdco to be outstanding immediately after the transactions and the former Sino stockholders will own approximately 28.6% of Holdco’s outstanding ordinary shares. If the maximum number of Sino public shares is converted into cash and the Wins shareholders elect to forego receiving all the cash consideration, such percentages will be approximately 86.3% and 13.7%, respectively.

If the merger proposal is not approved by Sino’s stockholders at the special meeting, neither the charter proposals nor the incentive compensation plan proposal will be presented at the special meeting for a vote.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
Jinshang International Financial Leasing Co., Ltd,
Shanxi Dongsheng Finance Guarantee Co., Ltd
and
Shanxi Jinchen Agriculture Co., Ltd

We have audited the accompanying combined balance sheets of Jinshang International Financial Leasing Co., Ltd, Shanxi Dongsheng Finance Guarantee Co., Ltd and Shanxi Jinchen Agriculture Co., Ltd (the “Companies”) as of June 30, 2014 and 2013, and the related combined statements of income and comprehensive income, changes in owners’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Jinshang International Financial Leasing Co., Ltd, Shanxi Dongsheng Finance Guarantee Co., Ltd and Shanxi Jinchen Agriculture Co., Ltd as of June 30, 2014 and 2013, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Marcum Bernstein and Pinchuk LLP

New York, New York
May 11, 2015

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
COMBINED BALANCE SHEETS

	June 30, 2014	June 30, 2013
ASSETS
Cash	$5,329,454	$104,235
Restricted cash	16,221,617	14,794,975
Short-term investments	142,938,358	1,617,940
Commission receivable	5,791,245	4,207,258
Guarantee evaluation receivable	—	1,488,132
Guarantee paid on behalf of guarantee service customers	518,935	234,601
Interest receivable	1,489,934	—
Net investment in direct financing leases	23,112,285	27,671,264
Deferred tax assets, net	—	523,720
Due from owners	25,981,300	387,173
Property and equipment, net	918,628	696,385
Other assets	3,159,437	2,566,319
TOTAL ASSETS	$225,461,193	$54,292,002

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Bank loan for capital lease business	$609,648	$1,393,516
Income tax payable/(receivable)	438,183	(167)
Unearned income from financial guarantee services	7,564,774	3,696,825
Other liabilities	3,992,122	6,218,178
Due to owners	378,412	5,590,952
Allowance on financial guarantee services	1,826,768	870,937
Deferred income tax liability	1,217,671	476,182
Total Liabilities	16,027,578	18,246,423

Owner’s Equity
Paid in capital	85,775,155	33,672,855
Additional paid-in capital	113,592,427	—
Statutory reserve	325	325
Retained Earnings/(Deficit)	7,417,914	(100,991)
Accumulated other comprehensive income	2,647,794	2,473,390
Total Equity	209,433,615	36,045,579
TOTAL LIABILITIES AND OWNERS’ EQUITY	$225,461,193	$54,292,002

See notes to the combined financial statements.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	FOR THE YEAR ENDED
	June 30, 2014	June 30, 2013
Guarantee service income
Commissions and fees on financial guarantee services	$8,240,866	$3,948,048
Provision on financial guarantee services	(1,190,387)	(778,594)
Commission and fees on guarantee services, net	7,050,479	3,169,454

Direct financing lease income
Direct financing lease interest income	1,926,380	1,366,274
Interest expense for direct financing lease	(164,354)	(135,222)
Provision for lease payment receivable	(130,745)	(71,030)
Net direct financing lease interest income after provision for receivables	1,631,281	1,160,022

Financial advisory and lease agency income	873,927	55,762
Net revenue	9,555,687	4,385,238

Non-interest income
Interest on short-term investments	1,584,163	89,219
Total non-interest income	1,584,163	89,219

Non-interest expense
Business taxes and surcharge	(136,528)	(133,614)
Salaries and employees surcharge	(323,618)	(264,217)
Rental expenses	(195,133)	(176,087)
Other operating expenses	(997,811)	(621,695)
Total non-interest expense	(1,653,090)	(1,195,613)

Income before taxes	9,486,760	3,278,844

Income tax expense	(720,743)	(945)
Deferred tax expense	(1,247,112)	(806,986)

NET INCOME	7,518,905	2,470,913

Other comprehensive income
Foreign currency translation adjustment	174,404	832,752
COMPREHENSIVE INCOME	$7,693,309	$3,303,665

See notes to the combined financial statements.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
COMBINED STATEMENTS OF CHANGES IN OWNERS’ EQUITY

	Paid-in Capital	Additional Paid-in Capital	Accumulated other Comprehensive Income	Statutory Reserve	Retained Earnings /(Deficits)	Total Owner’s Equity
Balance as of July 1, 2012	$18,672,855	$—	1,640,638	$325	$(2,571,904)	$17,741,914
Injection of capital from owners	15,000,000	—	—	—	—	15,000,000
Net income	—	—	—	—	2,470,913	2,470,913
Foreign currency translation adjustment	—	—	832,752	—	—	832,752
Balance as of June 30, 2013	33,672,855	—	2,473,390	325	(100,991)	36,045,579
Injection of capital from owners	52,102,300	113,592,427	—	—	—	165,694,727
Net income	—	—	—	—	7,518,905	7,518,905
Foreign currency translation adjustment	—	—	174,404	—	—	174,404
Balance as of June 30, 2014	$85,775,155	$113,592,427	2,647,794	$325	$7,417,914	$209,433,615

See notes to the combined financial statements.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
COMBINED STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED
	June 30, 2014	June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,518,905	$2,470,913
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	206,665	44,035
Provision for lease payment receivable	130,745	71,030
Provision for guarantee	954,377	778,594
Changes in assets and liabilities:
Net investment in direct financing leases	4,546,653	(15,604,140)
Interest receivable	(305,186)	—
Commission receivable	(1,570,689)	(4,075,039)
Guarantee evaluation receivable	1,497,070	(1,462,711)
Deferred tax assets, net	526,865	382,478
Interest receivable	(1,187,828)	—
Other assets	(109,638)	(625)
Lease receivable in lease agency transaction	(474,598)	—
Lease payable in lease agency transaction	466,459	—
Income tax payable	357,354	20,457
Unearned income from financial guarantee services	3,861,383	3,442,701
Deferred tax liabilities, net	741,147	402,283
Other liabilities	(2,639,708)	774,613
Net Cash Provided by/(Used in) Operating Activities	14,519,976	(12,755,411)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment to short-term investment	(141,606,172)	—
Changes in restricted cash (deposit paid to banks for financial guarantee services)	(1,370,487)	(7,080,154)
Purchase of property, plant and equipment	(426,624)	(642,442)
Loan repaid by owners	—	581,789
Advances to owners	(25,645,508)	—
Payment of loans on behalf of guarantees	(283,998)	(231,013)
Change in restricted cash (deposit released from banks for financial guarantee services)	—	2,843,851
Net Cash Used in Investing Activities	(169,332,789)	(4,527,969)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution by owners	166,085,566	15,175,172
Repayment of long term loans	(790,977)	(824,228)
Change in restricted cash (deposit paid to banks for bank loans)	(827)	(1,577)
Loan borrowed from owners	—	2,944,860
Loan repaid to owners	(5,245,338)	—
Net Cash Provided by Financing Activities	160,048,424	17,294,227

Effect of Foreign Currency Translation on Cash	(10,392)	1,592

Net Increase in Cash	5,225,219	12,439
Cash and cash equivalent at beginning of year	104,235	91,796
Cash and cash equivalent at end of year	$5,329,454	$104,235

Supplemental cash flow information:
Cash paid for income taxes	$266,853	$10,444
Cash paid for interest expense	$335,800	$206,460

See notes to the combined financial statements.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Jinshang International Financial Leasing Co., Ltd. (“Jinshang Leasing”) was incorporated on May 18, 2009 in Beijing, People’s Republic of China (the “PRC”) under the law of PRC and mainly engaged in providing capital lease services to small and medium-sized companies and related financing consulting services in the PRC. Mr. Wang Hong was its ultimate owners since inception.

Tianjin Jinshang Jiaming Financial Leasing Co. Ltd. (“Tianjin Jiaming”) was incorporated on April 23, 2014 by Jinshang Leasing. Tianjin Jiaming has not yet conducted specific business activity since its establishment

Shanxi Jinchen Agriculture Co., Ltd. (“Jinchen Agriculture”) was incorporated on February 29, 2012 in Jinzhong City. Shangxi Province, PRC under the law of PRC. Jinchen Agriculture had no operation as of the balance sheet dates. Mr. Wang Hong was its ultimate controlling owners since its inception. On December 22, 2014, Jinshang Leasing acquired its 100% ownership.

Shanxi Dongsheng Finance Guarantee Co., Ltd. (“Dongsheng Guarantee”) was incorporated on February 22, 2006 in Jinzhong City. Shangxi Province, PRC under the law of PRC and mainly engaged in providing credit guarantee to small and medium-sized companies and related consulting finance services in the PRC. As of June 30, 2013 and 2014, Dongsheng Guarantee was ultimately 100% owned Mr. Wang Hong. On December 22, 2014, Jinchen Agriculture acquired its 100% ownership.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation and principle of combination

Basis of presentation

The accompanying combined financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying combined balance sheets as of June 30, 2014 and 2013 and the related combined statements of income and comprehensive income, changes in owners’ equity and cash flows for the years then ended include those of Jinshang Leasing, Dongsheng Guarantee and its subsidiary Tianjin Jiaming, and Jinchen Agriculture (collectively the “Companies”).

Combined financial statements of companies under common control

According to ASC 810-10, the financial statements of the Companies are combined because of common control. Jinshang Leasing, Dongsheng Guarantee and Jinchen Agriculture are commonly controlled by the same ultimate owner Mr. Wang Hong. And the Companies are engaged in the business of the providing financial services to customers in the need of financing. All significant inter company transactions and balances are eliminated on combination.

(b) Use of estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for doubtful accounts and probably loss from guaranteed amounts for financial guarantee service customers.

Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful receivables; (ii) estimates of losses on unexpired contracts and financial guarantee service contracts; (iii) accrual of

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

estimated liabilities; (iv) useful lives of long-lived assets; (v) the impairment of long-lived assets; (vi) the valuation allowance of deferred tax assets; and (vii) contingencies.

(c) Operating segments

ASC 280, Segment Reporting requires companies to report financial and descriptive information about their reportable operating segments, including segment profit or loss, certain specific revenue and expense items, and segment assets. The Companies has one reportable segment. All of the Companies’ activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Companies supports the others.

The Companies have only one reportable segment, which is to provide financial services in the PRC domestic market. The Companies’ chief operating decision-maker (“CODM”) has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for both the capital lease and guarantee business. The Companies’ net revenues are all generated from customers in the PRC. Hence, the Company operates and manages its business within one segment.

For the year ended June 30, 2013, there was no one customer that accounted for more than 10% of the Companies’ revenue. For the year ended June 30, 2014, there were 2 customers that accounted for more than 10% of the Companies’ revenue, and the percentages of income from these 2 customers to total revenue were:

	For the Year Ended
	June 30, 2014	June 30, 2013
Customer A	16%	3%
Customer B	11%	1%

As of June 30, 2014, two clients accounted for 31.8% and 17.6% of Dongsheng Guarantee’s total outstanding guaranteed loans, respectively, and no other customers accounted for over 10% of its total outstanding guaranteed loans. As of June 30, 2013, no single customers accounted over 10% of Dongsheng Guarantee’s total outstanding guaranteed loans.

(d) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in banks and all highly liquid investments with original maturities of three months or less, which are unrestricted as to withdrawal and use.

(e) Restricted Cash

Restricted cash represents cash pledged with banks as guarantor for the guarantee business customers. The banks providing loans to the Companies’ guarantee service customers generally require the Companies, as the guarantor of the loans, to pledge a cash deposit of 10% to 20% of the guaranteed amount to an escrow account and is restricted from use. The deposits are released after the guaranteed bank loans are paid off and the Companies’ guarantee obligation expires which is usually within 12 months.
(f) Short-term investments

Investments in non-marketable assets management products issued by banks and financial institutions (the issuers) with original maturities of one year to five years but could be redeemed or transferrable at any time are classified as short-term investments under cost method. The assets management products are managed by banks and financial institutions and invested in fixed-income financial products permitted by the China Securities Regulatory Commission (“SRC”) such as government bonds, corporate bonds and central bank notes. The investment portfolios of these products are not disclosed to  the Company by the banks or financial institutions. If the banks and financial institutions are required to redeem theses investments, they will redeem at the price of the principal with the undistributed interests. The Company carries the cost method investments at cost and only adjusts for other-than-temporary impairment

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

and distributions of earnings. Management regularly evaluates the impairment of the cost method investments at individual security level. If the fair value of an investment is less than its amortized cost basis at the balance sheet date of the report period for which impairment is assessment, management will determine whether the decline in fair value is temporary or permanent. If the decline in fair value is other than temporary, the cost basis of the individual security is written down to fair value as a new cost basis and the amount of the write-down is included in current earnings. There is no impairment noted for each report period presented herein.

Interest income from short-term investment is recognized when the Companies’ right to receive payment is established. Accrued but non-received invest income is recorded as interest receivable in combined balance sheets.

(g) Financial guarantee service contract

Financial guarantee service contract provides guaranty which protects the holder of a debt obligation against non-payment when due. Pursuant to such guarantee, Dongsheng Guarantee makes payment if the obligor fails in making payment when due.

The contract amounts reflect the extent of involvement the Companies have in the guarantee transaction and also represents Dongsheng Guarantee’s maximum exposure to credit loss. According to PRC regulations, the maximum amount Dongsheng Guarantee could provide to its financial guarantee customers is 10 times of its net assets.

Dongsheng Guarantee is a party to financial instrument with off-balance-sheet in the normal course of business to meet the financing needs of its customers. Financial instruments whose contract amounts represent credit risk are as follows:

	June 30, 2014	June 30, 2013
Guarantee	$182,676,846	$87,093,695

 (h) Guarantee paid on behalf of guarantee service customers

As guarantor of guarantee service customers’ loans from banks and financial institutions, Dongsheng Guarantee is obligated to repay the loans to banks or financial institutions for the unpaid principals and interests when a customer defaults the loans. The repayment on behalf of guarantee service customers was recorded as guarantee paid on behalf of guarantee service customers in the combined balance sheets. As of June 30, 2014 and 2013, uncollected guarantee paid on behalf of guarantee service customers from guarantee service customers on whose behalf Dongsheng Guarantee repaid the loans were $518,935 and $234,601, respectively.

(i) Provision for Guarantee Losses

A provision for possible loss to be absorbed by Dongsheng Guarantee for the financial guarantee it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on financial guarantee services” on the combined balance sheets. This liability represents probable losses and is increased or decreased by accruing a “Provision on financial guarantee services” against the income of commissions and fees on guarantee services reserve.

This is done throughout the life of the guarantee, as necessary when additional relevant information becomes available. The methodology used to estimate the liability for possible guarantee loss considers the guarantee contract amount and a variety of factors, which include, depending on the counter party, latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collaterals or guarantees the costumers or third parties offered, and other economic conditions such as the economy trend of the area and the country. The estimates are based upon currently available information.

When determining the amount to be recognized in respect of liabilities arising from our guarantee business, we estimate the provision based on considering the guarantee contract amount and a variety of factors, which include, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the customers or

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

third parties offered, and other economic conditions such as the economic trend of the area and the country. The estimates are based upon currently available information. It is possible that the prior experience and default history are not indicative of future loss on the guarantee issued. Any increase or decrease in the provision would affect income statement in future years.

Dongsheng Guarantee estimates the probably loss to be 1% of the guarantee contract amount balance and made a provision for possible credit risk of its guarantee in the amount of $1,190,387 and $778,594 for the years ended June 30, 2014 and 2013, respectively. $236,010 and $0 was written-off during the years ended June 30, 2014 and 2013, respectively.

(j) Net investment in direct financing leases

Leases contracts Jinshang Leasing entered with finance lease customers transfer substantially all the rewards and risks of ownership of the leased assets to the customers, other than legal title before the expiration, are accounted for as direct financing leases in accordance to ASC 840-10-25 and ASC 840-40-25. The transactions were categorized as direct financing leases. At the inception of a transaction, the cost of the leased property is capitalized at the present value of the minimum lease payment receivables and the unguaranteed residual value of the property at the end of the lease. The difference between the sum of the minimum lease payment receivables, the unguaranteed residual value and the cost of the leased property is recognized as unearned income. Unearned income is recognized over the period of the lease using the effective interest rate method.

Net investment in direct financing leases is recorded at net realizable value consisting of minimum lease payments to be received less allowance for uncollectibles, as needed, and less the unearned income. The allowance for lease payment receivable losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on Jinshang Leasing’s loss history, known and inherent risks in the transactions, adverse situations that may affect the lessee’s ability to repay, the estimated value of any underlying asset, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision as more information becomes available. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. Jinshang Leasing provides “Specific Allowance” for the lease payment receivable of lease transactions if any specific collectivity risk identified, and a “General Allowance”, based on total minimum lease payment receivable balance of those transactions with no specific risk identified, to be used to cover unidentified probable loss. The General Allowance is set to be 1% of total unidentified lease receivable balance as of June 30, 2014 and 2013. The General Allowance Jinshang Leasing provided as of June 30, 2014 and 2013 was $229,809 and $98,945, respectively; and Specific Allowance was $1,008,876 and $917,892, respectively.

(k) Revenue recognition

Revenue is recognized when there are probable economic benefits to the Companies and when the revenue can be measured reliably, on the following:

Commission income and evaluation income on guarantee service

Commission income on guarantee service is recognized when guarantee contracts have been made whereby the related guarantee obligation has been accepted, the economic benefits associated with the guarantee contracts will probably flow in, and the amount of revenue associated with guarantee contracts can be measured reliably. Commission is determined based on the total agreed fee in the guarantee contracts, recognized in full at inception and records as unearned income and is recognized as commission in the income statement over the period of guarantee at straight-line method. The agreed commission is generally 6% – 7.2% of the guaranteed amount for 12 months which represented the fair value of your non-contingent guarantee liability at the inception of the guarantee.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Dongsheng Guarantee charges the financial guarantee customers a one-time fee for the necessary evaluation Dongsheng Guarantee performed on the customers’ financial ability to apply for loans from banks and financial institutions. The evaluation income was recognized upon the completion of the evaluation.

Direct financing lease interest income

Direct financing lease interest income is on an accrual basis using the effective interest method over the whole period of the lease by applying the rate that exactly discounts the estimated future minimum lease payment receivables through the period of the lease to the net investment of the direct financing lease at the inception.

The accrual of interest income on leases will be discontinued when the customer becomes 90 (ninety) days or more past due on its lease or loan payments with the Company, unless the Company believes the interest is otherwise recoverable.  Leases may be placed on non-accrual earlier if the Company has significant doubt about the ability of the customer to meet its lease obligations, as evidenced by consistent delinquency, deterioration in the customer’s financial condition or other relevant factors. Payments received while on non-accrual are applied to reduce the Company’s recorded value. The Company will resume accruing the interest income when the Company determines the interest becomes recoverable again, for example the customer resumes payment of the previous interests, and shows material improvement of performance and financial position, etc.

Financial advisory and lease agency income

Jinshang Leasing and Dongsheng Guarantee provide financing solutions to customers and received advisory fee as compensation. The advisory fees are recognized as income during the service period along with the completion of service obligation.

As a licensed finance lease company, Jinshang Leasing acts as agent in the finance lease transactions between other finance lessors and lessees. Jinshang Leasing takes neither lessor’s nor lessee’s benefit or obligation in these transactions, and charges agency fee only. The lease agency income is recognized on a straight-line method over the lease period.

(l) Property and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using a straight-line method over the estimated useful lives of the assets with 3% – 5% salvage value. Average estimated useful lives of property and equipment are stated in Note 7.

The Companies eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Companies charge maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

(m) Impairment of long-lived assets

The Companies apply the provisions of ASC No. 360 Sub topic 10, “Impairment or Disposal of Long-Lived Assets”(ASC 360-10) issued by the Financial Accounting Standards Board (“FASB”). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Companies test long-lived assets, including property and equipment and finite lived intangible assets, for impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Companies consider historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Companies measure the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Companies utilize to evaluate potential investments. The Companies estimate fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There were no impairment losses on the long-lived assets in the years ended June 30, 2014 and 2013.

(n) Fair value measurements

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Companies.

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of June 30, 2014 and 2013, financial instruments of the Companies primarily comprise of cash, restricted cash, accounts receivable, short-term investments, other receivable, and bank loans, which were carried at cost on the combined balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

(o) Foreign currency translation

The Companies’ functional currency is the Chinese Yuan, or Renminbi (“RMB”); however, the accompanying combined financial statements have been translated and presented in United States Dollars (“USD”).

For financial reporting purposes, the financial statements of the Companies prepared using RMB, are translated into the Companies’ reporting currency, USD at the exchange rates quoted by www.oanda.com. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and owners’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in owners’ equity.

	June 30, 2014	June 30, 2013
Balance sheet items, except for equity accounts	6.1565	6.1807

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the years ended June 30,
	2014	2013
Items in the statements of income and comprehensive income, and statements of cash flows	6.1438	6.2767

 (p) Interest expenses

Interest expenses derived from the loans providing fund to financial leasing contracts is classified as cost of revenue in the income statement.

(q) Non-interest expenses

Non-interest expenses primarily consist of salary and benefits for employees, traveling cost, entertainment expenses, depreciation of equipment, office rental expenses, professional service fee, office supplies, etc.

(r) Income taxes

The Companies account for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no material effect on the Companies’ combined financial statements for the year ended June 30, 2014.

According to the law of the People’s Republic of China on enterprise income tax and implementation regulations, small business credit guarantee institutions is allowed to deduct from taxable income the allowance for guarantee loss the follows:

(i)       Guarantee Compensation Reserve – no more than 1% of guaranteed amount balance at the end of the current year; at the same time the Guarantee Compensation Reserve at the end of the immediate previous year should be an addition to the current year taxable income.

(ii)      Unexpired Liability Reserve – no more than 50% of the current year guarantee income; at the same time the Unexpired Liability Reserve provided in the immediate previous year should be an addition to the current year taxable income.

(iii)     The actual guarantee compensation loss incurred by small business credit guarantee institutions should be a write-off of Guarantee Compensation Reserve first, and the excessive amount could be a deduction of current year taxable income.

Deductible or taxable temporary difference is generated from the difference in allowance on tax base from allowance recognized in accordance with U.S. GAAP.

According to the law of PRC on taxation, investment income from security funds was exempted from enterprise income tax.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(s) Comprehensive income

Comprehensive income includes net income and foreign currency adjustments. Comprehensive income is reported in the statements of operations and comprehensive income.

Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

(t) Operating leases

The Companies lease their principal offices under lease agreements that qualify as an operating lease. The Companies records the rental under the lease agreement in the operating expense when incurred.

(u) Commitments and contingencies

In the normal course of business, the Companies are subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Companies records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(v) Recent accounting announcement

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 — Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on annual reporting periods beginning after December 15, 2017, and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. For all other entities (nonpublic entities), the amendments in this ASU are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. A nonpublic entity may elect to apply this guidance earlier, however, only as prescribed in this ASU. The adoption of this standard is not expected to have a material impact on the Companies’ financial position and results of operations.

NOTE 3. RISKS

(a) Credit risk

Credit risk is one of the most significant risks for the Companies’ business. Credit risk exposures arise principally in financial guarantee activities which are an off-balance sheet financial instrument.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Companies manage credit risk through its risk control system based upon “business circle” of core SMEs, which starts from the determination of overall risk management strategies, pre-transaction due diligence and assessment, in-transaction risk evaluation, product design, pricing determination and counter-guarantee requirement design to post-transaction ongoing monitoring. To minimize credit risk, the Companies require collateral in the form of rights to cash, securities or property and equipment.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 3. RISKS (cont.)

The Companies identify credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

(b) Liquidity risk

The Companies are exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. The Company is also exposed to liquidity risk of its short-term investment that banks and financial institutions may be unable to redeem the short-term investments at a price including the principal and undistributed interests or even can’t redeem any of these investments as requested under certain extreme circumstances, such as huge redemption, or deterioration of liquidity in financial market, and can’t turn the short-term investments into capital support for our business when needed. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Companies will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

(c) Foreign currency risk

A majority of the Companies’ operating activities and a significant portion of the Companies’ assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

(d) Concentration risk

As of June 30, 2014 and 2013, the Companies held cash and restricted cash of $21,546,284 and $14,889,255, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Companies primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Companies’ operations are carried out in the PRC. Accordingly, the Companies’ business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4. RESTRICTED CASH

Restricted cash represents cash pledged with banks as guarantor deposit for Dongsheng Guarantee’s guarantee service customers, amounting to $15.8 and $14.4 million as of June 30, 2014 and 2013, respectively; and cash deposited with banks for Jinshang Leasing’s bank loans for capital lease business (see Note 9), amounting to $0.4 and $0.4 million as of June 30, 2014 and 2013, respectively. The banks providing loans to Dongsheng Guarantee’s guarantee service customers generally require Dongsheng Guarantee as the guarantor of the loans, to pledge a cash deposit usually in the range of 10% to 20% of the guaranteed amount. The deposits are released after the guaranteed bank loans are paid off and Dongsheng Guarantee’s guarantee obligation expires which is usually within 12 months.

NOTE 5. SHORT-TERM INVESTMENTS

Short-term investments as of June 30, 2014 and 2013 represented the transactional mutual debt fund products Dongsheng Guarantee and Jinshang Leasing purchased from other financial institutions. The term for the investment

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 5. SHORT-TERM INVESTMENTS (cont.)

is one to five years, and Dongsheng Guarantee and Jinshang Leasing could redeem or transfer at any time during the period. Interest from the investments varies from 6.6% to 12% annually with deduction of management fee, and were receivable quarterly, annually or upon maturity.

The balances at June 30, 2014 and 2013, by contractual maturity, were all due in one year or five years. Actual maturities may differ from contractual maturities because the Companies may have the right to redeem or transfer.

Contractual maturity of the balances at June 30, 2014 and 2013 was as follow:

	June 30, 2014	June 30,2013
Mature within one year	$29,237,392	$1,617,940
Mature within five years	113,700,966	—
Total	$142,938,358	$1,617,940

Interest income form short-term investments were $1,584,163 and $89,219 for June 30, 2014 and 2013, respectively. Realized but uncollected interests were $1,489,934 and $0 as of June 30, 2014 and 2013, respectively.

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES

Jinshang Leasing’s leasing operations consist principally of leasing high value equipment under direct financing leases expiring in 1 – 5 years as of the balance sheets dates. The leases bear interest rate of 8% – 12% per annum.

Future minimum lease receipts under non-cancellable direct financing lease arrangements are as follows:

June 30, 2014
Within 1 year	$12,591,786
2 year	4,559,985
3 years	4,248,832
4 year	3,937,679
5 year	3,626,527
Total minimum lease receipts	28,964,809
Less: amount representing interest	(4,613,839)
Present value of minimum lease receipts	$24,350,970

Following is a summary of the components of the Jinshang Leasing’s net investment in direct financing leases at June 30, 2014 and 2013:

	June 30, 2014	June 30, 2013
Total minimum lease payments to be received	$28,964,809	$31,783,643
Less: Amounts representing estimated executory costs	—	—
Minimum lease payments receivable	28,964,809	31,783,643
Less: Allowance for uncollectibles	(1,238,685)	(1,016,837)
Net minimum lease payment receivable	27,726,124	30,766,806
Estimated residual value of leased property	—	—
Less: unearned income	(4,613,839)	(3,095,542)
Net investment in direct financing leases	$23,112,285	$27,671,264

As of June 30, 2014 and 2013, there was no recorded investment in direct finance leases on nonaccrual status, and $5,502,310 and $3,418,524 recorded investment in direct finance leases past due 90 days or more and still accruing, respectively. All the past due lease receivables were collected as of December 31, 2014.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES (cont.)

The allowance for uncollectibles and minimum lease payments receivables in direct financing leases for the years ended June 30, 2014 and 2013 were as following:

	For theyears ended
	June 30, 2014	June 30, 2013
Allowance for uncollectibles
Allowance for uncollectibles at the beginning of period	$1,016,837	$26,244
Provision for lease payment receivable	130,745	71,030
Direct write-downs charged against the allowance	—	—
Allowance to charge off direct financing lease interest income	87,557	903,853
Recoveries of amounts previously charged off	—	—
Effect of foreign currency translation	3,546	15,710
Allowance for uncollectibles at the end of period	$1,238,685	$1,016,837
Allowance for uncollectibles at the end of period: individually evaluated for impairment	$1,008,876	$917,892
Allowance for uncollectibles at the end of period: collectively evaluated for impairment	$229,809	$98,945
Minimum lease payments receivable
Ending balance	$28,964,809	$31,783,643
Ending balance: individually evaluated for impairment	$1,008,876	$9,137,026
Ending balance: collectively evaluated for impairment	$27,955,933	$22,646,617

As of June 30, 2014 and 2013, there was a finance lease transaction with RMB 50.8 million (about $8.2 million) principal investment that Jinshang Leasing expected to only be able to collect the principal but probably not the interest portion to incent the customer to enter into another finance lease transaction with Jinshang Leasing. The minimum lease payments receivable were $1,008,876 and $9,137,026, respectively,as of June 30, 2014 and 2013 and the interest portion were $1,008,876 and $917,892, respectively. Therefore, Jinshang Leasing individually evaluated the minimum lease payments receivable from this finance lease transaction, and made $1,008,876 and $917,892 allowance for impairment against the minimum lease payments receivable as of June 30, 2014 and 2013, respectively. The allowance wasmade directly against the minimum lease payments receivable since the inception of the finance lease. No direct financing lease interest income was ever recognized associated with this finance lease transaction. As of June 30, 2014, the customer has repaid the principal portion of the minimum lease payments. As of December 31, 2014, Jinshang Leasing agreed with the customer that the interest portion would be waived and wrote off the uncollectible interests against the allowance.

The accrual of interest income on leases and loans will be discontinued when the customer becomes ninety days or more past due on its lease or loan payments with the Company, unless the Company believes the investment is otherwise recoverable. Leases and loans may be placed on non-accrual earlier if the Company has significant doubt about the ability of the customer to meet its lease or loan obligations, as evidenced by consistent delinquency, deterioration in the customer’s financial condition or other relevant factors. Payments received while on non-accrual are applied to reduce the Company’s recorded value.

The allowance for credit losses provides coverage for probable and estimable losses in the Company’s investment in direct financial leasing. The allowance recorded is based on a quarterly review. The determination of the appropriate amount of any provision is highly dependent on management’s judgment at that time and takes into consideration all known relevant internal and external factors that may affect the lease receivables, including levels of nonperforming leases, customers financial condition, leased property values and collateral appraisals as well as general economic conditions and credit quality indicators. When the direct finance leases is determined uncollectible, for example, the customer goes bankruptcy, or the Company reaches agreement of debt restructuring with the customer, the direct finance leases would be written off from the investment in direct finance leases.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES (cont.)

As of December 31, 2014 and June 30, 2014, no direct financing lease receivables are past due over 90 days

Credit Quality of Investment in Direct Financial Lease:

The Company performs a quarterly review on the credit quality of investment in direct financial lease, by evaluating a variety of factors, which includes, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated futuredefaults, historical loss experience, leased property values or collateral values, and other economic conditionssuch as the economic trend of the area and the country.In cases where heightened risk is detected in the guarantee business that shows the customer has difficulties in repaying the underlying financing, such as default of interest payment, material changes to the customer’s business, deterioration of financial conditions and cash flow support, WFG would classify the contracts as “abnormal contracts”, otherwise the contracts would be classified as “normal contracts”. For those abnormal contracts, WFG would initiate negotiation with the customer about any improvement or remediation measures including improvement plan for cash flow management, third-party support, extension plans and etc, and implement close supervision on these measures.

The risk classification of direct financing lease receivables is as follows:

	June 30, 2014	June 30, 2013
Normal	28,046,917	30,774,767
Abnormal	917,892	1,008,876
Total	$28,964,809	$31,783,643

NOTE 7. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	Useful life (years)	Salvage Value	June 30, 2014	June 30, 2013
Leasehold improvement	5	3%	$33,992	$31,918
Vehicles	4 – 5	3% – 5%	1,070,849	658,860
Office equipment	3 – 5	3%	115,175	100,383
Electric equipment	2 – 3	3%	44,032	43,860
Less: accumulated depreciation			(345,420)	(138,636)
Property and equipment, net			$918,628	$696,385

Depreciation expense totaled $206,665 and $44,035 for the years ended June 30, 2014 and 2013, respectively.

NOTE 8. OTHER ASSETS

Other assets as of June 30, 2014 and 2013 consisted of:

	June 30, 2014	June 30, 2013
Advanced payment to a third party company	$1,591,814	$1,585,581
Receivable from the lessor for initial investment in direct financing lease	961,585	957,820
Lease receivable from lessee in lease agency transaction	474,295	674
Prepayment for purchasing property and equipment	84,431	—
Other receivables	47,312	22,244
	$3,159,437	$2,566,319

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 8. OTHER ASSETS (cont.)

Receivable from the lessor for initial investment in capital lease represented the portion of unpaid initial investment by the lessor to the equipment provider in the capital lease transaction that Jinshang Leasing acted as lease agent. A corresponding payable to the equipment provider was recorded in other liabilities (see Note 11).

Advanced payment to a third party company represented an amount Jinchen Agriculture paid to a business partner company in the year ended June 30, 2012 when it tried to start the agricultural products import-export business. Jinchen Agriculture didn’t substantially start the business subsequently since the economic environment for the industry was not favorable. Jinchen Agriculture didn’t charge any interest for the advanced payment and the amount was returned to Jinchen Agriculture in December 2014.

NOTE 9. BANK LOAN FOR CAPITAL LEASE BUSINESS

Bank loan as of June 30, 2014 and 2013 represented a loan Jinshang Leasing obtained by factoring the lease payment receivables as the lessor from a capital lease to CITIC Bank, in which CITIC Bank has recourse right to Jinshang Leasing. The loan bears interest at the prime rate based on five-year interest rate released by the People’s Bank of China. The actual interest rates as of June 30, 2014 and 2013 were 6.40%. The term of the loan started from January 26, 2011 with maturity date on June 20, 2015.

Interest expense incurred on the loan for the years ended June 30, 2014 and 2013 were $164,354 and $135,222, respectively.

NOTE 10. UNEARNED INCOME FROM GUARANTEE SERVICES

Donghseng Guarantee receives guarantee commissions in full at the inception and records unearned income before amortizing it throughout the guarantee service life. Unearned income from guarantee services was $7,564,774 and $3,696,825 as of June 30, 2014 and 2013, respectively.

NOTE 11. OTHER LIABILITIES

Other liabilities as of June 30, 2014 and 2013 consisted of:

	June 30, 2014	June 30, 2013
Deposit from direct financing lessees	$2,596,930	$2,069,021
Payable to an equipment provider for initial investment in direct financing lease	961,585	957,820
Lease payable to lessor in lease agency transaction	465,497	—
Accrued payroll	25,131	20,306
Other tax (receivable)/payable	(88,790)	100,256
Short-term loans from other companies	—	3,036,695
Other receivables	31,769	34,080
	$3,992,122	$6,218,178

Short-term loans from other companies as of June 30, 2013 represented loans Dongsheng Guarantee borrowed from other companies for working capital. The loans bear 6% interest rate with term of 1 year or less. All loans were repaid as of June 30, 2014. Interest expense incurred on the loans for the years ended June 30, 2014 and 2013 were $75,427 and $148,993, respectively.

Payable to equipment provider for initial investment in capital lease represented the portion of unpaid initial investment by the lessor to the equipment provider in the capital lease transaction that Jinshang Leasing acted as lease agent. A corresponding receivable from the lessor was recorded in other assets (see Note 8).

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 12. OWNERS’ EQUITY

Owners’ equity as of June 30, 2014 and 2013 consisted of the following:

	June 30, 2014
	Donghseng Guarantee	Jinshang Leasing	Jinchen Agriculture	Total
Paid in capital	$47,657,631	$30,000,000	$8,117,524	$85,775,155
Additional paid-in capital	113,592,427	—	—	113,592,427
Statutory reserve	—	325	—	325
Retained Earnings/(Deficit)	5,891,288	1,547,478	(20,852)	7,417,914
Accumulated other comprehensive income	1,123,625	1,520,764	3,405	2,647,794
	$168,264,971	$33,068,567	$8,100,077	$209,433,615

	June 30, 2013
	Donghseng Guarantee	Jinshang Leasing	Jinchen Agriculture	Total
Paid in capital	$7,085,730	$25,000,000	$1,587,125	$33,672,855
Statutory reserve	—	325	—	325
Retained Earnings/(Deficit)	(611,042)	529,559	(19,508)	(100,991)
Accumulated other comprehensive income	963,671	1,479,397	30,322	2,473,390
	$7,438,359	$27,009,281	$1,597,939	$36,045,579

NOTE 13. OTHER OPERATING EXPENSE

Other operating expense for the years ended June 30, 2014 and 2013 consisted of:

	For the year ended
	June 30, 2014	June 30, 2013
Depreciation	$206,664	$43,768
Travel expenses	264,219	104,919
Conference expenses	108,138	34,001
Interest expenses and bank charge	98,124	149,096
Office expenses	88,621	114,882
Entertainment	57,121	50,911
Transportations	76,270	27,955
Promotions	32,553	5,417
Others	66,101	90,746
Total	$997,811	$621,695

NOTE 14. STATUTORY RESERVE

In accordance with the PRC regulations on enterprises and the articles of association of the Companies, enterprises established in the PRC is required to provide statutory reserve, which is appropriated from net profit as reported in the enterprise’s PRC statutory accounts for the calendar year. Before making any dividend distribution, an enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The statutory reserve can only be used for specific purposes and are not distributable as cash dividends. Dongsheng Guarantee and Jinshang Leasing and Jinchen Agriculture didn’t provide any statutory reserve for the years ended June 30, 2014 and 2013.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 15. EMPLOYEE RETIREMENT BENEFIT

The Companies have made employee benefit contribution in accordance with Chinese relevant regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Companies were $39,206 and $24,463 for the year ended June 30, 2014 and 2013, respectively.

NOTE 16. INCOME TAXES

Effective January 1, 2008, the New Taxation Law of PRC stipulates that domestically owned enterprises and foreign invested enterprises (the “FIEs”) are subject to a uniform tax rate of 25%. While the New Tax Law equalizes the tax rates for FIEs and domestically owned enterprises, preferential tax treatment may continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, regardless of whether these are domestically-owned enterprises or FIEs. The Companies are all subject to 25% income tax rate for the years ended June 30, 2014 and 2013.

The Companies evaluate the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. For the years ended June 30, 2014 and 2013, the Companies had no unrecognized tax benefits.

The Companies do not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. And the Companies will classify interest and penalties related to income tax matters, if any, in income tax expense.

Income tax payable/(receivable) is comprised of:

	June 30, 2014	June 30, 2013
Dongsheng Guarantee	$338,312	$—
Jinshang Leasing	99,871	(167)
	$438,183	$(167)

Income tax payables represented enterprise income tax at a rate of 25% the Companies accrued but not paid as of June 30, 2014. And income tax receivable represented the income tax the Companies over prepaid as of June 30, 2014 and 2013 and will deduct from income tax payable in future years.

The effective tax rate for the years ended June 30, 2014 and 2013 were 20.7% and 24.6%, respectively.

The reconciliation between the effective income tax rate and the PRC statutory income tax rate of 25% is as follows:

	For the year ended
	June 30, 2014	June 30, 2013
PRC statutory tax rate	25.0%	25.0%
Effect of non-deductible expenses	0.1%	0.3%
Effect of non-taxable income	(4.3% )	(0.8)
Others	(0.1% )	0.1%
Effective tax rate	20.7%	24.6%

Deferred tax liability arises from the difference in tax and accounting base of the deductible allowance for guarantee loss and lease payment receivable loss, and the difference in direct financing lease income recognition between PRC tax and U.S. GAAP. As of June 30, 2014 and 2013, the deferred tax liability amounted to $1,217,671 and $476,182, respectively.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 16. INCOME TAXES (cont.)

Deferred tax assets arise from accumulated loss carried forwarded from previous 5 years by Dongsheng Guarantee and Jinshang Leasing. As of June 30, 2014 and 2013, the Companies had net deferred tax assets of $0 and $523,720, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The management considered all available evidence, both positive and negative, in determining the realizability of deferred tax assets at June 30, 2014 and 2013. Management considered carryback availability, the scheduled reversals of deferred tax liabilities, projected future taxable income during the reversal periods, and tax planning strategies in making this assessment. Management also considered recent history of taxable income, trends in the Companies’ earnings and tax rate, positive financial ratios, and the impact of the downturn in the current economic environment (including the impact of credit on allowance and provision for guarantee and direct financing lease losses; and the impact on funding levels) on the Companies. Based upon its assessment, management believes that a valuation allowance was not necessary as of June 30, 2014.

	June 30, 2014	June 30, 2013
Deferred tax assets	$—	$523,720
Deferred tax liabilities	1,217,671	476,182

As of June 30, 2014 and 2013, the Companies intend to permanently reinvest the undistributed earnings to fund future operations.

NOTE 17. RELATED PARTY TRANSACTIONS AND BALANCES

Related party balances

Related party balances as of June 30, 2014 and 2013 consisted of:

	Relationship	June 30, 2014	June 30, 2013
Due from owners
Dongsheng International Investment Group Co., Ltd	100% owner of Dongsheng Guarantee from April 2014 to December 2014	$17,271,887	$—

Dongsheng international investment Ltd (HK)	100% owner of Jinshang Leasing from April 2014 to December 2014	2,212,215	387,173

Wang Hong	Ultimate owner and controller of the Companies	6,497,198	—
		$25,981,300	$387,173

Due to owners
Wang Hong	Ultimate owner and controller of the Companies	$227,402	$485,382

Tian Wenjun	80% owner of Dongsheng Guarantee before October 2008, and 20% from October 2008 to April 2014	151,010	3,753,496

Dongsheng International Investment Group Co., Ltd	100% owner of Dongsheng guarantee from April to December 2014	—	1,352,075
		$378,412	$5,590,952

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 17. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Related party transactions

Related party transactions for the years ended June 30, 2014 and 2013 consisted of:

	For the years ended
	June 30, 2014	June 30, 2013
Amount lent to owners
Dongsheng International Investment Group Co., Ltd	$17,307,590	$—
Dongsheng international investment Ltd (HK)	1,827,290	—
Wang Hong	6,510,628	—
	$25,645,508	$—
Amount repaid from owners
Dongsheng international investment Ltd (HK)	$—	$581,789

Amount repaid to owners
Wang Hong	$260,425	$—
Tian Wenjun	3,624,718	—
Dongsheng International Investment (Beijing) Co., Ltd	1,360,195	—
	$5,245,338	$—
Amount borrowed from owners
Wang Hong	$—	$159,320
Tian Wenjun	—	2,785,540
	$—	$2,944,860

The loans from owners and to owners were all interest free and repayable upon demand. Due from owners were fully repaid before December 31, 2014.

NOTE 18. COMMITMENTS AND CONTINGENCIES

Commitments

Lease Commitments

The Companies leased their principal offices under lease agreements in one year. The following table sets forth the Companies’ contractual obligations as of June 30, 2014 in future periods:

Rental payments
Within 1 year	$161,290
Over 1 year	—
Total	$161,290

Guarantee Commitments

The guarantees will terminate upon payment and/or cancellation of the obligation; however, payments by the Dongsheng Guarantee would be triggered by failure of the guaranteed party to fulfill its obligation covered by the guarantee. Generally, the average guarantee expiration terms ranged within 6 to 12 months.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 18. COMMITMENTS AND CONTINGENCIES (cont.)

Contingencies

Dongsheng Guarantee failed to comply with the Interim Measures for the Administration of Financing Guarantee Companies (“Interim Measures”) promulgated by the Chinese Banking Regulatory Commission, NDRC, the Ministry of Industry and Information Technology, the Ministry of Finance, MOFCOM, the People’s Bank of China and the State Administration for Industry and Commerce, effective March 8, 2010 for guarantee business which require that the balance of the financing guarantee liabilities provided by a financing guarantee company for any single guaranteed party shall not exceed 10% of the net assets of the guarantee company. Dongsheng Guarantee provided guarantee service for loans in excess of 10% of its net assets for two clients during the period from March 2014 to March 2015. In addition, we failed to comply with certain social insurance contributions and Provident Housing Fund requirements under PRC regulations (collectively “Social Benefit Regulations”). Dongsheng Guarantee failed to make social insurance contributions and Provident Housing Fund contributions for some of its employees. As of the latest practicable date, we had not received any notice from any of the relevant government authorities regarding our non-compliance with Interim Measures for our guarantee business and the Social Benefit Regulations. However, the management cannot assure that the relevant regulatory authorities will not impose penalties and/or bring legal action against us retrospectively, which may adversely affect our business and cause a significant penalty payment, which the management is not able to estimate the potential loss amount.

The Companies are not currently party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have material adverse effect on the business, financial condition or results of operations.

The Companies has not recorded any legal contingencies as of June 30, 2014 and 2013.

NOTE 19. SUBSEQUENT EVENTS

Restructuring

Wins Finance Group Limited (“Wins Finance”) is a holding company that was incorporated under the laws of British Virgin Islands on July 27, 2014 by Mr. Wang Hong. On December 2, 2014, through a share exchange agreement, Wins Finance through Full Shine Capital Resources Limited (“Full Shine”), a wholly-owned subsidiary of Wins Finance incorporated in the laws of the Hong Kong Special Administrative Region (the “HKSAR” or “Hong Kong”) acquired 100% of interests of Jinshang Leasing. Since Wins Finance and Full Shine doesn’t have any operations and only a minor amount of nets assets, the share exchange on December 2, 2014 and was controlled by the same group of owners as Jinshang Leasing, Dongsheng Guarantee and Jinchen Agriculture, the share exchange shall be considered as capital transaction in substance, rather than a business combination transaction.

After the completion of the restructuring transactions, the group mainly conducts business through its wholly-owned subsidiaries, Jinshang Leasing and Dongsheng Guarantee.

Agreement and Plan of Reorganization with Sino

On April 24, 2015, Wins entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Sino Mercury Acquisition Corp., a Delaware corporation (“Sino”), Wins Finance Holdings Inc., a Cayman Islands exempted company and wholly owned subsidiary of Sino (“Holdco”) and each of Wits Global Limited, Appelo Limited, Glowing Assets Holdings Limited and Cosmic Expert Limited, each of which are British Virgin Islands international companies and shareholders of Wins that, collectively, own 100% of Wins’ outstanding capital and voting shares (“Wins Shareholders”).  The merger agreement provides for (i) the merger of Sino with and into Holdco, with Holdco being the surviving entity, and (ii) immediately following the merger, the share exchange by the shareholders of Wins of 100% of the ordinary shares of Wins for cash and ordinary shares of Holdco. The merger and share exchange intends to be consummated at the same time. However, from a practical perspective, the documentation required to be filed with respect to the merger will be filed immediately prior to the documentation required to be filed with respect to the share exchange.

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 19. SUBSEQUENT EVENTS (cont.)

Under the merger agreement, upon the consummation of the merger (1) each share of Sino common stock will be exchanged for one ordinary share of Holdco, except that public stockholders shall be entitled to elect instead to receive a pro rata portion of Sino’s trust account, as provided in Sino’s charter documents, and (2) each Sino right will be exchanged for one-tenth of one share of Holdco.

Under the merger agreement, upon consummation of the share exchange, Wins shareholders will receive (1) an amount of cash remaining in Sino’s trust fund after payment of all amounts to public stockholders that exercise their conversion rights, less $5,000,000 (provided that the cash consideration shall not to exceed $25,000,000) and (2) a number of ordinary shares of Holdco equal to $168,000,000 less the cash consideration divided by $10.00. Notwithstanding the foregoing, the Wins shareholders shall have the option to forego receiving any cash consideration and instead receive such consideration in additional ordinary shares of Holdco. If the Wins shareholders were to forego receiving all of the cash consideration, they would receive up to an additional 2,500,000 ordinary shares of Holdco.

The Wins shareholders will not be able to sell any of the ordinary shares of Holdco that they receive as a result of the share exchange until the day preceding the day that is twelve months after the consummation of the transactions (subject to limited exceptions). The restriction on sales will end earlier than such date with respect to 50% of such shares if the closing price of the Holdco ordinary shares exceeds $13.00 per share for any 20 trading days within a 30-trading day period following the consummation of the transactions. Each Wins shareholder will be required to enter into a lock-up agreement to such effect as a condition to exchanging their capital stock of Wins for the Holdco ordinary shares in connection with the share exchange. These lock-up provisions are substantively identical to the restrictions on transfer imposed on the Sino initial stockholders.

To provide a fund for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for breaches of representations and warranties and covenants by Wins and its shareholders and certain other indemnification matters, there will be placed in escrow (with an independent escrow agent) ordinary shares of Holdco equal to 10% of the stock consideration issuable to the Wins shareholders at closing. The aggregate liability for indemnification will not exceed the shares held in escrow. Other than with respect to actual fraud or intentional or willful misrepresentation or omission, Holdco’s rights to indemnification will be its sole remedy with respect to any and all claims for money damages arising out of or relating to the merger agreement.

Sino and Wins plan to complete the transactions promptly after the Sino special meeting, provided that:

•         Sino’s stockholders have approved the merger proposal and charter proposals;

•         Holders of no more than 3,080,100 of Sino’s public shares have exercised their conversion rights;

•         Holdco has received confirmation from Nasdaq that it meets all the requirements for listing on such exchange other than the requirement to have a suffi cient number of round lot holders; and

•         the other conditions specified in the merger agreement have been satisfied or waived.

Sino’s board of directors concluded that the transactions met all of the requirements disclosed in the prospectus for its initial public offering, including that the business of Wins had a fair market value of at least 80% of the balance of the funds in the trust account (exclusive of deferred underwriting commissions and taxes payable) at the time of execution of the merger agreement.

As a result of the transactions, assuming that no stockholders of Sino elect to convert their public shares into cash in connection with the merger as permitted by Sino’s amended and restated certificate of incorporation and the Wins shareholders elect to receive all of the cash consideration, the Wins shareholders will own approximately 71.4% of the ordinary shares of Holdco to be outstanding immediately after the transactions and the former Sino stockholders will own approximately 28.6% of Holdco’s outstanding ordinary shares. If the maximum number of Sino public

JINSHANG INTERNATIONAL FINANCIAL LEASING CO., LTD
SHANXI DONGSHENG FINANCE GUARANTEE CO., LTD
SHANXI JINCHEN AGRICULTURE CO., LTD
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 19. SUBSEQUENT EVENTS (cont.)

shares is converted into cash and the Wins shareholders elect to forego receiving all the cash consideration, such percentages will be approximately 86.3% and 13.7%, respectively.

If the merger proposal is not approved by Sino’s stockholders at the special meeting, neither the charter proposals nor the incentive compensation plan proposal will be presented at the special meeting for a vote.vw

Except the above events, management has considered all events occurring through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2014 have been incorporated into the accompanying combined financial statements, and those requiring disclosure have been fully disclosed in accordance with FASB ASC Topic 855, “Subsequent Events”.

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

SINO MERCURY ACQUISITION CORP.,

WINS FINANCE HOLDINGS INC.,

WINS FINANCE GROUP LIMITED (“COMPANY”)

AND

THE SHAREHOLDERS OF THE COMPANY

DATED AS OF APRIL 24, 2015

TABLE OF CONTENTS

Page

ARTICLE 1.	THE TRANSACTIONS	Annex A-1
1.1	The Merger.	Annex A-1
1.2	The Share Exchange.	Annex A-1
1.3	Effective Time; Closing	Annex A-1
1.4	Effect of the Transactions	Annex A-2
1.5	Governing Documents; Officers and Directors.	Annex A-2
1.6	Conversion of Sino Common Stock in the Merger.	Annex A-2
1.7	Share Exchange.	Annex A-3
1.8	No Fractional Amounts	Annex A-4
1.9	Adjustments.	Annex A-5
1.10	Lost, Stolen or Destroyed Certificates.	Annex A-5
1.11	Escrow.	Annex A-5
1.12	Committee and Representative for Purposes of Escrow Agreement.	Annex A-5
1.13	Sale Restriction	Annex A-6
1.14	Company Shareholder Matters.	Annex A-6
1.15	Taking of Necessary Action; Further Action.	Annex A-6
ARTICLE II.	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY	Annex A-7
2.1	Organization and Qualification.	Annex A-7
2.2	Subsidiaries.	Annex A-7
2.3	Capitalization.	Annex A-8
2.4	Authority Relative to this Agreement.	Annex A-8
2.5	No Conflict; Required Filings and Consents	Annex A-9
2.6	Compliance	Annex A-9
2.7	Financial Statements.	Annex A-9
2.8	No Undisclosed Liabilities.	Annex A-10
2.9	Absence of Certain Changes or Events	Annex A-10
2.10	Litigation.	Annex A-11
2.11	Employee Benefit Plans.	Annex A-11
2.12	Labor Matters.	Annex A-11
2.13	Restrictions on Business Activities	Annex A-12
2.14	Title to Property.	Annex A-12
2.15	Taxes	Annex A-13
2.16	Environmental Matters.	Annex A-13
2.17	Intellectual Property.	Annex A-14
2.18	Agreements, Contracts and Commitments.	Annex A-14
2.19	Insurance.	Annex A-15
2.20	Governmental Actions/Filings	Annex A-15
2.21	Affiliate Transactions	Annex A-16
2.22	No Illegal or Improper Transactions	Annex A-16
2.23	Brokers.	Annex A-16
2.24	Board Approval.	Annex A-16
2.25	Stockholder Approval	Annex A-16
2.26	Representations and Warranties Complete	Annex A-16
2.27	Survival of Representations and Warranties.	Annex A-16
ARTICLE III.	REPRESENTATIONS AND WARRANTIES OF SINO AND HOLDCO	Annex A-16
3.1	Organization and Qualification.	Annex A-16
3.2	Subsidiaries and Other Interests.	Annex A-17

Annex A-i

Page

3.3	Capitalization.	Annex A-17
3.4	Authority Relative to this Agreement.	Annex A-18
3.5	No Conflict; Required Filings and Consents.	Annex A-19
3.6	Compliance	Annex A-19
3.7	SEC Filings; Financial Statements.	Annex A-19
3.8	No Undisclosed Liabilities	Annex A-20
3.9	Absence of Certain Changes or Events	Annex A-20
3.10	Litigation	Annex A-20
3.11	Employee Benefit Plans	Annex A-20
3.12	Labor Matters.	Annex A-21
3.13	Business Activities	Annex A-21
3.14	Title to Property.	Annex A-21
3.15	Taxes. Except as set forth in Schedule 3.15 hereto:	Annex A-21
3.16	Environmental Matters	Annex A-22
3.17	Brokers	Annex A-22
3.18	Intellectual Property.	Annex A-22
3.19	Agreements, Contracts and Commitments.	Annex A-22
3.20	Insurance.	Annex A-22
3.21	Affiliate Transactions.	Annex A-22
3.22	Indebtedness.	Annex A-22
3.23	Listing of Securities	Annex A-22
3.24	Board Approval	Annex A-22
3.25	Trust Fund	Annex A-22
3.26	Governmental Filings.	Annex A-23
3.27	Investment Company Act.	Annex A-23
3.28	Sino Vote Required.	Annex A-23
3.29	Representations and Warranties Complete.	Annex A-23
3.30	Survival of Representations and Warranties.	Annex A-23
ARTICLE IV.	CONDUCT PRIOR TO THE EFFECTIVE TIME	Annex A-24
4.1	Conduct of Business	Annex A-24
ARTICLE V.	ADDITIONAL AGREEMENTS	Annex A-26
5.1	Proxy Statement/Prospectus; Special Meeting.	Annex A-26
5.2	Other Actions.	Annex A-27
5.3	Required Information.	Annex A-28
5.4	Confidentiality; Access to Information.	Annex A-29
5.5	Commercially Reasonable Efforts.	Annex A-29
5.6	Treatment as a Reorganization.	Annex A-30
5.7	No Sino Common Stock Transactions	Annex A-30
5.8	No Claim Against Trust Fund	Annex A-30
5.9	Disclosure of Certain Matters.	Annex A-30
5.10	Nasdaq Listing.	Annex A-30
5.11	Further Actions.	Annex A-30
5.12	No Solicitation	Annex A-30
5.13	Liability Insurance.	Annex A-31
5.14	Insider Loans.	Annex A-31
5.15	Certain Financial Information.	Annex A-31
5.16	Sino Borrowings	Annex A-32

Annex A-ii

Page

5.17	Trust Fund Disbursement. .	Annex A-32
5.18	Section 16 Matters.	Annex A-32
5.19	Employment Agreements	Annex A-32
5.20	Option Plan.	Annex A-32
5.21	Amended and Restated Registration Rights Agreement	Annex A-32
ARTICLE VI.	CONDITIONS TO THE TRANSACTION	Annex A-33
6.1	Conditions to Obligations of Each Party to Effect the Transactions	Annex A-33
6.2	Additional Conditions to Obligations of the Company	Annex A-33
6.3	Additional Conditions to the Obligations of Sino and Holdco	Annex A-34
ARTICLE VII	INDEMNIFICATION.	Annex A-35
7.1	Indemnification.	Annex A-35
7.2	Indemnification of Third Party Claims	Annex A-36
7.3	Insurance Effect	Annex A-37
7.4	Limitations on Indemnification.	Annex A-37
7.5	Exclusive Remedy.	Annex A-37
7.6	Adjustment to Exchange Consideration	Annex A-37
7.7	Representative Capacities; Application of Escrow Shares	Annex A-38
7.8	Mitigation.	Annex A-38
7.9	No Consequential Damages.	Annex A-38
ARTICLE VIII	TERMNIATION.	Annex A-38
8.1	Termination	Annex A-38
8.2	Notice of Termination; Effect of Termination	Annex A-39
8.3	Fees and Expenses.	Annex A-39
ARTICLE IX.	DEFINED TERMS	Annex A-39
9.1	Defined Terms	Annex A-39
9.2	Glossary of Other Defined Terms	Annex A-42
ARTICLE X.	GENERAL PROVISIONS	Annex A-44
10.1	Notices	Annex A-44
10.2	Interpretation.	Annex A-45
10.3	Counterparts; Facsimile Signatures	Annex A-45
10.4	Entire Agreement; Third Party Beneficiaries.	Annex A-45
10.5	Severability	Annex A-45
10.6	Other Remedies; Specific Performance.	Annex A-45
10.7	Governing Law	Annex A-45
10.8	Venue.	Annex A-45
10.9	Rules of Construction.	Annex A-46
10.10	Assignment.	Annex A-46
10.11	Amendment.	Annex A-46
10.12	Extension; Waiver.	Annex A-46
10.13	Currency.	Annex A-46

EXHIBITS
Exhibit A - Memorandum of Association of Surviving Pubco
Exhibit B - Amended and Restated Memorandum and Articles of Association of Company
Exhibit C - Escrow Agreement
Exhibit D - Lock-Up Agreement

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Page

SCHEDULES
Schedule 1.5
Schedule 2 (Company Disclosure Schedule)
Schedule 3 (Sino Disclosure Schedule)
Schedule 4.1
Schedule 5.19
Schedule 6.2(g)
Schedule 6.2(j)
Schedule 6.3(k)
Schedule 9.1(a)
Schedule 9.1(b)

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AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of April 24, 2015, by and among Sino Mercury Acquisition Corp, a Delaware corporation (“Sino”), Wins Finance Holdings Inc., a Cayman Islands exempted company and wholly owned subsidiary of Sino (“Holdco”), Wins Finance Group Limited, a British Virgin Islands international business company (the “Company”), and each of Wits Global Limited, Appelo Limited, Glowing Assets Holdings Limited and Cosmic Expert Limited, each of which are British Virgin Islands international companies and shareholders of the Company that, collectively, own 100% of the Company’s outstanding capital and voting shares (“Company Shareholders”).

RECITALS

A.      Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), the Companies Law (2013 Revision) of the Cayman Islands (the “Companies Law”), the International Business Companies Act of the British Virgin Islands (“IBCA”), and other applicable law, Sino and the Company intend to enter into a business combination transaction by means of (1) a merger of Sino with and into Holdco, with Holdco being the surviving entity (the “Merger”) and (2) immediately following the Merger, an exchange of 100% of the ordinary shares of the Company by the Company Shareholders for ordinary shares of Holdco and cash (which, at the election of the Company Shareholders, may be converted in all or part into additional ordinary shares of Holdco) as provided herein (the “Share Exchange” and, together with the Merger, the “Transactions”).

B.      The board of directors (including any committee or subgroup thereof) of each of Sino, Holdco and the Company has determined that the Transactions are fair to, and in the best interests of, its respective company and shareholders.

C.      Defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

THE TRANSACTIONS

1.1     The Merger. At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and the Companies Law, Sino shall be merged with and into Holdco, the separate corporate existence of Sino shall cease and Holdco shall continue as the surviving corporation in the Merger (“Surviving Pubco”). At the Effective Time, the Merger shall be deemed to occur immediately prior to the Share Exchange.

1.2     The Share Exchange. At the Effective Time and immediately following the consummation of the Merger, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Companies Law and the IBCA, all of the outstanding ordinary shares of the Company shall be exchanged for ordinary shares of Surviving Pubco (“Surviving Pubco Ordinary Shares”) and cash (which, at the election of the Company Shareholders, may be converted in all or part into additional Surviving Pubco Ordinary Shares) as provided herein, and the Company shall become a wholly owned subsidiary of Surviving Pubco.

1.3     Effective Time; Closing. Subject to the terms and conditions of this Agreement, as soon as practicable on or after the Closing Date, the parties hereto shall cause the Transactions to be consummated by filing (a)(i) a certificate of merger (the “Delaware Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and (ii) a plan of merger (the “Plan of Merger” and, together with the Delaware Certificate of Merger, the “Certificates of Merger”) with the Cayman Islands Registrar of Companies in accordance with the applicable provisions of the Companies Law (the time of such filing, or such later time as may be agreed in writing by the Company and Sino and specified in the Plan of Merger being the “Effective Time”); and (b) at the Effective Time, shall cause the consummation of the Share Exchange as provided herein. The consummation of each of the Merger and Share Exchange is conditioned upon the consummation of the other. Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the

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Transactions (the “Closing”), other than the filing of the Certificates of Merger, shall take place at the offices of Graubard Miller, counsel to Sino, 405 Lexington Avenue, New York, New York 10174, at a time and date to be specified by the parties, which shall be no later than the third (3rd) business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by emailed PDF file.

1.4     Effect of the Transactions. At the Effective Time, the effect of the Transactions shall be as provided in this Agreement and the applicable provisions of the DGCL, the Companies Law, the IBCA and other applicable provisions of law (collectively, the “Applicable Law”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) all the issued and outstanding securities of Sino shall be automatically converted into securities of Surviving Pubco as provided in Section 1.6, (b) all the property, rights, privileges, powers and franchises of Sino shall vest in Surviving Pubco, and all debts, liabilities and duties of Sino shall become the debts, liabilities and duties of Surviving Pubco and (c) the Company shall continue its existence as a wholly owned subsidiary of Surviving Pubco.

1.5     Governing Documents; Officers and Directors. At the Effective Time, (a) the Memorandum and Articles of Association of Holdco shall be in the form annexed hereto as Exhibit A and shall become the Memorandum of Association of Surviving Pubco, (b) the Memorandum and Articles of Association of the Company shall be amended and restated in the form annexed hereto as Exhibits B, (c) the board of directors of each of Surviving Pubco and the Company shall consist of the directors identified on Schedule 1.5 hereto and set forth in the Proxy Statement/Prospectus (as defined in Section 5.1), (d) the officers of Surviving Pubco immediately after the Effective Time shall consist of the officers identified on Schedule 1.5 hereto and (e) the officers of the Company immediately after the Effective Time shall consist of the officers identified on Schedule 1.5 hereto.

1.6     Conversion of Sino Common Stock in the Merger.

(a)      Conversion. Subject to the terms and conditions of this Agreement, the following shall occur in the Merger:

(i)       Each share of common stock, par value $0.0001 per share, of Sino issued and outstanding immediately prior to the Effective Time (which, for the avoidance of doubt, excludes any Sino Common Stock whose holder has elected to receive a portion of the proceeds held in Sino’s Trust Fund with respect to such Sino Common Stock as provided for in Sino’s Certificate of Incorporation) (“Sino Common Stock”) will be automatically converted into one Surviving Pubco Ordinary Share and the holders thereof shall cease to have any further rights as holders of Sino Common Stock. Each certificate that evidenced Sino Common Stock immediately prior to the Merger (“Sino Common Certificate”) shall entitle the holder to the applicable number of Surviving Pubco Ordinary Shares into which the Sino Common Stock is convertible according to this Section 1.6(a)(i); provided, however, that each Sino Common Certificate owned by a holder that has validly elected to receive a portion of the proceeds held in Sino’s Trust Fund (as defined in Section 3.25 hereof) shall entitle the holder thereof to receive only such portion of the Trust Account as provided for in Sino’s Certificate of Incorporation.

(ii)      Each right of Sino entitling the holder to automatically receive one-tenth (1/10) of a share of Sino Common Stock upon consummation of the Merger issued and outstanding immediately prior to the Effective Time (“Sino Rights”) will automatically be converted into one-tenth (1/10) of a Surviving Pubco Ordinary Share. Each certificate that evidenced Sino Rights immediately prior to the Merger (“Sino Rights Certificate” and together with the Sino Common Certificates, the “Sino Certificates”) shall entitle the holder to the applicable number of Surviving Pubco Ordinary Shares into which the Sino Rights are convertible according to this Section 1.6(a)(ii).

(iii)     Each share of Sino Common Stock and each Sino Right held by Sino or the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion or payment in respect thereof.

(iv)     Certificates representing Surviving Pubco Ordinary Shares issuable pursuant to Sections 1.6(a)(i) and 1.6(a)(ii) shall be issued to the holders of Sino Certificates upon surrender of the applicable Sino Certificates in the manner provided in Section 1.6(b) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.10).

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(v)      All of Surviving Pubco Ordinary Shares issued to the holders of Sino Common Stock and Sino Rights upon consummation of the Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to the outstanding Sino Common Stock and Sino Rights that were outstanding immediately prior to the Effective Time and there shall be no further registration of transfers on the records of Surviving Pubco of such shares of Sino Common Stock or Sino Rights.

(b)     Exchange Procedures.

(i)       Prior to the Effective Time, Surviving Pubco shall appoint Continental Stock Transfer & Trust Company (“Continental”), as agent (the “Exchange Agent”), for the purpose of exchanging Surviving Pubco Ordinary Shares for Sino Common Stock and Sino Rights. Upon surrender of the Sino Certificates and delivery of a duly executed letter of transmittal to the Exchange Agent, the holders of such Sino Certificates shall receive in exchange therefor certificates representing Surviving Pubco Ordinary Shares (“Surviving Pubco Certificates”) into which their shares of Sino Common Stock and Sino Rights shall be converted at the Effective Time and the Sino Certificates so surrendered shall forthwith be canceled. Surviving Pubco shall make available to the Exchange Agent, as necessary, Surviving Pubco Certificates to be paid in respect of the Sino Certificates surrendered. Until so surrendered, outstanding Sino Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the merger consideration to which the holder thereof is entitled pursuant to Sections 1.6(a)(i) and 1.6(a)(ii).

(ii)      If certificates representing Surviving Pubco Ordinary Shares are to be issued in a name other than that in which the Sino Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Sino Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer, accompanied by an instrument of transfer that is reasonably satisfactory to Surviving Pubco and that the persons requesting such exchange will have paid to Surviving Pubco, or any agent designated by it, any transfer or other taxes required by reason of the issuance of certificates representing Surviving Pubco Ordinary Shares in any name other than that of the registered holder of the Sino Certificates so surrendered, or established to the satisfaction of Surviving Pubco or any agent designated by it that such tax has been paid or is not payable.

1.7     Share Exchange.

(a)      Exchange. All of the ordinary shares of the Company (“Company Ordinary Shares”) issued and outstanding immediately prior to the Effective Time shall be exchanged at the Effective Time into the right of the holders thereof to receive an aggregate of:

(i)       An amount of cash to be paid at the Closing (“Cash Consideration”) to the bank account(s) designated by each Company Shareholder equal to (a) the cash remaining in Sino’s Trust Fund (as defined in Section 3.25) after giving effect to the payments required to the shareholders of Sino who elect to have their shares converted to cash in accordance with the provisions of Sino’s Charter Documents less (b) $5,000,000; provided, however, that the Cash Consideration shall not exceed $25,000,000 in the aggregate; and

(ii)      A number of Surviving Pubco Ordinary Shares to be issued at the Closing in the names directed by each Company Shareholder determined by dividing (1) $168,000,000 less the Cash Consideration (including any Converted Cash Consideration (as defined in the paragraph below)) by (2) the Surviving Pubco Redemption Share Price (“Stock Consideration”).

Notwithstanding anything to the contrary, each Company Shareholder may elect by written notice delivered to Sino at least two business days prior to the Closing to convert all or a portion of the Cash Consideration otherwise payable to it (the “Converted Cash Consideration”) into that number of Surviving Pubco Ordinary Shares (the “Additional Stock Consideration”) determined by dividing the Converted Cash Consideration by the Surviving Pubco Redemption Share Price.

The Cash Consideration (not including any Converted Cash Consideration) and the Stock Consideration (including any Additional Stock Consideration) are referred to herein together as the “Exchange Consideration.”

(b)     Determination of Amounts. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Share Exchange and this Agreement and without any action on the part of Surviving Pubco, Sino, the Company or the Company Shareholders, each Company Ordinary Share issued and outstanding

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immediately prior to the Effective Time will be canceled and the rights pertaining thereto will be automatically converted into the right to receive the following portions of the Exchange Consideration:

(i)       The amount of Cash Consideration to be paid divided by the Company Ordinary Share Number, as same may be adjusted downward for any Converted Cash Consideration; and

(ii)      The number of Surviving Pubco Ordinary Shares to be issued as Stock Consideration divided by the Company Ordinary Share Number, as same may be adjusted upward for any Additional Stock Consideration.

(c)      Surrender of Company Certificates. Subject to Section 1.11, the Exchange Consideration shall be paid and issued to the holders of certificates representing the Company Ordinary Shares (the “Company Certificates”) upon surrender of their respective Company Certificates in the manner provided in Section 1.7(f) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.10, or in the case of an uncertificated share, by delivery of a copy of the register of members of the Company indicating such holder as entitled to the shares).

(d)     Cancellation of Treasury and Sino-Owned Shares. Each Company Ordinary Share held by Sino or owned by the Company or any direct or indirect wholly owned subsidiary of Sino or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(e)      No Further Ownership Rights in Company Ordinary Shares. All the Cash Consideration and Surviving Pubco Ordinary Shares issued to the holders of Company Ordinary Shares upon consummation of the Share Exchange shall be deemed to have been issued in full satisfaction of all rights pertaining to the outstanding Company Ordinary Shares and there shall be no further registration of transfers on the records of the Company of the Company Ordinary Shares that were outstanding immediately prior to the Effective Time.

(f)      Exchange Procedures.

(i)       At the Effective Time, the holders of Company Ordinary Shares will surrender their Company Certificates representing all of the outstanding Company Ordinary Shares to Surviving Pubco for cancellation together with any related documentation reasonably requested by Surviving Pubco in connection therewith. After the Effective Time, each outstanding Company Certificate will be deemed for all corporate purposes to evidence only the right to receive the applicable portion of the Exchange Consideration in accordance with the provisions of this Article I.

(ii)      Any cash and Surviving Pubco Ordinary Shares comprising the Exchange Consideration shall be issued to the holders of Company Ordinary Shares upon surrender of the Company Certificates as provided for herein or otherwise agreed by the parties. Upon surrender to Surviving Pubco of the Company Certificates (or affidavits of loss in lieu thereof as provided in Section 1.10, below) for cancellation, Surviving Pubco shall pay and issue, or cause to be paid and issued, to each holder of the Company Certificates such holder’s allocable portion of the cash and Surviving Pubco Ordinary Shares comprising the Exchange Consideration (subject to a portion of Surviving Pubco Ordinary Shares being held in escrow pursuant to Section 1.11 below), for which their Company Ordinary Shares are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.7(f)(iii), and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the allocable portion of the Exchange Consideration pursuant to this Section 1.7.

(iii)     No dividends or other distributions declared or made with respect to Surviving Pubco Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificates with respect to the shares of Surviving Pubco Ordinary Shares represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Certificate in accordance with this Section 1.7(f).

1.8     No Fractional Amounts. No fraction of a Surviving Pubco Ordinary Share will be issued by virtue of the Transactions, and each Person who would otherwise be entitled to a fraction of a Surviving Pubco Ordinary Share (after aggregating all fractional Surviving Pubco Ordinary Shares that otherwise would be received by such holder) shall receive, in lieu of such fractional share, an amount in cash without interest determined by multiplying

Annex A-4

the Surviving Pubco Redemption Share Price by the fraction of a Surviving Pubco Ordinary Share to which such holder would otherwise have been entitled. The Cash Consideration payable to any holder of Company Ordinary Shares by virtue of the Share Exchange shall be rounded up or down to the nearest cent.

1.9     Adjustments. The number of Surviving Pubco Ordinary Shares that Company Shareholders are entitled to be issued as a result of the Share Exchange and the Surviving Pubco Redemption Share Price set forth in Section 1.7(a)(ii) shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Sino Common Stock), cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Sino Common Stock occurring on or after the date hereof and prior to the Effective Time.

1.10  Lost, Stolen or Destroyed Certificates. In the event that any Sino Certificates or Company Certificates shall have been lost, stolen or destroyed, Surviving Pubco shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the certificates representing Surviving Pubco Ordinary Shares that the shares of Sino Common Stock and Sino Rights or Company Ordinary Shares formerly represented by such lost certificates were converted into as a result of the Transactions; provided, however, that as a condition precedent to the issuance of such Surviving Pubco Ordinary Shares and other distributions, the owner of such lost, stolen or destroyed certificates shall indemnify Surviving Pubco against any claim that may be made against Surviving Pubco with respect to the certificates alleged to have been lost, stolen or destroyed.

1.11  Escrow. As the sole remedy for the indemnification obligations set forth in Article VII of this Agreement, 10% of the Surviving Pubco Ordinary Shares to be issued in the Share Exchange (the “Escrow Shares”), without giving effect to any Additional Stock Consideration, shall be deposited in escrow (the “Escrow Account”), which shall be allocated between the Company Shareholders in the same proportion as their proportionate share of the total Company Ordinary Shares outstanding immediately prior to the Effective Time, all in accordance with the terms and conditions of the escrow agreement to be entered into at the Closing between Surviving Pubco, the Representative and Continental (or such other Person as may be agreed by Surviving Pubco and the Representative), as escrow agent (“Escrow Agent”), substantially in the form of Exhibit C hereto (the “Escrow Agreement”). The Escrow Agreement shall provide that on the earlier of (a) the 30th day after the date Sino has filed with the SEC its Annual Report for the year ending December 31, 2016 and (b) March 31, 2017 (the “Escrow Release Date”), the Escrow Agent shall release all Escrow Shares then remaining in escrow, less that portion of the Escrow Shares applied or reserved with respect to Escrow Claims. Any Escrow Shares that continue to be held after the Escrow Release Date with respect to any unresolved Escrow Claim shall be delivered to the recipients in the same proportions as originally deposited into escrow, promptly upon such resolution, subject to reduction, if any, for the indemnification obligation associated with such resolved Escrow Claim.

1.12  Committee and Representative for Purposes of Escrow Agreement.

(a)      Committee. Prior to the Closing, the board of directors of Sino shall appoint a committee consisting of one or more of its then members to act on behalf of Surviving Pubco to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding Surviving Pubco’ s right to indemnification pursuant to Article VII hereof. In the event of a vacancy in such committee, the board of directors of Sino or, after the consummation of the Transaction, the board of directors of Surviving Pubco shall appoint as a successor a Person who was a director of Sino prior to the Closing Date or some other Person who would qualify as an “independent” director of Surviving Pubco and who has not had a material relationship with the Company prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VII hereof and the Escrow Agreement.

(b)     Representative. The Company hereby designates Junfeng Zhao (the “Representative”) to represent the interests of the Company Shareholders for purposes of the Escrow Agreement, giving consents and approvals hereunder and making those determinations hereunder that are specifically reserved to the Representative by the terms hereof. If such Person ceases to serve in such capacity, for any reason, those members of the board of directors of Surviving Pubco who were members of the board of directors of the Company prior to the Closing shall appoint as successor a Person who was a former director of the Company or such other Person as such members shall designate. Such Person or successor is intended to be the “Representative” referred to in Article VII hereof and the Escrow Agreement.

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1.13  Sale Restriction. Each Surviving Pubco Ordinary Share issued to holders of Company Ordinary Shares as part of the Exchange Consideration shall be subject to certain transfer restrictions, in accordance with the terms of the twelve-month Lock-Up Agreement (the “Lock-Up Agreement”) in the form of Exhibit D annexed hereto to be executed and delivered to Sino by the holders of the Company Ordinary Shares. Certificates representing Surviving Pubco Ordinary Shares issued as a result of the Share Exchange shall bear a prominent legend to such effect.

1.14  Company Shareholder Matters.

(a)      By its execution of this Agreement, each Company Shareholder, in its capacity as a shareholder of the Company, hereby approves and adopts this Agreement and authorizes the Company, its directors and officers to take all actions necessary for the consummation of the Merger, Share Exchange and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the irrevocable written consent of the Company Shareholders for purposes of the IBCA (“Written Consent”).

(b)     Each Company Shareholder, for itself only, represents and warrants as follows: (i) all Surviving Pubco Ordinary Shares to be acquired by such Company Shareholder pursuant to this Agreement will be acquired for its account and not with a view towards distribution thereof; (ii) it understands that it must bear the economic risk of the investment in Surviving Pubco Ordinary Shares, which cannot be sold by it unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) it has had both the opportunity to ask questions and receive answers from the officers and directors of Sino and Holdco and all persons acting on Sino’s and Holdco’s behalf concerning the business and operations of Sino and Holdco and to obtain any additional information to the extent Sino or Holdco possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; (iv) it has had access to the Sino SEC Reports filed prior to the date of this Agreement, (v) it is either (A) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act or (B) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Sino; and (vi) it understands that the certificates representing Surviving Pubco Ordinary Shares to be received by it may bear legends to the effect that Surviving Pubco Ordinary Shares may not be transferred except upon compliance with (1) the registration requirements of the Securities Act (or an exemption therefrom) and (2) the provisions of this Agreement. Each Company Shareholder that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of this Section 1.15(b).

(c)      Each Company Shareholder, for itself, represents and warrants that the execution and delivery of this Agreement by such Company Shareholder does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 9.1) on such Company Shareholder or the Company or, after the Closing, Surviving Pubco, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

(d)     Each Company Shareholder for itself represents that (i) it is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D of the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3); and (ii) it owns the Company Ordinary Shares listed on Schedule 2.3(a) as being owned by it free and clear of all Liens and has not granted to any other Person any options or other rights to buy such securities, nor has it granted any interest in such securities to any Person of any nature.

1.15  Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and the Transactions, the then current officers and directors of Sino or Surviving Pubco (as the case may be) and the Company Shareholders shall take all such lawful and necessary action.

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ARTICLE II.

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Sino and Holdco as follows:

2.1     Organization and Qualification.

(a)      The Company is an international business company duly formed, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite Company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and proposed to be conducted.

(b)     The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Complete and correct copies of the memorandum and articles of association or certificate of incorporation and bylaws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore made available to Sino or Sino’s counsel. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(c)      The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1.

(d)     Except as set forth on Schedule 2.1, the minute books of the Company contain true, complete and accurate records of all written minutes for meetings and written consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders (“Corporate Records”) since the time of the Company’s formation. Copies of such Corporate Records of the Company have been made available to Sino or Sino’s counsel.

(e)      Except as set forth on Schedule 2.1, the share capital transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the share capital and other securities of the Company since the time of the Company’s formation. Copies of such records of the Company have been made available to Sino or Sino’s counsel.

2.2     Subsidiaries.

(a)      The Company has no direct or indirect subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 2.2 hereto (the “Subsidiaries”). Except as set forth in Schedule 2.2 hereto, the Company owns, directly or indirectly, all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens. Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)     Each Subsidiary is duly organized and formed, validly existing and in good standing under the laws of its jurisdiction of formation or organization (as listed in Schedule 2.2) and has the requisite corporate or company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate

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the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Sino or Sino’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c)      Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d)     Except as set forth on Schedule 2.2, the minute books of each Subsidiary contain true, complete and accurate records of all written minutes for meetings and written consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders. Copies of the Corporate Records of each Subsidiary have been heretofore made available to Sino or Sino’s counsel.

2.3     Capitalization.

(a)      The authorized capital of the Company consists of 35,000,000 Company Ordinary Shares, of which 30,000,100 Company Ordinary Shares are issued and outstanding as of the date of this Agreement, all of which shares are validly issued, fully paid and nonassessable. Other than Company Ordinary Shares, the Company has no class or series of securities authorized by its Charter Documents. Schedule 2.3(a) hereto contains a list of all of the shareholders of the Company, the number of Company Ordinary Shares owned, or to be owned at the time of the Closing, by each shareholder and each shareholder’s primarily residential address. All outstanding Company Ordinary Shares have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other Applicable Laws and regulations, and (y) all requirements set forth in any applicable Material Company Contracts.

(b)     There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any share capital, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c)      Except as set forth in Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti take over plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(d)     Except as set forth in Schedule 2.3(d) hereto, no outstanding Company Ordinary Shares are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

(e)      The authorized and outstanding share capital or membership interests of each Subsidiary are set forth in Schedule 2.3(e) hereto. Except as set forth in Schedule 2.3(e) hereto, the Company owns all of the outstanding equity securities of each Subsidiary, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities of any Subsidiary.

(f)      Except as provided for in this Agreement or as set forth in Schedule 2.3(f), as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise will be triggered (whether as to vesting, exercisability, convertibility or otherwise).

2.4     Authority Relative to this Agreement. The Company has all necessary company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions

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contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary company action on the part of the Company (including the approval by its board of directors, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI, and the approval of shareholders by the Written Consent) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to Applicable Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The action by Written Consent of the Company Shareholders of the Company to approve and adopt this Agreement and the transactions contemplated hereby is the only consent or approval by, or vote of, the holders of any class or series of share capital of the Company necessary for the Company to adopt this Agreement and the transactions contemplated hereby.

2.5     No Conflict; Required Filings and Consents. Except as set forth in Schedule 2.5 hereto:

(a)      The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company pursuant to, any Material Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Material Company Contract, including any “change in control” or similar provision of any Material Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(b)     The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any Approval from, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act and the Exchange Act, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) the Approvals described in Schedule 2.5 hereto, and (iii) where the failure to obtain such Approvals, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or, after the Closing, Sino or Surviving Pubco, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6     Compliance. Except as disclosed in Schedule 2.6 hereto, since its inception, the Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company is not in default or violation of any term, condition or provision of any applicable Charter Documents. Except as set forth in Schedule 2.6 hereto, since its inception no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no Knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.7     Financial Statements.

(a)      The Company has provided to Sino a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of the Company for the fiscal years ended June 30, 2014 and June 30, 2013 (the “Audited Financial Statements”). The Audited Financial Statements were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be

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indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)     The Company has provided to Sino a correct and complete copy of the unaudited consolidated financial statements of the Company for the six-month period ended December 31, 2014 (including any notes related thereto) (the “Unaudited Financial Statements”). The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved and in a manner consistent with the preparation of the Audited Financial Statements, and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements are subject to normal audit adjustments that are not expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and do not include all footnotes.

(c)      Except as set forth in Schedule 2.7 hereto, the books of account, minute books, share certificate books and share transfer ledgers and other similar books and records of the Company have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d)     Except as otherwise noted in the Audited Financial Statements or the Unaudited Financial Statements, the accounts and notes receivable of the Company reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein other than possible back charges which to the Company’s knowledge do not exist at this time, which back charges, to the Company’s knowledge, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company. No financial statements other than those of the Company and its Subsidiaries are required by U.S. GAAP to be included in the consolidated financial statements of Sino.

(e)      Neither the Company nor any of its Subsidiaries or any of the Company Shareholders, or any director or officer of the Company, any of its Subsidiaries or any of the Company Shareholders, or to the Knowledge of the Company or any Company Shareholder, any auditor or accountant of the Company, any of its Subsidiaries or any of the Company Shareholders has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company, any of its Subsidiaries or any of the Company Shareholders has engaged in questionable accounting or auditing practices.

2.8     No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, the Company and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries, except: (i) liabilities provided for in, reserved against or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements, (ii) such liabilities arising in the ordinary course of the Company’s business, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or (iii) liabilities incurred in connection with the transactions contemplated by this Agreement.

2.9     Absence of Certain Changes or Events. Except as set forth in Schedule 2.9 hereto, between January 1, 2015 and the date of this Agreement, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or

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any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company, (viii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, or (ix) any circumstance, action or activity which, if taken by the Company and its Subsidiaries after the date hereof, would require the consent of Sino under Section 4.1.

2.10  Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions, litigations, arbitrations, hearings, inquiries, audits, examinations, investigations or proceedings pending or, to the Knowledge of the Company or any Company Shareholder, threatened against the Company, any of its Subsidiaries or any of the Company Shareholders or any of their respective officers or directors in such capacity. None of the Company, any Subsidiary or any Company Shareholder or to their Knowledge, any of officers or directors of the Company, any Subsidiary or any Company Shareholder in such capacity, is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Entity.

2.11  Employee Benefit Plans.

(a)      Schedule 2.11(a) lists all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company or any of its Subsidiaries, with respect to which the Company has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all Applicable Law, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company or any of its Subsidiaries. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the Knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to any Plan. To the Knowledge of the Company, all contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued.

(b)     Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of the Company and its Subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.12  Labor Matters.

(a)      Except as set forth on Schedule 2.12, the Company and its Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and its Subsidiaries nor, to the Company’s Knowledge, are there any activities or proceedings of any labor union to organize any such employees. There are no pending grievance or similar proceedings involving the Company and its Subsidiaries and any of its employees subject to a collective bargaining agreement or other labor union contract.

(b)     Except as provided for in the collective bargaining agreements and labor union contracts set forth on Schedule 2.12, (i) each employee and consultant of the Company and its Subsidiaries is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement, but in any event not more than ninety (90) days, and (ii) there are no agreements or understandings between the Company and its Subsidiaries and any of their employees or consultants that their employment or services will be for any particular period. To the

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Knowledge of the Company none of its officers or key employees intends to terminate his or her employment with the Company or any of its Subsidiaries. The Company and any of its Subsidiaries are in compliance in all material respects and, to the Knowledge of the Company, each of the Company’s and its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company or its Subsidiaries and such individuals. Except as otherwise disclosed in Schedule 2.12, there are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company or its Subsidiaries and any employees or consultants of the Company or its Subsidiaries that have not been documented as part of the formal written agreements between any such individuals and the Company or its Subsidiaries that have been made available to Sino.

(c)      The Company and its Subsidiaries are in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. The Company’s and its Subsidiaries’ obligations to provide statutory severance pay to their employees are fully funded or accrued on the Unaudited Financial Statements and to the Knowledge of the Company there are no circumstances that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company and its Subsidiaries do not have any outstanding obligation to make any such deduction, transfer, withholding or payment. Except as set forth in Schedule 2.12, there are no pending, or to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company or any of its Subsidiaries by any employee in connection with such employee’s employment or termination of employment by the Company or any of its Subsidiaries.

(d)     No employee or former employee of the Company or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

2.13  Restrictions on Business Activities. Except as disclosed in Schedule 2.13 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its Subsidiaries or their assets or to which the Company or its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its Subsidiaries, any acquisition of property by the Company or its Subsidiaries or the conduct of business by the Company or its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.14  Title to Property.

(a)      All real property owned by the Company and its Subsidiaries is listed on Schedule 2.14(a) hereto. The Company and its Subsidiaries have good, valid and marketable fee simple title to the real property respectively owned by each such entity, and except as set forth in the Audited Financial Statements or on Schedule 2.14(a) hereto, all of such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Permitted Liens. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which the Company and its Subsidiaries have a right to acquire or the obligation to sell any interest in real property.

(b)     Schedule 2.14(b) hereto contains a list of all leases of real property held by the Company and its Subsidiaries. All leases pursuant to which the Company and/or its Subsidiaries lease from others material real property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or its Subsidiaries or, to the Company’s Knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default).

(c)      The Company and its Subsidiaries are in possession of, or have valid and effective rights to, all material properties, assets and rights (including Intellectual Property) required, in all material respects for the

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effective conduct of its business, as it is currently operated, in the ordinary course, free and clear of all Liens, except for Liens disclosed in the Audited Financial Statements, Permitted Liens or in Schedule 2.14(c) hereto.

2.15  Taxes. Except as set forth in Schedule 2.15 hereto:

(a)      The Company and its Subsidiaries have timely filed all Tax Returns required to be filed by the Company or its Subsidiaries with any Tax authority prior to the date hereof. All such Tax Returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all Taxes shown to be due and payable on such Tax Returns.

(b)     All Taxes that the Company and its Subsidiaries are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)      The Company and its Subsidiaries have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or its Subsidiaries, nor have the Company or its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company and its Subsidiaries have complied with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(d)     No audit or other examination of any Tax Return of the Company and its Subsidiaries by any Tax authority is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination.

(e)      No adjustment relating to any Tax Returns filed by the Company or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Subsidiary or any representative thereof.

(f)      The Company and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

(g)     Neither the Company nor any Subsidiary is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract or otherwise.

2.16  Environmental Matters.

(a)      Except as disclosed in Schedule 2.16(a) hereto: (i) the Company and/or its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently operated or being constructed by the Company or its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures), including properties owned or leased by third parties upon which the Company and/or its Subsidiaries have performed or are performing services or other operations, are not contaminated with any Hazardous Substances as a result of the actions or omissions of the Company and its Subsidiaries; (iii) the properties formerly owned, operated or constructed by the Company and/or its Subsidiaries, including properties owned or leased by third parties upon which the Company and/or its Subsidiaries performed services or other operations, were not contaminated with Hazardous Substances by the Company and/or its Subsidiaries during the period of ownership, operation or construction by the Company or its Subsidiaries or, to the Company’s Knowledge, during any prior period; (iv) the Company and/or its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) neither the Company nor its Subsidiaries have received any notice, demand, letter, claim or request for information alleging that the Company and/or its Subsidiaries may be in violation of or liable under any Environmental Law; and (vi) the

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Company and/or its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b)     Schedule 2.16(b) sets forth all environmental studies and investigations completed within the last five (5) years or in process with respect to the Company and/or its Subsidiaries or their respective properties, assets or operation. All such written reports and material documentation relating to any such study or investigation have been made available to Sino.

2.17  Intellectual Property.

(a)      Schedule 2.17 hereto contains a description of all material Registered Intellectual Property of the Company and its Subsidiaries.

(b)     Except as disclosed in Schedule 2.17 hereto, no Company Intellectual Property is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(c)      Except as disclosed in Schedule 2.17 hereto, the Company and its Subsidiaries own and have good and exclusive title to each material item of Company Intellectual Property owned by them free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business and Permitted Liens); and the Company and its Subsidiaries are the exclusive owners of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of the Company and its Subsidiaries including the sale of any products or the provision of any services by the Company and its Subsidiaries.

(d)     The operation of the business of the Company and its Subsidiaries as such business currently is conducted, including the Company’s and its Subsidiaries’ use of any product, device or process, does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction in any material respect and the Company and its Subsidiaries have not received any claims or to the Knowledge of the Company, threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

2.18  Agreements, Contracts and Commitments.

(a)      Schedule 2.18 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, and other similar understandings, commitments and obligations (including outstanding offers and proposals) of any kind to which the Company or any of its Subsidiaries is a party or by or to which any of the material properties or assets of the Company or any of its Subsidiaries may be bound, subject or affected (including notes or other instruments payable to the Company or any of its Subsidiaries) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (A) that would be required to be included as an exhibit to a registration statement with the Securities and Exchange Commission (“SEC”) if the Company had a class of equity securities registered under Section 12(b) or 12(g) of the Exchange Act, (B) providing for payments (present or future) to the Company or any of its Subsidiaries in excess of $2,000,000 in the aggregate or (C) under or in respect of which the Company or any of its Subsidiaries presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $2,000,000, (y) each Company Contract that otherwise is or could reasonably be material to the businesses, operations, assets, or condition (financial or otherwise) of the Company and its Subsidiaries, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Company Contracts:

(i)       any Contract for or relating to any borrowing of money by or from the Company or any of its Subsidiaries and by or to any officer, director, employee or shareholder of the Company or any of its Subsidiaries (“Insider”);

(ii)      any Contract for or relating to any borrowing of money from an Insider by the Company;

(iii)     any guaranty, direct or indirect, by the Company, a Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding same made in the ordinary course of the Company’s business;

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(iv)     any Contract of employment or management;

(v)      any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or any of its Subsidiaries or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company or any of its Subsidiaries;

(vi)     any Contract providing for the obligation to register any share capital or other securities of the Company or any of its Subsidiaries with any Governmental Entity;

(vii)    any Contract providing for the obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or shares of other Persons;

(viii)   any collective bargaining agreement with any labor union;

(ix)     any lease or similar arrangement for the use by the Company or any of its Subsidiaries of real property or personal property where the annual lease payments are greater than $1,000,000, other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business;

(x)      any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

(xi)     any Contract to which any Insider of the Company or any of its Subsidiaries, or any entity owned or controlled by an Insider, is a party.

(b)     Each Material Company Contract was entered into in the ordinary course, is in full force and effect and, to the Company’s Knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been made available to Sino or Sino’s counsel.

(c)      Except as set forth in Schedule 2.18, neither the Company nor, to the best of the Company’s Knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract, and no party to any Material Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.19  Insurance. Schedule 2.19 sets forth the Company’s and its Subsidiaries’ insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The insurances provided by such Insurance Policies are adequate in amount and scope for the Company’s and its Subsidiaries’ business and operations, including any insurance required to be maintained by Company Contracts.

2.20  Governmental Actions/Filings. The Company and its Subsidiaries have been granted and hold, and have made, all Governmental Actions/Filings necessary to the conduct by the Company and its Subsidiaries of their business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company and its Subsidiaries except for any thereof that if not granted, held or made, would not have, individually or in the aggregate, a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole. Each such Governmental Action/Filing is in full force and effect and will be renewed in the ordinary course of the Company’s business and the Company and its Subsidiaries are in substantial compliance with all of their obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company or any of its Subsidiaries taken as a whole. No Governmental Action/Filing is necessary to be obtained, secured or made by the Company or any of its Subsidiaries to enable any of them to continue to conduct its business and operations and use its properties after the Closing in a manner that is consistent with current practice except for any of such that, if not obtained, secured or

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made, would not, either individually or in the aggregate, have a Material Adverse Effect upon the Company or any of its Subsidiaries taken as a whole.

2.21  Affiliate Transactions. Except as set forth in Schedule 2.21 hereto, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries, (iii) for other employee benefits made generally available to all employees or (iv) with respect to any Person’s ownership of membership interests, share capital or other securities of the Company or any of its Subsidiaries or such Person’s employment with the Company or any of its Subsidiaries, there are no Contracts under which there are any material existing or future liabilities or obligations between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any present or former Insider of either the Company or any of its Subsidiaries or a member of his or her immediate family (each a “Company Affiliate Transaction”).

2.22  No Illegal or Improper Transactions. Since January 1, 2010, neither the Company nor any of its Subsidiaries nor any officer, director, employee, agent or Affiliate of the Company or its Subsidiaries on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company or any of its Subsidiaries, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any manner which is in violation of Applicable Law. To the Company’s Knowledge, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law by the Company or its Subsidiaries.

2.23  Brokers. Except as set forth in Schedule 2.23, neither any Company nor the Company Shareholders has incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Except as disclosed in Schedule 2.23 hereto, no ordinary shares, options, warrants or other securities of the Company are payable to any third party by the as a result of the Transactions.

2.24  Board Approval. The board of directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transactions and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Transactions are in the best interests of the shareholders of the Company.

2.25  Stockholder Approval. The Company Ordinary Shares owned by the Company Stockholders constitute, in the aggregate, the requisite amount of shares necessary for the adoption of this Agreement and the approval of the Transactions by the stockholders of the Company in accordance with Applicable Law.

2.26  Representations and Warranties Complete. Except for the representations and warranties contained in Article III, the Company acknowledges that neither Sino nor any other Person on behalf of Sino or any of its Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Sino or with respect to any other information provided to the Company and Sino disclaims any such representation or warranty. Neither Sino nor any other Person will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution to the Company, or its use of, any such information.

2.27  Survival of Representations and Warranties. The representations and warranties of the Company and its Subsidiaries set forth in this Agreement shall survive the Closing as set forth in Section 7.4(a).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SINO AND HOLDCO

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Sino Disclosure Schedule”), Sino and Holdco jointly and severally represent and warrant to the Company as follows:

3.1     Organization and Qualification.

(a)      Sino is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Sino to be conducted. Sino

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is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Sino to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sino. Complete and correct copies of the Charter Documents of Sino, as amended and currently in effect, have been heretofore delivered to the Company or the Company’s counsel. Sino is not in violation of any of the provisions of Sino’s Charter Documents.

(b)     Sino is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sino.

3.2     Subsidiaries and Other Interests.

(a)      Sino has no subsidiaries, except for Holdco. Except for Holdco, Sino does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and Sino has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)     Except for Holdco, Sino does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short term investment securities).

(c)      Holdco is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Holdco to be conducted. Holdco is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Holdco to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdco. Complete and correct copies of the Charter Documents of the Holdco, as amended and currently in effect, have been heretofore delivered to the Company or the Company’s counsel. Holdco is not in violation of any of the provisions of its Charter Documents.

(d)     Holdco is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdco. Each jurisdiction in which each the Holdco is so qualified or licensed is listed in Schedule 3.2.

(e)      Holdco has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Holdco does not have any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement

3.3     Capitalization.

(a)      As of the date of this Agreement, the authorized share capital of Sino consists of 25,000,000 Sino Common Stock and 1,000,000 preferred shares, par value $0.0001 per share (“Sino Preferred Shares”), of which 5,310,125 Sino Common Stock and no Sino Preferred Shares are issued and outstanding. Except as set forth in Schedule 3.3(a), all of such securities are validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal created by statute, the Charter Documents of Sino or any agreement to which Sino is a party or by which it is bound, and free of any Liens other than Permitted Liens or under applicable federal or state securities or “blue sky” laws. Except as set forth in Schedule 3.3(a), Sino has no outstanding bonds, debentures,

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notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of Sino on any matter.

(b)     Except for the Sino Rights and as further described on Schedule 3.3(b), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, share appreciation rights or similar derivative securities or instruments or commitments which obligate Sino to issue, transfer or sell any Sino Common Stock or Sino Preferred Shares or make any payments in lieu thereof. Other than as set forth in Schedule 3.3(b), there are no agreements or understandings to which Sino is a party with respect to the voting of any Sino Common Stock or Sino Preferred Shares or which restrict the transfer of any such shares, nor does Sino have Knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Other than as set forth in Schedule 3.3(b), there are no outstanding contractual obligations of Sino to repurchase, redeem or otherwise acquire any Sino Common Stock or any other securities of Sino. Other than with respect to the Sino Rights and as set forth in Schedule 3.3(b), no Sino Common Stock or Sino Preferred Shares are reserved for issuance upon the exercise of outstanding options to purchase Sino Common Stock or Sino Preferred Shares granted to employees of Sino or other parties (“Sino Options”) and there are no outstanding Sino Options. Other than as set forth in Schedule 3.3(b), no Sino Common Stock or Sino Preferred Shares are reserved for issuance upon the conversion of the Sino Preferred Shares or any outstanding convertible notes, debentures or securities (“Sino Convertible”). All Sino Common Stock and Sino Preferred Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Sino Common Stock has been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Sino Contracts.

(c)      The Surviving Pubco Ordinary Shares to be issued in connection with each of the Merger and the Share Exchange, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such Surviving Pubco will be fully paid and nonassessable.

(d)     The authorized share capital of Holdco is 100,000,000 ordinary shares, par value $0.0001 per share, of which one ordinary share is issued and outstanding, and 1,000,000 preferred shares, par value $0.0001, per share, of which none are outstanding. Immediately prior to consummation of the Transactions, Sino owns all of the issued and outstanding equity securities of Holdco, free and clear of all Liens.

(e)      Except as set forth in Schedule 3.3(e), there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which Sino is a party or by which Sino is bound with respect to any security of any class of Sino.

(f)      Except as provided for in this Agreement, including Section 3.3(b), above, or as set forth in Schedule 3.3(f), as a result of the consummation of the Transactions contemplated hereby, no share capital, warrants, options or other securities of Sino or Holdco are issuable and no rights in connection with any shares, warrants, options or other securities of Sino or Holdco accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

3.4     Authority Relative to this Agreement. Each of Sino and Holdco has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Sino or Holdco has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Sino’s and Holdco’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sino and Holdco and the consummation by Sino and Holdco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Sino and Holdco (including the approval by their respective board of directors), and no other corporate proceedings on the part of Sino or Holdco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Sino Shareholder Approval. This Agreement has been duly and validly executed and delivered by Sino and Holdco and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Sino and Holdco, enforceable against Sino and Holdco in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.5     No Conflict; Required Filings and Consents.

(a)      The execution and delivery of this Agreement by Sino and Holdco does not, and the performance of this Agreement by Sino and Holdco shall not: (i) conflict with or violate Sino’s or Holdco’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Sino’s or Holdco’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Sino pursuant to, any Sino Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Sino.

(b)     The execution and delivery of this Agreement by Sino and Holdco does not, and the performance of it hereunder will not, require any Approval of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Sino or Holdco is qualified to do business, (ii) the qualification of Sino or Holdco as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iii) where the failure to obtain such Approval, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sino, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6     Compliance. Each of Sino and Holdco has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Sino. The business and activities of Sino and Holdco have not been and are not being conducted in violation of any Legal Requirements. Neither Sino nor Holdco is in default or violation of any term, condition or provision of any applicable Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Sino or Holdco.

3.7     SEC Filings; Financial Statements.

(a)      Sino has made available to the Company a correct and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other statements or documents (including any exhibits thereto) filed by Sino and its subsidiaries with the SEC , together with any amendments, restatements or supplements thereto (the “Sino SEC Reports”), which are all the forms, reports, schedules, statements and documents required to be filed by Sino or its subsidiaries under the Exchange Act or the Securities Act prior to the date of this Agreement. All Sino SEC Reports required to be filed by Sino under the Exchange Act or the Securities Act prior to the date of this Agreement were filed in a timely manner. As of their respective dates or, if amended, as of the date of the last such amendment, the Sino SEC Reports (including any financial statements or schedules included therein): (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Sino SEC Reports, and (ii) did not at the time they were filed or subsequently amended contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Sino makes no representation or warranty whatsoever concerning any Sino SEC Report as of any time other than the date or period with respect to which it was filed. The certifications and statements required by (A) Rule 13a-14 or 15d-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) relating to the Sino SEC Documents are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities in all material respects. Sino has also made available to the Company and its shareholders a correct and complete copy of all such certifications and statements and any correspondence from or to the SEC or the NASDAQ Stock Market, Inc. As used in this Section 3.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)     Except as set forth in Schedule 3.7(b), each set of financial statements (including, in each case, any related notes thereto) contained in Sino SEC Reports, including each Additional Sino SEC Report, was prepared

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or will be prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations thereunder, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Sino at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Sino taken as a whole. No financial statements other than those of Sino and its subsidiaries are required by U.S. GAAP to be included in the consolidated financial statements of Sino.

(c)      Sino maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and such disclosure controls and procedures are designed to ensure that all material information concerning Sino is made known on a timely basis to the individuals responsible for the preparation of Sino’s filings with the SEC and other public disclosure documents.

(d)     To the Knowledge of Sino, Sino’s auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act of 2002 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002); (ii) “independent” with respect to Sino within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. To the Knowledge of Sino, each director and officer of Sino has filed with the SEC on a timely basis all statements required with respect to Sino by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(e)      Neither Sino nor any of its subsidiaries, or any director or officer of Sino or any of its subsidiaries, or to the Knowledge of Sino, any auditor or accountant of Sino or any of its subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Sino or any of its subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Sino or any of its subsidiaries has engaged in questionable accounting or auditing practices.

(f)      None of Sino’s subsidiaries have ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

3.8     No Undisclosed Liabilities. Neither Sino nor Holdco has any liabilities of any nature, except for (i) liabilities incurred in connection with the transactions contemplated by this Agreement and (ii) liabilities that would not reasonably be expected to have a material impact on Sino or Holdco. Neither Sino nor Holdco is or has been a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act).

3.9     Absence of Certain Changes or Events. Except as set forth in Schedule 3.9 hereto, since the date of Sino’s incorporation: (i) there has not been any Material Adverse Effect on Sino or Holdco, (ii) each of Sino and Holdco has conducted its business only in the ordinary course of business consistent with past practice or (iii) there has not been any circumstance, action or activity which, if taken by Sino or Holdco after the date hereof, would require the consent of the Company under Section 4.1.

3.10  Litigation. There are no claims, suits, actions, litigations, arbitrations, hearings, inquiries, audits, examinations, investigations or proceedings pending or, to Sino’s Knowledge, threatened against Sino or Holdco or any of their respective officers or directors in such capacity. None of Sino, Holdco or, to Sino’s Knowledge, any of their respective officers or directors in such capacity, is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Entity.

3.11  Employee Benefit Plans. Sino does not maintain, and has no liability under, any employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Sino or Holdco or any of their respective subsidiaries, with respect to which the Sino or Holdco has liability, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise)

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becoming due to any shareholder, director or employee of Sino or Holdco, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12  Labor Matters. Other than the current and former officers of Sino and Holdco set forth on Schedule 3.12 hereto, neither Sino nor Holdco has ever had any employees. Neither Sino nor Holdco is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Sino or Holdco and neither Sino nor Holdco knows of any activities or proceedings of any labor union to organize any such employees. Except as set forth on Schedule 3.12 hereto, neither Sino nor Holdco has any unsatisfied liability with respect to any employee.

3.13  Business Activities. Since its organization, neither Sino nor Holdco has conducted any business activities or material transactions other than activities or transactions directed toward the accomplishment of a business combination. Except as set forth in the Sino Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Sino or Holdco or to which Sino or Holdco is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Sino or Holdco, any acquisition of property by Sino or Holdco or the conduct of business by Sino or Holdco as currently conducted, other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Sino or Holdco.

3.14  Title to Property. Except as set forth on Schedule 3.14 hereto, neither Sino nor Holdco owns or leases any real property or personal property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Sino or Holdco has a right or obligation to acquire or lease any interest in real property or personal property.

3.15  Taxes. Except as set forth in Schedule 3.15 hereto:

(a)      Each of Sino and Holdco has timely filed all Tax Returns required to be filed by Sino and Holdco with any Tax authority prior to the date hereof. All such Tax Returns are true, correct and complete in all material respects. Each of Sino and Holdco has paid or accrued for in Sino’s or Holdco’s books and records of account all Taxes shown to be due on such Tax Returns.

(b)     All Taxes that Sino or Holdco is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)      Neither Sino nor Holdco has been delinquent in the payment of any material Tax that has not been accrued for in Sino’s or Holdco’s books and records of account for the period for which such Tax relates nor is there any material Tax deficiency outstanding, proposed or assessed against Sino or Holdco, nor has Sino or Holdco executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)     No audit or other examination of any Tax Return of Sino or Holdco by any Tax authority is presently in progress, nor has Sino or Holdco been notified of any request for such an audit or other examination.

(e)      No adjustment relating to any Tax Returns filed by Sino or Holdco has been proposed in writing, formally or informally, by any Tax authority to Sino, Holdco or any representative thereof.

(f)      Neither Sino nor Holdco has any liability for any unpaid Taxes which have not been accrued for or reserved on Sino’s or Holdco’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Sino or Holdco in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Sino or Holdco.

(g)     Neither Sino nor Holdco is a party to or bound by any Tax allocation or sharing agreement. Neither Sino nor Holdco (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was Sino) or (B) has any liability for the Taxes of any Person (other than Sino or Holdco) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract or otherwise.

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3.16  Environmental Matters. Each of Sino and Holdco has complied with all applicable Environmental Laws; (ii) neither Sino nor Holdco is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither Sino nor Holdco has been associated with any release or threat of release of any Hazardous Substance; (iv) neither Sino nor Holdco has received any notice, demand, letter, claim or request for information alleging that Sino or Holdco may be in violation of or liable under any Environmental Law; and (v) neither Sino nor Holdco is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17  Brokers. Except as set forth in Schedule 3.17, neither Sino nor Holdco has incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Except as disclosed in Schedule 3.17 hereto, no ordinary shares, options, warrants or other securities of Sino or Holdco are payable to any third party by Sino or Holdco as a result of the Transaction.

3.18  Intellectual Property. Neither Sino nor Holdco owns, licenses or otherwise has any right, title or interest in any Intellectual Property.

3.19  Agreements, Contracts and Commitments.

(a)      Except as set forth in Schedule 3.19 hereto, other than confidentiality and non-disclosure agreements to which Sino is a party that were entered into in the ordinary course of its business, there are no Contracts to which either Sino or Holdco is a party (“Sino Contracts”).

(b)     Each Sino Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Sino Contracts (or written summaries in the case of oral Sino Contracts) have been made available to the Company or the Company’s counsel.

(c)      Neither Sino nor Holdco, nor, to the Knowledge of Sino, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Sino Contract, and no party to any Sino Contract has given any written notice of any claim of any such breach, default or event.

3.20  Insurance. Except for directors’ and officers’ liability insurance, neither Sino nor Holdco maintains any Insurance Policies.

3.21  Affiliate Transactions. Except as set forth in Schedule 3.21 hereto, other than (i) reimbursement for reasonable expenses incurred on behalf of Sino or Holdco or (ii) with respect to any Person’s ownership of common stock, share capital, membership interests or other securities of Sino, there are no Contracts under which there are any existing or future liabilities or obligations between Sino or Holdco, on the one hand, and, on the other hand, any present or former Insider of either Sino or Holdco or a member of his or her immediate family (each a “Sino Affiliate Transaction”).

3.22  Indebtedness. Except as set forth in the Sino SEC Reports filed prior to the date of this Agreement, Sino has no indebtedness for borrowed money.

3.23  Listing of Securities. Sino Common Stock and Sino Rights are listed for trading on the Nasdaq Capital Market (“Nasdaq”). There is no action or proceeding pending or, to Sino’s Knowledge, threatened against Sino by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of Sino Common Stock or Sin Rights on Nasdaq.

3.24  Board Approval. The board of directors of each of Sino and Holdco (including any required committee or subgroup thereof) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transactions and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Transactions are in the best interests of the shareholders of Sino and Holdco, and (iii) determined that the fair market value of the Company is equal to at least 80% of the balance in the Trust Fund.

3.25  Trust Fund. As of the date hereof, Sino has no less than $40,800,000 invested in United States treasuries, notes and bonds having a maturity of 180 days or less (which investments meet certain conditions under

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Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended) in a trust account established for the benefit of the public stockholders of Sino and administered by Continental (the “Trust Fund”). The funds held in the Trust Fund are held in trust pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Sino SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Sino holding shares of Sino Common Stock sold in Sino’s initial public offering who shall have elected to redeem their shares of Sino Common Stock pursuant to the certificate of incorporation of Sino and those Persons to be paid on or after the Closing in connection with the Trust Fund Deductions) to any portion of the proceeds in the Trust Fund. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and other tax obligations from any interest income earned in the Trust Fund and (y) to pay for working capital requirements from interest income earned on the Trust Fund. Upon consummation of the transactions contemplated by this Agreement and notice thereof to Continental, Continental shall thereupon be obligated to release as promptly as practicable all funds held in the Trust Fund to the shareholders of Sino who elect to have their shares converted to cash in accordance with the provisions of Sino’s Charter Documents, to the Company Shareholders as payment of the Cash Consideration pursuant to Section 1.7(a)(i) and to the Surviving Pubco to pay any Trust Fund Deductions, at which point the Trust Fund shall terminate. As of the Effective Time, those obligations of Sino to dissolve or liquidate within a specified time period as contained in Sino’s certificate of incorporation will be terminated and Sino shall have no obligation whatsoever to dissolve and liquidate the assets of Sino by reason of the consummation of the transactions contemplated by this Agreement, and no stockholder of Sino shall be entitled to receive any amount from the Trust Fund or the Surviving Pubco except, with respect to the Trust Fund only, to the extent such stockholder has exercised its right to cause Sino to redeem such stockholder’s shares of Sino Common Stock for cash pursuant to Sino’s certificate of incorporation, or such stockholder is otherwise entitled to receive repayment of loans or reimbursement of expenses as part of the Trust Fund Deductions.

3.26  Governmental Filings. Except as set forth in Schedule 3.26, each of Sino and Holdco has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Sino and Holdco of its business (as presently conducted) or used or held for use by Sino and Holdco, and true, complete and correct copies of which have heretofore been delivered to the Company. No event has occurred or is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Sino or Holdco.

3.27  Investment Company Act. Sino is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

3.28  Sino Vote Required. The vote of such holders of shares of Sino Common Stock as set forth in the Registration Statement is required to approve the Transactions (collectively, the “Required Sino Vote”). Other than the Required Sino Vote, there are no other votes of the holders of Sino Common Stock or of any other class or series of the capital stock of Sino necessary with respect to such matters.

3.29  Representations and Warranties Complete. Except for the representations and warranties contained in Article II, each of Sino and Holdco acknowledges that neither the Company nor any other Person on behalf of the Company or any of its Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company (or any of its Subsidiaries) or with respect to any other information provided to Sino and the Company disclaims any such representation or warranty. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Sino or any other Person resulting from the distribution to Sino, or its use of, any such information.

3.30  Survival of Representations and Warranties. The representations and warranties of Sino and Holdco set forth in this Agreement shall survive until the Closing.

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ARTICLE IV.

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1     Conduct of Business. Except as set forth in Schedule 4.1 hereto, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of Sino and Holdco, on the one hand, and the Company and its Subsidiaries, on the other hand, shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization and (ii) preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement or set forth in Schedule 4.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, its Subsidiaries and Sino and Holdco shall not do any of the following:

(a)      Waive any share repurchase rights, accelerate, amend or change the period of exercisability of options or restricted share capital, reprice options granted under any employee, consultant, director or other share plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)     With respect to the Company and its Subsidiaries only, materially increase the compensation or benefits payable to, or to become payable to, any officer or employee, or pay any material amounts or benefits (including severance) to, or materially increase the salaries or wage rates or fringe benefits payable to, its directors, officers, employees or consultants, in each case except (i) to the extent required by any Plan existing on the date hereof, (ii) in the ordinary course of business consistent with past practice or (iii) pursuant to written agreements or policies existing on the date hereof;

(c)      With respect to Sino and Holdco only, increase in any manner the compensation or benefits payable or to become payable to any of its current or former officers, directors, employees, consultants or independence contractors or hire any new employee, consultant or independent contractor whose compensation is in excess of $250,000 per annum or pay any severance or termination pay to any officer, director, employee, consultant or independence contractor;

(d)     With respect to the Company and its Subsidiaries only, grant any severance or termination pay to any officer or employee outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(e)      Transfer or license to any Person or otherwise extend, amend or modify any material rights to any Intellectual Property, or enter into grants to transfer or license to any Person material future patent rights, other than in the ordinary course of business consistent with past practices;

(f)      Declare, set aside or pay any dividend on or make any other distribution (whether in cash, share capital, equity securities or property) or payment with respect to any share capital or split, combine, divide, subdivide, reclassify any share capital or issue or authorize the issuance of any other securities with respect to, in lieu of or in substitution for any share capital, other than with respect to such items declared, set aside or paid or made by Subsidiaries of the Company to other wholly-owned Subsidiaries of the Company or the Company;

(g)     Purchase, redeem or otherwise acquire, directly or indirectly, any share capital;

(h)      Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any share capital or any securities convertible into or exchangeable for share capital, or subscriptions, rights, warrants or options to acquire any share capital or any securities convertible into or exchangeable for share capital, or enter into other agreements obligating it to issue any such shares or convertible or exchangeable securities;

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(i)       Amend or permit the adoption of any amendment to its Charter Documents or, with respect to Sino and Holdco only, to the Trust Agreement;

(j)       Create any subsidiary or acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, or enter into any joint ventures, strategic partnerships or alliances, or enter into any arrangements that provide for exclusivity of territory or otherwise restrict any ability to compete or to offer or sell any products or services;

(k)      Adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(l)       Sell, lease, license, encumber or otherwise dispose of any material properties or assets, except (A) sales of inventory, property, plant and equipment or other assets in the ordinary course of business consistent with past practice, and (B) the sale, lease, license or disposition of property or assets that are not material, individually or in the aggregate, to the business of the party;

(m)    Incur any Indebtedness, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, or enter into any “keep well” or other agreement to maintain any financial statement condition;

(n)      Waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which it is a party or beneficiary;

(o)     Modify, amend or terminate any contract or agreement other than in an immaterial manner, or waive, delay the exercise of, release or assign any material rights or claims thereunder, including with respect to Sino and Holdco only, modify, amend, waive or terminate any of its rights (i) under any provision of any agreement evidencing any outstanding option or right to purchase equity securities of Sino or Holdco, (ii) under any provision of any restricted stock purchase agreement to which it is a party or (iii) with respect to any terms or benefits of the Sino Rights;

(p)     Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(q)     With respect to the Company and the Subsidiaries only, incur or enter into any agreement, contract or commitment (a) in the ordinary course of business consistent with past practice requiring it to pay in excess of $18,000,000 during any 12 month period or (b) outside of such ordinary course requiring it to pay in excess of $2,000,000 during any 12-month period;

(r)       With respect to Sino and Holdco only, initiate, compromise or settle any action, suit, claim or legal proceeding;

(s)      Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such Plans;

(t)       With respect to the Company and its Subsidiaries only, make capital expenditures in excess of $2,000,000 in the aggregate;

(u)      With respect to Sino and Holdco only, make or commit to make any capital expenditures;

(v)      Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect on it or its operations or business taken as a whole;

(w)     Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, shareholders or other Affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice;

(x)      Engage in any transactions with any Affiliate, except with respect to Sino only, as permitted by Section 5.16 of this Agreement and consummation of the Merger;

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(y)      File, amend or change any material Tax election or change any Tax accounting method, amend any material Tax Return, settle or compromise any material dispute or claim concerning any material Tax liability, waive any statute of limitations in respect of Taxes, or agree to any extension of time with respect to a Tax assessment or deficiency;

(z)      Take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Entity to be obtained in connection with this Agreement;

(aa)   Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1(a) through Section 4.1(cc), above.

ARTICLE V.

ADDITIONAL AGREEMENTS

5.1     Proxy Statement/Prospectus; Special Meeting.

(a)      As promptly as practicable and in any event no later than 25 Business Days following the date of this Agreement, Sino, Holdco and the Company shall prepare and Sino shall file with the SEC under the Securities Act, and with all other applicable regulatory bodies, a registration statement on Form S-4 with respect to the shares of Surviving Pubco Stock to be issued in connection with the Merger and the Share Exchange (the “Registration Statement”), which shall include proxy materials for the purpose of soliciting proxies from holders of Sino Common Stock to vote, at a meeting of the holders of Sino Common Stock to be called for such purpose (the “Special Meeting”), in favor of (i) the adoption of this Agreement and the approval of the Transactions (“Sino Shareholder Approval”), (ii) the adoption of the amended and restated Memorandum and Articles of Association of Holdco as Surviving Pubco’s Memorandum and Articles of Association (“Charter Adoption”), (iii) the adoption of Surviving Pubco Plan (as defined in Section 5.20); (iv) the election to the board of directors of Surviving Pubco of the individuals identified in the Proxy Statement/Prospectus (as defined below); (v) any other proposals Sino and the Company deem necessary or desirable to effectuate the transactions contemplated herein, and (vi) an adjournment proposal, if necessary, to adjourn the Special Meeting if, based on the tabulated vote count, Sino is not authorized to proceed with the Transactions. The Registration Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act, Exchange Act, the Delaware General Corporation Law and NASDAQ rules. Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purpose of soliciting proxies from holders of Sino Common Stock for the matters to be acted upon at the Special Meeting and also for the purpose of issuing Surviving Pubco Ordinary Shares as contemplated hereby (the “Proxy Statement/Prospectus”). Each of Sino, Holdco and the Company shall furnish to the other all information concerning its respective company and business as may reasonably be requested in connection with the preparation of the Registration Statement and Proxy Statement/Prospectus, including providing the Company with (i) updates with respect to the tabulated vote counts received by Sino, (ii) the right to demand postponement or adjournment of the Special Meeting if, based on the tabulated vote count, Sino will not receive the required approval of the Sino stockholders necessary to proceed with the Transactions, and (iii) the right to review and comment on all communications sent to or received from Sino stockholders, holders of Sino Rights and/or proxy solicitation firms.

(b)     Sino, Holdco and the Company, with the assistance of their respective counsel, shall promptly respond to any SEC comments on such filings and shall otherwise use reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, and keep the Registration Statement effective as long as is necessary to consummate the Transactions. Each of Sino, Holdco and the Company shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(c)      As soon as practicable following the SEC declaring the Registration Statement effective, but in any event no later than three (3) Business Days following such declaration, Sino and Holdco shall distribute the Proxy Statement/Prospectus to the holders of Sino Common Stock and Sino Rights as of the Sino Record Date and, as promptly as practicable thereafter and pursuant thereto, shall duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from the holders of Sino Common Stock to vote in favor of the adoption of this Agreement and the approval of the Transactions and the other matters presented to the shareholders of Sino for approval or adoption at the Special Meeting, including the matters described in Section 5.1(a). Unless otherwise agreed in writing by the Company, Sino agrees that its obligations to hold the Special Meeting pursuant to this Section 5.1(a) shall exist irrespective of whether the board of directors of Sino believes Sino’s stockholders will vote to approve this Agreement and the

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Transactions and shall not be affected by the commencement, public proposal, public disclosure or communication to Sino of any alternative transaction and nothing contained herein shall be deemed to relieve Sino of such obligation. Neither the board of directors of Sino nor any committee or agent or representative thereof shall (i) withdraw (or modify in any manner adverse to the Company), or propose to withdraw (or modify in any manner adverse to the Company), the board of directors of Sino’s recommendation in favor of this Agreement and the Transactions, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Alternative Transaction Proposal, (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow Sino to execute or enter into, any agreement related to an Alternative Transaction Proposal, (iv) enter into any agreement, letter of intent, or agreement in principle requiring Sino to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (v) fail to recommend against any Alternative Transaction Proposal, (vi) fail to re-affirm the aforementioned board recommendation at the written request of the Company within five (5) Business Days or (vii) resolve or agree to do any of the foregoing. Sino shall set a record date (the “Sino Record Date”) for determining the Sino stockholders entitled to attend the Special Meeting.

(d)     Sino, Holdco and the Company shall, and shall use reasonable best efforts to ensure that the Registration Statement and the Proxy Statement/Prospectus, comply with all applicable provisions of and rules under the Exchange Act and all provisions of the Applicable Law in the preparation, filing and distribution of the Proxy Statement/Prospectus, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting.

(e)      Sino, Holdco and the Company shall make all necessary filings with respect to the transactions contemplated hereby under the Securities Act and the Exchange Act and the rules and regulations thereunder. Sino and Holdco will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be filed without the approval of both Sino and the Company, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Effective Time, any information relating to Sino, Holdco or the Company, or any of their respective Affiliates, officers or directors should be discovered by Sino, Holdco or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Sino, Holdco and the Company.

(f)      Sino, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of Sino Common Stock vote in favor of the adoption of this Agreement and the approval of the Transactions, and shall otherwise use best efforts to obtain the Sino Stockholder Approval.

5.2     Other Actions.

(a)      As promptly as practicable after execution of this Agreement, Sino will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”). Promptly after the execution of this Agreement, Sino and the Company shall also issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”).

(b)     At least five (5) days prior to Closing, Sino shall prepare together with Company a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”). Prior to Closing, Sino and the Company shall prepare a mutually agreeable press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Concurrently with the Closing, Surviving Pubco shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Surviving Pubco shall file the Closing Form 8-K with the SEC.

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(c)      Sino shall file all such forms, reports, schedules, statements and other documents required to be filed by Sino or its subsidiaries with the SEC or under the Exchange Act or the Securities Act subsequent to the date of this Agreement through the Closing Date, together with any amendments, restatements or supplements thereto (the “Additional Sino SEC Reports”) and such Additional Sino SEC Reports (including any financial statements or schedules included therein) shall be prepared in accordance and comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Additional Sino SEC Reports. The Additional Sino SEC Reports (including any financial statements or schedules included therein) will not, at the time they are filed or subsequently amended, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 5.2, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

5.3     Required Information.

(a)      In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Proxy Statement/Prospectus, the Closing Form 8-K and the Closing Press Release, or any other statement, filing, notice, release or application required to be made by or on behalf of Sino and/or the Company to any Governmental Entity in connection with the Transactions and the other transactions contemplated hereby (each, a “Reviewable Document”), and for such other reasonable purposes, the Company and Sino each shall, upon request by the other, promptly furnish the other with all information concerning themselves, their respective directors, officers, shareholders and Affiliates and such other matters as may be reasonably necessary or advisable in connection with the Transactions and the preparation of such document. Each party represents and warrants to the others that all such information shall be true and correct in all material respects as of the date of filing, issuance or other submission or public disclosure of such document and the Closing Date and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (provided that each party shall not be responsible for the accuracy or completeness of any information relating to the other party or any other information furnished by the other party for inclusion in any such document).

(b)     At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by either Sino or the Company, the other party shall be given an opportunity to review and comment upon such Reviewable Document and give its consent to the form thereof, such consent not to be unreasonably withheld, provided that a party may file, issue or otherwise submit a Reviewable Document without the consent of the other party if it is advised by counsel in writing that such Reviewable Document must be filed, issued or submitted in the form objected to by the other party so that the filing, issuing or submitting party is in compliance with Applicable Law.

(c)      Any language included in a Reviewable Document that reflects the comments of the reviewing party, as well as any text as to which the reviewing party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing party and may henceforth be used by the other party in other Reviewable Documents and in other documents distributed by the other party in connection with the transactions contemplated by this Agreement without further review or consent of the reviewing party (unless the reviewing party subsequently notifies the other party of its objection to the use of such comments or text in Reviewable Documents or other documents).

(d)     Prior to the Effective Time (i) Sino and the Company shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC, and (ii) Sino and the Company shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, any such Reviewable Document, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings. All correspondence and communications to the SEC made by Sino or the Company with respect to the transactions contemplated by this Agreement or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Section 5.3.

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5.4     Confidentiality; Access to Information.

(a)      Confidentiality. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by law, regulation or stock exchange rule; or (v) disclosure consented to by the other party. In the event this Agreement is terminated as provided in Article VIII hereof, each party will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Transactions contemplated hereby.

(b)     Access to Information.

(i)       The Company will afford Sino and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Sino may reasonably request. No information or knowledge obtained by Sino in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(ii)      Sino will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Sino and Holdco during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Sino and Holdco, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.5     Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied (but specifically excluding the waiver or compromise of any condition to such party’s obligations under Article VI), (ii) the obtaining of all necessary Approvals from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all Approvals from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 2.5 of the Company Schedule, (iv) providing suitably knowledgeable directors, officers, employees and other Persons to attend “road shows” that are to be presented to Sino’s security holders, (v) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (vi) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Sino and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transactions, this Agreement or any other transaction contemplated by this Agreement, use its commercially reasonable efforts to enable the Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Sino or the Company to agree to any divestiture by itself or any of its Affiliates of capital shares or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and shares.

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5.6     Treatment as a Reorganization. None of Sino, Holdco, the Company or the Company Shareholders shall take any action prior to or following the Transactions that could reasonably be expected to cause either of the Transactions to fail to qualify as a “reorganization” within the meaning of Section 368(a)(i)(A) of the Code and the regulations thereunder.

5.7     No Sino Common Stock Transactions. Neither the Company nor its Affiliates shall, directly or indirectly, engage in any transactions involving the securities of Sino prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use commercially reasonable efforts to require each of its officers, directors, employees and agents to comply with the foregoing requirement.

5.8     No Claim Against Trust Fund. Notwithstanding anything else in this Agreement, the Company and each Company Shareholder acknowledges that it has read Sino’s final prospectus dated August 26, 2014 and understands that Sino has established the Trust Fund for the benefit of Sino’s public shareholders and that Sino may disburse monies from the Trust Fund only (a) to Sino’s public shareholders in the event they elect to convert their shares into cash in accordance with Sino’s Charter Documents and/or the liquidation of Sino, (b) to Sino after, or concurrently with, the consummation of a business combination, and (c) to Sino in limited amounts for its working capital requirements and tax obligations. The Company and each Company Shareholder further acknowledge that if the transactions contemplated by this Agreement are not consummated by September 2, 2016, Sino will be obligated to return to its shareholders the amounts being held in the Trust Fund. Accordingly, the Company, for itself and its Subsidiaries, directors, officers, employees, shareholders and Affiliates, and each Company Shareholder, hereby waives all rights, title, interest or claim of any kind against Sino to collect from the Trust Fund any monies that may be owed to them by Sino for any reason whatsoever.

5.9     Disclosure of Certain Matters. Each of Sino, Holdco and the Company will provide the other parties with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus.

5.10  Nasdaq Listing. Sino and Holdco shall use reasonable best efforts to obtain the listing for trading on Nasdaq of the Surviving Pubco Ordinary Shares issued in the Transactions and to remain listed as a public company trading on Nasdaq, including using reasonable best efforts to take actions necessary to ensure that Surviving Pubco has at least 300 Round Lot Holders (as defined in the Nasdaq Listing Rules) as of the Closing.

5.11  Further Actions. Each of the parties shall use its commercially reasonable efforts to take such actions as are necessary to fulfill its obligations under this Agreement and to enable the other to fulfill its obligations hereunder.

5.12  No Solicitation. The Company will not, and will cause its respective Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Sino and its designees) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction. Each of Sino and Holdco will not, and will cause its respective Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the Company and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar business combination transaction. In addition, (i) the Company will, and will cause its Affiliates, employees, agents and representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any alternative merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction and (ii) each of Sino and Holdco will, and will cause its respective Affiliates, employees, agents and representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any alternative merger, purchase of ownership interests and/or assets, recapitalization or similar business combination transaction.

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5.13  Liability Insurance.

(a)      From and after the Effective Time, Surviving Pubco agrees that it will (i) indemnify and hold harmless, to the extent Sino or Holdco is obligated to indemnify and hold harmless such Persons as of the date of this Agreement to the fullest extent permitted by Applicable Law (and Surviving Pubco shall also advance expenses as incurred to the extent Sino is obligated to advance such expenses as of the date of this Agreement, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director, officer and special advisor of Sino and Surviving Pubco (in each case, when acting in such capacity) (the “Surviving Pubco Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the Transactions and (ii) include and cause to be maintained in effect in Surviving Pubco’s (or any successor’s) constitutional documents after the Effective Time provisions regarding the elimination of liability of directors and officers and the indemnification of the Indemnified Parties that are no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Charter Documents of Sino.

(b)     Prior to the Effective Time, Sino shall cause Surviving Pubco as of the Effective Time to obtain and fully pay for “tail” insurance policies with a claims period of six years from and after the Effective Time from one or more insurance carriers with the same or better credit rating as Sino’s current insurance carriers with respect to directors’ and officers’ liability insurance and fiduciary liability insurance to the fullest extent permitted by Applicable Law (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as Sino’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If Surviving Pubco for any reason fails to obtain such “tail” insurance policies as of the Effective Time, Surviving Pubco shall continue to maintain in effect for a period of six years from and after the Effective Time the D&O Insurance in place as of the date hereof with benefits and levels of coverage at least as favorable as provided in Sino’s existing policies as of the date hereof, or Surviving Pubco shall purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in Sino’s existing policies as of the date hereof; provided, however, that in no event shall Surviving Pubco be required to expend for such policies premium amounts in excess of 250% of the premiums currently paid by Sino for such insurance; and, provided, further that if the annual premiums of such insurance coverage exceed such amount, Surviving Pubco shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)      If Surviving Pubco or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Surviving Pubco assume the obligations set forth in this Section 5.13.

(d)     The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Sino and Holdco for all periods ending on or before the Closing Date and may not be changed without the consent of the Committee.

(e)      The rights of the Indemnified Parties under this Section 5.13 shall be in addition to any rights such Indemnified Parties may have under the Charter Documents of Sino, Holdco or Surviving Pubco, or under any applicable contracts or Applicable Law.

5.14  Insider Loans. At or prior to Closing, the Company shall (i) cause any loan by the Company to its shareholders to be repaid; (ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such shareholders to a third party to be terminated; and (iii) cause any of its shareholders to cease utilizing the name “Wins” unless otherwise authorized by the Company and consented to by Sino.

5.15  Certain Financial Information. Within twenty (20) Business Days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Sino unaudited consolidated financial statements of the Company and its Subsidiaries for

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such month, including a balance sheet, statement of operations, and statements of stockholders’ equity and cash flow, prepared in accordance with the U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and that fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations for the period indicated, except that such statements need not contain notes.

5.16  Sino Borrowings. Through the Closing, Sino shall be allowed to borrow funds from its directors, officers, shareholders and/or their respective Affiliates to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Sino in due course on a non-interest bearing basis and repayable at Closing in cash, or convertible at Closing into Surviving Pubco Ordinary Shares in accordance with the terms of the promissory notes issued to evidence the borrowing. The proceeds of such loans shall not be used for the payment of salaries, bonuses or other compensation to any of Sino’s directors, officers or shareholders.

5.17  Trust Fund Disbursement. Immediately upon the Closing, Sino shall cause the Trust Fund to be disbursed to the shareholders of Sino who elect to have their shares converted to cash in accordance with the provisions of Sino’s Charter Documents and to the Company Shareholders as payment of the Cash Consideration pursuant to Section 1.7(a)(i). After payment to the shareholders of Sino who elect to have their shares converted to cash in accordance with the provisions of Sino’s Charter Documents and payment of the Cash Consideration to the Company Shareholders pursuant to Section 1.7(a)(i), the balance of the Trust Fund shall be used to pay Trust Fund Deductions (as defined) with any remainder promptly distributed to the Surviving Pubco. “Trust Fund Deductions” shall mean all liabilities and obligations of Sino or Holdco due and owing or incurred at or prior to the Closing, including, but not limited to, (i) income tax or other tax obligations of Sino and Holdco prior to Closing, (ii) repayment of loans and reimbursement of expenses to directors, officers, shareholders of Sino and/or their respective Affiliates, (iii) obligations and liabilities to third parties (e.g., professionals, printers, etc.) who have rendered services to Sino or Holdco in connection with their operations and efforts to effect a business combination, including the Transactions and (iv) payment to the underwriter in Sino’s initial public offering as deferred underwriting discounts and commissions. The existing liabilities and obligations of Sino and Holdco at the Closing and the corresponding Trust Fund Deductions shall not exceed $5,000,000 in the aggregate.

5.18  Section 16 Matters. Prior to the Effective Time, Sino and Holdco shall take all reasonable steps as may be required or permitted to cause any dispositions of the Sino Shares and Sino Rights that are deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Surviving Pubco or Sino to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

5.19  Employment Agreements. At or prior to Closing, the persons listed on Schedule 5.19 hereto shall enter into employment agreements with Surviving Pubco and the Company having the general terms set forth on Schedule 5.19 hereto (collectively, the “Employment Agreements”).

5.20  Option Plan. Prior to Closing, Sino will adopt an equity incentive plan (“Surviving Pubco Plan”) for the benefit of employees of Surviving Pubco and the Company and their respective Subsidiaries mutually acceptable to Sino and the Company. The total number of Surviving Pubco Ordinary Shares reserved and available for issuance under the Surviving Pubco Plan shall be a number of share equal to ten (10%) percent of the total outstanding Surviving Pubco Ordinary Shares as of the Closing Date, after taking into account the Surviving Pubco Ordinary Shares issued in the Transactions and the conversion of any shares held by Sino’s public shareholders as provided in Sino’s Charter Documents.

5.21  Amended and Restated Registration Rights Agreement. At the Closing, each of the Company Shareholders shall enter into, and Surviving Pubco shall, and shall cause Best Apex Limited, Lodestar Investment Holdings Corporation and True Precision Investments Limited to, enter into an amendment of the existing registration rights agreement between Sino and certain of its shareholders, dated as of August 26, 2014, to be negotiated in good faith between Surviving Pubco and the Company Shareholders (the “Amended and Restated Registration Rights Agreement”).

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ARTICLE VI.

CONDITIONS TO THE TRANSACTION

6.1     Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)      Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order suspending the effectiveness of the Registration Statement nor shall proceedings for that purpose have been threatened.

(b)     Sino Shareholder Approval. The Sino Shareholder Approval and Charter Adoption shall have been duly approved and adopted by the shareholders of Sino by the requisite vote under the laws of Delaware and the Sino Charter Documents.

(c)      Sino Common Stock. Not more than 3,080,100 shares of the Sino Common Stock outstanding immediately before the Closing shall have been elected by the holders thereof to be converted into a pro rata share of the Trust Fund in accordance with Sino’s Charter Documents.

(d)     No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions, substantially on the terms contemplated by this Agreement.

(e)      Listing. Sino shall receive written confirmation from Nasdaq that Surviving Pubco meets all the requirements for listing on such exchange other than the requirement to have a sufficient number of round lot holders.

(f)      Net Tangible Assets. Sino shall have at least $5,000,001 of net tangible assets after giving effect to the payment to the shareholders of Sino who elect to have their shares converted to cash in accordance with the provisions of Sino’s Charter Documents and payment of the Trust Fund Deductions.

6.2     Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)      Representations and Warranties. The representations and warranties contained in Article III of this Agreement shall be true and correct (without regard to any materiality or Material Adverse Effect qualifier contained therein), on and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be so true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect on Sino and Holdco taken as a whole. The Company shall have received a certificate with respect to the foregoing signed on behalf of Sino and Holdco by an authorized officer of Sino and Holdco (“Sino Closing Certificate”).

(b)     Agreements and Covenants. Sino and Holdco shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Sino Closing Certificate shall include a provision to such effect.

(c)      No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the Surviving Pubco Ordinary Shares to be issued by Surviving Pubco in connection with the Transactions and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)     Consents. Sino and Holdco shall have obtained all Approvals required to be obtained by Sino in connection with the consummation of the transactions contemplated hereby, other than Approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Sino or Holdco and the Sino Closing Certificate shall include a provision to such effect.

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(e)      Material Adverse Effect. No Material Adverse Effect with respect to Sino or Holdco shall have occurred since the date of this Agreement and the Sino Closing Certificate shall include a provision to such effect.

(f)      SEC Compliance. Immediately prior to Closing, Sino shall be in compliance with the reporting requirements under the Exchange Act.

(g)     Resignations. The persons listed in Schedule 6.2(g) shall have resigned from all of their positions and offices with Sino and Holdco.

(h)      Opinions of Counsel. The Company shall have received from each of (a) Graubard Miller, counsel to Sino, and (b) Maples and Calder, Cayman Islands counsel to Sino and Holdco, opinions of counsel customary for transactions of the type contemplated hereby and in form and substance reasonably satisfactory to the Company.

(i)       Secretary’s Certificate. At or prior to Closing, Sino shall have delivered to the Company a certificate of the Secretary of Sino certifying to (i) the incumbency and specimen signature of each officer of Sino and Holdco executing this Agreement and any other document executed on behalf of Sino or Holdco, (ii) the Charter Documents of Sino, (iii) the resolutions of the board of directors of Sino and Holdco approving and adopting this Agreement and the transactions contemplated hereby, in each case, which shall not have been modified, revoked or rescinded as of the Closing and (iv) the Sino Shareholder Approval, which shall not have been modified, revoked or rescinded as of the Closing.

(j)       Affiliated Transactions. Sino and Holdco shall cause all of the Contracts which are required to be set forth in Schedule 3.21 (regardless of whether they are, in fact, so listed) to be terminated at or prior to the Closing, other than those documents set forth on Schedule 6.2(j).

(k)      Amended and Restated Registration Rights Agreement. Sino and Holdco shall have delivered copies of the Amended and Restated Registration Rights Agreement signed by Surviving Pubco, Best Apex Limited, Lodestar Investment Holdings Corporation and True Precision Investments Limited.

(l)       Employment Agreements. Each of the Employment Agreements between Surviving Pubco and Dr. Jianming Hao, Richard Xu and Peiling (Amy) He, respectively, shall have been executed by such employees and same shall have been delivered to Surviving Pubco for execution by Surviving Pubco.

6.3     Additional Conditions to the Obligations of Sino and Holdco. The obligations of Sino and Holdco to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Sino:

(a)      Representations and Warranties. The representations and warranties contained in Article II of this Agreement shall be true and correct (without regard to any materiality or Material Adverse Effect qualifier contained therein), on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be so true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Sino shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

(b)     Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Company Closing Certificate shall include a provision to such effect.

(c)      No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Company to continue to own, operate or control any of the assets and operations of the Company following the Transactions and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect (other than with respect to this clause (iii), any action, suit or proceeding pending or threatened before any Governmental Entity against Sino).

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(d)     Consents. The Company shall have obtained all Approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than Approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and the Company Closing Certificate shall include a provision to such effect.

(e)      Material Adverse Effect. No Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement.

(f)      Employment Agreements. The Employment Agreement between Surviving Pubco and Renhui Mu shall have been executed by such employee and same shall have been delivered to Surviving Pubco for execution by Surviving Pubco.

(g)     Opinions of Counsel. Sino and Holdco shall have received from each of (a) Maples and Calder, BVI counsel to the Company, and (b) Beijing Jingyu Law Firm, China counsel to the Company, opinions of counsel customary for transactions of the type contemplated hereby and in form and substance reasonably satisfactory to Sino.

(h)      Lock-Up Agreement. The Lock-Up Agreement in the form of Exhibit D shall be executed by the Company shareholders and delivered to Sino.

(i)       Secretary’s Certificate. At or prior to Closing, the Company shall have delivered to Sino and Holdco a certificate of the Secretary of the Company certifying to (i) the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document executed on behalf of the Company, (ii) the Charter Documents of the Company, (iii) the resolutions of the board of directors of the Company approving and adopting this Agreement and the transactions contemplated hereby, which shall not have been modified, revoked or rescinded as of the Closing and (iv) the Written Consent, which shall not have been modified, revoked or rescinded as of the Closing.

(j)       Derivative Securities. There shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire Company Ordinary Shares or other securities of the Company.

(k)      Affiliated Transactions. The Company shall cause all of the Contracts which are required to be set forth in Schedule 2.21 (regardless of whether they are, in fact, so listed) to be terminated at or prior to the Closing, other than those documents set forth on Schedule 6.3(k).

(l)       Insider Loans; Equity Ownership in Subsidiaries. (i) All outstanding Indebtedness owed by Insiders to the Company shall have been repaid in full, including the Indebtedness described on Schedule 2.21 (if any); (ii) all outstanding guaranties and similar arrangements pursuant to which the Company has guaranteed the payment or performance of any obligations of any Insider to a third party shall have been terminated; and (iii) no Insider shall own any direct equity interests in any Subsidiary of the Company.

(m)    Amended and Restated Registration Rights Agreement. The Company shall have delivered copies of the Amended and Restated Registration Rights Agreement executed by the Company Shareholders.

ARTICLE VII.

INDEMNIFICATION

7.1     Indemnification.

(a)      Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), from and after the Closing, Surviving Pubco and its representatives, successors and permitted assigns (the “Indemnitees”) shall be jointly and severally indemnified, defended and held harmless by the Company Shareholders in connection with the Transactions, but only to the extent of the Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Indemnitee by reason of, arising out of or resulting from:

(i)       the inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to this Agreement or any Schedule or certificate delivered by the Company to Sino or Holdco pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

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(ii)      the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement; and

(iii)     any actions or omissions of the Company or its Subsidiaries that occurred prior to the Closing that resulted in or result in noncompliance by the Company or its Subsidiaries with Applicable Law (including, but not limited to, any noncompliance described on any schedule to this Agreement or otherwise previously made known to Sino).

(b)     Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which Indemnitees may be entitled to indemnification pursuant to this Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2     Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against an Indemnitee by a Person other than the Company or Sino (a “Third Party Claim”), shall be subject to the following terms and conditions:

(a)      Notice of Claim. Such Indemnitee will give the Company Shareholders prompt written notice after receiving written notice of any Third Party Claim (a “Notice of Claim”) which Notice of Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative shall be entitled to participate in the defense of Third Party Claim at their expense.

(b)     Defense. The Representative shall have the right, at its option (subject to the limitations set forth in Section 7.2(c)) and at its own expense, by written notice to the Committee, to assume the entire control of, subject to the right of Surviving Pubco to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given. If the Representative is permitted and elect to assumes the defense of a Third Party Claim:

(i)       the Representative shall diligently and in good faith defend such Third Party Claim and shall keep Surviving Pubco reasonably informed of the status of such defense; and

(ii)      Surviving Pubco shall cooperate fully in all respects with the Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Surviving Pubco shall make available to the Representative all pertinent information and documents under its control.

(c)      Limitations of Right to Assume Defense. The Representative shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by Surviving Pubco if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (ii) the Third Party Claim seeks an injunction or equitable relief against Surviving Pubco which is not merely incidental to a primary damage claim or claims for monetary damages.

(d)     Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any claim for indemnification under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative is obligated to be greater than such damages would have been had Surviving Pubco given the Representative prompt notice hereunder. So long as the Representative is defending any such action actively and in good faith, Surviving Pubco shall not settle such action.

(e)      Failure to Defend. If the Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Surviving Pubco, at the reasonable cost and expense of the Representative, will (upon further written notice to the Company Shareholders) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion,

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provided that the Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f)      Releases. Anything in this Section 7.2 to the contrary notwithstanding, the Company Shareholders shall not, without the written consent of the Representative, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Surviving Pubco of a full and unconditional release from all liability and obligation in respect of such action without any payment by Surviving Pubco or Surviving Pubco.

(g)     Representative Consent. Unless the Representative has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3     Insurance Effect. Notwithstanding any provision in this Agreement to the contrary, all Losses for which an Indemnitee would otherwise be entitled to indemnification under this Article VII shall be reduced by the amount of insurance proceeds (net of premium, deductible, future premium increases and any other increased insurance costs as a result of such payment of proceeds), indemnification payments and other third-party recoveries actually received by such Indemnitee in respect of any Losses. In the event that any such insurance proceeds, indemnity payments or other third-party recoveries are realized by an Indemnitee subsequent to receipt by such Indemnitee of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, indemnity payments or other third-party recoveries relate, appropriate refunds shall be made promptly by such Indemnitee of all or the relevant portion of such indemnification payment.

7.4     Limitations on Indemnification.

(a)      Survival. The representations, warranties, covenants and agreements in this Agreement or in any Schedule or certificate delivered in connection with this Agreement shall survive the Closing until the Escrow Release Date (the “Survival Period”); provided, however, that any indemnification claim made in writing prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, (i) no claim for indemnification shall be brought after the end of the Survival Period, and (ii) the indemnification rights of Indemnitees under this Article VII shall terminate and be of no further force or effect as of the termination of the Survival Period.

(b)     Deductible. No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $2,000,000 (the “Deductible”), in which event the amount payable shall be the entirety of the Loss from the first dollar; provided, however, that indemnification obligations under Section 7.1(a)(iii) shall not be subject to the Deductible.

(c)      Aggregate Amount Limitation. The aggregate liability for Losses hereunder shall not in any event exceed the value of the Escrow Shares and Surviving Pubco shall not have any claim against the Company Shareholders other than for any of such Escrow Shares.

(d)     Duplication of Recovery. Any Losses for which a Person is entitled to indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement.

7.5     Exclusive Remedy. The sole remedy of the Indemnitees with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII (including Section 7.4(c)). Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit an Indemnitee’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misconduct, it being understood that a mere breach of a representation and warranty does not constitute fraud and that an Indemnitee may not pursue such claim, demand or suit unless and only to the extent that all of the Escrow Shares have been released.

7.6     Adjustment to Exchange Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the Exchange Consideration paid by Surviving Pubco as a result of the Transactions, except as otherwise required by Law.

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7.7     Representative Capacities; Application of Escrow Shares. The parties acknowledge that the Representative’s obligations under this Article VII are solely as a representative of the Company Shareholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify the Indemnitees under this Article VII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to Indemnitees as a result of such indemnification obligations shall be made solely from, and to the extent of, the Escrow Shares. Out-of-pocket expenses of the Representative for attorneys’ fees and other costs shall be borne in the first instance by Surviving Pubco. The parties further acknowledge that all actions to be taken by Surviving Pubco pursuant to this Article VII shall be taken on its behalf by the Committee in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto.

7.8     Mitigation. An Indemnitee shall use commercially reasonably efforts to mitigate Losses suffered, incurred or sustained by it arising out of any matter for which it is entitled to indemnification hereunder; provided that no Indemnitee shall be required to (i) take any action or refrain from taking any action that is contrary to any applicable Contract, order or law binding on it or any Affiliate thereof or (ii) incur any out-of-pocket expense in connection with such mitigation (other than de minimis incidental expenses).

7.9     No Consequential Damages. No party shall have any liability for any special, exemplary, punitive or consequential damages (including lost profits or revenue or diminution of value) suffered or incurred by any other party.

ARTICLE VIII.

TERMINATION

8.1     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)      by mutual written agreement of Sino and the Company at any time;

(b)     by either Sino or the Company if the Transactions shall not have been consummated by December 31, 2015 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date;

(c)      by either Sino or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which order, decree, judgment, ruling or other action is final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in such order, decree, judgment, ruling or other action being final and nonappealable;

(d)     by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Sino or Holdco set forth in this Agreement, or if any representation or warranty of Sino or Holdco shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Sino is curable by Sino prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Sino of such breach, provided Sino continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Sino is cured during such thirty (30)-day period);

(e)      by Sino, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then Sino may not terminate this Agreement

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under this Section 8.1(e) for thirty (30) days after delivery of written notice from Sino to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Sino may not terminate this Agreement pursuant to this Section 8.1(e) if it or Holdco shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period); or

(f)      by either Sino or the Company, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Sino Common Stock required under Sino’s Charter Documents, or the holders of more than 3,080,100 shares of Sino Common Stock issued in Sino’s initial public offering and outstanding as of the date of the record date of the Special Meeting shall exercise their rights to convert the Sino Common Stock held by them into cash in accordance with Sino’s Charter Documents.

8.2     Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Sections 5.4(a), 5.8, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement prior to the termination hereof, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Merger to occur on or before the date stated therein.

8.3     Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

ARTICLE IX.

DEFINED TERMS

9.1     Defined Terms. For purposes of this Agreement, the term:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all Exhibits and Schedules hereto (including the Company Disclosure Schedule and the Sino Disclosure Schedule).

“Alternative Transaction Proposal” means any proposal for the (i) direct or indirect acquisition of all or substantially all of the assets of Sino or any of its subsidiaries (including any voting equity interests of Sino’s subsidiaries), (ii) direct or indirect acquisition of 50% or more of the voting equity interests of Sino, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the voting equity interests of Sino or (iv) merger, consolidation, other business combination or similar transaction involving Sino or any of its subsidiaries, pursuant to which such person would own 50% or more of the consolidated assets, net revenues or net income of Sino and its subsidiaries, taken as a whole; in all cases of clauses (i)-(iv) where such transaction is to be entered into with any person or group of persons other than the Company or its Affiliates.

“Company Ordinary Share Number” means the total number of the Company’s ordinary shares outstanding.

“Contracts” means all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises and other understandings, commitments and obligations of any kind, whether written or oral.

“Copyrights” means all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world.

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“Escrow Claims” means claims made pursuant to the Escrow Agreements.

“Governmental Action/Filing” means any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other Governmental Entity.

“Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; (iii) explosive or (iv) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any cost associated with prepaying any such debt, (b) the principal component of capitalized lease obligations, (c) net obligations under interest rate agreements and currency agreements, (d) amounts drawn on letters of credit, (e) the principal amount of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments and all other obligations of a Person upon which interest is paid by such Person, including accrued interest, (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, (g) net cash payment obligations under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), (h) all liabilities relating to securitization or factoring programs or arrangements, and (i) all Indebtedness of another Person referred to in clauses (a) through (h) above guaranteed (including keep well arrangements), in any manner.

“Intellectual Property” means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all Copyrights; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) all Trademarks; (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

“Knowledge” means with respect to (a) the Company, the actual knowledge or awareness as to a specified fact or event of any of those individuals listed on Schedule 9.1(a) of the Company Disclosure Schedule, and (b) Sino, the actual knowledge or awareness as to a specified fact or event of any of those individuals listed on Schedule 9.1(b) of the Sino Disclosure Schedule.

“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Losses” means all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties.

“Material Adverse Effect” means any change, event, effect or occurrence, individually or when aggregated with other changes, events, effects or occurrences, that is materially adverse to the business, assets (including intangible assets), prospects, financial condition, or results of operations of such entity, it being understood that none of the

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following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) any outbreak of hostilities or acts of war (whether or not declared), sabotage or terrorism, (ii) any act of God, hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster, (iii) any proposal, enactment or change in interpretation of, or other change in, applicable law, U.S. GAAP (or equivalent accounting practice in any other jurisdiction) or governmental policy, (iv) general conditions in the industries in which a Person operates, (v) the announcement and pendency of this Agreement and/or other transactions contemplated hereby (including any employee departures), or (vi) any action taken or omitted to be taken by a party hereto at the other party’s direction or written request or otherwise required or permitted to be taken or omitted to be taken by this Agreement, provided further, that the exceptions in clauses (i) through (iv) above shall not apply to the extent (if any) that the impact of such change, event, circumstance or effect is disproportionately adverse to such Person, relative to other companies in any industry in which such Person operates.

“Permitted Lien” means any and all Liens (a) which result from all statutory or other liens for Taxes or assessments and are not yet due and payable or delinquent or the validity of which is being contested in good faith by appropriate proceedings along with the posting of any security or bond required under applicable law in connection with such contest, (b) imposed or promulgated by applicable law or any Governmental Entity, including (i) zoning ordinances, building codes, regulations, permits and similar enactments which are not violated by the current use of the real property subject to such enactments or (ii) other restrictions, variations, covenants, conditions, rights of way, easements and other minor irregularities in title, (c) arising in connection with any cashiers’, landlords’, workers’, mechanics’, carriers’, repairers’ or other similar lien imposed by applicable law and arising out of obligations incurred in the ordinary course of business, (d) that are expressly listed as exceptions in insurance policies, (e) listed on Schedule 9.1(b) of the Company Disclosure Schedule, (f) listed on Schedule 9.1(b) of the Sino Disclosure Schedule, (g) under any Material Company Contract (but excluding Encumbrances arising out of the violation of any such Material Company Contracts), and (h) which individually or in the aggregate do not materially detract from the value of or materially interfere with the present use of the property subject thereto or affected thereby.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

“Securities Act” means the “Securities Act of 1933, as amended.

“Surviving Pubco Redemption Share Price” means $10.00.

“Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital share, severance, stamp, payroll, sales, employment, occupation, ad valorem, transfer, recapture, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together will all interest, penalties and additions.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

“Trademarks” means trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor.

“Trust Agreement” means the Investment Management Trust Agreement between Continental and Sino dated as of August 26, 2014.

“U.S. GAAP” means generally accepted accounting principles of the United States.

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9.2     Glossary of Other Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“AAA”	Section 10.8(a)
“Additional Sino SEC Reports”	Section 5.2(c)
“Additional Stock Consideration”	Section 1.7(a)(i)
“Amended and Restated Registration Rights Agreement”	Section 5.21
“Applicable Law”	Section 1.4
“Approvals”	Section 2.1(b)
“Audited Financial Statements”	Section 2.7(a)
“Cash Consideration”	Section 1.7(a)(i)
“Certificates of Merger”	Section 1.3
“Charter Adoption”	Section 5.1(a)
“Charter Documents”	Section 2.1(b)
“Closing”	Section 1.3
“Closing Date”	Section 1.3
“Closing Form 8-K”	Section 5.2(b)
“Closing Press Release”	Section 5.2(b)
“Committee”	Section 1.12(a)
“Company”	Heading
“Company Affiliate Transaction”	Section 2.21
“Company Certificates”	Section 1.7(c)
“Company Closing Certificate”	Section 6.3(a)
“Company Contracts”	Section 2.18(a)
“Company Disclosure Schedule”	Article II
“Companies Laws”	Recital A
“Company Ordinary Shares”	Section 1.7(a)
“Company Shareholders”	Heading
“Continental”	Section 1.6(b)(i)
“Converted Cash Consideration”	Section 1.7(a)(ii)
“Corporate Records”	Section 2.1(d)
“Costs”	Section 5.13(a)
“D&O Insurance”	Section 5.13(b)
“Deductible”	Section 7.4(b)
“Delaware Certificate of Merger”	Section 1.3
“DGCL”	Recital A
“Disqualification Event”	Section 1.14(d)
“Effective Time”	Section 1.3
“Employment Agreements”	Section 5.19
“Escrow Account”	Section 1.11
“Escrow Agent”	Section 1.11
“Escrow Agreement”	Section 1.11
“Escrow Release Date”	Section 1.11
“Escrow Shares”	Section 1.11
“Exchange Act”	Section 1.14(c)
“Exchange Agent”	Section 1.6(b)(i)
“Exchange Consideration”	Section 1.7(a)(ii)
“Governmental Entity”	Section 1.14(c)
“Holdco”	Heading
“IBCA”	Recital A

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“Indemnitees”	Section 7.1(a)
“Insider”	Section 2.18(a)(i)
“Insurance Policies”	Section 2.19
“Lock-Up Agreement”	Section 1.13
“Material Company Contract(s)”	Section 2.18(a)
“Merger”	Recital A
“Nasdaq”	Section 3.23
“Notice of Claim”	Section 7.2(a)
“Plan of Merger”	Section 1.3
“Plan/Plan(s)”	Section 2.11(a)
“Proxy Statement/Prospectus”	Section 5.1(a)
“Registration Statement”	Section 5.1(a)
“Representative”	Section 1.12(b)
“Required Sino Vote”	Section 3.28
“Reviewable Document”	Section 5.3(a)
“SEC”	Section 2.18 (a)
“Share Exchange”	Recital A
“Signing Form 8-K”	Section 5.2(a)
“Signing Press Release”	Section 5.2(a)
“Sino”	Heading
“Sino Affiliate Transaction”	Section 3.21
“Sino Certificates”	Section 1.6(a)(ii)
“Sino Closing Certificate”	Section 6.2(a)
“Sino Common Certificate”	Section 1.6(a)(i)
“Sino Common Stock”	Section 1.6(a)(i)
“Sino Contracts”	Section 3.19(a)
“Sino Convertible”	Section 3.3(b)
“Sino Disclosure Schedule”	Article III
“Sino Options”	Section 3.3(b)
“Sino Preferred Shares”	Section 3.3(a)
“Sino Record Date”	Section 5.1(c)
“Sino Rights”	Section 1.6(a)(ii)
“Sino Rights Certificate”	Section 1.6(a)(ii)
“Sino SEC Reports”	Section 3.7(a)
“Sino Shareholder Approval”	Section 5.1(a)
“Special Meeting”	Section 5.1(a)
“Stock Consideration”	Section 1.7(a)(ii)
“Subsidiaries”	Section 2.2(a)
“Survival Period”	Section 7.4(a)
“Surviving Pubco”	Section 1.1
“Surviving Pubco Certificates”	Section 1.6(b)(i)
“Surviving Pubco Indemnified Parties”	Section 5.13(a)
“Surviving Pubco Ordinary Shares”	Section 1.2
“Surviving Pubco Plan”	Section 5.20
“Third Party Claim”	Section 7.2
“Transactions”	Recital A
“Trust Fund”	Section 3.25
“Trust Fund Deductions”	Section 5.17
“Unaudited Financial Statements”	Section 2.7(b)
“Written Consent”	Section 1.14(a)

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ARTICLE X.

GENERAL PROVISIONS

10.1  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via email or telecopy to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Sino or Holdco prior to the Closing, to:	Sino Mercury Acquisition Corp
7/F Metropolis Tower
No. 2 Dongsan Street
Zhongguancun Xi Zone
Haidian District
Beijing, 100080, China
Attn: Jianming Hao / Richard Xu
Telephone: 646-387-1287
Telecopy: 646-607-2668
E-mail: Richard@sinomercury.com

with a copy (which shall not constitute notice) to:	David Alan Miller, Esq.
Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901
Telephone: 212-818-8880
Telecopy: 212-818-8881
Email: dmiller@graubard.com

if to Surviving Pubco following the Closing, or the Company prior, to Closing:	Wins Finance Group Ltd.
1 F, Building Number 7
No. 58 Jianguo Road,
Chaoyang District, Beijing 100024, PRC
Attention: Junfeng Zhao
Telephone: 86-10-82255118
Telecopy: 86-10-82255118
E-mail: zjf@winsii.com

with a copy (which shall not constitute notice) to:	Robert H. Cohen
McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173
Telephone: 212-547-5885
Telecopy: 212-547-5444
E-mail: rcohen@mwe.com

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10.2  Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.

10.3  Counterparts; Facsimile Signatures. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by email or facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4  Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Sino and the Company dated January 1, 2015 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other Person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5  Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6  Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8  Venue.

(a)      The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s

Annex A-45

legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators. The Company and the Company Shareholders hereby appoint, without power of revocation, Johnny Leung, as their respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the Closing Date.

(b)     EACH PARTY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(c)      Each party agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.9  Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10   Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11   Amendment. This Agreement may be amended by the parties hereto at any time prior to the Closing Date by execution of an instrument in writing signed on behalf of each of the parties. After the Closing Date, this Agreement may be amended only with the consent of Sino and the Committee.

10.12   Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.13   Currency. All references to currency amounts in this Agreement shall mean United States dollars unless otherwise noted.

[The Signature Page is the following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SINO MERCURY ACQUISITION CORP.

Name:	/s/ Jianming Hao
By:	Jianming Hao
Title:	Chief Executive Officer

WINS FINANCE HOLDINGS INC.

Name:	/s/ Richard Xu
By:	Richard Xu
Title:	President

WINS FINANCE GROUP LIMITED

Name:	/s/ Zhao Jun Feng
By:	Zhao Jun Feng
Title:	Director

WITS GLOBAL LIMITED

Name:	/s/ Wang Hong
By:	Wang Hong
Title:	Director

APPELO LIMITED

Name:	/s/ Wang Hong
By:	Wang Hong
Title:	Director

GLOWING ASSETS HOLDINGS LIMITED

Name:	/s/ Zhao Jun Feng
By:	Zhao Jun Feng
Title:	Director

COSMIC EXPERT LIMITED

Name:	/s/ Zhao Jun Feng
By:	Zhao Jun Feng
Title:	Director

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AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF REORGANIZATION

AMENDMENT NO. 1, dated May 5, 2015 to the Agreement and Plan of Reorganization (“Agreement”) is made and entered into as of April 24, 2015, by and among Sino Mercury Acquisition Corp, a Delaware corporation (“Sino”), Wins Finance Holdings Inc., a Cayman Islands exempted company and wholly owned subsidiary of Sino (“Holdco”), Wins Finance Group Limited, a British Virgin Islands international business company (the “Company”), and each of Wits Global Limited, Appelo Limited, Glowing Assets Holdings Limited and Cosmic Expert Limited, each of which are British Virgin Islands international companies and shareholders of the Company that, collectively, own 100% of the Company’s outstanding capital and voting shares (“Company Shareholders”).

The Agreement is hereby amended as follows:

1.       All references to “Wins Finance Group Limited” in the Agreement shall mean Wins Finance Group Ltd. (稳盛金融集团有限公司).

2.       All references in the Agreement to the “International Business Company Act of the British Virgin Islands,” shall mean the BVI Business Companies Act (as amended) and all references to “IBCA” shall mean BCA.

3.       All references in the Agreement to the “Companies Law (2012 Revision) of the Cayman Islands” shall mean the Companies Law (2013 Revision) of the Cayman Islands.

4.       Section 2.1(a) of the Agreement is hereby restated and amended in its entirety to read as follows:

“The Company is a BVI business company duly formed, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite Company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and proposed to be conducted.”

5.       Section 2.1(b) of the Agreement is hereby restated and amended in its entirety to read as follows:

“The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.  Complete and correct copies of the memorandum and articles of association, certificate of incorporation (including any relating to a change of name) and bylaws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore made available to Sino or Sino’s counsel.  The Company is not in violation of any of the provisions of the Company’s Charter Documents.”

6.       Any reference to “stockholders” or “Company Stockholders” in the Agreement shall mean shareholders with respect to Holdco and the Company.

Annex A-48

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SINO MERCURY ACQUISITION CORP.

By:	/s/ Jianming Hao
Name:	Jianming Hao
Title:	Chief Executive Officer

WINS FINANCE HOLDINGS INC.

By:	/s/ Richard Xu
Name:	Richard Xu
Title:	President

WINS FINANCE GROUP LTD.
稳盛金融集团有限公司。

By:	/s/ Zhao Jun Feng
Name:	Zhao Jun Feng
Title:	Director

WITS GLOBAL LIMITED

By:	/s/ Wang Hong
Name:	Wang Hong
Title:	Director

APPELO LIMITED

By:	/s/ Wang Hong
Name:	Wang Hong
Title:	Director

GLOWING ASSETS HOLDINGS LIMITED

By:	/s/ Zhao Jun Feng
Name:	Zhao Jun Feng
Title:	Director

COSMIC EXPERT LIMITED

By:	/s/ Zhao Jun Feng
Name:	Zhao Jun Feng
Title:	Director
Annex A-49

List of Omitted Schedules

The following is a list of the Schedules to the Merger Agreement, omitted pursuant to Rule 601(b)(2) of Regulation S-K:

Schedule 1.5.	Board of Directors of Surviving Pubco and the Company
Company Disclosure Schedules
Schedule 2.1(c).	Organization and Qualification
Schedule 2.1(d).	Organization and Qualification
Schedule 2.1(e).	Organization and Qualification
Schedule 2.2(a).	Subsidiaries
Schedule 2.3(a).	Capitalization
Schedule 2.3(c).	Capitalization
Schedule 2.3(d).	Capitalization
Schedule 2.3(e).	Capitalization
Schedule 2.3(f).	Capitalization
Schedule 2.5(b).	No Conflict; Required Filings and Consents
Schedule 2.6.	Compliance
Schedule 2.7.	Financial Statements
Schedule 2.8.	No Undisclosed Liabilities
Schedule 2.9.	Absence of Certain Changes or Events
Schedule 2.10.	Litigation
Schedule 2.11(a).	Employee Benefit Plans
Schedule 2.11(b).	Employee Benefit Plans
Schedule 2.12.	Labor Matters
Schedule 2.13.	Restrictions on Business Activities
Schedule 2.14(a).	Title to Property
Schedule 2.14(b).	Title to Property
Schedule 2.14(c).	Title to Property
Schedule 2.15.	Taxes
Schedule 2.16(a).	Environmental Matters
Schedule 2.16(b).	Environmental Matters
Schedule 2.17.	Intellectual Property
Schedule 2.18.	Agreements, Contracts and Commitments
Schedule 2.21.	Affiliate Transactions
Schedule 2.23.	Brokers

Annex A-50

Sino Disclosure Schedules
Schedule 3.3(a).	Capitalization
Schedule 3.3(b).	Capitalization
Schedule 3.3(e).	Capitalization
Schedule 3.3(f).	Capitalization
Schedule 3.7(b).	SEC Filings; Financial Statements
Schedule 3.9.	Absence of Certain Changes or Events
Schedule 3.12.	Labor Matters
Schedule 3.14.	Title to Property
Schedule 3.15.	Taxes
Schedule 3.17.	Brokers
Schedule 3.19.	Agreements, Contracts and Commitments
Schedule 3.21.	Affiliate Transactions
Schedule 3.26.	Government Filings
Schedule 4.1.	Conduct of Business
Schedule 5.19.	Employment Agreements
Schedule 6.2(g).	Resignations
Schedule 6.2(j).	Affiliated Transactions
Schedule 6.3(k).	Affiliated Transactions
Schedule 9.1(a).	Knowledge
Schedule 9.1(b).	Knowledge

Annex A-51

Annex B

Our Ref.: GS099/123209/MKPT	FIN1501003

April 10, 2015

Board of Directors
Sino Mercury Acquisition Corp.
7/F Metropolis Tower, No. 2 Dongsan Street,
Zhongguancun Xi Zone, Haidian District,
Beijing, 100080, China

Dear Members of the Board,

Fairness Opinion of Fair Market Value in Wins Finance Group Limited

Greater China Appraisal Company Limited (“Greater China” or “we”) has been advised that Sino Mercury Acquisition Corp. (“Sino”) is considering entering into a business combination transaction (the “Transaction”) with Wins Finance Group Limited, a British Virgin Islands international business company (the “Company”) pursuant to which Sino will be merged with and into Wins Finance Holdings Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Sino (“Holdco”), with Holdco being the surviving entity (“Surviving Pubco”) (the “Merger”) and immediately following the Merger, an exchange of 100% of the ordinary shares of the Company by the members of the Company (the “Company Shareholders”) for cash and ordinary shares of Holdco as provided herein (the “Share Exchange”). The Merger and Share Exchange will be governed by an Agreement and Plan of Reorganization among Sino, Holdco, the Company and the Company Shareholders (the “Transaction Agreement”).

Pursuant to the Share Exchange, Surviving Pubco will pay to the Company Shareholders an aggregate of USD168,000,000 through a combination of cash (“Cash Consideration”) and ordinary shares of Surviving Pubco (“Stock Consideration” and together with the Cash Consideration, the “Exchange Consideration”).

The Board of Directors of Sino (the “Board”) has requested Greater China’s opinion, as a professional appraisal company, as to (i) the fairness, from a financial point of view, to Sino of the Exchange Consideration to be paid by Surviving Pubco in the Share Exchange pursuant to the Transaction Agreement, and (ii) whether the fair market value of the Company equals or exceeds 80% of the amount held by Sino in trust for the benefit of its public stockholders (excluding deferred underwriting commissions and taxes payable on the income earned on such funds) (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i)       discussed the Transaction and related matters with Sino’s counsel and reviewed a draft copy of the Transaction Agreement;

(ii)      reviewed the audited financial statements of the Company and its subsidiaries for the two years ended December 31, 2012 and December 31, 2013, and unaudited consolidated financial statements of the Company and its subsidiaries for the period from January 1, 2014 through December 31,2014 prepared under the generally accepted accounting principles of China;

(iii)     reviewed and discussed with Sino’s management certain other publicly available information concerning Sino and the Company;

(iv)     held discussions with the Company’s management, including, without limitation, with respect to, estimates of certain transaction charges and the pro forma financial impact of the Transaction on the Company;

(v)      reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by management of the Company which we were directed by Sino to use for purposes of our analysis, and held discussions with the Company’s senior management regarding the latest business developments;

(vi)     reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we considered relevant to our analysis;

Annex B-1

(vii)    performed business valuation (“Valuation”) on the Company as at December 31, 2014 (the “Appraisal Date”)

(viii)   compared the equity values of the Company implied by the various financial analyses we conducted to the amount held in trust by Sino for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on such funds);

(ix)     participated in certain discussions and negotiations between representatives of Sino and the Company;

(x)      conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(xi)     took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company’s industry generally.

In rendering our Opinion, we have relied upon and assumed, with your acknowledgement and consent, without independent investigation or verification, the accuracy and completeness of all of the financial and other information that was provided to Greater China by or on behalf of Sino or the Company, or that was otherwise reviewed by Greater China, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts regarding the Company prepared by management of the Company and supplied to us by Sino and the Company, as applicable, we have assumed, at the direction of Sino, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Sino and the Company, as applicable, as to the future operating and financial performance of the Company and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Greater China has relied on this projected information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof. For purposes of the Opinion, we also assumed, at your direction and with your consent, that the per share value of the ordinary shares of Surviving Pubco to be issued to the Company Shareholders in the Share Exchange is equal to the current cash per share held in trust for the benefit of Sino’s public stockholders.

We also confirmed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Sino, Holdco or the Company between the Appraisal Date of the Valuation and the date hereof. We did not make or obtain any independent evaluation, appraisal or physical inspection of Sino’s, Holdco’s or the Company’s individual assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty and assumptions, Greater China assumes no responsibility for their accuracy.

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Transaction will be satisfied and not waived. In addition, we have assumed that the definitive Transaction Agreement will not differ materially from the draft we reviewed. We have also assumed that the Transaction will be consummated substantially on the terms and conditions described in the Transaction Agreement, without any waiver of material terms or conditions by Sino or any other party and without any adjustment to the Exchange Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction will not have an adverse effect on Sino, the Company or the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Section 16(a) of the Exchange Act and all other applicable United States federal and state statutes, rules and regulations and all other laws applicable to Sino, Holdco, the Company, and Surviving Pubco. We have further assumed that Sino has relied upon the advice of its counsel, independent accountants and other advisors (other than Greater China) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Sino, Holdco, the Company, the Transaction and the Transaction Agreement.

Annex B-2

Our Opinion is limited to whether, as of the date hereof, the Exchange Consideration to be paid by Surviving Pubco in the Share Exchange is fair to Sino, from a financial point of view, and whether the fair market value of the Company equals or exceeds 80% of the amount held by Sino in trust for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on such funds) and does not address any other terms, aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on Sino, its stockholders, creditors or any other constituencies of Sino, or any terms, aspects or implications of any voting, support, stockholder, or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Sino; (ii) the legal, tax or accounting consequences of the Transaction on Sino, its stockholders or any other party; (iii) the fairness of the amount or nature of any compensation to any officers, directors or employees of the Company, or class of such person, relative to the compensation paid to any other party; or (iv) whether Sino has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Exchange Consideration in the Share Exchange at the closing of the Transaction. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which Sino’s securities will trade following public announcement or consummation of the Transaction.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or their respective advisors, or information otherwise reviewed by Greater China, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that Greater China does not have any obligation to update, revise or reaffirm this Opinion. Further, the credit, financial and stock markets are often affected by periods of volatility and we express no opinion or view as to any potential effects of such volatility on Sino, the Company or the Transaction. Our Opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Transaction. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Transaction or to any stockholder of Sino or member of the Company as to how any such stockholder or member should vote at any stockholders’ or members’ meeting at which the Transaction may be considered, or whether or not any stockholder of Sino or member of the Company should enter into a voting, members’, stockholders’ or affiliates’ agreement with respect to the Transaction, or exercise any redemption or repurchase or exchange rights that may be available to such stockholder or member. In addition, the Opinion does not compare the relative merits of the Transaction with any other alternative transactions or business strategies which may have been available to Sino and does not address the underlying business decision of the Board or Sino to proceed with or effect the Transaction. We are not legal, tax, regulatory or bankruptcy advisors. We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States Congress, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods, or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board or generally accepted accounting principles in China. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of Sino or the Company.

Greater China, as part of its appraisal services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers and acquisitions of listed and unlisted securities and valuations for estate, corporate and other purposes. We have acted as valuer to Sino in connection with the Transaction and will receive a fee for our services upon the delivery of signed valuation report disregard of the completion of the Transaction (the “Valuation Fee”). We have also acted as valuer to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Transaction and is not creditable against any Valuation Fee. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Transaction. In addition, Sino has agreed to indemnify us for certain liabilities arising out of our engagement. Greater China may seek to provide appraisal services to Sino or their respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Greater China and our clients may effect transactions in the equity securities of Sino and may at any time hold a long or short position in such securities.

Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Greater China be made, without our prior written consent, except in accordance with the terms and conditions of Greater China’s engagement letter agreement with Sino.

Annex B-3

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, (i) the Exchange Consideration to be paid by Surviving Pubco in the Share Exchange pursuant to the Transaction Agreement is fair to Sino, from a financial point of view, and (ii) the fair market value of the Company (measured by the enterprise values implied by the various financial analyses we conducted in connection with our Opinion) equals or exceeds 80% of the amount held by Sino in trust for the benefit of its public stockholders (excluding any deferred underwriters commissions and taxes payable on the income earned on such funds).

Very truly yours,

/s/ Greater China Appraisal Company Limited

GREATER CHINA APPRASIAL COMPANY LIMITED

Annex B-4

Annex C

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

WINS FINANCE HOLDINGS INC.

(adopted by special resolution passed on [ ] 2015)

Annex C-1

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

WINS FINANCE HOLDINGS INC.

(adopted by special resolution passed on [ ] 2015)

1           The name of the Company is Wins Finance Holdings Inc.

2           The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3           The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4           The liability of each Member is limited to the amount unpaid on such Member’s shares.

5           The share capital of the Company is US$10,100 divided into 100,000,000 ordinary shares of a par value of US$0.0001 each and 1,000,000 preferred shares of a par value of US$0.0001.

6           The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7           Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Annex C-2

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

WINS FINANCE HOLDINGS INC.

(adopted by special resolution passed on [ ] 2015)

1           Interpretation

1.1       In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Company”	means the above named company.

“Designated Stock Exchange”

means the Over-the-Counter Bulletin Board or any national securities exchange including the National Market System or the Capital Market of the Nasdaq Stock Market, Inc., the NYSE MKT LLC or the New York Stock Exchange.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2013 Revision) of the Cayman Islands.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

Annex C-3

1.2       In the Articles:

(a)        words importing the singular number include the plural number and vice versa;

(b)        words importing the masculine gender include the feminine gender;

(c)        words importing persons include corporations as well as any other legal or natural person;

(d)        “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)        “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)         references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)        any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)        the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)          headings are inserted for reference only and shall be ignored in construing the Articles;

(j)          any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)        any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)          sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)       the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)        the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2           Commencement of Business

2.1       The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

Annex C-4

2.2       The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3           Issue of Shares

3.1       Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2       The Company shall not issue Shares to bearer.

4           Register of Members

4.1       The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2       The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5           Closing Register of Members or Fixing Record Date

5.1       For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2       In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3       If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6           Certificates for Shares

6.1       A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2       The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

Annex C-5

6.3       If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4       Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7           Transfer of Shares

7.1       Subject to the terms of these Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal securities laws of the United States.

7.2       The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8           Redemption, Repurchase and Surrender of Shares

8.1       Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2       Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3       The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4       The Directors may accept the surrender for no consideration of any fully paid Share.

9           Treasury Shares

9.1       The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2       The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10         Variation of Rights of Shares

10.1     If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

Annex C-6

10.2     For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3     The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11         Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12         Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13         Lien on Shares

13.1     The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2     The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3     To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4     The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14         Call on Shares

14.1     Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call

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may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2     A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3     The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4     If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5     An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6     The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7     The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8     No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15         Forfeiture of Shares

15.1     If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2     If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3     A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4     A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5     A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of

Annex C-8

transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6     The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16         Transmission of Shares

16.1     If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2     Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3     A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17         Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1     The Company may by Ordinary Resolution:

(a)        increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)        consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)        convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)        by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)        cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

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17.2     All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3     Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)        change its name;

(b)        alter or add to the Articles;

(c)        alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)        reduce its share capital or any capital redemption reserve fund.

18         Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19         General Meetings

19.1     All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2     The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3     The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4     A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5     The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6     If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7     A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20         Notice of General Meetings

20.1     At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in

Annex C-10

this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)        in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)        in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2     The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21         Proceedings at General Meetings

21.1     No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

21.2     A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3     A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4     If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5     The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6     If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7     The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8     When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

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21.9     A resolution put to the vote of the meeting shall be decided on a poll.

21.10   A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.11   In the case of an equality of votes, the chairman shall be entitled to a second or casting vote.

22         Votes of Members

22.1     Subject to any rights or restrictions attached to any Shares, every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote for every Share of which he is the holder.

22.2     In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3     A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4     No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5     No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6     Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7     A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

23         Proxies

23.1     The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2     The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

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23.3     The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4     The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5     Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24         Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25         Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26         Directors

There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

27         Powers of Directors

27.1     Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2     All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3     The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4     The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

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28         Appointment and Removal of Directors

28.1     The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2     The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29         Vacation of Office of Director

The office of a Director shall be vacated if:

(a)        the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)        the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)        the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)        the Director is found to be or becomes of unsound mind; or

(e)        all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

30         Proceedings of Directors

30.1     The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

30.2     Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

30.3     A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4     A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5     A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every

Annex C-14

Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6     The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7     The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8     All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9     A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31         Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

32         Directors’ Interests

32.1     A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2     A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

32.3     A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4     No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by

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or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5     A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33         Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

34         Delegation of Directors’ Powers

34.1     The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2     The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3     The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.4     The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.5     The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

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35         Alternate Directors

35.1     Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

35.2     An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

35.3     An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

35.4     Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

35.5     Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

36         No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

37         Remuneration of Directors

37.1     The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2     The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38         Seal

38.1     The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2     The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3     A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39         Dividends, Distributions and Reserve

39.1     Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor.

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A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

39.2     Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3     The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4     The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5     Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6     The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7     Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8     No Dividend or other distribution shall bear interest against the Company.

39.9     Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40         Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required

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to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41         Books of Account

41.1     The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

41.2     The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3     The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42         Audit

42.1     The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2     Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.3     Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43         Notices

43.1     Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

43.2     Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been

Annex C-19

received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

43.3     A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4     Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44         Winding Up

44.1     If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)        if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)        if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2     If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45         Indemnity and Insurance

45.1     Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

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45.2     The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3     The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46         Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47         Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48         Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

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Annex D

Wins Finance Holdings Inc.

2015 Long-Term Incentive Equity Plan

Section 1. Purpose; Definitions.

1.1.   Purpose. The purpose of the 2015 Long-Term Incentive Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.   Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)      “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b)     “Board” means the Board of Directors of the Company.

(c)      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)     “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(e)      “Company” means Wins Finance Holdings Inc., an exempted company organized under the laws of the Cayman Islands.

(f)      “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(g)     “Effective Date” means the date determined pursuant to Section 11.1.

(h)      “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Ordinary Shares are listed on a national securities exchange or The Nasdaq Stock Market, LLC (“Nasdaq”), the last sale price of the Ordinary Shares in the principal trading market for the Ordinary Shares on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Ordinary Shares are not listed on a national securities exchange or Nasdaq, but are traded in the over-the-counter market, the closing bid price for the Ordinary Shares on such date, as reported by the OTC Bulletin Board or Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Ordinary Shares cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(i)       “Holder” means a person who has received an award under the Plan.

(j)       “Incentive Option” means any Option intended to be and designated as an “incentive Option” within the meaning of Section 422 of the Code.

(k)      “Non-qualified Option” means any Option that is not an Incentive Option.

(l)       “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(m)    “Option” means any option to purchase Ordinary Shares which is granted pursuant to the Plan.

(n)      “Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share.

(o)     “Other Share-Based Award” means an award under Section 9 that is valued in whole or in part by reference to, or is otherwise based upon, Ordinary Shares.

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(p)     “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q)     “Plan” means the Wins Finance Holdings Inc. 2015 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(r)       “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 5.2(k) or 9.2 is comprised of Ordinary Shares and the difference between Fair Market Value and the exercise price (if lower than Fair Market Value) if the award is an Option or Share Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s)      “Restricted Shares” means Ordinary Shares received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(t)       “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Option or (b) if a Share Appreciation Right is granted unrelated to an Option, the Fair Market Value of an Ordinary Share on the date of grant of the Share Appreciation Right, in either case, multiplied by the number of shares for which the Share Appreciation Right is exercised.

(u)      “Share Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, a number of Ordinary Shares equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v)      “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(w)     “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

2.1.   Committee Membership. The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code and “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2.   Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Options, (ii) Share Appreciation Rights, (iii) Restricted Shares, and/or (iv) Other Share-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)      to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Options, Share Appreciation Rights, Restricted Shares and/or Other Share-Based Awards may from time to time be awarded hereunder;

(b)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)      to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d)     to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(e)      to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

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The Committee may not modify or amend any outstanding Option or Share Appreciation Right to reduce the exercise price of such Option or Share Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Share Appreciation Right. In addition, no Option or Share Appreciation Right may be granted in exchange for the cancellation or surrender of an Option or Share Appreciation Right or other award having a higher exercise price.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 1% of the outstanding shares at the consummation of the transactions contemplated by the Merger Agreement in the aggregate.

2.3.   Interpretation of Plan.

(a)      Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)     Incentive Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Options (including but not limited to Share Appreciation rights granted in conjunction with an Incentive Option) or any Agreement providing for Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Option under such Section 422.

Section 3. Shares Subject to Plan.

3.1.   Number of Shares. Subject to Section 6.2(d), the total number of Ordinary Shares reserved and available for issuance under the Plan shall be a number of Ordinary Shares equal to ten percent (10%) of the total outstanding Ordinary Shares as of the closing date of that certain Agreement and Plan of Reorganization, dated as of April 24, 2015 and amended on May 5, 2015, by and among the Company, Wins Finance Group Ltd. and the shareholders of Wins (“Merger Agreement”), after taking into account the Ordinary Shares that may be issued pursuant to the Merger Agreement and the conversion of any shares held by the Company’s public shareholders as provided for in the Company’s Amended and Restated Certificate of Incorporation. Ordinary Shares under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Ordinary Shares that have been granted pursuant to an Option cease to be subject to an Option, or if any Ordinary Shares that are subject to any Share Appreciation Right, Restricted Shares award or Other Share-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Ordinary Shares, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Ordinary Shares that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any Ordinary Shares surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.2.   Adjustment Upon Changes in Capitalization, Etc. In the event of any dividend payable on Ordinary Shares, Ordinary Shares split or reverse split, combination or exchange of Ordinary Shares, or other extraordinary or unusual event (including a Change of Control) which results in a change in the Ordinary Shares of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

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Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Options.

5.1.   Grant and Exercise. Options granted under the Plan may be of two types: (i) Incentive Options and (ii) Non-qualified Options. Any Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Options or Non-qualified Options, or both types of Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Option intended to qualify as an Incentive Option does not so qualify, it shall constitute a separate Non-qualified Option.

5.2.   Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

(a)      Option Term. The term of each Option shall be fixed by the Committee; provided, however, that an Incentive Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Option granted to an optionee who, at the time of grant, owns Ordinary Shares possessing more than 10% of the total combined voting power of all classes of voting shares of the Company (“10% Shareholder”)).

(b)     Exercise Price. The exercise price per Ordinary Share purchasable under an Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of the Ordinary Shares); provided, however, that the exercise price of an Incentive Option granted to a 10% Shareholder will not be less than 110% of the Fair Market Value on the date of grant.

(c)      Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Options be exercisable only in installments. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines. Notwithstanding the foregoing, in the case of an Incentive Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(d)     Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of Ordinary Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in Ordinary Shares (including Restricted Shares and other contingent awards under this Plan) or partly in cash and partly in such Ordinary Shares, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for Ordinary Shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase

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price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Ordinary Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e)      Share Payments. Payments in the form of Ordinary Shares shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of certificates in negotiable form or other means to evidence the transfer for good and valid title thereto to the Company, free of any liens or encumbrances.

(f)      Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g)     Termination by Reason of Death. If a Holder’s employment by, or association with, the Company or a Subsidiary terminates by reason of death, any Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

(h)      Termination by Reason of Disability. If a Holder’s employment by, or association with, the Company or any Subsidiary terminates by reason of Disability, any Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter.

(i)       Termination by Reason of Normal Retirement. If such Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, any Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter.

(j)       Other Termination. If such Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or a Subsidiary without cause, the portion of such Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter.

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(k)      Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase an Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(l)       Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6. Share Appreciation Rights.

6.1.   Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Share Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Share Appreciation Rights to participants who have been or are being granted Options under the Plan as a means of allowing such participants to exercise their Options without the need to pay the exercise price in cash. In the case of a Non-qualified Option, a Share Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Option. In the case of an Incentive Option, a Share Appreciation Right may be granted only at the time of the grant of such Incentive Option.

6.2.   Terms and Conditions. Share Appreciation Rights shall be subject to the following terms and conditions:

(a)      Exercisability. Share Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Share Appreciation Rights granted in tandem with an Incentive Option, to the limitations, if any, imposed by the Code with respect to related Incentive Options.

(b)     Termination. All or a portion of a Share Appreciation Right granted in tandem with an Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Option.

(c)      Method of Exercise.  Share Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Share Appreciation Rights granted in tandem with an Option, by surrendering the applicable portion of the related Option. Upon exercise of all or a portion of a Share Appreciation Right and, if applicable, surrender of the applicable portion of the related Option, the Holder shall be entitled to receive a number of Ordinary Shares equal to the SAR Value divided by the Fair Market Value on the date the Share Appreciation Right is exercised.

(d)     Shares Available Under Plan. The granting of a Share Appreciation Right in tandem with an Option shall not affect the number of Ordinary Shares available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of Ordinary Shares acquirable upon exercise of the Option to which such Share Appreciation Right relates.

Section 7. Restricted Shares.

7.1.   Grant.  Restricted Shares may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Shares will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2.   Terms and Conditions. Each Restricted Share award shall be subject to the following terms and conditions:

(a)      Certificates. Restricted Shares, when issued, will be represented by a certificate or certificates registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Shares (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

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(b)     Rights of Holder. Restricted Shares shall constitute issued and outstanding Ordinary Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Ordinary Shares with respect to such Restricted Shares, with the exceptions that (i) the Holder will not be entitled to delivery of the certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

(c)      Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Shares shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested. Any such Restricted Shares and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited.

Section 8. Other Share-Based Awards.

Other Share-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Ordinary Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, Ordinary Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into Ordinary Shares and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Share-Based Awards may include performance shares or options, whose award is tied to specific performance criteria. Other Share-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Share-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9. Accelerated Vesting and Exercisability.

9.1.   Non-Approved Transactions.  If any one person, or more than one person acting as a group, acquires the ownership of shares of the Company that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the shares of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Options and other awards granted and outstanding under the Plan shall be accelerated and all such Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Ordinary Shares subject to such Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Options and awards. An increase in the percentage of shares owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its shares in exchange for property is not treated as an acquisition of shares for purposes of this Section 9.1.

9.2.   Approved Transactions. The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of shares of the Company that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the shares of the Company, which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish

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such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

9.3.   Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11. Term of Plan.

11.1. Effective Date. The Effective Date of the Plan shall be _______ __, 2015, subject to the approval of the Plan by the Company’s shareholders within one year after the Effective Date. Only Options may be granted under the Plan prior to such approval of the Plan by the Company’s shareholders. Any Options granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s shareholders and no Options shall vest or otherwise become free of restrictions prior to such approval.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4. Investment Representations; Company Policy. The Committee may require each person acquiring Ordinary Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring Ordinary Shares pursuant to an Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Options and the awarding of Ordinary Shares and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6. Withholding Taxes. Not later than the date on which any Option or other award under the Plan creates tax liability to the Holder under any federal, state, local or other territorial laws, the Holder shall pay to the

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Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or other territorial taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Ordinary Shares, including Ordinary Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the Cayman Islands (without regard to choice of law provisions).

12.8. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10.  Applicable Laws. The obligations of the Company with respect to all Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required in the United States, Cayman Islands and any other applicable jurisdiction, and (ii) the rules and regulations of any securities exchange on which the Ordinary Shares may be listed.

12.11.  Compliance with Laws of Other Jurisdictions. Awards may be granted to participants who are citizens or residents of a jurisdiction other than the United States on such terms and conditions different from those under the Plan as may be determined by the Committee to be necessary or advisable to achieve the purposes of the Plan while also complying with applicable local laws, customs and tax practices, including any such terms and conditions as may be set forth in any supplement or appendix to the Plan intended to govern the terms of any such Award. In no event shall the eligibility, grant, exercise or settlement of an Award constitute a term of employment, or entitlement with respect to employment, of any employee.

12.12.  Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.13.  Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all awards granted, and all Agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this Section. The Board may amend the Plan to comply with Code Section 409A in the future.

12.14.  Non-Registered Shares. The Ordinary Shares to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Ordinary Shares or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Ordinary Shares on a national securities exchange or any other trading or quotation system, including Nasdaq.

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Annex E

Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1901 (212) 818-8800
facsimile:		direct dial number
(212) 818-8881

September 8, 2015

Sino Mercury Acquisition Corp.
590 Madison Avenue, 21st Floor
New York, NY 10022

Re:    Merger into Wins Finance Holdings Inc.

Dear Sirs:

We have acted as counsel to Sino Mercury Acquisition Corp. (“Sino”), a corporation organized under the laws of the state of Delaware, in connection with its proposed merger into Wins Finance Holdings Inc. (“Holdco”), a Cayman Islands exempted company. You have requested our opinion in connection with the federal income tax consequences of the proposed merger into Holdco on the securityholders of Sino.

In rendering this opinion, we have examined the Registration Statement initially filed with the Securities and Exchange Commission on May 11, 2015, File No. 333-204074, as amended (the “Registration Statement”), and the Agreement and Plan of Reorganization by and among Sino, Holdco, Wins Finance Group Ltd. (“WFG”) and the shareholders of WFG. For purposes of this opinion we have assumed and relied upon the truth and accuracy of the facts as set forth in the aforesaid documents.

The opinions set forth in the Registration Statement pertaining to the federal income tax consequences of the proposed merger of Sino into Holdco on the securityholders of Sino in the Registration Statement under the heading “Material Federal Income Tax Consequences of the Transactions to Sino and Its Securityholders,” to the extent they contain statements of federal income tax law or legal conclusions with respect thereto, constitute our opinions regarding the material federal income tax consequences of the transactions described in the Registration Statement to the securityholders of Sino.

The opinions set forth above are limited in all respects to the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and related administrative pronouncements and judicial precedents, and we note that such opinions are not binding on the Internal Revenue Service or courts, any of which could take a contrary position.

The opinions expressed herein are based upon facts covered by our opinion and the above-referenced laws and authorities, each as in existence on this date. Such laws and authorities may be repealed, revoked, or modified at any time, and any such change may have retroactive effect. We assume no obligation to update or supplement such opinions to reflect any change or developments in the application or interpretation of any such laws or authorities that may occur, or any fact or circumstance that may come to our attention, after the date of this letter.

We consent to the references to our firm under the captions set forth above in the Registration Statement and to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Graubard Miller

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Annex F

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated __________ 2015 by and among Wins Finance Holdings Inc., a Cayman Islands exempted company (“Surviving Pubco”), the representative (the “Representative”), as representative of the former shareholders (the “Company Shareholders”) of Wins Finance Group Ltd. (the “Company”), and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Reorganization dated as of April 24, 2015 and amended on May 5, 2015 (“Merger Agreement”).

WHEREAS, Surviving Pubco, the Company and the Company Shareholders (which, with their Permitted Transferees (as defined), are collectively referred to herein as the “Owners”) have consummated transactions under the Merger Agreement pursuant to which the Company Shareholders have sold to Surviving Pubco all of the outstanding common shares of the Company owned by the Company Shareholders in exchange for certain consideration consisting of cash and a number of ordinary shares, par value $0.0001 per share, of Surviving Pubco (“Surviving Pubco Ordinary Shares”).

WHEREAS, pursuant to the Merger Agreement, Surviving Pubco is to be indemnified in certain respects by the Company Shareholders.

WHEREAS, the parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Merger Agreement.

The parties agree as follows:

1.       (a)      Concurrently with the execution hereof, each of the Company Shareholders (or Surviving Pubco, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, share certificates in the amounts set forth in Schedule A hereto issued in the name of such Company Shareholder representing a portion of the Surviving Pubco Ordinary Shares issued to such Company Shareholder pursuant to the Merger Agreement, together with two (2) assignments (separate from certificate) executed in blank by such Company Shareholder, with medallion signature guarantees. The Surviving Pubco Ordinary Shares represented by the share certificates so delivered by the Company Shareholders to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Agent shall maintain a separate account for each Company Shareholder, and, subsequent to any transfer permitted pursuant to Paragraph 1(d) hereof, for each Permitted Transferee for its respective portion of the Escrow Fund.

(b)     The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Surviving Pubco. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)      Except as herein provided, the Company Shareholders shall retain all of their rights as shareholders of Surviving Pubco with respect to the Surviving Pubco Ordinary Shares constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their Surviving Pubco Ordinary Shares included in the Escrow Fund.

(d)     During the Escrow Period, all dividends payable in cash, shares (except as provided in the following sentence) or other non-cash property with respect to the Surviving Pubco Ordinary Shares included in the Escrow Fund shall be paid to the Owners. Notwithstanding the foregoing, if after the date hereof, the number of outstanding Surviving Pubco Ordinary Shares is increased by a share dividend payable in Surviving Pubco Ordinary Shares, or by a split up of the Surviving Pubco Ordinary Shares, or other similar event, then all such Surviving Pubco Ordinary Shares issued in respect of the Surviving Pubco Ordinary Shares then comprising the Escrow Fund as a result of such action (“Dividend Shares”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Dividends Shares distributed thereon, if any.

(e)      During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Surviving Pubco Ordinary Shares in the Escrow Fund except (i) to a Permitted Transferee, (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the

Annex F-1

term “Permitted Transferee” shall mean: (x) the members or shareholders of a Company Shareholder or their “Immediate Family” (as hereinafter defined); (y) an entity in which (A) a Company Shareholder and/or its members or shareholders beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a Company Shareholder and/or its members or shareholders are a general partner and in which such Company Shareholder and/or its members or shareholder’s beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by any Owner during his or her lifetime for the benefit of such Owner or for the exclusive benefit of the Owner’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to any Owner that is a natural person, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Company Shareholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from the certificate executed by the transferring Company Shareholder, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with two (2) assignments (separate from certificate) executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Surviving Pubco’s transfer agent the original share certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from the certificate executed by the transferring Company Shareholder, or a copy of the applicable court order, and shall request that Surviving Pubco issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Company Shareholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Surviving Pubco, the transferring Company Shareholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s Surviving Pubco Ordinary Shares included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2.       (a)      Surviving Pubco may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Representative, with a copy to the Escrow Agent, specifying (i) the provision contained in the Merger Agreement which it asserts has been breached or otherwise entitles Surviving Pubco to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim, and (iii) whether the Indemnification Claim results from a Third Party Claim against Surviving Pubco. Furthermore, if the Indemnification Claim results from a Third Party Claim, the Notice shall specify whether the Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance. Surviving Pubco also shall deliver to the Escrow Agent (with a copy to the Representative), immediately following delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Representative.

(b)     If the Representative shall give a notice to Surviving Pubco (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in Surviving Pubco’s certification) by the Representative of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, Surviving Pubco and the Representative shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Representative within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c)      If the Representative delivers a Counter Notice to Surviving Pubco and the Escrow Agent, Surviving Pubco and the Representative shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt in good faith to resolve the dispute with respect to which the Counter Notice was given. If Surviving Pubco and the Representative shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If Surviving Pubco and the Representative shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved in accordance with paragraph 2(d) below.

(d)     If Surviving Pubco and the Representative cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for resolution in accordance with Section 8.

(e)      As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of

Annex F-2

Surviving Pubco by settlement pursuant to paragraph 2(c) above, resulting in a dollar award to Surviving Pubco, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above, resulting in a dollar award to Surviving Pubco, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that Surviving Pubco and the Representative have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement; provided that, notwithstanding anything herein, no Indemnification Claim by Surviving Pubco shall become an Established Claim unless and until the aggregate amount of indemnification Losses exceeds (i) $2,000,000 (the “Deductible”), in which the entire amount of such Established Claim(s) shall be payable from the first dollar.

(f)      (i)            Promptly after an Indemnification Claim becomes an Established Claim, Surviving Pubco and the Representative shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Surviving Pubco, and the Escrow Agent promptly shall pay from the Escrow Fund to Surviving Pubco, a whole number of shares (as calculated pursuant to paragraph 2(f)(ii) below) representing the dollar amount (as rounded pursuant to paragraph 2(f)(ii) below) of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii)      Payment of an Established Claim shall be made from Escrow Shares on a pro rata basis in whole, not fractional, shares, as rounded pursuant to the following sentence, from the account maintained on behalf of each Owner. For purposes of each payment, (x) such shares shall be valued at the “Fair Market Value” (as defined below) and (y) to the extent that an Owner’s pro rata portion of an Established Claim which is payable after taking into account the Deductible results in a fractional number of Surviving Pubco Ordinary Shares, any fraction of such Surviving Pubco Ordinary Share that is less than one half of a share will be rounded down to the next whole share and any fraction of such Surviving Pubco Ordinary Share that is equal to or more than one half of a share will be rounded up to the next whole share. However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Surviving Pubco in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Surviving Pubco out of the Escrow Fund that number of Surviving Pubco Ordinary Shares necessary to satisfy each Established Claim (after taking into account the Deductible), as set out in the Joint Notice. Any dispute between Surviving Pubco and the Representative concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between Surviving Pubco and the Representative in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Surviving Pubco one or more share certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the share certificates and assignments, Surviving Pubco shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Surviving Pubco Ordinary Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any Surviving Pubco shares or otherwise. Surviving Pubco and the Representative shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the Surviving Pubco Ordinary Shares on Nasdaq for the thirty trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Release Date and (y) the Escrow Release Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined), as applicable.

(iii)     Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the Company Shareholders shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Company Shareholders shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Surviving Pubco in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the Owners.

Annex F-3

3.       (a)      On the first Business Day after the Escrow Release Date, upon receipt of a joint notice, the Escrow Agent shall retain the number of shares in the Pending Claims Reserve and distribute and deliver to each Owner certificates representing any remaining Surviving Pubco Ordinary Shares then in such Owner’s account. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Surviving Pubco, would result in a payment to Surviving Pubco, the Escrow Agent shall retain in the Pending Claims Reserve that number of Surviving Pubco Ordinary Shares having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. Surviving Pubco and the Representative shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of Surviving Pubco Ordinary Shares to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, Surviving Pubco and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Surviving Pubco the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Surviving Pubco, Surviving Pubco and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)     As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Surviving Pubco Ordinary Shares in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

(c)      As used here, the “Escrow Release Date” shall mean, the earlier of (a) the 30th day after the date Surviving Pubco has filed with the SEC its Annual Report for the year ending December 31, 2016 and (b) March 31, 2017, the Escrow Agent shall release all Escrow Shares then remaining in escrow, less that portion of the Escrow Shares applied or reserved with respect to Escrow Claims. Any Escrow Shares that continue to be held after the Escrow Release Date with respect to any unresolved Escrow Claim shall be delivered to the Owners in the same proportions as originally deposited into escrow, promptly upon such resolution, subject to reduction, if any, for the indemnification obligation associated with such resolved Escrow Claim.

4.       The Escrow Agent, Surviving Pubco, and the Representative shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Surviving Pubco and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5.       (a)      The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)     The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)      The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Surviving Pubco or release of the Shares to the Owners, in each case, pursuant to the terms of this Agreement or, if a notice is disputed by Surviving Pubco or the Representative, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay, after the conditions for payment set forth herein have been met, to Surviving Pubco or the Owners, as applicable, the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)     The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of

Annex F-4

its own choice and shall have full and complete authorization and indemnification under Section 5(f), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)      The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by Surviving Pubco and the Representative. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(f)      The Escrow Agent shall be indemnified and held harmless by Surviving Pubco from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(g)     The Escrow Agent shall be entitled to reasonable compensation from Surviving Pubco for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Surviving Pubco for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)      From time to time on and after the date hereof, Surviving Pubco and the Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)       Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.       This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7.       This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by Surviving Pubco, the Escrow Agent, and a majority of the Company Shareholders.

8.       All disputes arising under this Agreement between Surviving Pubco and the Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be handled in accordance with Section 10.8 of the Merger Agreement.

9.       All notices and other communications under this Agreement shall be made in accordance with section 10.1 of the Merger Agreement to the respective parties as follows:

A.         If to Surviving Pubco to:

Wins Finance Holdings Inc.

B401, Chengjian Plaza, No. 18

Beitaipingzhunag

Haidian Distsrict, Beijing 100088, PR

Attention: Richard Xu

Telephone:

Telecopy:

E-mail:

Annex F-5

with a copy to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1901

Attention: David Alan Miller, Esq.

Telephone: 212-818-8880

Telecopier No.: 212-818-8881

E-mail: dmiller@graubard.com

and

Robert H. Cohen

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Telephone: 212-547-5885

Telecopy: 212-547-5444

E-mail: rcohen@mwe.com

B.        If to the Representative or the Company Shareholders, to each at the address listed on Schedule A hereto with a copy to:

Robert H. Cohen

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Telephone: 212-547-5885

Telecopy: 212-547-5444

C.         If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Mark Zimkind

Telephone: 212-845-3200

Telecopy: 212-509-5150

E-mail: mzimkind@continentalstock.com

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10.     (a)      If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted for resolution in accordance with Section 8 of this Agreement.

(b)     All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Surviving Pubco.

(c)      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

[Signatures are on following page]

Annex F-6

[Signature Page to Escrow Agreement]

WINS FINANCE HOLDINGS INC.

By: _______________________________
Name: ____________________________
Title: _____________________________

[REPRESENTATIVE]

By: _______________________________
Name: ____________________________
Title: _____________________________

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By: ______________________________
Name: ____________________________
Title: _____________________________

Annex F-7

SCHEDULE A

ESCROW SHARES ALLOCATION

Name	Address	No. of Escrow Shares
Wits Global Limited
Appelo Limited
Glowing Assets Holdings Limited
Cosmic Expert Limited
Total

Annex F-8

5,739,135 ORDINARY SHARES

OF

WINS FINANCE HOLDINGS INC.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until October 13, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.